            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 31, 2006

                                  $951,361,300
                                  (Approximate)
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR2
                        GSR MORTGAGE LOAN TRUST 2006-AR2
                                 Issuing Entity
                          GS MORTGAGE SECURITIES CORP.
                                    Depositor
                         GOLDMAN SACHS MORTGAGE COMPANY
                                     Sponsor
                             WELLS FARGO BANK, N.A.
                  Master Servicer and Securities Administrator
                                 CITIBANK, N.A.
                                     Trustee
                     AMERICAN HOME MORTGAGE SERVICING, INC.
                       COUNTRYWIDE HOME LOANS SERVICING LP
                            GMAC MORTGAGE CORPORATION
                               LYDIAN PRIVATE BANK
                           NATIONAL CITY MORTGAGE CO.
                         RESIDENTIAL FUNDING CORPORATION
                                    Servicers
        The issuing entity will issue the following offered certificates:

                                APPROXIMATE
        APPROXIMATE INITIAL    INITIAL ANNUAL                                                      RATED FINAL
          CLASS PRINCIPAL       CERTIFICATE                                S&P         FITCH     DISTRIBUTION
CLASS         BALANCE          INTEREST RATE            TYPE           RATING(14)   RATING(14)      DATE(15)
-----   -------------------   --------------   ---------------------   ----------   ----------   -------------
1A1       $ 50,673,000         Floating%(1)           Senior               AAA          AAA      December 2035
2A1       $104,564,000          5.50595%(2)        Super Senior            AAA          AAA        April 2036
2A2       $ 19,982,000          5.50595%(2)       Senior Support           AAA          AAA        April 2036
2A3       $  6,159,000          5.50595%(2)       Senior Support           AAA          AAA        April 2036
3A1       $222,647,000          5.77751%(3)        Super Senior            AAA          AAA        April 2036
3A2       $ 11,011,000          5.77751%(3)       Senior Support           AAA          AAA        April 2036
4A1       $190,796,000          5.88339%(4)        Super Senior            AAA          AAA        April 2036
4A2       $  9,435,000          5.88339%(4)       Senior Support           AAA          AAA        April 2036
5A1       $287,215,000          5.62535%(5)        Super Senior            AAA          AAA        April 2036
5A2       $ 14,204,000          5.62535%(5)       Senior Support           AAA          AAA        April 2036
1X        $ 55,685,666(6)      Floating%(7)    Senior, Interest Only       AAA          AAA      December 2035
1B1       $  2,284,000         Floating%(8)         Subordinate            AA            AA      December 2035
1B2       $  1,002,000         Floating%(9)         Subordinate             A            A       December 2035
1B3       $    557,000         Floating%(10)        Subordinate            BBB          BBB      December 2035
2B1       $ 19,044,000         5.70804%(11)         Subordinate            AA            AA        April 2036
2B2       $  7,254,000         5.70804%(11)         Subordinate             A            A         April 2036
2B3       $  4,534,000         5.70804%(11)         Subordinate            BBB          BBB        April 2036
R         $        100         5.50595%(13)          Residual              AAA          AAA        April 2036
1RC       $        100         5.58560%(12)          Residual              AAA          AAA      December 2035
2RC       $        100         5.50595%(13)          Residual              AAA          AAA        April 2036

----------
See next page for footnotes.

--------------------------------------------------------------------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-23 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.

The certificates will represent interests in GSR Mortgage Loan Trust 2006-AR2 only and will not represent interests in or obligations of the sponsor, the depositor, the underwriter, the master servicer, the securities administrator, the trustee, the servicers or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

--------------------------------------------------------------------------------

Each class of offered certificates is designed to receive monthly distributions of interest, principal or both commencing on May 25, 2006. In addition to the offered certificates, the issuing entity will issue the Class 1B4, Class 1B5, Class 1B6, Class 2B4, Class 2B5 and Class 2B6 certificates that are not offered by this prospectus supplement.

ASSETS OF THE ISSUING ENTITY--

     o Interest only and conventional hybrid, adjustable rate, amortizing mortgage loans secured by first liens on fee simple interests in one- to four-family residential real properties.

CREDIT ENHANCEMENT--

     o Subordination of the subordinate certificates to the senior certificates as described in this prospectus supplement under "Description of the Certificates--Subordination and Allocation of Losses" and "Credit Enhancements--Subordination";

     o Shifting interest as described in this prospectus supplement under "Description of the Certificates--Principal Distribution Amount" and "Credit Enhancements--Shifting Interests"; and

     o Cross-collateralization under limited circumstances as described in this prospectus supplement under "Credit Enhancements--Cross-Collateralization."

The underwriter, Goldman, Sachs & Co., will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the depositor, GS Mortgage Securities Corp., from the sale of the offered certificates will be approximately 99.17% of the class principal balance of the offered certificates plus accrued interest, before deducting expenses. The underwriter's commission will be the difference between the price it pays to the depositor for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. GS MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

                              GOLDMAN, SACHS & CO.
            The date of this prospectus supplement is April 26, 2006

(1) For each distribution date, the certificate rate for the Class 1A1 certificates will equal a per annum rate equal to the lesser of (a) the sum of (A) one-month LIBOR plus (B) (1) 0.18000 (up to and including the earliest possible distribution date on which the master servicer has the option to purchase the mortgage loans in loan group 1 as described in this prospectus supplement) or (2) 0.36000% (after the option to purchase the mortgage loans in loan group 1 is not exercised by the master servicer at the earliest possible distribution date) and (b) the applicable net funds cap as described in this prospectus supplement under "Description of the Certificates--Priority of Distributions." The Class 1A1 certificates will be entitled to certain amounts due with respect to interest shortfalls as a result of the certificate interest rate of the Class 1A1 certificates being capped at the applicable net funds cap as described in this prospectus supplement under "Description of the Certificates--Reserve Fund."

(2) For each distribution date, the certificate rate for the Class 2A1, Class 2A2 and Class 2A3 certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 2.

(3) For each distribution date, the certificate rate for the Class 3A1 and Class 3A2 certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 3.

(4) For each distribution date, the certificate rate for the Class 4A1 and Class 4A2 certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 4.

(5) For each distribution date, the certificate rate for the Class 5A1 and Class 5A2 certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 5.

(6) The Class 1X certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on their notional amount. For each distribution date, the notional amount of the Class 1X certificates will be equal to the aggregate class principal balance of the Class 1A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates.

(7) For each distribution date the certificate rate for the Class 1X certificates will equal a per annum rate equal to the excess, if any, of
     (a) the weighted average of the net rates for the mortgage loans in loan group 1 over (b) the weighted average certificate rate for the Class 1A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates (multiplied by the actual number of days in the related interest accrual period divided by 30). Certain distributions otherwise allocable to the Class 1X certificates will be distributed instead to the holders of the Class 1A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates, as applicable, with respect to interest shortfalls as a result of the respective certificate interest rates of those certificates being capped at the net funds cap as described in this prospectus supplement under "Description of the Certificates-- Priority of Distributions."

(8) For each distribution date, the certificate rate for the Class 1B1 certificates will equal a per annum rate equal to the lesser of (a) the sum of (A) one-month LIBOR plus (B) (1) 0.35000% (up to and including the earliest possible distribution date on which the master servicer has the option to purchase the mortgage loans in loan group 1 as described in this prospectus supplement) or (2) 0.52500% (after the option to purchase the mortgage loans in loan group 1 is not exercised by the master servicer at the earliest possible distribution date as described in this prospectus supplement) and (b) the applicable net funds cap. The Class 1B1 certificates will be entitled to certain amounts due with respect to interest shortfalls as a result of the certificate interest rate of the Class 1B1 certificates being capped at the applicable net funds cap as described in this prospectus supplement.

(9) For each distribution date, the certificate rate for the Class 1B2 certificates will equal a per annum rate equal to the lesser of (a) the sum of (A) one-month LIBOR plus (B) (1) 0.52000% (up to and including the earliest possible distribution date on which the master servicer has the option to purchase the mortgage loans in loan group 1 as described in this prospectus supplement) or (2) 0.78000% (after the option to purchase the mortgage loans in loan group 1 is not exercised by the master servicer at the earliest possible distribution date as described in this prospectus supplement) and (b) the applicable net funds cap. The Class 1B2 certificates will be entitled to certain amounts due with respect to interest shortfalls as a result of the certificate interest rate of the Class 1B2 certificates being capped at the applicable net funds cap as described in this prospectus supplement.

(10) For each distribution date, the certificate rate for the Class 1B3 certificates will equal a per annum rate equal to the lesser of (a) the sum of (A) one-month LIBOR plus (B) (1) 1.50000% (up to and including the earliest possible distribution date on which the master servicer has the option to purchase the mortgage loans in loan group 1 as described in this prospectus supplement) or (2) 2.25000% (after the option to purchase the mortgage loans in loan group 1 is not exercised by the master servicer at the earliest possible distribution date as described in this prospectus supplement) and (b) the applicable net funds cap. The Class 1B3 certificates will be entitled to certain amounts due with respect to interest shortfalls as a result of the certificate interest rate of the Class 1B3 certificates being capped at the applicable net funds cap as described in this prospectus supplement.

(11) For each distribution date, the certificate rate for the Class 2B1, Class 2B2 and Class 2B3 certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 2, loan group 3, loan group 4 and loan group 5, weighted on the basis of the related group subordinate amount, as described under "Description of the Certificates-- Priority of Distributions" in this prospectus supplement.

(12) The certificate rate for the Class 1RC certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 1. The Class 1RC certificates represent the residual interest in the lower tier REMIC related to loan group 1, as described under "Certain Federal Income Tax Consequences" in this prospectus supplement.

(13) The certificate rate for each of the Class R and Class 2RC certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 2. The Class R Certificates represent the residual interest in the upper tier REMIC and the Class 2RC certificates represent the residual interest in the lower tier REMIC related to loan group 2, loan group 3, loan group 4 and loan group 5, as described under "Certain Federal Income Tax Consequences" in this prospectus supplement.

(14) See "Certificate Ratings" in this prospectus supplement.

(15) Calculated as described in this prospectus supplement; the actual final payment to any class of certificates could be significantly earlier.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply directly to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

          We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

          You can find a listing of the pages where certain capitalized terms used in this prospectus supplement and in the accompanying prospectus are defined under the caption "Index of Terms" beginning on page S-147 in this prospectus supplement and under the caption "Index" beginning on page 129 of the prospectus. Terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

          In this prospectus supplement, the terms "depositor", "we", "us" and "our" refer to GS Mortgage Securities Corp.

EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

          (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member

State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

          The underwriter has represented and agreed that:

          (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity;

          and

          (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                      (This Page Intentionally Left Blank)

                                TABLE OF CONTENTS

TABLE OF CONTENTS.......................................................     S-6

SUMMARY INFORMATION.....................................................     S-8
   The Transaction Parties..............................................     S-8
   What You Own.........................................................     S-9
   Information About the Mortgage Pool..................................     S-9
   Servicing of the Mortgage Loans......................................    S-11
   Relationship Between Loan Groups and the Certificates................    S-11
   Initial Subordination Limits of the Certificates.....................    S-13
   Rated Final Distribution Date........................................    S-13
   Structural Overview..................................................    S-13
   Closing Date.........................................................    S-13
   Cut-off Date.........................................................    S-13
   Record Date..........................................................    S-13
   Distributions on the Certificates....................................    S-14
   Distributions of Interest and Certificate Interest Rates.............    S-14
   Compensating Interest and Interest Shortfalls........................    S-14
   Distributions of Principal...........................................    S-15
   Priority of Distributions............................................    S-16
   Credit Enhancements..................................................    S-18
   Allocation of Realized Losses........................................    S-18
   Fees of the Master Servicer, the
   Securities Administrator, the Trustee
   and the Servicers....................................................    S-19
   Required Repurchases of Mortgage Loans...............................    S-20
   Denominations........................................................    S-20
   Optional Purchase of the Mortgage Loans..............................    S-20
   Legal Investment.....................................................    S-21
   ERISA Considerations.................................................    S-21
   Federal Income Tax Consequences......................................    S-21
   Ratings..............................................................    S-22

RISK FACTORS............................................................    S-23

DEFINED TERMS...........................................................    S-39

THE TRUST FUND..........................................................    S-39

DESCRIPTION OF THE MORTGAGE POOL........................................    S-40
   General..............................................................    S-40
   Loan Group 1.........................................................    S-41
   Loan Group 2.........................................................    S-42
   Loan Group 3.........................................................    S-42
   Loan Group 4.........................................................    S-43
   Loan Group 5.........................................................    S-43
   Selected Mortgage Loan Data..........................................    S-44
   Countrywide Underwriting Guidelines..................................    S-44
   GMAC Mortgage Corporation Underwriting Guidelines....................    S-50
   Lydian Private Bank General Underwriting Standards...................    S-56
   National City Mortgage Co. Underwriting Standards....................    S-58
   Residential Funding Corporation Underwriting Standards...............    S-60
   The Indices..........................................................    S-64
   Additional Information...............................................    S-66
   Transfer of Mortgage Loans to the Trust Fund.........................    S-67
   Representations and Warranties Regarding the Mortgage Loans..........    S-67

STATIC POOL INFORMATION.................................................    S-73
   The Sponsor..........................................................    S-73
   Countrywide Home Loans, Inc. ........................................    S-73
   GMAC Mortgage Corporation............................................    S-74
   National City Mortgage Co. ..........................................    S-74
   Residential Funding Corporation......................................    S-74

THE SPONSOR.............................................................    S-75

THE DEPOSITOR...........................................................    S-75

THE ISSUING ENTITY......................................................    S-75

THE TRUSTEE.............................................................    S-76

THE SECURITIES ADMINISTRATOR............................................    S-76

THE CUSTODIANS..........................................................    S-78

THE MASTER SERVICER.....................................................    S-78
   General..............................................................    S-78
   Compensation of the Master Servicer..................................    S-78
   Indemnification and Third Party Claims...............................    S-79
   Limitation of Liability of the Master Servicer.......................    S-80
   Assignment or Delegation of Duties by the Master Servicer;
      Resignation ......................................................    S-80
   Master Servicer Events of Default; Waiver; Termination...............    S-81
   Reports by the Master Servicer.......................................    S-82
   Assumption of Master Servicing by Trustee............................    S-82

THE SERVICERS...........................................................    S-83
   General..............................................................    S-83
   Countrywide Home Loans Servicing LP..................................    S-83
   GMAC Mortgage Corporation............................................    S-86
   Lydian Private Bank..................................................    S-88
   National City Mortgage Co. ..........................................    S-91
   Residential Funding Corporation......................................    S-91
   Servicing Compensation and the Payment of Expenses...................    S-98
   Collection and Other Servicing Procedures............................    S-99
   Maintenance of Insurance Policies;
      Claims Thereunder and Other
      Realization upon Defaulted Mortgage Loans.........................    S-99
   Evidence as to Servicing Compliance..................................   S-100
   Servicer Events of Default...........................................   S-101
   Rights upon Events of Default........................................   S-102
   Certain Matters Regarding the Servicers..............................   S-102

DESCRIPTION OF THE CERTIFICATES.........................................   S-103

   General..............................................................   S-103
   Distributions........................................................   S-104
   Available Distribution Amount........................................   S-105
   Priority of Distributions............................................   S-107
   Reserve Fund.........................................................   S-114
   Net WAC Shortfall....................................................   S-114
   Principal Distribution Amount........................................   S-115
   Subordination and Allocation of Losses...............................   S-118
   The Residual Certificates............................................   S-120
   Advances.............................................................   S-120
   Optional Purchase of the Mortgage Loans..............................   S-121
   Rated Final Distribution Date........................................   S-122
   Reports to Certificateholders........................................   S-122

CREDIT ENHANCEMENTS.....................................................   S-124
   Subordination........................................................   S-124
   Shifting Interests...................................................   S-125
   Cross-Collateralization..............................................   S-125

YIELD AND PREPAYMENT CONSIDERATIONS.....................................   S-126
   General..............................................................   S-126
   Principal Prepayments and Compensating Interest......................   S-127
   Rate of Payments.....................................................   S-127
   Prepayment Assumptions...............................................   S-128
   Lack of Historical Prepayment Data...................................   S-135
   Yield Considerations with Respect to the
      Interest Only Certificates........................................   S-135
   Yield Considerations with Respect to the
      Senior Subordinate Certificates...................................   S-137
   Additional Yield Considerations Applicable
      Solely to the Residual Certificates...............................   S-137
   Additional Information...............................................   S-138

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................   S-138
   General..............................................................   S-138
   Taxation of Regular Certificates.....................................   S-139
   Additional Considerations for the Component Certificates.............   S-139
   Additional Considerations for the Class 1X Certificates..............   S-140
   Special Tax Considerations Applicable to the Residual Certificates...   S-141
   Restrictions on Transfer of the Residual Certificates................   S-142
   Status of the Offered Certificates...................................   S-143

CERTAIN LEGAL INVESTMENT ASPECTS........................................   S-144

ERISA CONSIDERATIONS....................................................   S-144

METHOD OF DISTRIBUTION..................................................   S-145

LEGAL MATTERS...........................................................   S-146

CERTIFICATE RATINGS.....................................................   S-146

INDEX OF TERMS..........................................................   S-147

APPENDIX A: DECREMENT TABLES............................................   S-A-1

APPENDIX B: CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS...............   S-B-1

                               SUMMARY INFORMATION

          The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

          This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

THE TRANSACTION PARTIES

Sponsor. Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See "The Sponsor" in this prospectus supplement.

Depositor. GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See "The Depositor" in this prospectus supplement.

Issuing Entity. GSR Mortgage Loan Trust 2006-AR2, a common law trust formed under the laws of the state of New York. See "The Issuing Entity" in this prospectus supplement.

Trustee. Citibank, N.A., a national banking association. Its corporate trust office is located at 388 Greenwich Street, 14th Floor, New York, New York 10013,
Attention: Agency & Trust, GSR 2006-AR2. See "The Trustee" in this prospectus supplement.

Securities Administrator. Wells Fargo Bank, N.A., a national banking association. Its corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust, GSR 2006-AR2, telephone number (410) 884-2000 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust, GSR 2006-AR2. See "The Securities Administrator" in this prospectus supplement.

Master Servicer. Wells Fargo Bank, N.A., a national banking association with its master servicing office located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust, GSR 2006-AR2, telephone number (410) 884-2000. See "The Master Servicer" in this prospectus supplement.

Servicers. American Home Mortgage Servicing, Inc., a Maryland corporation with its main office located at 4600 Regent Boulevard, Suite 200, Irving, Texas 75063; Countrywide Home Loans Servicing LP, a Texas limited partnership with its main office located at 7105 Corporate Drive, Plano, Texas 75024; GMAC Mortgage Corporation, a Pennsylvania corporation with its main office located at 100 Witmer Road, Horsham, Pennsylvania 19044; Lydian Private Bank, a federal savings association with its main office located at 3801 PGA Boulevard, 7th Floor, Palm Beach Gardens, Florida 33410; National City Mortgage Co., an Ohio corporation with its main office located at 3232 Newmark Drive, Miamisburg, Ohio 45342; Residential Funding Corporation, a Delaware corporation with its main office located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and certain other mortgage loan servicing entities which each will service less than 10% of the mortgage loans in any specified loan group. See "The Servicers" in this prospectus supplement.

Originators. American Home Mortgage Corp., Countrywide Home Loans, Inc., GMAC

Mortgage Corporation, Lydian Private Bank, National City Mortgage Co., Residential Funding Corporation and certain other mortgage loan origination entities which each originated less than 10% of the mortgage loans in any specified loan group, originated or acquired all of the mortgage loans sold to the sponsor that will be conveyed from the sponsor to the depositor and from the depositor to the trustee on the closing date. See "Description of the Mortgage Pool--General" and in this prospectus supplement.

The following diagram illustrates the various parties involved in the transaction and their functions.

--------------------------------
|    American Home Mortgage    |
|    Corp., Countrywide Home   |
|  Loans, Inc., GMAC Mortgage  |
|  Corporation, Lydian Private |
| Bank, National City Mortgage |
|   Co., Residential Funding   |
|Corporation and, certain other|
|   mortgage loan originators  |
|         (Originators)        |
--------------------------------
                |
                |
                | Loans
               \|/
--------------------------------
|    Goldman Sachs Mortgage    |           ------------------------------
|            Company           |           |   American Home Mortgage   |
|           (Sponsor)          |           |Servicing, Inc., Countrywide|
--------------------------------           |   Home Loans, Inc., GMAC   |
                |                          |    Mortgage Corporation,   |
                |                          |    Lydian Private Bank,    |
                |  Loans              |----| National City Mortgage Co.,|
               \|/                    |    |     Residential Funding    |
--------------------------------      |    |  Corporation, and certain  |
| GS Mortgage Securities Corp. |      |    |     other mortgage loan    |
|          (Depositor)         |      |    |    servicers (Servicers)   |
--------------------------------      |    ------------------------------
                |                     |
                |                     |    ------------------------------
                |  Loans              |    |   Wells Fargo Bank, N.A.   |
               \|/                    |----|    (Master Servicer and    |
--------------------------------      |    |  Securities Administrator) |
|    GSR Mortgage Loan Trust   |      |    ------------------------------
|           2006-AR2           |------
|       (Issuing Entity)       |      |    ------------------------------
--------------------------------      |    |       Citibank, N.A.       |
                                      |----|         (Trustee)          |
                                      |    ------------------------------
                                      |
                                      |    ------------------------------
                                      |    |   Deutsche Bank National   |
                                      |    |   Trust Company, JPMorgan  |
                                      |    |    Chase Bank, National    |
                                      |----|    Association and Wells   |
                                           |      Fargo Bank, N.A.      |
                                           |       (Custodians)         |
                                           ------------------------------

WHAT YOU OWN

Your certificates represent interests in certain assets of the issuing entity only. All payments to you will come only from the amounts received in connection with those assets.

The trust fund of the issuing entity contains a pool of mortgage loans and certain other assets, as described under "The Trust Fund" in this prospectus supplement.

INFORMATION ABOUT THE MORTGAGE POOL

The mortgage pool consists of approximately 2,149 mortgage loans (representing approximately 159 in loan group 1, and approximately 1,990 in loan group 2, loan group 3, loan group 4 and loan group 5, collectively) having an aggregate principal balance as of April 1, 2006, the cut-off date, of approximately $962,506,983 (representing approximately $55,685,767 for loan group 1, and approximately $906,821,216 for loan group 2, loan group 3, loan group 4 and loan group 5, collectively). Each mortgage loan is secured by a residential property and is scheduled to mature within 30 years of the date it was originated.

The mortgage pool consists of five loan groups, the first one of which comprises what is referred to in this prospectus supplement as the "short reset group" and the remaining four of which collectively comprise what is referred to in this prospectus supplement as the "hybrid group":

                             APPROXIMATE    WEIGHTED
                              PRINCIPAL      AVERAGE
                  NO. OF    BALANCE AS OF    INITIAL
LOAN             MORTGAGE      APRIL 1,       GROSS
GROUP             LOANS        2006(1)       COUPON
--------------   --------   -------------   --------
short reset
group (loan
group 1)             159     $ 55,685,767     5.856
loan group 2         429     $136,863,944     5.784
loan group 3         573     $244,668,525     6.073
loan group 4         402     $209,665,986     6.143
loan group 5         586     $315,622,762     5.891
hybrid group
(loan groups
2, 3, 4 and 5)     1,990     $906,821,216     5.982

----------
(1) Loan balance column may not add up to aggregate balance due to rounding.

Generally, the mortgage loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on an annual or semi-annual interest rate adjustment date to a rate based on an index plus a fixed margin.

As of the cut-off date, the group 1 loans had remaining fixed rate periods ranging from 1 to 12 months; the group 2 loans had remaining fixed rate periods ranging from 13 to 35 months; the group 3 loans had remaining fixed rate periods ranging from 39 to 59 months; the group 4 loans had remaining fixed rate periods ranging from 73 to 83 months; and the group 5 loans had remaining fixed rate periods ranging from 105 to 119 months.

The index applicable to the mortgage loans is any one of (i) the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, referred to as the one-year CMT loan index, most recently available, generally forty-five days before the applicable interest rate adjustment date,
(ii) the six-month LIBOR loan index, most recently available, either twenty-five or forty-five days before the applicable interest rate adjustment date, or (iii) the one-year LIBOR loan index most recently available either twenty-five or forty-five days before the applicable interest rate adjustment date.

The one-year LIBOR loan index is the index applicable for approximately 82.258% of the mortgage loans (representing approximately 30.052% of the group 1 loans, approximately 88.804% of the group 2 loans, approximately 70.221% of the group 3 loans, approximately 93.893% of the group 4 loans and approximately 90.232% of the group 5 loans) and will be calculated using the arithmetic mean of the London Interbank offered rate quotations for one-year U.S. Dollar-denominated deposits.

The six-month LIBOR index is the index applicable for approximately 16.824% of the mortgage loans (representing approximately 67.123% of the group 1 loans, approximately 8.253% of the group 2 loans, approximately 29.175% of the group 3 loans, approximately 5.871% of the group 4 loans and approximately 9.367% of the group 5 loans) and will be calculated using the arithmetic mean of the London Interbank offered rate quotations for six-month U.S. Dollar denominated deposits.

The one-year CMT loan index is the index applicable for approximately 0.918% of the mortgage loans (representing approximately 2.825% of the group 1 loans, approximately 2.943% of the group 2 loans, approximately 0.604% of the group 3 loans, approximately 0.235% of the group 4 loans and approximately 0.401% of the group 5 loans) and will be derived from the average weekly or monthly yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published in Federal Reserve Statistical Release H.15(519), during the last full week occurring 45 days prior to the applicable loan adjustment date, and annually thereafter. With respect to the mortgage loans serviced by Countrywide Home Loans Servicing LP, in the event the applicable loan index is no longer available, the servicer will select a substitute index in accordance with the mortgages and in compliance with federal and state law.

The adjustment to the interest rate on a mortgage loan on any single interest rate adjustment date is generally limited to a number of basis points specified in the mortgage note, i.e., a rate adjustment cap. Certain of the mortgage loans also have a different rate adjustment cap that applies to their initial interest rate adjustment date or a periodic adjustment cap. In addition, the interest rate may be subject to a lifetime cap or an overall maximum interest rate, and may be subject to an overall minimum interest rate. On each interest rate adjustment date, the scheduled payments on a mortgage loan (other than an interest only mortgage loan during the interest only period) will be adjusted to an amount that will cause the mortgage loan to be fully amortized by its maturity date, without negative amortization.

For a further description of the mortgage loans, see "Description of the Mortgage Pool" and Appendix B in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

The primary servicing of the mortgage loans will be performed by the servicers identified under "--The Transaction Parties -- Servicers" in this summary. It is possible that the servicing of certain of the mortgage loans will be transferred in the future to one or more servicers other than the initial servicers in accordance with the provisions of the master servicing and trust agreement and the related servicing agreement as a result of the occurrence of unremedied events of default in servicer performance under the related servicing agreement.

Wells Fargo Bank, N.A. will function as the Master Servicer pursuant to the master servicing and trust agreement.

The master servicer may perform certain of the functions and services of a successor servicer, which are enumerated in this prospectus supplement and in the prospectus.

     Source of Payments

The mortgagors are required to make scheduled monthly payments of principal and interest to the servicers. On the 18th day of each month, or if such day is not a business day, either on the business day immediately following such date or the business day immediately preceding such date, in each case pursuant to the applicable servicing agreement, the servicers will be required to remit all collections attributable to the preceding month (including scheduled payments, principal prepayments, and proceeds of liquidated mortgage loans) to the master servicer, net of servicing fees and certain other amounts permitted to be retained by each servicer, and prior to the distribution date, the master servicer will be required to remit such amounts to the securities administrator. Upon receipt, the securities administrator is required to deposit funds received from the master servicer into a trust account established by the securities administrator for the benefit of the certificateholders from which the securities administrator will make distributions to the certificateholders on each distribution date.

     Advances

If a servicer receives a payment on a mortgage loan that is less than the full scheduled payment due, that servicer will be required to advance its own funds to cover that shortfall. In addition, each servicer will be required to advance certain amounts necessary to protect the value of a mortgage loan, such as property taxes and insurance premiums, if the applicable mortgagor does not pay such amounts. Each servicer will be entitled to reimbursement of these advances in all cases, even if such reimbursement ultimately results in a shortfall to one or more classes of certificateholders. Further, no servicer will be required to make an advance if it concludes that such advance will not be recoverable from future payments or collections on that mortgage loan. The master servicer (or the trustee, acting as successor master servicer) acting as successor servicer, or another successor servicer, will advance its own funds to make monthly advances if a servicer fails to do so (unless it deems the advance to be nonrecoverable) as required under the master servicing and trust agreement. These advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses. The servicer (and the master servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) will not be obligated to make any advances of principal on any real property owned by the trust fund. See "Description of the Certificates--Advances" in this prospectus supplement.

RELATIONSHIP BETWEEN LOAN GROUPS AND THE CERTIFICATES

The certificates have the following composition:

     o The Class 1A1, Class 1X and Class 1RC certificates (also referred to collectively as the group 1 certificates) are the senior certificates related to loan group 1 and in the aggregate comprise approximately

          91.0% of the aggregate cut-off date scheduled principal balance of the mortgage loans in loan group 1;

     o The Class 1X certificates (also referred to as the interest only certificates) are senior, interest only certificates that are related to loan group 1, and will not have a principal balance but will be represented by a notional amount;

     o The Class 2A1, Class 2A2, Class 2A3, Class R and Class 2RC certificates (also referred to collectively as the group 2 certificates) are the senior certificates related to loan group 2 and in the aggregate comprise approximately 95.5% of the aggregate cut-off date scheduled principal balance of the mortgage loans in loan group 2;

     o The Class 3A1 and Class 3A2 certificates (also referred to collectively as the group 3 certificates) are the senior certificates related to loan group 3 and in the aggregate comprise approximately 95.5% of the aggregate cut-off date scheduled principal balance of the mortgage loans in loan group 3;

     o The Class 4A1 and Class 4A2 certificates (also referred to collectively as the group 4 certificates) are the senior certificates related to loan group 4 and in the aggregate comprise approximately 95.5% of the aggregate cut-off date scheduled principal balance of the mortgage loans in loan group 4;

     o The Class 5A1 and Class 5A2 certificates (also referred to collectively as the group 5 certificates) are the senior certificates related to loan group 5 and in the aggregate comprise approximately 95.5% of the aggregate cut-off date scheduled principal balance of the mortgage loans in loan group 5;

     o The Class 1B1, Class 1B2 and Class 1B3 certificates (also referred to as senior subordinate certificates) are the senior subordinate certificates related to loan group 1 and in the aggregate comprise approximately 6.9% of the aggregate cut-off date scheduled principal balance of the mortgage loans in loan group 1;

     o The Class 2B1, Class 2B2 and Class 2B3 certificates (also referred to as senior subordinate certificates) are the senior subordinate certificates related to loan group 2, loan group 3, loan group 4 and loan group 5 and in the aggregate comprise approximately 3.4% of the aggregate cut-off date scheduled principal balance of the mortgage loans in loan group 2, loan group 3, loan group 4 and loan group 5;

     o The privately offered Class 1B4, Class 1B5 and Class 1B6 certificates (also referred to as junior subordinate certificates) are the junior subordinate certificates related to loan group 1 and in the aggregate comprise approximately 2.1% of the aggregate cut-off date scheduled principal balance of the mortgage loans in loan group 1;

     o The privately offered Class 2B4, Class 2B5 and Class 2B6 certificates (also referred to as junior subordinate certificates) are the junior subordinate certificates related to loan group 2, loan group 3, loan group 4 and loan group 5 and in the aggregate comprise approximately 1.1% of the aggregate cut-off date scheduled principal balance of the mortgage loans in loan group 2, loan group 3, loan group 4 and loan group 5; and

     o The junior subordinate certificates are not offered by this prospectus supplement and are subordinated to and provide credit enhancement for the related offered certificates. See "Description of the Certificates--Subordination and Allocation of

     Losses" in this prospectus supplement. The senior subordinate certificates and the junior subordinate certificates are collectively referred to as the subordinate certificates.

INITIAL SUBORDINATION LIMITS OF THE CERTIFICATES

                              Initial
                           Subordination
Class                          Limit
-----                      -------------
Offered Certificates
1A1                             9.00%
2A1                            23.60%
2A2                             9.00%
2A3                             4.50%
3A1                             9.00%
3A2                             4.50%
4A1                             9.00%
4A2                             4.50%
5A1                             9.00%
5A2                             4.50%
1B1                             4.90%
1B2                             3.10%
1B3                             2.10%
2B1                             2.40%
2B2                             1.60%
2B3                             1.10%
Non-Offered Certificates
1B4                             1.20%
1B5                             0.70%
1B6                             0.00%
2B4                             0.65%
2B5                             0.30%
2B6                             0.00%

The initial aggregate principal balance of the certificates issued by the issuing entity will be approximately $962,506,982 subject to an upward or downward variance of no more than approximately 10%.

RATED FINAL DISTRIBUTION DATE

The rated final distribution date for distributions on each class of offered certificates is set forth on the cover page of the prospectus supplement. The rated final distribution date of each class of certificates was determined by adding one month to the maturity date of the latest maturing mortgage loan related to that class.

STRUCTURAL OVERVIEW

The following chart illustrates generally the distribution priorities and the subordination features applicable to the offered certificates.

           /|\                                     /|\
            |    |--------------|--------------|    |
            |    |  short reset |    hybrid    |    |
            |    | group senior |    group     |    |
            |    | certificates |    senior    |    |
            |    |              | certificates |    |
            |    |              |              |    |
            |    |  Class 1B1,  |   Class 2B1  |    |
Accrued     |    |              |              |    |
certificate |    |  Class 1B2,  |   Class 2B2  |    | Losses
interest,   |    |              |              |    |
then        |    |  Class 1B3,  |   Class 2B3  |    |
principal   |    |              |              |    |
            |    |    Junior    |     Junior   |    |
            |    |  subordinate |  subordinate |    |
            |    | certificates |  certificates|    |
            |    |  related to  |   related to |    |
            |    | loan group 1 |  loan groups |    |
            |    |              |  2, 3, 4 and |    |
            |    |--------------|--------------|    |
           \|/                                     \|/

See "Description of the Certificates--Priority of Distributions" and "Credit Enhancement" for more information and important exceptions to this general illustration.

CLOSING DATE

On or about April 28, 2006.

CUT-OFF DATE

April 1, 2006.

RECORD DATE

The record date for the offered certificates and each distribution date will generally be the last business day of the related interest accrual period.

DISTRIBUTIONS ON THE CERTIFICATES

Each month, the securities administrator, on behalf of the trustee, will make distributions of interest and/or principal to the holders of the certificates.

Distributions will be made on the 25th day of each month or, if the 25th day is not a business day, on the next succeeding business day. The first distribution date will be May 25, 2006.

DISTRIBUTIONS OF INTEREST AND CERTIFICATE INTEREST RATES

On each distribution date, interest on the certificates will be distributed in the order described in "Description of the Certificates--Distributions" in this prospectus supplement.

The certificate rates for the offered certificates will equal the rates described in the footnotes to the table on the cover of this prospectus supplement. The net rate on a mortgage loan is the mortgage loan's interest rate, net of (i) the servicing fee rate and (ii) the lender paid mortgage insurance rate, if applicable. The net funds cap applicable to the Class 1A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates for each distribution date will equal the weighted average net rates of the group 1 mortgage loans multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest accrual period.

Interest to be distributed to each class of offered certificates on any distribution date will consist of (i) previously accrued interest that remained unpaid on the previous distribution date and (ii) interest accrued for the related interest accrual period. Interest will not accrue on overdue interest (with the exception of net WAC shortfall amounts). For any distribution date, the interest accrual period (a) for the Class 1A1, Class 1B1, Class 1B2 and Class 1B3 certificates will be the period commencing on the distribution date occurring in the preceding calendar month (or, with respect to the first distribution date, April 28, 2006) and ending on the day before the current distribution date and (b) for the other classes of offered certificates, the interest accrual period will be the preceding calendar month. Interest to be distributed on the offered certificates (other than the Class 1A1, Class 1B1, Class 1B2 and Class 1B3 certificates) will be calculated based on a 360-day year consisting of twelve thirty-day months. Interest to be distributed on the Class 1A1, Class 1B1, Class 1B2 and Class 1B3 certificates will be based on a 360-day year and the actual number of days in the related interest accrual period. On each distribution date, amounts otherwise distributable in respect of the Class 1X certificates will instead be deposited into a reserve fund and distributed to the Class 1A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates, as described herein to the extent of any accrued and unpaid net WAC shortfalls on such classes. The Class 1X certificates will not be reimbursed for any shortfalls resulting from the payment rules described in this paragraph. See "Description of the Certificates--Distributions" and "--Reserve Fund" in this prospectus supplement.

It is possible that, on a distribution date, collections on the mortgage loans will not be sufficient to make the interest distributions contemplated in this prospectus supplement. If any servicer does not advance its own funds, because it determines that the advance would be nonrecoverable, some certificates, most likely the subordinate certificates, may not receive the full amount of accrued certificate interest to which they are entitled. Such amounts will be paid on future distribution dates, if funds become available, without additional interest.

COMPENSATING INTEREST AND INTEREST SHORTFALLS

When mortgagors make full or partial prepayments, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of the prepayment. Under the terms of each servicing agreement, the applicable servicer or successor servicer has agreed to pay compensating interest on any distribution date in an amount equal to the amount required to cause the trust fund to receive a full month's interest on any voluntary principal prepayments received during the prior calendar month; provided, however, that such compensating interest may generally be limited to (i) with respect to Countrywide Home Loans Servicing LP, the lesser of one-half of (a) its servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans or (ii) American Home Mortgage Servicing, Inc., National City Mortgage Co. and certain other of the servicers, the respective servicing fee, in each case pursuant to the applicable servicing agreement and as described in this prospectus supplement. Neither the servicers nor any successor servicer will pay compensating interest for any shortfalls caused by the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute. As a result, interest shortfalls on the certificates related to the applicable loan group may occur.

For a description of compensating interest shortfalls and Servicemembers Civil Relief Act interest shortfalls, see "Description of the Certificates--Distributions" and "Yield and Prepayment Considerations--Principal Prepayments and Compensating Interest" in this prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL

As the mortgagors pay principal on the mortgage loans in each loan group, a portion of that principal is distributed to the holders of the senior certificates related to that loan group. The Class 1X certificates are interest only certificates and are not entitled to payments of principal.

On each distribution date, a portion of the principal received or advanced on the mortgage loans in loan group 1 will be distributed to the group 1 certificates, a portion of the principal received or advanced on the mortgage loans in loan group 2 will be distributed to the group 2 certificates, a portion of the principal received or advanced on the mortgage loans in loan group 3 will be distributed to the group 3 certificates, a portion of the principal received or advanced on the mortgage loans in loan group 4 will be distributed to the group 4 certificates and a portion of the principal received or advanced on the mortgage loans in loan group 5 will be distributed to the group 5 certificates as described under "Description of the Certificates--Distributions" in this prospectus supplement.

On each distribution date, the subordinate certificates will be entitled to receive a portion of the scheduled payments of principal received or advanced on the mortgage loans in the related loan group or loan groups, in proportion to their respective class principal balances. The subordinate certificates will generally receive no distributions of principal prepayments for a specified period following the closing date, unless prepayments on the mortgage loans in the related loan group or loan groups exceed certain levels and the delinquencies and losses on the mortgage loans in the related loan group or loan groups do not exceed certain limits. For a detailed description of the circumstances under which the subordinate certificates would receive a portion of principal prepayments during such specified period, see "Description of the Certificates--Distributions" in this prospectus supplement. In addition, under certain conditions described in this prospectus supplement under "Description of the Certificates--Distributions," the amount of principal prepayments otherwise distributable to some classes of subordinate certificates will instead be paid to other subordinate classes with a higher priority.

See Appendix A for a table showing, for each class of offered certificates, the expected repayment of principal and weighted average lives at different rates of prepayments.

It is possible that, on any given distribution date, payments from the mortgage loans will be insufficient to make principal distributions as contemplated in this prospectus supplement. As a result, some certificates, most likely the related subordinate certificates (and among the related subordinate certificates, the most junior class then outstanding), may not receive the full amount of principal distributions to which they are entitled.

For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see "Description of the Certificates--Distributions" in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS

On each distribution date, the available distribution amount for each loan group will be distributed as follows:

     (a) In the case of each loan group, pro rata (based on their respective accrued certificate interest), to the related senior certificates, accrued certificate interest thereon; provided that interest otherwise distributable to the Class 1X certificates will be deposited into the reserve fund. See "Description of the Certificates--Distributions."

     (b) In the case of loan group 1, sequentially, to the Class 1RC and Class 1A1 certificates, in that order, as principal, in an amount up to the senior principal distribution amount for loan group 1 for that distribution date, until the class principal balance of each such class has been reduced to zero. See "Description of the Certificates--Distributions."

     (c) In the case of loan group 2, in the following order of priority: (i) sequentially, to the Class R and Class 2RC certificates, in that order and (ii) pro rata, to the Class 2A1, Class 2A2 and Class 2A3 certificates, as principal, in an amount up to the senior principal distribution amount for loan group 2 for that distribution date, until the class principal balance of each such class has been reduced to zero.

     (d) In the case of loan group 3, pro rata, to the Class 3A1 and Class 3A2 certificates, as principal, in an amount up to the senior principal distribution amount for loan group 3 for that distribution date, until the respective class principal balances thereof have been reduced to zero.

     (e) In the case of loan group 4, pro rata, to the Class 4A1 and Class 4A2 certificates, as principal, in an amount up to the senior principal distribution amount for loan group 4 for that distribution date, until the respective class principal balances thereof have been reduced to zero.

     (f) In the case of loan group 5, pro rata, to the Class 5A1 and Class 5A2 certificates, as principal, in an amount up to the senior principal distribution amount for loan group 5 for that distribution date, until the respective class principal balances thereof have been reduced to zero.

     (g) Subject to the exceptions described in "Description of the Certificates--Distributions," unless the class principal balance of a class of the subordinate certificates related to loan group 1 has been previously reduced to zero, the portion of the available distribution amount for the mortgage loans in loan group 1 in the aggregate remaining after making all of the distributions described above in paragraphs (a) and (b) will be distributed in the following order of priority: first, to the Class 1B1 certificates, accrued certificate interest thereon; second, to the Class 1B1 certificates, as principal, their pro rata share (based on their class principal balance) of the subordinate principal distribution amount for that distribution date, until their class principal balance has been reduced to zero; third, to the Class 1B2 certificates, accrued certificate interest thereon; fourth, to the Class 1B2 certificates, as principal, their pro rata share (based on their class principal balance) of the subordinate principal distribution amount for such distribution date, until their class principal balance has been reduced to zero; fifth, to the Class 1B3 certificates, accrued certificate interest thereon; sixth, to the Class 1B3 certificates, as principal, their pro rata share (based on their class principal balance) of the subordinate principal distribution amount for such distribution date, until their class principal balance has been reduced to zero; seventh, to the Class 1B4, Class 1B5 and Class 1B6 certificates, interest and principal in the same manner as for the Class 1B1, Class 1B2 and Class 1B3 certificates, first to the Class 1B4 certificates, then to the Class 1B5 certificates and finally to the Class 1B6 certificates; and eighth, to each class of the certificates in order of seniority (and among classes of senior certificates related to a loan group, pro rata, based on the amount of unreimbursed realized losses allocated to such classes), up to the amount of unreimbursed realized losses previously allocated to that class, if any (unless the allocation of realized losses has reduced any class of certificates to zero on a previous distribution date, in which case no amounts will be reimbursed to that class); provided, however, that any amounts distributed pursuant to this eighth priority will not cause a further reduction in the class principal balance of any class of certificates.

     (h) Subject to the exceptions described in "Description of the Certificates--Distributions," unless the class principal balance of a class of the subordinate certificates related to loan group 2, loan group 3, loan group 4 and loan group 5 has been previously reduced to zero, the portion of the available distribution amount for the mortgage loans in loan group 2, loan group 3, loan group 4 and loan group 5 in the aggregate remaining after making all of the distributions described above in paragraphs (a), (c), (d), (e) and (f) (including, without limitation, by making any crossover payments as described under "Credit Enhancements" below) will be distributed in the following order of priority: first, to the Class 2B1 certificates, accrued certificate interest thereon; second, to the Class 2B1 certificates, as principal, their pro rata share (based on their class principal balance) of the subordinate principal distribution amount for that distribution date, until their class principal balance has been reduced to zero; third, to the Class 2B2 certificates, accrued certificate interest thereon; fourth, to the Class 2B2 certificates, as principal, their pro rata share (based on their class principal balance) of the subordinate principal distribution amount for such distribution date, until their class principal balance has been reduced to zero; fifth, to the Class 2B3 certificates, accrued certificate interest thereon; sixth, to the Class 2B3 certificates, as principal, their pro rata share (based on their class principal balance) of the subordinate principal distribution amount for such distribution date, until their class principal balance has been reduced to zero; seventh, to the Class 2B4, Class 2B5 and Class 2B6 certificates, interest and principal in the same manner as for the Class 2B1, Class 2B2 and Class 2B3 certificates, first to the Class 2B4 certificates, then to the Class 2B5 certificates and finally to the Class 2B6 certificates; and eighth, to each class of the certificates in order of seniority (and among classes of senior certificates related to a loan group, pro rata, based on the amount of unreimbursed realized losses allocated to such classes), up to the amount of unreimbursed realized losses previously allocated to that class, if any (unless the allocation of realized losses has reduced any class of certificates to zero on a previous distribution date, in which case no amounts will be reimbursed to that class); provided, however, that any amounts distributed pursuant to this eighth priority will not cause a further reduction in the class principal balance of any class of certificates.

     (i) At such time as all related certificates have been paid in full and all related realized losses previously allocated have been reimbursed in full (unless the allocation of realized losses has reduced any class of those certificates to zero on a previous distribution date, in which case no amounts will be reimbursed to that class), all remaining amounts related to the related mortgage loans to the Class 1RC and Class 2RC certificates.

     (j) All remaining amounts to the Class R certificates.

Notwithstanding paragraphs (g) and (h) above, if the subordination level for any class of subordinate certificates on any distribution date is less than the subordination level on the closing date for such class of certificates (referred to in this prospectus supplement as an affected subordinate certificate) the aggregate amount of principal prepayments otherwise payable on such distribution date to those classes of subordinate certificates will be allocated either (1) pro rata (based on their respective class principal balances) to each class of related subordinate certificates whose subordination level equals or exceeds its initial subordination level and the class of affected subordinate certificates having the lowest numerical designation, or (2) if no class of related subordinate certificates has a subordination level equal to or in excess of its initial subordination level, to the class of related affected subordinate certificates having the lowest numerical designation up to an amount sufficient to restore its subordination level to its initial subordination level, and then to the class of related affected subordinate certificates having the next lowest numerical designation, in the same manner. See "Description of the Certificates--Distributions."

CREDIT ENHANCEMENTS

     Subordination

If on any distribution date there is a shortfall in the funds needed to make all payments to certificateholders related to a loan group or loan groups, the related senior certificates will receive distributions of interest and principal before the related subordinate certificates are entitled to receive distributions of interest or principal, and the related subordinate certificates will receive distributions in order of their numerical class designations. This provides additional security to the related senior certificates. In a similar fashion, each class of subordinate certificates provides credit enhancement to all other subordinate certificates with lower numerical class designations.

     Shifting Interests

Unless the aggregate class principal balance of the related subordinate certificates has reached a certain level relative to the related senior certificates or the delinquencies and losses on the related mortgage loans exceed certain limits, the related senior certificates (other than any related interest only certificates) will generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments on those mortgage loans for a specified period following the closing date. Thereafter, the related senior certificates will generally receive their share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments. This will result in a faster rate of return of principal to those senior certificates than would occur if those senior certificates and the related subordinate certificates received all payments pro rata and increases the likelihood that holders of the senior certificates will be paid the full amount of principal to which they are entitled. In the event that the subordination level for any class of related subordinate certificates on any distribution date is less than the subordination level on the closing date for that class of subordinate certificates, the aggregate amount of the principal prepayments otherwise payable to those classes of subordinate certificates on such distribution date will not be allocated pro rata to those classes but rather will be allocated to the more senior of the related subordinate classes. For a more detailed description of how principal prepayments are allocated among the senior certificates and the subordinate certificates, see "Description of the Certificates--Principal Distribution Amount" in this prospectus supplement.

     Cross-Collateralization

With respect to loan group 2, loan group 3, loan group 4 and loan group 5, under very limited circumstances, payments on the mortgage loans in one or more of those loan groups may be distributed to holders of senior certificates corresponding to a different one of those loan groups. As described in greater detail under "Credit Enhancements--Cross-Collateralization" in this prospectus supplement, distributions due to the cross-collateralization among these loan groups occur as a result of rapid prepayment or high loss situations. Loan group 1 will not be cross collateralized with any other loan group.

     ALLOCATION OF REALIZED LOSSES

A loss is realized on a mortgage loan when the applicable servicer determines that it has received all amounts that it expects to recover from that mortgage loan and the amounts are less than the outstanding principal balance of that mortgage loan, plus its accrued and unpaid interest and any related expenses, such as taxes or insurance premiums previously advanced by the servicer and expenses of foreclosure. Losses will be allocated to the related certificates by deducting the net amount of those losses from the class principal balance of those certificates without making any payments to the certificateholders. In general, losses will be allocated in reverse order of numerical designation to the related subordinate certificates, starting with the first most junior class of related subordinate certificates then outstanding. After the class principal balances of the related subordinate certificates have been reduced to zero, any further realized losses will be allocated pro rata to each class of senior certificates related to the loan group in which such losses occurred, based on the outstanding class principal balance of that class, until the class principal balances of all the related senior certificates have been reduced to zero; provided, however, that realized losses that would otherwise be allocated to the Class 2A1 certificates (other than special losses in excess of certain specified levels) will first be allocated to the Class 2A2 and Class 2A3 certificates until their respective class principal balances are reduced to zero before realized losses are allocated to the Class 2A1 certificates; realized losses that would otherwise be allocated to the Class 2A2 certificates (other than special losses in excess of certain specified levels) will first be allocated to the Class 2A3 certificates until their class principal balance is reduced to zero before realized losses are allocated to the Class 2A2 certificates; realized losses that would otherwise be allocated to the Class 3A1 certificates (other than special losses in excess of certain specified levels) will first be allocated to the Class 3A2 certificates until their class principal balance is reduced to zero before realized losses are allocated to the Class 3A1 certificates; realized losses that would otherwise be allocated to the Class 4A1 certificates (other than special losses in excess of certain specified levels) will first be allocated to the Class 4A2 certificates until their class principal balance is reduced to zero before realized losses are allocated to the Class 4A1 certificates; and realized losses that would otherwise be allocated to the Class 5A1 certificates (other than special losses in excess of certain specified levels) will first be allocated to the Class 5A2 certificates until their class principal balance is reduced to zero before realized losses are allocated to the Class 5A1 certificates.

The foregoing loss allocation rules will not apply in the case of certain special losses in excess of certain specified levels, which will be allocated pro rata to the senior certificates related to the loan group in which such losses occurred and the related classes of subordinate certificates, based on the aggregate class principal balance of such senior certificates and the related apportioned principal balance of the related subordinate certificates, respectively. Special losses are losses resulting from mortgagor bankruptcies, fraud and special hazards such as natural disasters that are not covered by standard hazard insurance policies. See "Description of the Certificates--Subordination and Allocation of Losses" in this prospectus supplement.

FEES OF THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE AND THE SERVICERS

As compensation for its services, the master servicer will be entitled to receive the interest or investment income, or a portion thereof, earned by it on amounts deposited in, or credited to, the master servicer account. The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the master servicer account will not be available for distribution to certificateholders. In the event the master servicer assumes the duties of a servicer under any servicing agreement, it will be entitled to receive as compensation the servicing fees and other compensation that would have been payable to the servicer under that servicing agreement.

The securities administrator will receive, as compensation for its services, a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the certificate account, after payment of the trustee fee.

The trustee is entitled to an annual trustee fee, which will be paid by the securities administrator from investment earnings on amounts on deposit in the certificate account. The annual trustee fee will be equal to $3,000.

Each servicer is entitled, with respect to each mortgage loan serviced by it, to a monthly servicing fee, which will be retained by that servicer from that mortgage loan or payable monthly from amounts on deposit in the collection account. The monthly servicing fee for each mortgage loan will be an amount equal to interest at one twelfth of a per annum rate generally equal to 0.250% for certain of the mortgage loans and 0.375% for certain other of the mortgage loans, in each case on the stated principal balance of that mortgage loan. See "The Servicers--Servicing Compensation and the Payment of Expenses" in this prospectus supplement.

REQUIRED REPURCHASES OF MORTGAGE LOANS

The sponsor will represent and warrant, to its knowledge, as of the closing date, that each mortgaged property was not damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended. In the event of a material breach of this representation and warranty, determined without regard to whether the sponsor had knowledge of any such damage, the sponsor will be required to cure or repurchase the affected mortgage loan in the manner and to the extent described in this prospectus supplement.

In addition, each originator made certain representations and warranties regarding the mortgage loans that it sold to the sponsor. Upon a discovery of a breach of certain of these representations or warranties that materially and adversely affects the value of a mortgage loan, the party discovering the breach will give prompt written notice to the other parties as provided in the applicable agreement. Within 60 days of the earlier of the discovery by or notice to the applicable originator of any breach, that originator will be required to cure the breach or, if the breach cannot be cured within 90 days after the discovery of the breach, to repurchase that mortgage loan.

DENOMINATIONS

The senior certificates (other than the residual certificates and the interest only certificates) are offered in minimum denominations of $25,000 initial certificate balance each and multiples of $1 in excess of $25,000. The interest only certificates are offered in minimum denominations of $1,000,000 initial notional amount and multiples of $1 in excess of $1,000,000. Each of the residual certificates will have an initial class principal balance of $100 and will be offered in a combined certificate that represents a 99.99% interest in the separate residual interest of each related REMIC. The remaining 0.01% interest in each of the residual certificates will be held by the securities administrator. The senior subordinate certificates are offered in minimum denominations of $250,000 initial certificate balance each and multiples of $1 in excess of $250,000. With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

Loan Group 1

On any distribution date when the aggregate outstanding principal balance of the mortgage loans in loan group 1 is less than 10% of the aggregate scheduled principal balance of the mortgage loans in loan group 1 as of the cut-off date, the master servicer may purchase from the trust fund all remaining mortgage loans in loan group 1 and all property acquired in respect of any such mortgage loan remaining in the trust fund. If the mortgage loans in loan group 1 and any related property are purchased, the proceeds of such sale will be distributable to the outstanding classes of Class 1A1, Class 1X, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof (except with respect to the Class 1X certificates) plus accrued interest (excluding the amount of any unpaid shortfalls described at "Description of the Certificates --Net WAC Shortfall" in this prospectus supplement).

Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5

On any distribution date when the aggregate outstanding principal balance of the mortgage loans in loan group 2, loan group 3, loan group 4 and loan group 5 is less than 10% of the aggregate scheduled principal balance of the mortgage loans in loan group 2, loan group 3, loan group 4 and loan group 5 (determined in the aggregate, rather than by loan group) as of the cut-off date, the master servicer may purchase from the trust fund all remaining mortgage loans in loan group 2, loan group 3, loan group 4 and loan group 5 and all property acquired in respect of any such mortgage loan remaining in the trust fund. If the mortgage loans and any related property are purchased, the proceeds of such sale will be distributable to the outstanding classes of Class 2A1, Class 2A2, Class 2A3, Class 3A1, Class 3A2, Class 4A1, Class 4A2, Class 5A1, Class 5A2, Class 2B1, Class 2B2, Class 2B3, Class 2B4, Class 2B5 and Class 2B6 certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof plus accrued interest.

LEGAL INVESTMENT

All of the offered certificates, other than the Class 1B2, Class 1B3, Class 2B2 and Class 2B3 certificates, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Certain Legal Investment Aspects" in this prospectus supplement.

ERISA CONSIDERATIONS

If you are a fiduciary of any retirement plan or other employee benefit arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you are encouraged to consult with counsel as to whether you can buy or hold an offered certificate. The residual certificates may not be purchased by or transferred to such a plan or to similar governmental plans. See "ERISA Considerations" in this prospectus supplement and "ERISA Considerations--Underwriter Exemption" in the accompanying prospectus.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the securities administrator will cause one or more REMIC elections to be made for the trust fund. The certificates, other than the Class 1X and residual certificates, will represent ownership of regular interests, will generally be treated as debt for federal income tax purposes and may be treated as issued with original issue discount. The Class 1X certificates will represent ownership of regular interests coupled with the obligation to pay net WAC shortfalls. You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual method of accounting. For federal income tax purposes, the Class 1RC certificates will represent the residual interest in the lower tier REMIC that will hold the mortgage lower related to loan group 1 and the Class 2RC certificates will represent the residual interest in the lower tier REMIC that will hold the mortgage loans related to loan group 2, loan group 3, loan group 4 and loan group 5. The Class R certificates will represent the residual interest in the upper tier REMIC, which will hold all the regular interests issued by the lower tier REMICs.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the residual certificates, see "Certain Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

RATINGS

In order to be issued, the offered certificates must have the rating or ratings indicated on the cover page of this prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of the offered certificates of all distributions on the underlying mortgage loans to which they are entitled. The ratings do not address the likely actual rate of prepayments on the related mortgage loans. The rate of prepayments on the mortgage loans, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the interest only certificates to fail to recover their initial investments. These ratings do not address the possibility that, as a result of net WAC shortfalls, as described in this prospectus supplement, current interest otherwise payable to the Class 1X certificates will instead be used to pay such amounts to other classes of certificates.

A security rating is not a recommendation to buy, sell or hold securities. Ratings may be lowered, withdrawn or qualified at any time by any of the rating agencies.

                                  RISK FACTORS

          THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS DISCUSSED BELOW AND UNDER THE HEADINGS "RISK FACTORS" IN THE PROSPECTUS.

          THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

THERE IS NO GUARANTEE THAT YOU   As the mortgagors make payments of interest and
WILL RECEIVE PRINCIPAL           principal on their mortgage loans, you will
PAYMENTS ON YOUR CERTIFICATES    receive payments on your certificates. Because
AT ANY SPECIFIC RATE OR ON ANY   the mortgagors are free to make those payments
SPECIFIC DATES                   faster than scheduled, you may receive
                                 distributions faster than you expected. There is no guarantee that you will receive principal payments on your certificates at any specific rate or on any specific dates.

THE YIELD ON YOUR CERTIFICATES   The yield to maturity on your certificates is
IS DIRECTLY RELATED TO THE       directly related to the rate at which the
PREPAYMENT RATE ON THE           mortgagors pay principal on the mortgage loans
MORTGAGE LOANS                   in the related loan group or loan groups.
                                 Principal payments on the mortgage loans may be in the following forms: scheduled principal payments; principal prepayments, which consist of prepayments in full or partial prepayments on a mortgage loan including prepayments received as a result of condemnation of a mortgaged property or certain proceeds of insurance relating to a mortgaged property that are not used to repair the property; and liquidation principal, which is the principal recovered after foreclosing on or otherwise liquidating a defaulted mortgage loan.
                                 The rate of prepayments is affected by a number of factors, and it is likely to fluctuate significantly over time. The mortgage loans may be prepaid by the mortgagors at any time without penalty. All of the mortgage loans in the trust fund are hybrid adjustable rate mortgage loans having an initial fixed rate period. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans during the initial fixed rate period may be subject to a greater rate of principal prepayments in a declining interest rate environment. If prevailing mortgage interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant, because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to "lock in" lower fixed interest rates. General economic conditions and homeowner mobility will also affect the prepayment rate. Each mortgage loan contains a "due-on-sale" clause that the related servicer is obligated to exercise unless prohibited from doing so by applicable law. Therefore, the sale of any mortgaged property is likely to cause a prepayment in full of the related mortgage loan. In addition, an increased rate of mortgagor defaults, any repurchases of mortgage loans by the servicer due to breaches of its representations or warranties or an early optional purchase will accelerate the rate of principal repayment on your certificates. A rate of principal repayment which is different from that which you anticipate may result in one or more of the following consequences:

                                 o if you purchase a certificate at a premium over its original class principal balance and the rate of prepayments is faster than you expect, your yield may be lower than you anticipate;

                                 o    if you purchase a certificate at a
                                      discount from its original class principal balance and the rate of principal payments is slower than you expect, your yield may be lower than you anticipate;

                                 o    if you purchase a Class 1X certificate,
                                      and the rate of principal payments on the related mortgage loans is faster than you expect, your yield may be significantly lower than you anticipate, and may cause you to fail to recover your initial investment in your certificates;

                                 o if you purchase a certificate at par, your yield will generally not be affected by principal repayment rate fluctuations; however, an extension of the weighted average life of your certificates due to a slower than anticipated rate of repayment may adversely affect the market value of your certificates; and

                                 o    if the rate of principal repayment is
                                      faster than anticipated in a decreasing
                                      interest rate environment, you may not be able to reinvest the principal distributions you receive on your certificates at a rate that is comparable to the certificate rate on your certificates.

                                 We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts for mortgage loans of the type included in the trust fund over an extended period of time, and the experience with the mortgage loans included in the trust fund is insufficient to draw any conclusions regarding the expected prepayment rates on such mortgage loans. The features of adjustable rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity in the terms and provisions of such adjustable rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. See "Yield and Prepayment Considerations" in this prospectus supplement and in the accompanying prospectus.

THE YIELD ON YOUR CERTIFICATES   The certificate rates on the offered
WILL BE AFFECTED BY CHANGES IN   certificates will be based on or limited by the
THE MORTGAGE INTEREST RATES      net mortgage interest rates on the mortgage
                                 loans. The interest rate on each of the
                                 mortgage loans is fixed for an initial period from the respective date of origination.
                                 Thereafter, the mortgage interest rate on each such mortgage loan will be adjusted to equal the sum of an index and a margin. Increases and decreases in interest rates may be limited for any interest rate adjustment date (i.e., an initial or a periodic adjustment cap). In addition, the mortgage interest rates may be subject to an overall maximum and minimum interest rate. For information regarding the remaining fixed periods for the mortgage loans, see "Description of the Mortgage Pool" in this prospectus supplement. The yield on the certificates, which bear certificate rates based on or limited by the weighted average of the net rates of the mortgage loans in the related loan group or loan groups, will be directly affected by changes in those weighted average net rates.

                                 The yield on the Class 1A1, Class 1B1, Class
                                 1B2 and Class 1B3 certificates, which have variable pass-though rates that adjust based on changes in the one-month LIBOR index, but subject to the applicable net funds cap as described in this prospectus supplement under "Description of the
                                 Certificates--Distributions," may be adversely affected to the extent such net funds cap is less than the index-based rate that would otherwise be applicable. Although interest rates on the mortgage loans in loan group 1 adjust based on a one-year CMT index, six-month LIBOR index or one-year LIBOR index, changes in the interest rates on the mortgage loans in loan group 1 will generally not correspond to changes in the indices used to determine the rates on the Class 1A1, Class 1B1, Class 1B2 and Class 1B3 certificates, as applicable, for a number of reasons, including the following:

                                 o    interest rates on some mortgage loans
                                      continue to be in fixed rate periods after the pass-through rates on the related class of certificates have begun to adjust based on the one-month LIBOR index, and accordingly the weighted average of the net rates on the related mortgage loans may not increase in amounts corresponding to changes in the index on which the certificate rate for the related class of certificates is based; and

                                 o    even during periods when the related
                                      certificates and all mortgage loans in the related loan group are in periods when their rates adjust based on changes in an index, the changes in rates will generally differ because the rates are determined based on different indices (for example, the interest rates on mortgage loans in loan group 1 are determined based on one-year CMT, six-month LIBOR or one-year LIBOR, while the pass-though rates on the Class 1A1, Class 1B1, Class 1B2 and Class 1B3 certificates are based on one-month LIBOR and the principal balance of the Class 1A1, Class 1B1, Class 1B2 and Class 1B3 certificates may not correspond to the aggregate principal balance of mortgage loans in loan group 1 bearing rates determined on the basis of one-year CMT, six-month LIBOR or one-year LIBOR), the net rates on the mortgage loans in loan group 1 may adjust on different dates or on the basis of an index as of a different date, and adjustments on the net rates of the mortgage loans are subject to various periodic and lifetime caps.

                                 To the extent that the related weighted average net mortgage rate of the mortgage loans in loan group 1 limits the amount of interest paid on the Class 1A1, Class 1B1, Class 1B2 or Class 1B3 certificates in the case of mortgage loans from loan group 1, the difference between the related weighted average net mortgage rate in loan group 1 and the interest rate of that corresponding class of certificates, calculated without giving effect to such limitation, will create a shortfall that will carry forward with interest thereon, as described herein. However, any such resulting shortfall will only be paid to the extent there are amounts on deposit in the reserve fund funded from amounts otherwise payable to the Class 1X certificates. Accordingly, these shortfalls may remain unpaid on the date of any optional purchase of the mortgage loans in loan group 1 or the final distribution date for the certificates related thereto.

LOSSES ON THE MORTGAGE LOANS     A loss will be realized on a mortgage loan when
WILL REDUCE THE YIELD ON THE     it is liquidated and the liquidation proceeds
CERTIFICATES                     are less than the outstanding principal
                                 balance, accrued but unpaid interest and
   Allocation of Losses          certain related expenses on such mortgage loan.
                                 After the aggregate class principal balances of the Class 1B6, Class 1B5 and Class 1B4 certificates have been reduced to zero, losses
                                 (other than certain excess special losses) on the mortgage loans in loan group 1 will be allocated exclusively to the Class 1B3, Class
                                 1B2 and Class 1B1 certificates, in that order, and, as a result, these certificates will be extremely sensitive to losses on the mortgage loans in loan group 1. After the aggregate class principal balances of the Class 2B6, Class 2B5 and Class 2B4 certificates have been reduced to zero, losses (other than certain excess special losses) on the mortgage loans in loan group 2, loan group 3, loan group 4 and loan group 5 will be allocated exclusively to the Class 2B3, Class 2B2 and Class 2B1 certificates, in that order, and, as a result, these certificates will be extremely sensitive to losses on the mortgage loans in loan group
                                 2, loan group 3, loan group 4 and loan group 5.
                                 After the aggregate class principal balances of the related subordinate certificates have been reduced to zero, all further losses on the mortgage loans will be allocated, pro rata, to the classes of senior certificates related to the mortgage loans that have experienced realized losses; provided, however, that any realized losses allocable to the Class 2A1 certificates (other than certain excess special losses) will first be allocated to the Class
                                 2A2 and Class 2A3 certificates until the class principal balances of the Class 2A2 and Class
                                 2A3 certificates have been reduced to zero, and then will be allocated to the Class 2A1 certificates in reduction of their class principal balance; any realized losses allocable to the Class 2A2 certificates (other than certain excess special losses) will first be allocated to the Class 2A3 certificates until the class principal balance of the Class
                                 2A3 certificates has been reduced to zero, and then will be allocated to the Class 2A2 certificates in reduction of their class principal balance; any realized losses allocable to the Class 3A1 certificates (other than certain excess special losses) will first be allocated to the Class 3A2 certificates until the class principal balance of the Class
                                 3A2 certificates has been reduced to zero, and then will be allocated to the Class 3A1 certificates in reduction of their class principal balance; any realized losses allocable to the Class 4A1 certificates (other than certain excess special losses) will first be allocated to the Class 4A2 certificates until the class principal balance of the

                                 Class 4A2 certificates has been reduced to zero, and then will be allocated to the Class 4A1 certificates in reduction of their class principal balance; and any realized losses allocable to the Class 5A1 certificates (other than certain excess special losses) will first be allocated to the Class 5A2 certificates until the class principal balance of the Class 5A2 certificates has been reduced to zero, and then will be allocated to the Class 5A1 certificates in reduction of their class principal balance. See "Description of the Certificates--Subordination and Allocation of Losses" in this prospectus supplement.

   Excess Special Losses Will    Special losses on the mortgage loans due to
   Be Allocated Pro Rata to      mortgagor bankruptcies, fraud and special
   all Related Certificates      hazards in excess of certain specified levels
                                 will be allocated pro rata to all classes of senior certificates related to the loan group in which the losses occurred and the related subordinate certificates, based on the aggregate class principal balance of those senior certificates and the related apportioned principal balance of the related subordinate certificates, respectively.

   Senior Support Certificates   If you own the Class 2A2 certificates, your
   Will Absorb Losses            class principal balance will be reduced (after
   Allocable to the Super        the class principal balances of the related
   Senior Certificates           subordinate certificates have been reduced to
                                 zero) by the principal portion of the realized losses (other than certain special losses in excess of certain specified levels) allocable to the Class 2A1 certificates in addition to the losses allocable to the Class 2A2 certificates. If you own the Class 2A3
                                 certificates, your class principal balance will be reduced (after the class principal balances of the related subordinate certificates have been reduced to zero) by the principal portion of the realized losses (other than certain special losses in excess of certain specified levels) allocable to the Class 2A1 and Class
                                 2A2 certificates in addition to the losses allocable to the Class 2A3 certificates. If you own the Class 3A2 certificates, your class principal balance will be reduced (after the class principal balances of the related subordinate certificates have been reduced to zero) by the principal portion of the realized losses (other than certain special losses in excess of certain specified levels) allocable to the Class 3A1 certificates in addition to the losses allocable to the Class 3A2 certificates. If you own the Class 4A2
                                 certificates, your class principal balance will be reduced (after the class principal balances of the related subordinate certificates have been reduced to zero) by the principal portion of the realized losses (other than certain special losses in excess of certain specified levels) allocable to the Class 4A1 certificates in addition to the losses allocable to the Class 4A2 certificates. If you own the Class
                                 5A2 certificates, your class principal balance will be reduced (after the class principal balances of the related subordinate certificates have been reduced to zero) by the principal portion of the realized losses (other than certain special losses in excess of certain specified levels) allocable to the Class 5A1 certificates in addition to the losses allocable to the Class 5A2 certificates.
                                 Because no realized losses (other than certain special losses in excess of certain specified levels) will be allocated to the Class 2A1 certificates until the class principal balances of the Class 2A2 and Class 2A3 certificates have been reduced to zero, to the Class 2A2 certificates until the class principal balance of the Class 2A3 certificates has been reduced to zero, to the Class 3A1 certificates until the class principal balance of the Class 3A2 certificates has been reduced to zero, to the Class 4A1 certificates until the class principal balance of the Class 4A2 certificates has been reduced to zero and to the Class 5A1 certificates until the class principal balance of the Class 5A2 certificates has been reduced to zero, the Class 2A2, Class 2A3, Class 3A2,
                                 Class 4A2 and Class 5A2 certificates will be more sensitive to the loss experience of the related mortgage loans than other related senior certificates.

Subordinate Certificates         Because the subordinate certificates provide
Provide Credit Support Only      credit support only for the related senior
for the Senior Certificates in   certificates, it is possible that the class
the Related Loan Group or Loan   principal balances of a group of senior
Groups                           certificates may be reduced as the result of
                                 realized losses in the related loan group or loan groups even though more subordinate certificates related to another loan group or loan groups remain outstanding. For example, if you own Class 2A1, Class 2A2, Class 2A3, Class
                                 3A1, Class 3A2, Class 4A1, Class 4A2, Class 5A1 or Class 5A2 certificates and losses on the mortgage loans in loan group 2, loan group 3, loan group 4 and loan group 5 exceed the aggregate principal balance of the Class 2B1, Class 2B2, Class 2B3, Class 2B4, Class 2B5 and
                                 Class 2B6 certificates, additional losses on mortgage loans in any of these loan groups will be allocated to your certificates even though the Class 1B1, Class 1B2, Class 1B3, Class 1B4,
                                 Class 1B5 and Class 1B6 certificates may remain outstanding. In a similar fashion, if you own
                                 Class 1A1 certificates and losses on mortgage loans in loan group 1 exceed the aggregate principal balance of the Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates, additional losses on the mortgage loans in loan group 1 will be allocated to your certificates even though the Class 2B1, Class 2B2, Class 2B3,
                                 Class 2B4, Class 2B5 and Class 2B6 certificates may remain outstanding.

POTENTIAL INADEQUACY OF CREDIT   Because each of the Class 2B1, Class 2B2, Class
ENHANCEMENT                      2B3, Class 2B4, Class 2B5 and Class 2B6
                                 certificates represents interests in all of the mortgage loans in loan group 2, loan group 3, loan group 4 and loan group 5, the class principal balances of those subordinate certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans contributing to any of those loan groups. As a result, losses on mortgage loans contributing to one of those loan groups will reduce the loss protection provided by those subordinate certificates to the senior certificates corresponding to the other of those loan groups, and will increase the likelihood that losses will be allocated to those other senior certificates.

AN OPTIONAL PURCHASE OF THE      When the aggregate principal balance of the
MORTGAGE LOANS IN LOAN GROUP 1   mortgage loans in loan group 1 has been reduced
WOULD ADVERSELY AFFECT THE       to a specified percentage of that balance as of
OFFERED CERTIFICATES THAT        the cut-off date, the master servicer may
RECEIVE ONLY DISTRIBUTIONS OF    purchase all of the mortgage loans in loan
INTEREST                         group 1 and the related certificates will be
                                 retired. See "Description of the
                                 Certificates--Optional Purchase of the Mortgage
                                 Loans" in this prospectus supplement. If this happens, the purchase price paid by the master servicer will be passed through to the related certificateholders. This would have the same effect to the Class 1X certificates as if all of the remaining mortgagors related to loan group 1 had made prepayments in full. Because the Class 1X certificates receive only distributions of interest, an optional purchase of the mortgage loans in loan group 1 would adversely affect holders of those certificates.

CERTAIN INTEREST SHORTFALLS      When a mortgagor makes a full or partial
WILL BE ALLOCATED PRO RATA TO    prepayment on a mortgage loan, the amount of
THE RELATED CERTIFICATES         interest that the mortgagor is required to pay
                                 will likely be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan.
                                 Each servicer is generally required to reduce its servicing fee to offset this shortfall, but the reduction for any distribution date is generally limited to, (i) with respect to Countrywide Home Loan Servicing LP, the lesser of one-half of (a) the respective servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans, or (ii) with respect to American Home Mortgage
                                 Servicing, Inc., National City Mortgage Co. and certain other of the servicers, the respective servicing fee. If the aggregate amount of interest shortfalls resulting from prepayments in any loan group exceeds the amount of the reduction in the servicing fees, the interest entitlement of the senior certificates related to such loan group and the related subordinate certificates will be reduced pro rata by the amount of this interest shortfall, based on the amounts of interest payable to such senior certificates and the interest that would be payable to a portion of the related classes of subordinate certificates equal to the related apportioned principal balance, respectively.

                                 In addition, the certificates may be subject to certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act, or other comparable state or local statutes (such as comparable provisions of the California Military and Veterans Code). These laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loan. The Servicemembers Civil Relief Act provides generally that these mortgagors may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. Shortfalls resulting from application of these laws are not required to be paid by the mortgagor at any future time and will not be offset by a reduction in the servicing fee. These shortfalls in any loan group will reduce accrued interest on each class of senior certificates related to such loan group and the related subordinate certificates on a pro rata basis, based on the amounts of interest payable to those senior certificates and the interest that would be payable to a portion of the related subordinate certificates equal to the related apportioned principal balance, respectively.

                                 These laws may also impose certain limitations that may impair the servicer's ability to foreclose on an affected mortgage loan during the mortgagor's period of active service and, under some circumstances, during an additional period thereafter.

DEFAULT RISK ON HIGH BALANCE     As of the cut-off date, the principal balance
MORTGAGE LOANS                   of 10 mortgage loans in loan group 3, 11
                                 mortgage loans in loan group 4 and 20 mortgage loans in loan group 5 representing approximately 6.286%, 9.337% and 9.509% of the mortgage loans in loan group 3, loan group 4 and loan group 5, respectively, were in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group as a whole.

THREAT OF TERRORISM AND          The effects that military action by U.S. forces
RELATED MILITARY ACTION MAY      in Iraq and Afghanistan or other regions and
AFFECT THE YIELD ON THE          terrorist attacks in the United States or other
CERTIFICATES                     incidents and related military action may have
                                 on the performance of the related mortgage loans or on the values of mortgaged properties cannot be determined at this time. Prospective investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings relating to mortgage loans to mortgagors affected in some way by possible future events. In addition, activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act, or comparable state or local statutes. As described above, any reductions in the amount of interest collected on the mortgage loans in any loan group as a result of the application of the Servicemembers Civil Relief Act, or comparable state or local statutes will reduce accrued interest on each class of senior certificates related to such loan group and the related subordinate certificates on a pro rata basis, based on the amounts of interest payable to those senior certificates and the interest that would be payable to a portion of the related subordinate certificates equal to the related apportioned principal balance, respectively.

THE CONCENTRATION OF MORTGAGE    The concentration of mortgage loans with
LOANS WITH CERTAIN               specific characteristics relating to the types
CHARACTERISTICS MAY CHANGE       of properties, property characteristics and
OVER TIME, WHICH MAY AFFECT      geographic location are likely to change over
THE TIMING AND AMOUNT OF         time. Principal payments may affect the
PAYMENTS ON THE CERTIFICATES     concentration levels. Principal payments could
                                 include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the related subordinate certificates at a slower rate than payments are made to the related senior certificates, the subordinate certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

PAYMENTS FROM THE MORTGAGE       The certificates do not represent an interest
LOANS ARE THE SOLE SOURCE OF     in or obligation of the sponsor, the depositor,
PAYMENTS ON THE CERTIFICATES     the master servicer, any servicer, the
                                 securities administrator, the trustee, any custodian, the underwriter or any of their respective affiliates. Each of the sponsor and the depositor does, however, have limited obligations in the case of breaches of certain limited representations and warranties made by it in connection with its transfer of the mortgage loans to the trustee. The certificates are not insured by any financial guaranty insurance policy. No governmental agency or instrumentality and none of the sponsor, the depositor, the master servicer, any servicer, the securities administrator, the trustee, any custodian, the underwriter or any of their respective affiliates will guarantee or insure either the certificates or the mortgage loans.
                                 Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, investors will have no recourse to the sponsor, the depositor, the master servicer, any servicer, the securities administrator, the trustee, any custodian, the underwriter or any of their affiliates.

GEOGRAPHICAL CONCENTRATION MAY   The yield to maturity on your certificates may
INCREASE RISK OF LOSS            be affected by the geographic concentration of
                                 the mortgaged properties securing the mortgage loans. Certain regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience relatively higher rates of loss and delinquency on mortgage loans. In addition, certain regions may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values and the ability of mortgagors to make payments on their mortgage loans.

                                 Goldman Sachs Mortgage Company will represent and warrant, to its knowledge, as of the closing date that each mortgaged property was not damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended. In the event of a material breach of this representation and warranty, determined without regard to whether Goldman Sachs Mortgage Company had knowledge of any such damage, Goldman Sachs Mortgage Company will be required to cure or repurchase the affected mortgage loan in the manner and to the extent described in this prospectus supplement. Any such repurchase will have the same effect as a prepayment of a mortgage loan, as further described in this prospectus supplement. Any damage to a property that secures a mortgage loan in the trust fund occurring after the closing date will not be a breach of this representation and warranty.

                                 Special hazard losses resulting from natural disasters in excess of a specified amount will be allocated pro rata to all classes of senior certificates related to the loan group in which the losses occurred and all classes of related subordinate certificates, as described in this prospectus supplement under "Description of the Certificates--Subordination and Allocation of Losses."

FACTORS THAT REDUCE              A decline in real estate values or changes in
COLLECTIONS COULD CAUSE EARLY    mortgage market interest rates may affect the
REPAYMENT, DELAYED PAYMENT OR    yield on your certificates. If the residential
REDUCED PAYMENT ON THE           real estate market in the locale of properties
CERTIFICATES                     securing the mortgage loans should experience
                                 an overall decline in property values so that the outstanding principal balances of the mortgage loans and any secondary financing on the related mortgaged properties become greater than or equal to the value of the related mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that these losses are not covered by any applicable credit enhancement, investors in the certificates will bear all risk of loss resulting from default by mortgagors. The amount of losses will depend primarily upon the value of the mortgaged properties for recovery of the outstanding principal balance and unpaid interest of the defaulted mortgage loans.

DELAY IN RECEIPT OF              Substantial delays could be encountered in
LIQUIDATION PROCEEDS;            connection with the liquidation of delinquent
LIQUIDATION PROCEEDS MAY BE      mortgage loans. Further, reimbursement of
LESS THAN THE MORTGAGE LOAN      advances made on a mortgage loan, liquidation
BALANCE                          expenses such as legal fees, real estate taxes,
                                 hazard insurance and maintenance and
                                 preservation expenses may reduce the portion of liquidation proceeds payable on the related certificates. If a mortgaged property fails to provide adequate security for a mortgage loan related to your certificates, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS        Mortgage loans with higher original
INCREASE RISK OF LOSS            loan-to-value ratios may present a greater risk
                                 of loss than mortgage loans with original loan-to-value ratios of 80% or below. As of the cut-off date, approximately 2.846% of the mortgage loans had original loan-to-value ratios greater than 80%.

                                 Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

THE RATINGS ON YOUR              Each rating agency rating the offered
CERTIFICATES COULD BE REDUCED    certificates may change or withdraw its initial
OR WITHDRAWN                     ratings at any time in the future if, in its
                                 judgment, circumstances warrant a change. No assigning rating agency is obligated to maintain its ratings at their initial levels.
                                 If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

THE OFFERED CERTIFICATES MAY     The offered certificates are not suitable
NOT BE SUITABLE INVESTMENTS      investments for any investor that requires a
                                 regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FAILURE OF A SERVICER TO         The amount and timing of distributions on your
PERFORM OR INSOLVENCY OF A       certificates generally will be dependent on the
SERVICER MAY ADVERSELY AFFECT    servicers performing their servicing
THE YIELD ON THE CERTIFICATES    obligations in an adequate and timely manner.
                                 See "The Servicers" in this prospectus
                                 supplement. If any servicer fails to perform its servicing obligations, this failure may result in an increase in the rates of delinquencies, defaults and losses on the mortgage loans its services. If any servicer becomes the subject of bankruptcy or similar proceedings, the trustee's claim to collections in that servicer's possession at the time of the bankruptcy or other similar filing may not be perfected. In this event, funds available to pay principal and interest on the certificates may be delayed or reduced.

DELINQUENCIES DUE TO SERVICING   It is possible that servicing of mortgage loans
TRANSFER                         may be transferred in the future in accordance
                                 with the provisions of the master servicing and trust agreement and the related servicing agreement as a result of the occurrence of unremedied events of default in servicer performance under the related servicing agreement.

                                 All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on the certificates. See "The Servicers--General" and "--Rights upon Events of Default" in this prospectus supplement.

SERVICING FEE MAY BE             Since the fee payable to the servicers is based
INSUFFICIENT TO ENGAGE           on a fee rate that is a percentage of the
REPLACEMENT SERVICERS            outstanding mortgage loan balances, no
                                 assurance can be made that such fee rate in the future will be sufficient to attract a replacement servicer, if necessary, to accept an appointment for the related mortgage loans.
                                 In addition, to the extent the mortgage pool has amortized significantly at the time that a replacement master servicer or other servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment.

ATTEMPTED RECHARACTERIZATION     We expect that the transfer of the mortgage
OF THE TRANSFER FROM GOLDMAN     loans from the various transferors to Goldman
SACHS MORTGAGE COMPANY TO THE    Sachs Mortgage Company, from Goldman Sachs
DEPOSITOR AND FROM THE           Mortgage Company to the depositor and from the
DEPOSITOR TO THE TRUSTEE COULD   depositor to the trustee will each be
DELAY OR REDUCE PAYMENTS TO      characterized as a sale. Each of the
INVESTORS IN THE CERTIFICATES    transferors to Goldman Sachs Mortgage Company,
                                 Goldman Sachs Mortgage Company and the
                                 depositor has documented its respective
                                 transfer as a sale. However, a bankruptcy trustee or creditor of any such transferor, Goldman Sachs Mortgage Company or the depositor may take the position that the transfer of the mortgage loans to Goldman Sachs Mortgage
                                 Company, the depositor or the trustee,
                                 respectively, as the case may be, should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, Goldman Sachs
                                 Mortgage Company, the depositor or the trustee, as the case may be, would be required to go through court proceedings to establish its rights to collections on the mortgage loans. If one or more of these events occur, payments on the certificates could be delayed or reduced.

THE LACK OF SECONDARY MARKETS    The underwriter is not required to assist in
MAY MAKE IT DIFFICULT FOR YOU    resales of the offered certificates, although
TO RESELL YOUR CERTIFICATES      it may do so. A secondary market for the
                                 offered certificates may not develop. If a secondary market does develop, it may not continue or it may not be sufficiently liquid to allow you to resell any of your certificates. The offered certificates will not be listed on any securities exchange.

RESIDUAL CERTIFICATES MAY HAVE   For federal income tax purposes, the Class 1RC
ADVERSE TAX CONSEQUENCES         certificates will represent the "residual
                                 interest" in the lower tier REMIC that will hold the mortgage loans in loan group 1 and the Class 2RC certificates will represent the "residual interest" in the lower tier REMIC that will hold the mortgage loans in loan group
                                 2, loan group 3, loan group 4 and loan group 5.
                                 The Class R certificates will represent the "residual interest" in the upper tier REMIC which will hold all the regular interest issued by the lower tier REMIC. Holders of the Class
                                 R, Class 1RC or Class 2RC certificates must report as ordinary income or loss the net income or the net loss of the related REMIC whether or not any cash distributions are made to them. Net income from one REMIC generally may not be offset by a net loss from another
                                 REMIC. This allocation of income or loss may result in a zero or negative after-tax return.
                                 No cash distributions are expected to be made with respect to the Class R, Class 1RC or Class
                                 2RC certificates other than the distribution of their principal balance and interest on that balance. Furthermore, it is anticipated that all or a substantial portion of the taxable income of each REMIC includible by the holders of a Class R, Class 1RC or Class 2RC certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holders to use net operating losses to offset such income, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction. Due to their tax consequences, the Class R, Class 1RC and Class
                                 2RC certificates will be subject to
                                 restrictions on transfer that may affect their liquidity. In addition, neither the Class R, Class 1RC nor Class 2RC certificates may be acquired by ERISA plans or similar governmental plans. The Internal Revenue Service has issued guidance regarding safe harbors for transfers of non-economic residual interests such as the Class R, Class 1RC and Class 2RC certificates.
                                 See "Descriptions of the Certificates--The
                                 Residual Certificates" in this prospectus supplement.

DEFAULT RISK ON MORTGAGE LOANS   Approximately 88.230% of the mortgage loans
WITH INTEREST ONLY PAYMENTS      (representing approximately 92.638%, 85.248%,
                                 82.041%, 86.969% and 94.380% of the mortgage
                                 loans in loan group 1, loan group 2, loan group
                                 3, loan group 4 and loan group 5, respectively) provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of three, five, seven or ten years, as applicable, following the origination of the mortgage loan. Following the applicable period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

                                 The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these mortgage loans not been included in the trust fund. If you purchase a certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if all of the related mortgage loans provided for payment of principal and interest on every payment date. In addition, a mortgagor may view the absence of any obligation to make a payment of principal during the interest only period as a disincentive to prepayment.

                                 If a recalculated monthly payment as described above is substantially higher than a mortgagor's previous interest only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.

                                  DEFINED TERMS

          You can find a listing of the pages where certain terms appearing in bold face used in this prospectus supplement and in the accompanying prospectus are defined under the caption "Index of Terms" beginning on page S-147 in this prospectus supplement and under the caption "Index" beginning on page 129 of the accompanying prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

                                 THE TRUST FUND

          The master servicing and trust agreement dated as of April 1, 2006 (the "TRUST AGREEMENT"), among GS Mortgage Securities Corp., as depositor ("GSMSC" or the "DEPOSITOR"), Wells Fargo Bank, N.A., as master servicer and securities administrator (in such capacity as "MASTER SERVICER" or "SECURITIES ADMINISTRATOR"), Citibank, N.A., as trustee ("CITIBANK" or the "TRUSTEE"), and each of Deutsche Bank National Trust Company, Wells Fargo Bank, N.A. and JPMorgan Chase Bank, National Association, as custodians (each, a "CUSTODIAN" and together, the "CUSTODIANS") will establish the GSR Mortgage Loan Trust 2006-AR2, a common law trust formed under the laws of the state of New York (the "TRUST FUND" or "ISSUING ENTITY") and the Mortgage Loans will be assigned to the Trustee on behalf of certificateholders. The Trustee on behalf of certificateholders will own the right to receive all payments of principal and interest on a pool of mortgage loans (the "MORTGAGE LOANS") due after April 1, 2006 (the "CUT-OFF DATE"). These payments, when remitted to the Master Servicer by the applicable Servicer (being deposited into a "MASTER SERVICER ACCOUNT"), and to the Securities Administrator by the Master Servicer, will be deposited into a special purpose account (the "CERTIFICATE ACCOUNT"). In exchange for the Mortgage Loans and other property, the Securities Administrator on behalf of the Trustee will execute and the certificate registrar will authenticate and deliver the certificates to GSMSC. A schedule to the Trust Agreement will include information about each Mortgage Loan, including:

               o the original principal balance and the scheduled principal balance of such Mortgage Loan as of the close of business on the Cut-Off Date;

               o    the maturity date of such Mortgage Loan; and

               o the initial mortgage interest rate of such Mortgage Loan and information about how that mortgage interest rate will be adjusted.

The Trust Fund will also contain other property, including:

               o a security interest in insurance policies related to individual Mortgage Loans, if applicable;

               o any property that the Trust Fund acquires as a result of foreclosure or threatened foreclosure of a Mortgage Loan; and

               o    amounts held in the Certificate Account.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          The description of the mortgage pool and the mortgaged properties in this prospectus supplement, unless otherwise specifically noted, is based on the Mortgage Loans as of the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before that date, whether or not actually received. All references in this prospectus supplement to "scheduled principal balance" refer to the scheduled principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not add up to 100%. References to percentages of Mortgage Loans refer in each case to the percentage of the aggregate scheduled principal balance of the related Loan Group, based on the scheduled principal balances of the related Mortgage Loans after giving effect to scheduled monthly payments due on or prior to the Cut-Off Date, whether or not received. References to weighted averages refer in each case to weighted averages by scheduled principal balance as of the Cut-Off Date of the related Mortgage Loans determined in the same way. The delinquency status of a mortgage loan is determined as of the close of business on the last day of each month in accordance with the MBA method, so that, for example, if a borrower failed to make a monthly payment due on February 1 by February 28, that mortgage loan would be considered to be 30 days delinquent. Before the issuance of the certificates, mortgage loans may be removed from or added to the mortgage pool as a result of principal prepayments, delinquencies or otherwise. The Depositor believes that the information in this prospectus supplement for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the Mortgage Loans in the mortgage pool may vary. See "-- Additional Information" below.

          The mortgage pool will consist of approximately 2,149 Mortgage Loans that had an aggregate scheduled principal balance as of the Cut-Off Date, after deducting the payments due on or before that date, of approximately $962,506,983. The mortgage consists of five loan groups ("LOAN GROUP 1", "LOAN GROUP 2," "LOAN GROUP 3," "LOAN GROUP 4" and "LOAN GROUP 5" respectively, and each, a "LOAN GROUP). Loan Group 1 is sometimes referred to in this prospectus supplement as the "SHORT RESET LOAN GROUP," and Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, collectively, are sometimes referred to in this prospectus supplement as the "HYBRID LOAN GROUP." The Mortgage Loans in those Loan Groups are sometimes referred to in this prospectus supplement as the "GROUP 1 LOANS," "GROUP 2 LOANS," "GROUP 3 LOANS," "GROUP 4 LOANS," and "GROUP 5 LOANS," respectively; the Group 1 Loans are sometimes referred to in this prospectus supplement as the "SHORT RESET GROUP LOANS"; and the Group 2 Loans, Group 3 Loans, Group 4 Loans and Group 5 Loans are sometimes referred to in this prospectus supplement as the "HYBRID GROUP LOANS."

          The Mortgage Loans consist of interest only and conventional hybrid, adjustable-rate, amortizing Mortgage Loans secured by first liens on fee simple interests in one- to four-family residential real properties (each, a "MORTGAGED PROPERTY"). Generally, the Mortgage Loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on an annual or semi-annual interest rate Adjustment Date (the "ADJUSTMENT DATE") to a rate based on an index plus a fixed margin (the "MARGIN"). As of the Cut-Off date, the group 1 loans had remaining fixed rate periods ranging from 1 to 12 months; the group 2 loans had remaining fixed rate periods ranging from 13 to 35 months; the group 3 loans had remaining fixed rate periods ranging from 39 to 59 months; the group 4 loans had remaining fixed rate periods ranging from 73 to 83 months; and the group 5 loans had remaining fixed rate periods ranging from 105 to 119 months. Each Mortgage Loan uses the One-Year CMT Loan Index (described below), the One-Year LIBOR Loan Index (described below) or the Six-Month LIBOR Loan Index (described below) as its relevant index (each, an "INDEX"). The Mortgaged Properties, which may include detached homes, two- to four-family dwellings, individual condominium units, cooperative units and individual units in planned residential developments have the additional characteristics described below and in the prospectus.

          Each Mortgage Loan had a first scheduled payment date during the period from October 1, 1999 through April 1, 2006, inclusive, and will have an original term to maturity from the due date of its first Scheduled Payment of not more than 30 years. All Mortgage Loans will have principal (if applicable) and interest payable on the first day of each month (the "DUE DATE"). Approximately 88.230% of the Mortgage Loans pay interest only and do not amortize principal for a set period from the date of their origination and thereafter begin to amortize principal.

          All of the Mortgage Loans originally were acquired by Goldman Sachs Mortgage Company ("GSMC") from American Home Mortgage Corp. ("AMERICAN HOME" ), Countrywide Home Loans, Inc. ("COUNTRYWIDE HOME LOANS"), GMAC Mortgage Corporation ("GMACM" ), National City Mortgage Co. ("NAT CITY"), Wells Fargo Bank, N.A. ("WELLS FARGO BANK") and certain other mortgage loan origination entities that each originated less than 10% of the aggregate Mortgage Loans or the Mortgage Loans in any one Loan Group (each of all such entities, a "SELLER") pursuant to various sale and servicing agreements (or, in the case of the Mortgage Loans acquired from Countrywide Home Loans, which will be serviced by Countrywide Home Loans Servicing LP ("COUNTRYWIDE SERVICING"), such Mortgage Loans were acquired pursuant to a seller's warranty agreement and will be serviced by Countrywide Servicing pursuant to a servicing agreement) (each of the foregoing sale and servicing agreements, servicing agreements and seller's warranty agreements, a "SALE AND SERVICING AGREEMENT" and together, the "SALE AND SERVICING AGREEMENTS"). Each Seller, under the related Sale and Servicing Agreement, made certain representations and warranties (see "--Representations and Warranties Regarding the Mortgage Loans" below) regarding the Mortgage Loans. Each Sale and Servicing Agreement will be assigned to the Trust Fund insofar as it relates to the particular Mortgage Loans sold to the Trust Fund.

          On each Adjustment Date, the mortgage interest rate will be adjusted to equal the sum of the Index and the Margin, rounded generally to the nearest one-eighth of one percent. The adjustment to the mortgage interest rate on a Mortgage Loan is generally limited to a number of basis points specified in the mortgage note (a "RATE ADJUSTMENT CAP"). Certain of the Mortgage Loans also have a different Rate Adjustment Cap that applies to their initial Adjustment Date (the "INITIAL RATE ADJUSTMENT CAP") or a periodic adjustment cap (a "SUBSEQUENT RATE ADJUSTMENT CAP"). In addition, each Mortgage Loan is subject to an overall maximum interest rate (a "LIFETIME CAP"), and specifies an overall minimum interest rate (a "LIFETIME FLOOR"), which is equal to the Margin for that Mortgage Loan. On the first Due Date following each Adjustment Date for each Mortgage Loan, the Scheduled Payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity. Each Mortgage Loan contains a "due-on-sale" clause which the applicable Servicer will exercise unless prohibited from doing so by applicable law.

          The average current principal balance of the Mortgage Loans as of the Cut-Off Date is approximately $447,886, with the principal balance of the largest Mortgage Loan equaling approximately $3,400,000. The weighted average mortgage interest rate as of the Cut-Off Date is 5.975%. The weighted average stated remaining term of the Mortgage Loans is 356 months. The weighted average seasoning is 4 months.

LOAN GROUP 1

          Loan Group 1 contains 159 Mortgage Loans having an aggregate principal balance as of the Cut-Off Date of approximately $55,685,767. The weighted average gross coupon for Loan

Group 1 is 5.856%. The Mortgage Loans in Loan Group 1 have a remaining term until the next rate reset of 5 months following the Cut-Off Date.

          As of the Cut-Off Date, approximately 97.452% of the Mortgage Loans in Loan Group 1 had current loan-to-value ratios of less than or equal to 80%, while approximately 2.548% of the Mortgage Loans in Loan Group 1 had current loan-to-value ratios greater than 80%. All of the Mortgage Loans in Loan Group 1 with current loan-to-value ratios greater than 80% are covered by a primary mortgage insurance policy.

          As of the Cut-Off Date, approximately 0.415% of the Mortgage Loans in Loan Group 1, with an aggregate principal balance of approximately $231,150, had been delinquent in payment for 30 days or more at least once during the preceding 12 months. None of the Mortgage Loans in Loan Group 1 had been delinquent in payment for 60 or more days during the preceding 12 months.

          SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 1 LOANS.

LOAN GROUP 2

          Loan Group 2 contains 429 Mortgage Loans having an aggregate principal balance as of the Cut-Off Date of approximately $136,863,944. The weighted average gross coupon for Loan Group 2 is 5.784%. The Mortgage Loans in Loan Group 2 have a remaining weighted average fixed rate period of 31 months following the Cut-Off Date.

          As of the Cut-Off Date, approximately 92.911% of the Mortgage Loans in Loan Group 2 had current loan-to-value ratios of less than or equal to 80%, while approximately 7.089% of the Mortgage Loans in Loan Group 2 had current loan-to-value ratios greater than 80%. Approximately 97.045% of the Mortgage Loans in Loan Group 2 with current loan-to-value ratios greater than 80% are covered by a primary mortgage insurance policy.

          As of the Cut-Off Date, approximately 0.571% of the Mortgage Loans in Loan Group 2, with an aggregate principal balance of approximately $781,600, had been delinquent in payment for 30 days or more at least once during the preceding 12 months. None of the Mortgage Loans in Loan Group 2 had been delinquent in payment for 60 or more days during the preceding 12 months.

          SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 2 LOANS.

LOAN GROUP 3

          Loan Group 3 contains 573 Mortgage Loans having an aggregate principal balance as of the Cut-Off Date of approximately $244,668,525. The weighted average gross coupon for Loan Group 3 is 6.073%. The Mortgage Loans in Loan Group 3 have a remaining weighted average fixed rate period of 57 months following the Cut-Off Date.

          As of the Cut-Off Date, approximately 95.659% of the Mortgage Loans in Loan Group 3 had current loan-to-value ratios of less than or equal to 80%, while approximately 4.341% of the Mortgage Loans in Loan Group 3 had current loan-to-value ratios greater than 80%. All of the Mortgage Loans in Loan Group 3 with current loan-to-value ratios greater than 80% are covered by a primary mortgage insurance policy.

          As of the Cut-Off Date, approximately 0.123% of the Mortgage Loans in Loan Group 3, with an aggregate principal balance of approximately $299,930, had been delinquent in payment for 30 days or more at least once during the preceding 12 months. None of the Mortgage Loans in Loan Group 3 had been delinquent in payment for 60 or more days during the preceding 12 months.

          SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 3 LOANS.

LOAN GROUP 4

          Loan Group 4 contains 402 Mortgage Loans having an aggregate principal balance as of the Cut-Off Date of approximately $209,665,986. The weighted average gross coupon for Loan Group 4 is 6.143%. The Mortgage Loans in Loan Group 4 have a remaining weighted average fixed rate period of 81 months following the Cut-Off Date.

          As of the Cut-Off Date, approximately 98.397% of the Mortgage Loans in Loan Group 4 had current loan-to-value ratios of less than or equal to 80%, while approximately 1.603% of the Mortgage Loans in Loan Group 4 had current loan-to-value ratios greater than 80%. Approximately 76.794% of the Mortgage Loans in Loan Group 4 with current loan-to-value ratios greater than 80% are covered by a primary mortgage insurance policy.

          As of the Cut-Off Date, approximately 0.362% of the Mortgage Loans in Loan Group 4, with an aggregate principal balance of approximately $758,800, had been delinquent in payment for 30 days or more at least once during the preceding 12 months. None of the Mortgage Loans in Loan Group 4 had been delinquent in payment for 60 or more days during the preceding 12 months.

          SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 4 LOANS.

LOAN GROUP 5

          Loan Group 5 contains 586 Mortgage Loans having an aggregate principal balance as of the Cut-Off Date of approximately $315,622,762. The weighted average gross coupon for Loan Group 5 is 5.891%. The Mortgage Loans in Loan Group 5 have a remaining weighted average fixed rate period of 115 months following the Cut-Off Date.

          As of the Cut-Off Date, approximately 99.273% of the Mortgage Loans in Loan Group 5 had current loan-to-value ratios of less than or equal to 80%, while approximately 0.727% of the Mortgage Loans in Loan Group 5 had current loan-to-value ratios greater than 80%. Approximately 91.502% of the Mortgage Loans in Loan Group 5 with current loan-to-value ratios greater than 80% are covered by a primary mortgage insurance policy.

          As of the Cut-Off Date, approximately 0.193% of the Mortgage Loans in Loan Group 5, with an aggregate principal balance of approximately $608,000, had been delinquent in payment for 30 days or more at least once during the preceding 12 months. None of the Mortgage Loans in Loan Group 5 had been delinquent in payment for 60 or more days during the preceding 12 months.

          SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 5 LOANS.

SELECTED MORTGAGE LOAN DATA

                                                                                                                         TOTAL FOR
                                                                                                                       LOAN GROUP 2
                                                 LOAN          LOAN           LOAN           LOAN           LOAN       THROUGH LOAN
                                               GROUP 1        GROUP 2        GROUP 3        GROUP 4        GROUP 5        GROUP 5
                                             -----------   ------------   ------------   ------------   ------------   ------------
CUT-OFF DATE SCHEDULED PRINCIPAL BALANCE..   $55,685,767   $136,863,944   $244,668,525   $209,665,986   $315,622,762   $906,821,216
NUMBER OF MORTGAGE LOANS..................           159            429            573            402            586          1,990
AVERAGE SCHEDULED PRINCIPAL BALANCE.......   $   350,225   $    319,030   $    426,996       $521,557       $538,605   $    455,689
WEIGHTED AVERAGE GROSS COUPON.............         5.856%         5.784%         6.073%         6.143%         5.891%         5.982%
WEIGHTED AVERAGE NET COUPON...............         5.586%         5.506%         5.778%         5.883%         5.625%         5.708%
WEIGHTED AVERAGE STATED REMAINING TERM
   (MONTHS)...............................           349            355            357            357            355            356
WEIGHTED AVERAGE SEASONING (MONTHS).......            11              5              3              3              5              4
WEIGHTED AVERAGE MONTHS TO ROLL...........             5             31             57             81            115             79
WEIGHTED AVERAGE CURRENT LTV RATIO(1).....        66.929%        73.181%        72.172%        72.576%        69.388%        71.449%
WEIGHTED AVERAGE GROSS MARGIN.............         2.212%         2.297%         2.261%         2.285%         2.385%         2.315%
NON-ZERO WEIGHTED AVERAGE CREDIT SCORE....           739            728            733            737            741            736

(1) "Current LTV Ratio" means "Loan-to-Value Ratio" as defined in the prospectus.

          SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE MORTGAGE LOANS.

COUNTRYWIDE UNDERWRITING GUIDELINES

Note: Loan-to-Value Ratio as used in "Underwriting Standards" below has the following meaning:

          The "LOAN-TO-VALUE RATIO" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

          o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

          o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "--Underwriting Standards--General".

          With respect to mortgage loans originated pursuant to Countrywide Home Loans' Streamlined Documentation Program,

          o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

          o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See "--Underwriting Standards--General" in this section.

          No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards.

          General. Countrywide Home Loans, Inc., a New York corporation, has been originating mortgage loans since 1969. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

          As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

          In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO CREDIT SCORES" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "PREFERRED PROCESSING PROGRAM").

          Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

          Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

          Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

          The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "FULL DOCUMENTATION PROGRAM"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

          A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "ALTERNATIVE DOCUMENTATION PROGRAM"), a Reduced Documentation Loan Program (the "REDUCED DOCUMENTATION PROGRAM"), a CLUES Plus Documentation Loan Program (the "CLUES PLUS DOCUMENTATION PROGRAM"), a No Income/No Asset Documentation Loan Program (the "NO

INCOME/NO ASSET DOCUMENTATION PROGRAM"), a Stated Income/Stated Asset Documentation Loan Program (the "STATED INCOME/STATED ASSET DOCUMENTATION PROGRAM") and a Streamlined Documentation Loan Program (the "STREAMLINED DOCUMENTATION PROGRAM").

          For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

          Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

          Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

          In addition to Countrywide Home Loans' standard underwriting guidelines (the "STANDARD UNDERWRITING GUIDELINES"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "EXPANDED UNDERWRITING GUIDELINES"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

          Standard Underwriting Guidelines. Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

          For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

          Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

          Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

          In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

          The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

          Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

          The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

          The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

          Expanded Underwriting Guidelines. Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

          Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

          For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

          Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

          Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

          In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the

No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

          The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

          Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

          Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

          Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

GMAC MORTGAGE CORPORATION UNDERWRITING GUIDELINES

General

          GMAC Mortgage Corporation is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation ("RESCAP"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

          GMAC Mortgage Corporation began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage Corporation.

          GMAC Mortgage Corporation maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is
(215) 682 1000.

          In addition, GMAC Mortgage Corporation purchases mortgage loans originated by GMAC Bank, which is wholly-owned by ResCap and an affiliate of GMAC Mortgage Corporation. All of the mortgage loans that GMAC Bank originates are originated in accordance with GMAC Mortgage Corporation's underwriting standards described below. GMAC Bank is a federal savings bank and was formed in 2001.

          The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage Corporation.

                                 --------------
                                |General Motors|
                                |  Corporation |
                                 --------------
                                        |
                                 -------|------
                                |General Motors|
                                |  Acceptance  |
                                |  Corporation |
                                |    (GMAC)    |
                                 --------------
                                        |
                                 -------|------
                                |  Residential |
                                |    Capital   |
                                |  Corporation |
                                |   (ResCap)   |
                                 --------------
                                        |
                                        |
                   |---------------------------------|
                   |                                 |
        -----------|-------------                ----|----
       |GMAC Mortgage Corporation|              |GMAC Bank|
        -------------------------                ---------

LOAN ORIGINATION AND TYPES OF MORTGAGE LOANS

          GMAC Mortgage Corporation's primary source for residential mortgage loan production is through the origination of loans through its retail branches and direct lending network. GMAC Bank's primary source for residential mortgage loan production is through the origination of loans through its mortgage brokerage network and the purchase of loans in the secondary market (primarily from correspondent lenders).

          GMAC Mortgage Corporation originates and acquires mortgage loans that generally fall into one of the following four categories:

     o Prime Conforming Mortgage Loans -- These are prime credit quality first-lien mortgage loans secured by single-family residences that are generally acceptable for purchase by Fannie Mae or Freddie Mac for inclusion in their guaranteed mortgage securities programs.

     o Prime Non-Conforming Mortgage Loans -- These are prime credit quality first-lien mortgage loans secured by single-family residences that either (1) do not conform to the underwriting standards established by Fannie Mae or Freddie Mac, because they have original principal amounts exceeding Fannie Mae and Freddie Mac limits, which are commonly referred to as jumbo mortgage loans, or (2) have alternative documentation requirements and property or credit-related features (e.g., higher loan-to-value or debt-to-income ratios) but are otherwise considered prime credit quality due to other compensating factors.

     o Government Mortgage Loans -- These are first-lien mortgage loans secured by single-family residences that are insured by the Federal Housing Administration or guaranteed by the Veterans Administration.

     o Second-Lien Mortgage Loans -- These are open- and closed-end mortgage loans secured by a second or more junior lien on single-family residences, which include home equity mortgage loans.

          The following tables set forth the mortgage loans originated by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage Corporation originated a residential mortgage loan portfolio of approximately $55.4 billion, $7.0 billion, $3.4 billion and $5.8 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation originated a residential mortgage loan portfolio of approximately $39.5 billion, $22.5 billion, $3.4 billion and $6.7 billion during the nine months ended September 30, 2005 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                GMAC MORTGAGE CORPORATION ORIGINATION EXPERIENCE

                                      FOR THE NINE
                                       MONTHS ENDED   FOR THE YEAR ENDED DECEMBER 31,
                                      SEPTEMBER 30,   -------------------------------
                                          2005           2004       2003       2002
                                      -------------   ---------   --------   --------
Prime conforming mortgage loans
   No. of Loans ...................      217,420       276,444     558,204    367,612
   Dollar Amount of Loans .........     $ 39,471      $ 45,635    $ 89,271   $ 55,407
   Percentage Change
      from Prior Year .............       (13.51)%      (48.88)%     61.12%     N/A
Prime non-conforming mortgage loans
   No. of Loans ...................       79,037       101,883      41,202     23,391
   Dollar Amount of Loans .........     $ 22,532      $ 28,522    $ 13,451   $  7,010
   Percentage Change
      from Prior Year .............       (21.00)%      112.04%      91.88%     N/A
Government mortgage loans
   No. of Loans ...................       24,939        40,062      49,988     30,234
   Dollar Amount of Loans .........     $  3,382      $  4,834    $  4,929   $  3,399
   Percentage Change
      from Prior Year .............       (30.04)%       (1.93)%     45.01%     N/A

Second-lien mortgage loans
   No. of Loans ...................      123,238       163,233     161,036    129,201
   Dollar Amount of Loans .........     $  6,740      $  8,457    $  6,803   $  5,802
   Percentage Change
      from Prior Year .............       (20.30)%       24.31%      17.25%     N/A
Total mortgage loans serviced
   No. of Loans ...................      444,634       581,622     810,430    550,438
   Dollar Amount of Loans .........     $ 72,125      $ 87,448    $114,454   $ 71,618
   Percentage Change
      from Prior Year .............       (17.52)%      (23.60)%     59.81%     N/A

GMAC MORTGAGE CORPORATION UNDERWRITING STANDARDS

          General Standards. All mortgage loans that GMAC Mortgage Corporation originates and most of the mortgage loans that GMAC Mortgage Corporation purchases are subject to its underwriting guidelines and loan origination standards. When originating mortgage loans directly through retail branches or by internet or telephone, or indirectly through mortgage brokers, GMAC Mortgage Corporation follows established lending policies and procedures that require consideration of a variety of factors, including:

     o    the borrower's capacity to repay the loan;

     o    the borrower's credit history;

     o    the relative size and characteristics of the proposed loan; and

     o the amount of equity in the borrower's property (as measured by the borrower's loan-to-value ratio).

          GMAC Mortgage Corporation's underwriting standards have been designed to produce loans that meet the credit needs and profiles of GMAC Mortgage Corporation borrowers, thereby creating more consistent performance characteristics for investors in GMAC Mortgage Corporation's loans. When purchasing mortgage loans from correspondent lenders, GMAC Mortgage Corporation either re-underwrites the loan prior to purchase or delegates underwriting responsibility to the correspondent lender originating the mortgage loan.

          To further ensure consistency and efficiency, much of GMAC Mortgage Corporation's underwriting analysis is conducted through the use of automated underwriting technology. GMAC Mortgage Corporation also conducts a variety of quality control procedures and periodic audits to ensure compliance with GMAC Mortgage Corporation origination standards, including responsible lending standards and legal requirements. Although many of these procedures involve manual reviews of loans, GMAC Mortgage Corporation seeks to leverage its technology in further developing our quality control procedures. For example, GMAC Mortgage Corporation has programmed many of its compliance standards into its loan origination systems and continues to use and develop automated compliance technology to mitigate regulatory risk.

          GMAC Mortgage Corporation's underwriting standards with respect to the mortgage loans generally will conform to those published in GMAC Mortgage Corporation's underwriting guidelines. The underwriting standards as set forth in GMAC Mortgage Corporation's underwriting guidelines are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

          The underwriting standards set forth in GMAC Mortgage Corporation's underwriting guidelines may be varied in appropriate cases. There can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the mortgage loans will be equivalent under all circumstances.

          GMAC Mortgage Corporation's underwriting standards include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of GMAC Mortgage Corporation's underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

          Jumbo Loan Programs. The underwriting standards set forth in GMAC Mortgage Corporation's underwriting guidelines with respect to mortgage loans originated or acquired under GMAC Mortgage Corporation's jumbo loan programs provide for varying levels of documentation. For the "Standard" documentation loan program, a prospective borrower is required to complete a detailed application providing pertinent credit information. The application contains a description of borrower's assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed or if income is received from dividends and interest, rental properties or other income which can be verified from tax returns, the borrower may also be required to submit copies of signed tax returns. In addition, the borrower may be required to authorize verification of deposits at financial institutions where the borrower has accounts.

          Loan applications for jumbo loans for loan amounts or combined loan amount less than $850,000 originated or purchased by GMAC Mortgage Corporation may be submitted to an automated underwriting system. GMAC Mortgage Corporation uses Fannie Mae's Desktop Underwriter program, or DU, or Freddie Mac's Loan Prospector program, or LP. These automated underwriting systems were developed by Fannie Mae and Freddie Mac and are used to underwrite conventional, governmentally insured and jumbo loans based on established guidelines. Loans that receive an "Approve/Eligible" or an "Approve/Ineligible" only as a result of parameters acceptable under the specific product that do not meet conforming eligibility guidelines in connection with DU or "Accept Plus" or "Accept" in connection with LP are considered loans eligible for origination or purchase by GMAC Mortgage Corporation and may follow reduced income and asset documentation as noted on the automated underwriting finding report. This streamlined documentation alternative does not apply to loan amounts and combined loan amounts exceeding $850,000. Loan amounts and combined loan amounts over $850,000 are not eligible for submission to automated underwriting or the reduced documentation process. The automated underwriting system is not used as a loan decision tool but, instead, is used only as a reduced documentation alternative for certain qualifying mortgage loans, and jumbo loans are generally subjected to a manual review via the approved delegated underwriting authority.

          Recently, GMAC Mortgage Corporation has instituted a proprietary automated underwriting decision engine for selected jumbo mortgage products (the "AU ENGINE"). The proprietary AU Engine is built from Fannie Mae's Desktop Underwriter program, or DU. Loans must run through the Fannie Mae system to access the AU Engine. Loans that receive an "Approve/Eligible" or an "Approve/Ineligible" from DU will pass through to the AU Engine with the streamlined documentation alternative shown on the report. The AU Engine provides recommendations on GMAC Mortgage Corporation jumbo mortgage products and provides the ability to validate loans using the AU Engine "Approve" recommendation. This automated underwriting decision does not apply to loan amounts and combined loan amounts exceeding $850,000. Loan amounts and combined loan amounts over $850,000 are not eligible for submission to automated underwriting or the reduced documentation process.

          The AU Engine delivers a full underwriting decision that includes GMAC Mortgage Corporation's product guidelines and customized findings messages. Loans that receive an "Approve" recommendation from the AU Engine will be considered as having a GMAC Mortgage Corporation automated conditional approval and will follow the findings documentation report supplied by the AU Engine for all documentation requirements. Loans that receive a "Refer" recommendation from the AU Engine may not follow the findings documentation report requirements. Instead, a full manual underwrite must be completed to validate proper documentation requirements.

          In determining the adequacy of the mortgaged property as collateral, an appraisal may be required of each property considered for financing. Such appraisals may be performed by appraisers independent from or affiliated with GMAC Mortgage Corporation or its affiliates. Such appraisals, however, will not establish that the mortgaged properties provide assurance of repayment of the mortgage loans. The appraiser is required to verify that property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. For existing properties, if the appraisal is more than 120 days old but less than 180 days old, the original appraiser must certify that the value has not declined. If the appraisal is more than 180 days old, a new appraisal is required. For new construction or construction-to-permanent loans, if the appraisal is more than 180 days old but less than 360 days old, the original appraiser must certify that the value has not declined. The updated appraisal must be dated within 180 days of the settlement or closing. If the appraisal is more than 360 days old, a new appraisal is required. To the extent that the appraised value of a mortgaged property declines over time, the actual loan-to-value ratio with respect to such mortgage loan will be higher than the loan-to-value ratio derived at the time of origination of such mortgage loan.

          Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations and monthly living expenses.

          Under GMAC Mortgage Corporation's underwriting guidelines, loans may also be originated under the "Relocation" or "Relocation-VIP" documentation programs. Under these programs, certain items described above are verified using alternative sources. In the case of "Relocation" documentation, a signed employer relocation verification form is acceptable in lieu of a paystub. The "Relocation-VIP" program does not require income verification, however, eligible borrowers must have a minimum annual base salary of $75,000.

          Loans may also be originated under GMAC Mortgage Corporation's underwriting guidelines under the "Stated Income" program, a no income verification program for self-employed and salaried borrowers. For these loans, a credit check, an appraisal, and verification of sufficient assets is required. These loans generally will not exceed a 95% loan-to-value ratio on primary residence purchases and rate term refinances and 75% loan-to-value ratio on equity refinances. A 70% loan-to-value ratio on second homes is permitted on purchases and rate term refinances. Equity refinances are not permitted for second homes under the "Stated Income" program

          GMAC Mortgage Corporation's underwriting guidelines also provide for loans under its "Select" program to employees and retirees of General Motors Corporation, or GM. Such loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $75,000 or to GM or GM affiliate retirees with a minimum base retirement annual income of $60,000. In addition, "Super Select" processed loans are made to executives of GM or affiliates of GM and dealer principals with a minimum annual base salary of $200,000. For both "Select" and "Super Select" loan programs, no income, no asset and, at times, no appraisal is required. Underwriting for "Select" is subject to a maximum loan-to-value ratio of 80% and a combined loan-to-value ratio of 90% for primary and second home purchase and rate term refinance transactions. For the "Select" program, a maximum loan-to-value ratio of 80% is permitted on primary residence equity refinances and a maximum loan-to-value ratio of 70% is permitted for second homes. Underwriting for the "Super Select" program is subject to a maximum loan-to-value ratio of 80% for primary and second home purchase and rate term refinance transactions. No equity refinances are permitted under the "Super Select" loan program. The loan-to-value ratio for the "Super Select" program is based on the borrower's stated value and generally no appraisal is required for loan-to-value ratios of 80% or less. On the "Select" program, the borrower must supply evidence of value only in some instances. For example, if the combined loan amount exceeds $850,000 or if the loan is an equity refinance loan, an appraisal of the property is required. In addition to the loan-to-value and salary requirements described above, generally, borrower eligibility under the "Select" or "Super Select" documentation program may be determined by use of a credit scoring mode, which in most cases requires a minimum credit score of 680.

          The underwriting standards set forth in the GMAC Mortgage Corporation underwriting guidelines may be varied for certain refinance transactions, including "limited documentation" or "reduced documentation" mortgage loan refinances. Limited or reduced documentation refinances, including the programs "Streamline" and "Express," generally permit fewer supporting documents to be obtained or waive income, appraisal, asset, credit score and employment documentation requirements. Limited or reduced documentation refinances generally compensate for increased credit risk by placing greater emphasis on the borrower's payment history. Generally, in order to be eligible for a limited or reduced documentation refinance, the borrower must be an existing customer of GMAC Mortgage Corporation, have a good credit history and the mortgage loan must demonstrate other compensating factors, such as a relatively low loan-to-value ratio, stable employment or other favorable underwriting factors.

LYDIAN PRIVATE BANK GENERAL UNDERWRITING STANDARDS

          Lydian is a federal savings bank whose home office is located in Palm Beach, Florida. Lydian is subject to examination and regulation by the Office of Thrift Supervision. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

          Lydian's underwriting standards are used to evaluate the borrower's credit standing, the ability for the client to repay the debt and the value of the collateral being adequate and are applied in accordance with the applicable federal regulations. Exceptions to the underwriting standards are permitted where compensating factors are present. Generally, each borrower will have been required to complete an application designed to provide to the lender pertinent credit information concerning the borrower, however data used by Lydian Private Bank may have been obtained by a third party, such as a mortgage broker. The information provided with respect to assets, liabilities, income (if applicable), credit history, employment history and personal information, is furnished with authorization to obtain a credit report summarizing the borrower's credit history. In the case of investment properties and two-to four-unit dwellings, income derived from the subject property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources. In the case of second home properties, no income is considered for underwriting purposes.

          With respect to conforming purchase money or rate/term refinance loans, all loan-to-value and loan amount limits comply with Fannie Mae requirements.

          For fully documented, non-conforming purchase money or rate/term refinance loans secured by single-family and two-family residences, loan-to-value ratios of up to 95% for mortgage loans with original principal balances of up to $400,000 are allowed. Mortgage Insurance is required for loans exceeding 80% loan to value.

          Mortgage loans with principal balances exceeding $1,000,000 are allowed if the loan is secured by the borrower's primary residence or second home. The loan-to- value ratio for this product may not exceed 75%. For cash out refinance loans, the maximum loan-to- value is 90% and the maximum "cash out" amount permitted is based on program requirements as outlined in the specific product matrix. Typically, the maximum cash-out permitted for Gold product is $200,000 or 50% with no limitation of our Portfolio product.

          Loan to value limitations are generally monitored by documentation level. Less than fully-documented loans have lower loan-to-value and/or loan amount limits.

          A prospective borrower must demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and the related monthly portion of property taxes, hazard insurance and mortgage insurance, if applicable) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits.

          If the borrower obtained a mortgage loan where the initial term is fixed for a period of 24 months or greater, the initial rate on the loan is used for determining the debt to income ratio. If the borrower obtained a loan with negative amortization, the monthly housing expense calculation is based upon the greater of 5.5% or the fully indexed mortgage note rate at the time of closing. The maximum acceptable debt-to-income ratio varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each borrower is required to have sufficient cash resources to pay the down payment and closing costs and sufficient cash reserves based on program parameters.

          Exceptions to Lydian's underwriting guidelines may be granted if compensating factors are documented in the loan request file. A pricing adjustment may apply.

          Additionally, Lydian does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the mortgaged property, so long as the mortgage loan is in its adjustable rate period and the purchaser meets underwriting standards that are in effect at the time of assumption.

          The credit report provides a credit score for each borrower and the content of the report is reviewed for each borrower. Credit scores are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. If three credit scores are obtained, Lydian applies the lowest middle score of all borrowers. If two scores are provided, Lydian applies the lowest score of all borrowers.

Full/Alternative Documentation

          Under full/alternative documentation, the borrower's employment, income and assets are verified through written documentation, covering a time frame as indicated by Custom Desktop

Underwriter to a maximum 2-year period for employment/income and a 2-month period for assets. Conforming loans are processed through Desktop Underwriter which affords the following documentation variations:

          o    Verbal verification of employment

          o    Less that 12 months employment verified

          o    12-23 month employment term verified

          o    24 months or more employment verified

          o    1 or 2 months bank statement(s)

Stated Documentation

          Under a stated income program, more emphasis is placed on the collateral, credit history and assets of the borrower than on the verified income of the borrower. Although the income is not verified, a 3rd party verification of the borrower's employment is obtained without reference to income. Assets are verified except in the case of the FNMA Quick Close program.

NATIONAL CITY MORTGAGE CO. UNDERWRITING STANDARDS

          The originator's underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present. Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of investment properties and two-to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

          With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to conforming purchase money or rate/term refinance loans, all loan-to-value and loan amount limits shall comply with Fannie Mae or Freddie Mac requirements. With respect to fully documented, non-conforming purchase money or rate/term refinance loans secured by single-family and two-family residences, loan- to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000 are generally allowed.

          Mortgage loans with principal balances exceeding $1,000,000 ("super jumbos") are allowed if the loan is secured by the borrower's primary residence or second home. The loan-to- value ratio for super jumbos generally may not exceed 75%. For cash out refinance loans, the maximum loan-to- value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original loan-to-value of the related mortgage loan and FICO score. Typically, the maximum cash-out permitted is the greater of $200,000 or 50% of the new loan amount for LTVs above 50%. Less than fully-documented loans generally have lower loan-to-value and/or loan amount limits.

          For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

          In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, the originator generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis. The originator also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the lower middle score of all borrowers.

          Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

Full/Alternative Documentation

          Under full/alternative documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications, covering a 2-year period for employment/income and a 2-month period for assets. Eligible loans may have been processed through Loan Prospector or Desktop Underwriter which afford the following documentation variations:

          o    Verbal verification of employment

          o    Less that 12 months employment verified

          o    12-23 months employment verified

          o    24 months or more employment verified

          o    1 or 2 months bank statements

Stated Documentation

          Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets may or may not be verified.

RESIDENTIAL FUNDING CORPORATION UNDERWRITING STANDARDS

          General. The underwriting standards applicable to RFC include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described above if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described above, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

          Mortgage Loan Program. The Mortgage Loans acquired from RFC will have been purchased either directly or indirectly through RFC from sellers. These Mortgage Loans will have been originated generally in accordance with RFC's underwriting standards or alternative underwriting criteria as described below under "General Standards."

          General Standards. RFC's Jumbo A Program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to principal balances that do not conform to the guidelines of Federal Home Loan Mortgage Corporation, or Freddie Mac or the Federal National Mortgage Association or Fannie Mae. The underwriting standards with respect to the mortgage loans will generally conform to those published in RFC's client guide, as application to the "Jumbo A" program.

          The underwriting standards contained in RFC's client guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for mortgage passthrough certificates. The mortgage loans may be underwritten by RFC or by a designated third party. In some circumstances, however, the mortgage loans may be underwritten only by the seller. RFC may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards. The mortgage loans in any mortgage pool may be underwritten by RFC, a seller or a designated third party through the use of an automated underwriting system. Any determination of underwriting eligibility using an automated system will only be based on the information entered into the system and the information that the system is programmed to review. Loans underwritten through the use of an automated underwriting system may not require delivery to RFC of all or a portion of the related credit files. For additional information regarding automated underwriting systems that are used by RFC to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see "Automated Underwriting" below.

          With respect to the underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, the underwriting standards include a set of specific criteria under which the underwriting evaluation is made. However, the application of underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

          In addition, RFC purchases mortgage loans which do not conform to the underwriting standards contained in the RFC's client guide. A portion of the mortgage loans will be purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by RFC. The sellers who sell to RFC will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by RFC. RFC will review only a limited portion of the mortgage loans in any delivery from the related seller for conformity with the applicable underwriting standards. A portion of the mortgage loans will be purchased from sellers who will represent that the mortgage loans were originated pursuant to underwriting standards determined by a mortgage insurance company or third party origination system acceptable to RFC. RFC may accept a certification from an insurance company or a confirmation by a third party as to a mortgage loan's insurability in a mortgage pool as of the date of certification or confirmation as evidence of a mortgage loan conforming to applicable underwriting standards. Such certifications or confirmations will likely have been issued before the purchase of the mortgage loan by RFC.

          The level of review by RFC, if any, of any mortgage loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

          o    factors relating to the experience and status of the seller;

          o characteristics of the specific mortgage loan, including the principal balance, the loan-to-value ratio, the loan type or loan program; and

          o the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to RFC.

          RFC typically will review a sample of the mortgage loans purchased by RFC for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loans. Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of certificates.

          Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of various loan features, including maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower's credit score.

          The underwriting standards utilized in negotiated transactions and master commitments, the underwriting standards of insurance companies issuing certificates and the underwriting standards applicable to mortgage loans underlying mortgage securities may vary substantially from the underwriting standards contained in RFC's client guide. Those underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the adequacy of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, this description generally does not distinguish among the various underwriting standards applicable to the mortgage loans nor describes any review for compliance with applicable underwriting standards performed by RFC. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying underwriting standards will be equivalent under all circumstances.

          RFC will also purchase mortgage loans from its affiliates, including GMAC Mortgage Corporation and HomeComings Financial Network, Inc., with underwriting standards in accordance with RFC's client guide or as otherwise agreed to by RFC. However, in some limited circumstances, the mortgage loans may be employee or preferred customer loans with respect to which, in accordance with the related affiliate's mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to mortgage loans made under any employee loan program maintained by RFC, or its affiliates, in limited circumstances preferential interest rates may be allowed, and primary insurance policies may not be required in connection with an loan-to-value ratio over 80%.

          RFC's Client Guide Standards. The following is a brief description of the underwriting standards set forth in RFC's client guide for full documentation loan programs. Initially, a prospective borrower, other than a trust if the trust is the borrower, is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue that employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a mortgage loan secured by a property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust. In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Alternatively, property valuations may be made under various other methods, including automated valuation models.

          Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, credit scores may be obtained by RFC after the origination of a mortgage loan if the seller does not provide to RFC a credit score. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

          The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. In most cases, mortgage loans amortize over a 15- to 40-year period. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's credit score would not be lower if obtained as of the date of this prospectus supplement.

          Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and other financial obligations and monthly living expenses. ARM loans, buy-down mortgage loans, graduated payment mortgage loans and any other mortgage loans will generally be underwritten on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and note margin. Similarly, the amount of the monthly payment on buy-down mortgage loans and graduated payment mortgage loans will increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to balloon loans, payment of the balloon amount will depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the balloon loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

          If so specified in this prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program, contained in RFC's client guide. This program permits mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of the mortgaged property may not be required if the refinanced mortgage loan was originated up to approximately 24 months prior to the refinancing. In addition, the mortgagor's income may not be verified, although continued employment is required to be verified. In some cases, the mortgagor may be permitted to borrow up to 100% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in this prospectus supplement. The underwriting standards set forth in RFC's client guide will be varied in appropriate cases, including "limited" or "reduced loan documentation" mortgage loan programs. Some reduced loan documentation programs, for example, do not require income, employment or asset verifications. In most cases, in order to be eligible for a reduced loan documentation program, the loan-to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit scoring model.

          In its evaluation of mortgage loans that have more than twelve months of payment experience, RFC tends to place greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors traditionally applied to newly originated mortgage loans. Some mortgage loans seasoned for over twelve months

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may be underwritten for purchase by RFC based on the borrower's credit score and payment history, with no current income verification, and under alternative property valuation methods.

          The mortgaged properties may be located in states where, in general, a lender providing credit on a single family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. RFC's underwriting standards applicable to all states, including anti-deficiency states, typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by the appraisal or other acceptable valuation method, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value will support in the future the outstanding loan balance.

          Automated Underwriting. In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. RFC evaluates many of the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the information set forth in RFC's client guide as the underwriting criteria necessary to satisfy each underwriting program. The system may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified underwriting criteria in RFC's client guide for that underwriting program are not satisfied.

          In some cases, RFC enters information into the automated underwriting system using documentation delivered to RFC by the seller. In this situation, each automated review will either generate an approval or a recommendation for further review. Most approved mortgage loans will not receive any additional review of their credit components. In the case of a recommendation for further review, underwriting personnel may perform a manual review of the mortgage loan documentation before RFC will accept or reject the mortgage loan. For most sellers, RFC will conduct a limited review of the mortgage loan documentation. If that limited review does not detect any material deviations from the applicable underwriting criteria, RFC will approve that mortgage loan for purchase. In other cases, the seller enters the information directly into the automated underwriting system. Mortgage loans that have been approved by the automated underwriting system, and submitted to RFC for purchase may be reviewed to verify that the information entered by the seller accurately reflects information contained in the underwriting documentation. For most sellers, RFC will verify the accuracy of the information with respect to a sample of that seller's mortgage loans. Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, the results of an automated underwriting review may not be consistent with the results of a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in RFC's client guide, which could in turn be applied to numerous mortgage loans the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies RFC's underwriting criteria.

THE INDICES

          The Index for each Mortgage Loan is one of the One-Year CMT Loan Index, the Six-Month LIBOR Index or the One-Year LIBOR Loan Index (each as defined below) or another index as described in the prospectus supplement and the prospectus.

          The "ONE-YEAR CMT LOAN INDEX" is the Index applicable to approximately 0.918% of the Mortgage Loans (representing approximately 2.825% for loan group 1, approximately 2.943% for loan group 2, approximately 0.604% for loan group 3, approximately 0.235% for loan group 4 and approximately 0.401% for loan group 5) and is the percentage derived from the average weekly or monthly yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published in Federal Reserve Statistical Release H.15(519). Yields on Treasury securities are estimated from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. securities dealers to the Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits estimation of the yield for a one-year maturity, for example, even if no outstanding security has exactly one year remaining to maturity. The Federal Reserve Statistical Release H.15(519) is released each Monday.

          The average weekly yield reflected by the One-Year CMT Loan Index, when published, relates to daily yield quotations made during the preceding week. Therefore, the mortgage interest rates will not necessarily reflect the current average on U.S. Treasury securities.

          Listed below are some historical values of the One-Year CMT Loan Index determined from the monthly average yield beginning with 1993. The historical values of the One-Year CMT Loan Index determined from the monthly average yield have not been identical to values determined from the weekly average yield but they have not differed in a material amount. The values listed below are based upon Federal Reserve Statistical Release H.15(519).

MONTH       1993   1994   1995   1996   1997   1998   1999   2000   2001   2002   2003   2004   2005   2006
-----       ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
January     3.50%  3.54%  7.05%  5.09%  5.61%  5.24%  4.51%  6.12%  4.81%  2.16%  1.36%  1.24%  2.86%  4.45%
February    3.39%  3.87%  6.70%  4.94%  5.53%  5.31%  4.70%  6.22%  4.68%  2.23%  1.30%  1.24%  3.03%  4.68%
March       3.33%  4.32%  6.43%  5.34%  5.80%  5.39%  4.78%  6.22%  4.30%  2.57%  1.24%  1.19%  3.30%  4.77%
April       3.24%  4.82%  6.27%  5.54%  5.99%  5.38%  4.69%  6.15%  3.98%  2.48%  1.27%  1.43%  3.32%
May         3.36%  5.31%  6.00%  5.64%  5.87%  5.44%  4.85%  6.33%  3.78%  2.35%  1.18%  1.78%  3.33%
June        3.54%  5.27%  5.64%  5.81%  5.69%  5.41%  5.10%  6.17%  3.58%  2.20%  1.01%  2.12%  3.36%
July        3.47%  5.48%  5.59%  5.85%  5.54%  5.36%  5.03%  6.08%  3.62%  1.96%  1.12%  2.10%  3.64%
August      3.44%  5.56%  5.75%  5.67%  5.56%  5.21%  5.20%  6.18%  3.47%  1.76%  1.31%  2.02%  3.87%
September   3.36%  5.76%  5.62%  5.83%  5.52%  4.71%  5.25%  6.13%  2.82%  1.72%  1.24%  2.12%  3.85%
October     3.39%  6.11%  5.59%  5.55%  5.46%  4.12%  5.43%  6.01%  2.33%  1.65%  1.25%  2.23%  4.18%
November    3.58%  6.54%  5.43%  5.42%  5.46%  4.53%  5.55%  6.09%  2.18%  1.49%  1.34%  2.50%  4.33%
December    3.61%  7.14%  5.31%  5.47%  5.53%  4.52%  5.84%  5.60%  2.22%  1.45%  1.31%  2.67%  4.35%

          The above table does not purport to be, and is not, a prediction of the performance of the One-Year CMT Loan Index in the future.

          The Six-Month LIBOR Loan Index is the Index applicable to approximately 16.824% of the Mortgage Loans (representing approximately 67.123% for loan group 1, approximately 8.253% for loan group 2, approximately 29.175% for loan group 3, approximately 5.871% for loan group 4 and approximately 9.367% for loan group 5) and will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for six-month U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date (the "SIX-MONTH LIBOR LOAN INDEX").

          The One-Year LIBOR Loan Index is the Index applicable to approximately 82.258% of the Mortgage Loans (representing approximately 30.052% for loan group 1, approximately 88.804% for loan group 2, approximately 70.221% for loan group 3, approximately 93.893% for loan group 4 and approximately 90.232% for loan group 5) and will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for one-year U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date

(the "ONE-YEAR LIBOR LOAN INDEX"). With respect to Countrywide
Servicing-serviced Mortgage Loans, in the event the applicable Index is no longer available, the Servicer will select a substitute Index in accordance with the mortgages and in compliance with federal and state law.

ADDITIONAL INFORMATION

          Appendix B contains important information about the Mortgage Loans including:

               o the mortgage interest rates and the current scheduled principal balances of the Mortgage Loans;

               o    the initial Adjustment Dates and the Margins;

               o the years in which initial Scheduled Payments on the Mortgage Loans were due;

               o    the current loan-to-value ratios of the Mortgage Loans;

               o    the types of Mortgaged Properties;

               o    the geographic distribution by state of the Mortgaged
                    Properties;

               o the scheduled maturity dates of the Mortgage Loans and the weighted average stated remaining term to maturity of the Mortgage Loans;

               o    the original terms to maturity of the Mortgage Loans;

               o the interest rate Index and all applicable caps and floors for the mortgage interest rates;

               o the stated owner occupancy status of the Mortgaged Properties when the Mortgage Loans were originated;

               o    the mortgagor's stated purpose of financing; and

               o    the credit score ranges.

          The credit score tables appearing in Appendix B show the credit scores, if any, that the servicers, originators, underwriters of the Mortgage Loans or GSMC collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of mortgagors. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness. Lower credit scores do not necessarily correspond to the probability of default over the life of the related Mortgage Loan, because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

          The Trust Agreement will be available to purchasers of the certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (the "COMMISSION") within fifteen days after the initial issuance of the certificates. In the event that Mortgage Loans are removed from or added to the mortgage pool as described in the first paragraph under "Description of the Mortgage Pools," that removal or addition will be noted in the Current Report on Form 8-K.

TRANSFER OF MORTGAGE LOANS TO THE TRUST FUND

          The Mortgage Loans will be sold by GSMC to the Depositor as of the Cut-Off Date pursuant to assignment, assumption and recognition agreements among GSMC, the applicable Servicer and Seller and the Depositor. The Mortgage Loans, together with all principal and interest due on the Mortgage Loans after the Cut-Off Date, will then be sold by the Depositor to the Trustee on behalf of the Issuing Entity pursuant to the terms of the Trust Agreement. In connection with such transfer, the Depositor will assign all of its rights and obligations under the Sale and Servicing Agreements (with the exception of certain obligations) relating to the Mortgage Loans transferred by the Depositor to the Trustee. The Securities Administrator on behalf of the Trustee will execute, and the certificate registrar will, concurrent with such assignment, authenticate and deliver the certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "MORTGAGE LOAN SCHEDULE").

          As to each Mortgage Loan (except MERS loans, as described below), certain documents are required to be delivered to the applicable Custodian in accordance with the applicable Sale and Servicing Agreement. Such documents generally include the original mortgage note or (if the original is lost, and to the extent permitted by such Sale and Servicing Agreement), a copy of such mortgage note with applicable addenda and riders, endorsed in blank, without recourse, by the Seller, the original assignment of mortgage and any intervening related assignments, and any modification or assumption agreements, and may include other relevant documentation.

          Certain of the Mortgage Loans have been registered with the Mortgage Electronic Registration System ("MERS"). For these Mortgage Loans, the applicable Custodian will not have original documentation. Instead, the Trustee will be registered with MERS as the beneficial owner of such Mortgage Loans.

          The Sale and Servicing Agreements generally provide that, if a document that should have been delivered to the applicable Custodian is missing or defective, and that defect or missing document materially and adversely affects the value of the Mortgage Loan, the Seller must deliver the missing document or correct or cure the defect, as applicable, within 90 days of written notice of the defect.

          The absence of, or the existence of a defect in, an original mortgage note, mortgage or certain other documents, may limit the ability of a Servicer to enforce a mortgagor's obligations under the related Mortgage Loan and to foreclose on defaulted Mortgage Loans. As noted above, if a loss would result from a missing or defective document, the Seller will be obligated to repurchase that Mortgage Loan or to indemnify the Trust Fund for any such loss.

REPRESENTATIONS AND WARRANTIES REGARDING THE MORTGAGE LOANS

          Pursuant to the terms of the applicable Sale and Servicing Agreement, each Seller made certain representations and warranties to GSMC in connection with the transfer of the

Mortgage Loans as of the date of each such transfer. In connection with the transfer of the Mortgage Loans to the Trust Fund, GSMSC, which will acquire the Mortgage Loans from GSMC immediately before they are transferred to the Trust Fund, will assign to the Trustee on behalf of the Issuing Entity all of its rights under the Sale and Servicing Agreements, including the benefit of the representations and warranties. The following is a general summary of these representations and warranties and is not a complete or exact reproduction of all of the representations and warranties made with respect to the Mortgage Loans in the related Sale and Servicing Agreement. In addition, certain of the representations and warranties set forth below may not have been made with respect to all of the mortgage loans. Each representation made by the related Seller was made as of the date that it sold the Mortgage Loans to GSMC. GSMC will bring down all loan level representations and warranties through the Closing Date. In addition, GSMC will make the representation and warranty in clause (xxxiv) directly to the Trustee on behalf of the Issuing Entity, as of the Closing Date.

(i) Mortgage Loan Schedule. The information set forth in the Mortgage Loan schedule attached to the applicable Sale and Servicing Agreement is true and correct as of the relevant cut-off date;

(ii) Payment History. All payments on the Mortgage Loans have been made and credited, there are no material defaults under the terms of the Mortgage Loans and no Mortgage Loan payment has been thirty days or more delinquent more than once in the twelve-month period preceding the closing date;

(iii) No Outstanding Charges. There are no defaults by the Seller in complying with the terms of the mortgage note or mortgage. To the best knowledge of each Seller, all taxes and government assessments, insurance premiums, water, sewer and municipal charges due and owing have either been paid, or to the extent not yet due and payable, escrowed;

(iv) Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded, if necessary and delivered to the purchaser under the related Sale and Servicing Agreement, and any such waiver, alteration or modification has been approved by the mortgage insurer, if the Mortgage Loan is insured, and the title insurer if required by the policy and is reflected in the Mortgage Loan schedule to the relevant agreement. No mortgagor has been released in whole or in part;

(v) No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

(vi) No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage, in whole or in part;

(vii) Validity of Documents. The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms. Such mortgagor had the legal capacity to enter into the Mortgage Loan and execute and deliver the mortgage and mortgage note and the mortgage has been duly executed by such person;

(viii) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law applicable to the origination and servicing of the Mortgage Loan have been complied with, and the Servicer will maintain and deliver upon demand evidence of such compliance; and all inspections, licenses and certificates required for the occupied portion of each Mortgaged Property have been obtained;

(ix) Valid First Lien; No Mechanics' Liens. The mortgage is a valid, enforceable and perfected first lien on the Mortgaged Property, subject only to the lien of current property taxes and other assessments not yet due and payable, covenants and conditions specified in the title insurance policy and other matters to which similar properties are commonly subject. No mechanics' liens or similar liens have been filed having the same priority as the lien of the related mortgage, which are not insured against by the applicable title insurance policy;

(x) Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage;

(xi) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged. Prior to the transfer by the Seller, the Seller had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest of any nature;

(xii) Origination/Doing Business. The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties having an interest in the Mortgage Loan were in compliance with all applicable state licensing requirements where
     (1) the Mortgaged Property is located and any qualification requirements of Fannie Mae or Freddie Mac, or (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks (or their operating subsidiaries) or
     (5) not doing business in such state;

(xiii) Title Insurance. Each Mortgage Loan is covered by an American Land Title Association lender's title insurance policy or other generally acceptable form of insurance the policy and issuer of which is acceptable to Fannie Mae or Freddie Mac. The related Seller is the sole insured of such title insurance policy and such policy is in full force and effect with no claims made under such title insurance policy and no prior holder of the mortgage having done, by action or omission, anything to impair the coverage under such title insurance policy;

(xiv) Customary Provisions. The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the Mortgaged Property of the benefits of the security provided by such mortgage;

(xv) Occupancy. At origination and to the best of the Seller's knowledge, the Mortgaged Property was lawfully occupied under applicable law;

(xvi) No Additional Collateral. The mortgage note is not additionally secured by any collateral other than the Mortgaged Property;

(xvii) Transfer of Mortgage Loans. The assignment of mortgage for each Mortgage Loan that is not a MERS Mortgage Loan is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(xviii) Collection Practices; Escrow Deposits. The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent in the mortgage origination business and have been conducted in accordance with the terms of the related mortgage note and mortgage. All escrow amounts have been collected in full compliance with state and federal law and are not prohibited by applicable law;

(xix) Mortgaged Property Undamaged; No Condemnation. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended, and, to the best of such Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

(xx) Insurance. The Mortgaged Property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located or required by the applicable federal insurer. The mortgage obligates the mortgagor to pay the cost of maintaining such insurance;

(xxi) Payment Terms. The mortgage note is payable on the first day of each month, in equal monthly installments of principal and interest over a term of no more than thirty years; provided, that monthly installments of interest may change due to adjustments to the mortgage interest rate on interest rate adjustment dates. No Mortgage Loan has a shared appreciation or other contingent interest feature or permits negative amortization;

(xxii) No Defaults. Except with respect to delinquencies identified on the Mortgage Loan schedule of the relevant agreement, there is no default, breach, violation or event of acceleration existing under any mortgage or mortgage note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

(xxiii) Loan-to-Value Ratio. The loan-to-value ratio of each Mortgage Loan was less than 125% at either the time of its origination or refinancing, as applicable;

(xxiv) Primary Mortgage Insurance. All provisions of each primary mortgage insurance policy have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policy have been paid. Any mortgage subject to a primary mortgage insurance policy obligates the related mortgagor to maintain such insurance and pay all related premiums and charges and each Mortgage Loan with a loan-to-value ratio at origination in excess of 80% will be subject to a primary mortgage insurance policy (unless an exception was made in the applicable Sale and Servicing Agreement) issued by an insurer acceptable to Fannie Mae or Freddie Mac in at least such amounts as required by Fannie Mae or Freddie Mac;

(xxv) No Foreclosure. No Mortgaged Property is subject to pending foreclosure proceedings or a written foreclosure agreement;

(xxvi) No Mortgagor Bankruptcy. To the best of the applicable Seller's knowledge, no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the related Mortgage Loan was originated and as of the relevant closing date and the Seller has not received notice that any mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

(xxvii) No Adverse Selection. The applicable Seller did not use adverse selection procedures when designating Mortgage Loans for sale to GSMC;

(xxviii) Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Seller's underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(xxix) Deeds of Trust. In the event any mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor;

(xxx) The Appraisal. The Mortgage Loan documents contain an appraisal of the related Mortgaged Property by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security of the Mortgaged Property; and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Fannie Mae or Freddie Mac, as applicable;

(xxxi) Servicemembers Civil Relief Act. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to any mortgagor under the Servicemembers Civil Relief Act;

(xxxii) No Additional Payments. There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the mortgagor;

(xxxiii) Comparable and Complete Mortgage Loan File. Each document or instrument in the related Mortgage File is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

(xxxiv) HOEPA. No Mortgage Loan is classified as "high cost" or "predatory" mortgage loans under Section 32 of the Home Ownership and Equity Protection Act of 1994, as amended and no Mortgage Loan is considered a "high cost" mortgage loan under any applicable federal or state laws;

(xxxv) Georgia Fair Lending Act. There is no Mortgage Loan that was originated on or after October 1, 2002, and before March 7, 2003, with an initial balance equal to or less than $322,700 which is secured by property located in the State of Georgia;

(xxxvi) No Credit Insurance Policies. No proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies; and

(xxxvii) Prepayment Penalty Term. No Mortgage Loan originated on or after
     October 1, 2002, will impose a prepayment premium for a term in excess of three years after its origination. No Mortgage Loan originated before October 1, 2002, will impose a prepayment premium for a term in excess of five years after its origination.

          Upon discovery of a breach of any of the foregoing representations or warranties that materially and adversely affects the value of a Mortgage Loan, the party discovering such breach will give prompt written notice to the other parties as provided in the applicable Sale and Servicing Agreement. Within the applicable time period under the related Sale and Servicing Agreement, the Seller will be required to cure such breach, and if such breach cannot be cured within such time period, the Seller will be required to repurchase the Mortgage Loan from the Trust Fund. The purchase price will include any costs and damages incurred by the Trust Fund in connection with any violations by such Mortgage Loan of any predatory or abusive lending law. None of the Sellers or the Servicers will have the right to substitute another mortgage loan for a Mortgage Loan as to which a breach has occurred, but under certain circumstances as described in the Trust Agreement the Depositor may substitute another Mortgage Loan for a mortgage loan as to which a breach has occurred. The proceeds of the repurchase of a defective Mortgage Loan will be deposited in the Certificate Account for distribution to certificateholders on the Distribution Date for the month following the month in which the obligation to repurchase arises. GSMC will likewise be required to cure a breach of any representations and warranties made by it in the assignment, assumption and recognition agreements that materially and adversely affects the value of a Mortgage Loan, and if such breach cannot be cured within the applicable time period specified in the related assignment, assumption and recognition agreement, GSMC will be required to repurchase the Mortgage Loan from the Trust Fund.

          If any defective Mortgage Loan is not repurchased by the Seller or GSMC, as applicable, and losses occur on such Mortgage Loan, such losses will be allocated to the class of certificates as described under "Credit
Enhancements--Subordination" in this prospectus supplement.

          None of the Servicers, Master Servicer, Securities Administrator, Trustee, Depositor or any of their respective affiliates has made the foregoing representations and warranties and none of them will have any obligation to repurchase a Mortgage Loan if the Seller or GSMC, as applicable, defaults on its obligation to repurchase a Mortgage Loan from the Trust Fund in connection with a breach of a representation and warranty or in connection with a defective document as described above.

          In connection with its assignment of the Mortgage Loans to the Depositor, GSMC will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any person other than the Depositor, and the Depositor, in connection with its assignment of the Mortgage Loans to the Trustee for the benefit of the Issuing Entity will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any other person other than the Trustee. Moreover, each of GSMC and the Depositor will represent and warrant that it has not (a) satisfied, canceled or subordinated, in whole or in part, or rescinded any mortgage, (b) released the Mortgaged Property from the lien of the related mortgage, in whole or in part or (c) released any mortgagor, in whole or in part except in connection with an assumption agreement or other agreement approved by the related federal insurer to the extent such approval was required.

                             STATIC POOL INFORMATION

THE SPONSOR

          Information concerning the sponsor's prior residential mortgage loan securitizations involving mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled "GSR 2006-AR2." On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement. Information under "Original Pool Characteristics" for each securitization is as provided in the related prospectus supplement, which may vary from the related actual initial pool balance. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust fund that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust fund related to this offering.

          In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the depositor at 85 Broad Street, New York, New York 10004, Attention: Jennifer Cohen, telephone number (212) 357-2280.

          The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the prospectus or the Depositor's registration statement.

COUNTRYWIDE HOME LOANS, INC.

          Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200604. The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the prospectus or the Depositor's registration statement.

          The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the prospectus or the Depositor's registration statement.

GMAC MORTGAGE CORPORATION

          Certain static pool data and delinquency data for GMAC Mortgage Corporation is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled "GSR 2006-AR2" (the "GMAC MORTGAGE CORPORATION STATIC POOL Data"). As used in the GMAC Mortgage Corporation Static Pool Data, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

          Charge offs are taken only when GMACM has determined that it has received all payments or cash recoveries which GMACM reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

          There can be no assurance that the delinquency and foreclosure experience set forth in the GMACM Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

          The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the prospectus or the Depositor's registration statement.

NATIONAL CITY MORTGAGE CO.

          Certain static pool data and delinquency data for National City Mortgage Co. is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled "GSR 2006-AR2" (the "NATIONAL CITY MORTGAGE CO. STATIC POOL DATA"). As used in the National City Mortgage Co. Static Pool Data, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

          Charge offs are taken only when National City Mortgage Co. has determined that it has received all payments or cash recoveries which National City Mortgage Co. reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

          There can be no assurance that the delinquency and foreclosure experience set forth in the National City Mortgage Co. Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

          The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the prospectus or the Depositor's registration statement.

RESIDENTIAL FUNDING CORPORATION

          Certain static pool data and delinquency data for Residential Funding Corporation is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled "GSR 2006-AR2" (the "RFC STATIC POOL DATA"). As used in the RFC Static Pool Data, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date: "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a mortgage falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

          Charge offs are taken only when RFC has determined that it has received all payments or cash recoveries which RFC reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

          There can be no assurance that the delinquency and foreclosure experience set forth in the RFC Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

          The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the prospectus or the Depositor's registration statement.

                                   THE SPONSOR

          The sponsor is Goldman Sachs Mortgage Company, a New York limited partnership ("GSMC" or the "SPONSOR"). GSMC is the parent of the Depositor and an affiliate of the Underwriter.

          GSMC has been the sponsor of securitizations backed by prime mortgage loans since 2001. The following table describes the approximate volume of prime mortgage loan securitizations sponsored by GSMC since 2001:

YEAR   APPROXIMATE VOLUME
----   ------------------
2001      $ 0.4 billion
2002      $ 8.6 billion
2003      $ 7.8 billion
2004      $10.3 billion
2005      $16.8 billion

          For additional information on the Sponsor, see "The Sponsor" in the prospectus.

                                  THE DEPOSITOR

          The Depositor is GS Mortgage Securities Corp., a Delaware corporation. The Depositor is a wholly-owned subsidiary of the Sponsor, GSMC, and is an affiliate of the Underwriter. The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

                               THE ISSUING ENTITY

          GSR Mortgage Loan Trust 2006-AR2, the Issuing Entity, will be formed on the Closing Date pursuant to the Trust Agreement. The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the Mortgage Loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2006.

                                   THE TRUSTEE

          Citibank, N.A. will act as Trustee under the Trust Agreement.

          The Trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the fourth quarter of 2005, Citibank's Agency & Trust group manages in excess of 3.2 trillion in fixed income and equity investments on behalf of 2,500 corporations worldwide. Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. Citibank, N.A. currently acts as trustee on approximately 151 various residential mortgage-backed transactions.

          As compensation for its services as Trustee under the Trust Agreement, the Trustee will be entitled to an annual fee equal to $3,000, which will be payable by the Securities Administrator from investment earnings on amounts on deposit in the Certificate Account. The Trustee will be obligated to act as successor servicer in the event of the resignation or removal of any Servicer and a default by the Master Servicer of its obligation to assume, or appoint a successor servicer to assume, the servicing duties of such removed or resigned Servicer.

          The Trust Agreement provides that the Trustee and any officer, employee or agent of the Trustee, or its designee, including in its capacity as successor Master Servicer, will be indemnified from the Trust Fund and will be held harmless against any loss, liability or unanticipated expense incurred by the Trustee arising under the Trust Agreement and any Sale and Servicing Agreement, other than incurred by reason of its willful misfeasance or negligence in the performance of its duties under the Trust Agreement.

          The Trustee is eligible to serve as such under the Trust Agreement only so long as it is a corporation or banking association organized and doing business under the laws of the United States or any state, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of fat least $50,000,000.

          The Trustee may, upon written notice to each Servicer, the Master Servicer, the Securities Administrator, the Depositor and all certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within 60 days after the resignation of the Trustee, the resigning Trustee, may, at the expense of the Depositor, petition any court of competent jurisdiction for appointment of a successor. The Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights. Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

                          THE SECURITIES ADMINISTRATOR

          Wells Fargo Bank, N.A. ("WELLS FARGO BANK") will act as Securities Administrator under the Trust Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a leading U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Originator and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

          Under the terms of the Trust Agreement, the Securities Administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations, the preparation of monthly distribution reports, and the preparation and filing of tax returns on behalf of the trust REMICs, monthly reports on Form 10-D (based on information included in the monthly distribution date statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. The Securities Administrator also will act as paying agent and certificate registrar for the certificates. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as Securities Administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

          The Securities Administrator will act as certificate registrar of the certificates. The Depositor, the Sponsor and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee and Securities Administrator. Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The Securities Administrator's address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045, or such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Trustee and the Servicers.

          The Securities Administrator will receive, as compensation for acting in such capacity (the "SECURITIES ADMINISTRATOR FEE"), interest or other income earned on funds on deposit in the Certificate Account pending distribution to certificateholders, after payment of the Trustee Fee.

          The Trust Agreement provides that the Securities Administrator and any officer, employee or agent of the Securities Administrator will be indemnified from the Trust Fund and will be held harmless against any loss, liability or unanticipated expense incurred by the Securities Administrator arising under the Trust Agreement and any Sale and Servicing Agreement, other than incurred by reason of its willful misfeasance or negligence in the performance of its duties under the Trust Agreement.

          For information, with respect to the Securities Administrator's liability under the trust agreement and any indemnification that the Securities Administrator will be entitled to from the trust, see "The Master
Servicer--Indemnification and Third Party Claims" in this prospectus supplement.

          The Securities Administrator will be required to prepare and deliver a report on assessment of compliance as described under "The Servicers--Evidence as to Servicer Compliance."

          In the event that the Securities Administrator fails to comply with certain filing obligations under the Trust Agreement, the Depositor may at any such time remove the Securities Administrator and the Trustee shall appoint a successor securities administrator.

                                 THE CUSTODIANS

          Each of the Custodians will act as custodian of the related Mortgage Loans pursuant to one or more separate custodial agreements and, in such capacity, and pursuant to the Trust Agreement, will execute and deliver to the Securities Administrator, on behalf of the Trustee, a custodial receipt representing that such Custodian possesses the respective mortgage loan files to which it agreed to act as custodian pursuant to such custodial agreement or custodial agreements, as the case may be.

          Each Custodian is responsible to hold and safeguard the applicable mortgage notes and other contents of the mortgage files on behalf of the Trustee, the Securities Administrator and the Certificateholders.

          The Custodians will be required to prepare and deliver a report on assessment of compliance as described under "The Servicers--Evidence as to Servicer Compliance."

                               THE MASTER SERVICER

GENERAL

          Wells Fargo Bank will act as the Master Servicer for the Mortgage Loans pursuant to the terms of the Trust Agreement.

          The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Sale and Servicing Agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Trust Agreement. In addition, upon the occurrence of certain Servicer Events of Default under the terms of any Sale and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust Fund against such defaulting Servicer. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

          Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

          The Master Servicer will be required to prepare and deliver a compliance statement and a report on assessment of compliance as described under "The Servicers--Evidence as to Servicer Compliance."

COMPENSATION OF THE MASTER SERVICER

          As compensation for its services as Master Servicer, Wells Fargo Bank will be entitled to receive the interest or investment income, or a portion of the interest or investment income, earned by it on amounts deposited in, or credited to, the Master Servicer Account (the "MASTER SERVICING FEE"). The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the Master Servicer Account will not be available for distribution to certificateholders. In the event the Master Servicer, as successor servicer, assumes the duties of a Servicer under any Sale and Servicing Agreement, it shall be entitled to receive, as compensation, the servicing fees and other compensation that would have been payable to such Servicer under the related Sale and Servicing Agreement.

          Under the terms of the Trust Agreement, the Master Servicer will either retain or withdraw from the Master Servicer Account, (i) the Master Servicing Fee with respect to each Distribution Date, (ii) amounts necessary to reimburse itself for any previously unreimbursed P&I Advances and any P&I Advances the Master Servicer deems to be non-recoverable from the related Mortgage Loan proceeds, (iii) reimbursement of any amounts with respect to which it is entitled to be indemnified in accordance with the terms of the Trust Agreement, subject to the limit on such amounts described under "--Indemnification and Third Party Claims," and (iv) any other amounts it is entitled to receive under the terms of the Trust Agreement. The Master Servicer shall be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

          The Master Servicer will pay the costs associated with monitoring the Servicers (including the costs of terminating any Servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer) and will be entitled to reimbursement therefor from the successor servicer and/or the terminated servicer. To the extent such servicing transfer costs are not paid by the terminated Servicer or the successor servicer, the Master Servicer will be reimbursed from the Trust Fund for out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from a Servicer to the Master Servicer or to any other successor servicer.

INDEMNIFICATION AND THIRD PARTY CLAIMS

          The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on, grounded upon, or resulting from a material breach of the Master Servicer's representations and warranties set forth in the Trust Agreement. It is understood and agreed that the enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator and the Trustee constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer's representations and warranties. Such indemnification will survive termination of the Master Servicer as Master Servicer under the Trust Agreement and the termination of the Trust Agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Trust Agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

          The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and unanticipated expenses that the Depositor or the Trustee may sustain as a result of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the Trust Agreement. The Depositor, the Securities Administrator and the Trustee shall promptly notify the Master Servicer if a claim is made by a third party under the Trust Agreement or any of the Mortgage Loans which entitles the Depositor or the Trustee to indemnification by the Master Servicer under the Trust Agreement. The Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

          The Master Servicer will be indemnified and held harmless from the Trust Fund against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Trust Agreement, the Sale and Servicing Agreements, any agreement assigning any of the Sale and Servicing Agreements to the Trustee on behalf of the Issuing Entity, the custody agreements or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer's representations and warranties in the Trust Agreement or (ii) the Master Servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The Master Servicer shall be entitled to reimburse itself for any such indemnified amount from funds on deposit in the Master Servicer Account. Amounts available to pay indemnified cost and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "--Compensation of the Master Servicer" above.

LIMITATION OF LIABILITY OF THE MASTER SERVICER

          Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment; provided, however, that the Master Servicer will remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Trust Agreement. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Trust Agreement and that in the opinion of the Master Servicer may subject it to any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In the event of any litigation regarding the Master Servicer's duties, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund.

          The Master Servicer will not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers.

ASSIGNMENT OR DELEGATION OF DUTIES BY THE MASTER SERVICER; RESIGNATION

          The Master Servicer will not assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other entity, nor will it delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, the Securities Administrator and the Depositor; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee, the Securities Administrator and the Depositor (which consents shall not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified entity to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Trust Agreement will thereafter be payable to such successor master servicer, but in no event will exceed the compensation payable to the predecessor Master Servicer.

          Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer will be a party, or any entity which succeeds to the business of the Master Servicer, will be the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor to the Master Servicer shall be an entity (or an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac (provided that if such entity is an affiliate it shall agree to service the Mortgage Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and shall have a net worth of not less than $25,000,000.

          The Master Servicer shall not resign unless the Master Servicer's duties under the Trust Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master Servicer shall be evidenced by an opinion of counsel prepared by counsel to the Master Servicer and delivered to the Securities Administrator, the Trustee and the Depositor. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer appointed by the Trustee shall have assumed, the Master Servicer's responsibilities and obligations under the Trust Agreement.

MASTER SERVICER EVENTS OF DEFAULT; WAIVER; TERMINATION

          Under the terms of the Trust Agreement, each of the following shall constitute a "MASTER SERVICER EVENT OF DEFAULT" by the Master Servicer: (a) any failure by the Master Servicer to remit to the Securities Administrator any amounts received by it from any Servicer or to make any P&I Advance required to be made by the Master Servicer as successor servicer under the terms of the Trust Agreement, which failure continues unremedied for a period of two (2) business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator; (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Trust Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator; (c) failure by the Master Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Properties are located, if such license is required; (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; (e) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property; (f) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) business days; (g) an affiliate of the Master Servicer that performs any back-up servicing duties of the Master Servicer under the Trust Agreement or any servicing duties assumed by the Master Servicer as successor servicer under any Sale and Servicing Agreement ceases to meet the qualifications of a servicer approved by Fannie Mae or Freddie Mac; (h) except as otherwise set forth in the Trust Agreement, the Master Servicer attempts to assign its responsibilities under the Trust Agreement or to delegate its duties thereunder (or any portion thereof), without the consent of the Trustee and the Depositor; or (i) the indictment of the Master Servicer for the taking of any action by the Master Servicer, or any employee affiliate or director thereof, that constitutes fraud or criminal activity in the performance of its obligations under the Trust Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Trust Agreement (subject to the condition that such indictment is not dismissed within ninety
(90) days).

          By written notice, the Trustee may, and upon direction from 51% of the certificateholders shall, waive any default by the Master Servicer in the performance of its obligations under the Trust Agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose under the Trust Agreement.

          So long as a Master Servicer Event of Default remains uncured, the Trustee may, and upon direction from 51% of the certificateholders shall, by notice in writing to the Master Servicer, terminate the Master Servicer for cause. Upon any termination of the Master Servicer, it shall prepare, execute and deliver to any successor entity designated by the Securities Administrator or the Trustee any and all documents and other instruments related to the performance of its duties under the Trust Agreement and deliver any mortgage files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer, in each case at the Master Servicer's expense. The Master Servicer shall cooperate with the Securities Administrator and the Trustee and such successor master servicer to effectively transfer its duties under the Trust Agreement, which transfer of duties must occur within 90 days of termination of the Master Servicer.

          In addition, in the event that the Master Servicer fails to comply with certain filing obligations under the Trust Agreement, the Depositor may at any such time remove the Master Servicer and the Trustee shall appoint a successor master servicer.

REPORTS BY THE MASTER SERVICER

          On or before the second business day preceding each Distribution Date, the Master Servicer shall, in accordance with the terms of the Trust Agreement, prepare and distribute to the Securities Administrator, or cause the Servicers to prepare and distribute to the Securities Administrator, certain reports related to the certificates and the Mortgage Loans. See "Description of the Certificates--Reports to Certificateholders." In addition, the Master Servicer will prepare and deliver certain other statements of compliance and reports on assessment of compliance as described under "The Servicers--Evidence as to Servicing Compliance."

ASSUMPTION OF MASTER SERVICING BY TRUSTEE

          In the event the Master Servicer is terminated, the Trustee (or its designee) shall assume all of the rights and obligations of the Master Servicer under the Trust Agreement and under each Sale and Servicing Agreement under which the Master Servicer is acting as successor Servicer, or the Trustee shall appoint a Freddie Mac or Fannie Mae approved servicer which is acceptable to the Depositor and the Rating Agencies. The Trustee, its designee or any successor Master Servicer appointed by the Trustee will be deemed to have assumed all of the Master Servicer's rights, duties and obligations under the Trust Agreement and any Sale and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of the Servicer, to the same extent as if such agreements had been assigned to the Trustee, its designee or any successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the Trust Agreement or any Sale and Servicing Agreement accruing prior to its replacement as Master Servicer, and agrees to indemnify and hold harmless the Trustee (and any successor Master Servicer appointed by the Trustee) from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Trustee (or such successor) as a result of such liability or obligations of the Master Servicer and in connection with the transfer of master servicing and the Trustee's assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as master servicer) of the

Master Servicer's obligations, duties or responsibilities thereunder. To the extent any such costs and expenses are not paid by the Master Servicer, the Trustee may be reimbursed from the Trust Fund for such costs and expenses.

          There may be a transition period of not more than 90 days during which the actual transfer of master servicing is effected; provided, however, that neither the terminated Master Servicer nor the Trustee, as applicable, will be relieved of any of its responsibilities under the Trust Agreement during such transition period.

          If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of such Master Servicer), the Master Servicer will deliver to any successor all documents and records relating to each Sale and Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Sale and Servicing Agreement to any successor party.

                                  THE SERVICERS

GENERAL

          It is anticipated that the Mortgage Loans will initially be serviced by Countrywide Home Loans Servicing LP, GMAC Mortgage Corporation, National City Mortgage Co., Lydian Private Bank, American Home Mortgage Servicing, Inc., Residential Funding Corporation and various other mortgage loan servicers (each, a "SERVICER" and together, the "SERVICERS").

          It is possible that certain of the Mortgage Loans will be transferred for servicing to one or more other servicers in the future in accordance with the provisions of the Trust Agreement and the related servicing agreement as a result of the occurrence of unremedied Events of Default (as defined herein). Such servicer or servicers to whom such servicing may be transferred will be acceptable to the Rating Agencies, will have a net worth of at least $25,000,000 and will be a Fannie Mae/Freddie Mac-approved servicer in good standing.

          The information provided below under "--Countrywide Home Loans Servicing LP," "--GMAC Mortgage Corporation - Servicing," "--National City Mortgage Co.," "--Lydian Private Bank," and "--Residential Funding Corporation" is provided for certain of the servicers that are unaffiliated with the Depositor and that are expected to service 20% or more of the Mortgage Loans.

COUNTRYWIDE HOME LOANS SERVICING LP

          The principal executive offices of Countrywide Home Loans Servicing LP are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

          Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

          In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

          Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans.

          Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("COUNTRYWIDE FINANCIAL"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

          Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,152.651 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production.

          The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                                                                                                    THREE
                                                     TEN MONTHS                                                     MONTHS
                                       YEAR ENDED      ENDED                 YEARS ENDED DECEMBER 31,               ENDED
                                      FEBRUARY 28,  DECEMBER 31,  ----------------------------------------------  MARCH 31,
                                          2001          2001         2002        2003        2004        2005        2006
                                      ------------  ------------  ----------  ----------  ----------  ----------  --------
Conventional Conforming Loans
   Number of Loans .................     240,608       504,975       999,448   1,517,743     846,395     809,630   164,665
   Volume of Loans .................    $ 34,434      $ 76,432    $  150,110  $  235,868  $  138,845  $  167,675  $ 32,068
      Percent of Total Dollar Volume        50.0%         61.7%         59.6%       54.2%       38.2%       34.1%     31.0%
Conventional Non-conforming Loans
   Number of Loans .................      86,600       137,593       277,626     554,571     509,711     826,178   155,746
   Volume of Loans .................    $ 11,394      $ 22,209    $   61,627  $  136,664  $  140,580  $  225,217  $ 48,204
      Percent of Total Dollar Volume        16.5%         17.9%         24.5%       31.4%       38.7%       45.9%     46.6%
FHA/VA Loans
   Number of Loans .................     118,673       118,734       157,626     196,063     105,562      80,528    20,487
   Volume of Loans .................    $ 13,075      $ 14,109    $   19,093  $   24,402  $   13,247  $   10,712  $  2,878
      Percent of Total Dollar Volume        18.9%         11.4%          7.6%        5.6%        3.6%        2.2%      2.8%
Prime Home Equity Loans
   Number of Loans .................     119,045       164,503       316,049     453,817     587,046     683,887   165,076
   Volume of Loans .................    $  4,660      $  5,639    $   11,650  $   18,103  $   30,893  $   42,706  $ 11,063
      Percent of Total Dollar Volume         6.8%          4.5%          4.6%        4.2%        8.5%        8.7%     10.7%
Nonprime Mortgage Loans
   Number of Loans .................      51,706        43,359        63,195     124,205     250,030     278,112    59,226
   Volume of Loans .................    $  5,360      $  5,580    $    9,421  $   19,827  $   39,441  $   44,637  $  9,205
      Percent of Total Dollar Volume         7.8%          4.5%          3.7%        4.6%       11.0%        9.1%      8.9%
Total Loans
   Number of Loans .................     616,632       969,164     1,813,944   2,846,399   2,298,744   2,678,335   565,200
   Volume of Loans .................    $ 68,923      $123,969    $  251,901  $  434,864  $  363,006  $  490,947  $103,418
   Average Loan Amount .............    $112,000      $128,000    $  139,000  $  153,000  $  158,000  $  183,000  $183,000
   Non-Purchase Transactions(1) ....          33%           63%           66%         72%         51%         53%       55%
   Adjustable-Rate Loans(1) ........          14%           12%           14%         21%         52%         52%       50%

----------
(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

          Loan Servicing.

          Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

          (a) collecting, aggregating and remitting mortgage loan payments;

          (b) accounting for principal and interest;

          (c) holding escrow (impound) funds for payment of taxes and insurance;

          (d) making inspections as required of the mortgaged properties;

          (e) preparation of tax related information in connection with the mortgage loans;

          (f) supervision of delinquent mortgage loans;

          (g) loss mitigation efforts;

          (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

          (i) generally administering the mortgage loans, for which it receives servicing fees.

          Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures.

          When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

          Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

          If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

          Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

GMAC MORTGAGE CORPORATION

Servicing Activities.

          GMAC Mortgage Corporation generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

          As of December 31, 2004, GMAC Mortgage Corporation acted as primary servicer and owned the corresponding servicing rights on approximately 2 million of residential mortgage loans having an aggregate unpaid principal balance of $218 billion, and GMAC Mortgage Corporation acted as subservicer (and did not own the corresponding servicing rights) on approximately 99,082 loans having an aggregate unpaid principal balance of over $13.9 billion.

          The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $182.6 billion, $30.7 billion, $18.2 billion and $12.0 billion during the nine months ended September 30, 2005 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

              GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO
                                 ($ IN MILLIONS)

                                       FOR THE NINE
                                       MONTHS ENDED
                                      SEPTEMBER 30,      FOR THE YEAR ENDED DECEMBER 31,
                                      -------------   -------------------------------------
                                           2005          2004          2003         2002
                                      -------------   ----------   -----------   ----------
Prime conforming mortgage loans
   No. of Loans ...................      1,380,985     1,323,249     1,308,284    1,418,843
   Dollar Amount of Loans .........    $   182,644    $  165,521   $   153,601   $  150,421
   Percentage Change
      from Prior Year .............          10.34%         7.76%         2.11%         N/A
Prime non-conforming mortgage loans
   No. of Loans ...................         66,266        53,119        34,041       36,225
   Dollar Amount of Loans .........    $    30,739    $   23,604   $    13,937   $   12,543
   Percentage Change
      from Prior Year .............          30.23%        69.36%        11.12%         N/A
Government mortgage loans
   No. of Loans ...................        184,665       191,844       191,023      230,085
   Dollar Amount of Loans .........    $    18,241    $   18,328   $    17,594   $   21,174
   Percentage Change
      from Prior Year .............          (0.47)%        4.17%       (16.91)%        N/A
Second-lien mortgage loans
   No. of Loans ...................        377,049       350,334       282,128      261,416
   Dollar Amount of Loans .........    $    12,044    $   10,374   $     7,023   $    6,666
   Percentage Change
      from Prior Year .............          16.10%        47.71%         5.36%         N/A
Total mortgage loans serviced
   No. of Loans ...................      2,008,965     1,918,546     1,815,476    1,946,569
   Dollar Amount of Loans .........    $   243,668    $  217,827   $   192,155   $  190,804
   Percentage Change
      from Prior Year .............          11.86%        13.36%         0.71%         N/A

          Billing and Payment Procedures. As servicer, GMAC Mortgage Corporation collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage Corporation sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.

          As used in the GMAC Mortgage Corporation Static Pool Data, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

          Charge offs are taken only when GMAC Mortgage Corporation has determined that it has received all payments or cash recoveries which GMAC Mortgage Corporation reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

          There can be no assurance that the delinquency and foreclosure experience set forth in the GMAC Mortgage Corporation Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

          As servicer, GMAC Mortgage Corporation collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage Corporation may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMAC Mortgage Corporation of any of its responsibilities or liabilities as a servicer.

LYDIAN PRIVATE BANK

General.

          Lydian is a federal savings bank whose home office is located in Palm Beach, Florida. Lydian is subject to examination and regulation by the Office of Thrift Supervision. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

          Lydian originates and purchases 1-to 4- family mortgage loans primarily through its VirtualBank and VirtualBank Mortgage divisions. Lydian has been originating and servicing 1-4 family mortgage loans since 2000, and as of December 31, 2005 it acted as servicer or subservicer for $1,761,455,210 in 1- to 4- family mortgage loans. Lydian acts as servicer with respect to loans held for its own account and as servicer or subservicer for mortgage loans that it has originated and sold to third parties. Lydian services traditional first lien and junior lien mortgage loans (both conforming and jumbo) and home equity loans and lines of credit. These loans include fixed and variable rate, interest-only and Option ARM loans. Lydian, at any time, may outsource certain functions relating to the servicing of loan. At present Lydian outsources its satisfaction processing of all paid-in-full mortgage loans.

          As servicer, Lydian performs functions including sending monthly billing statements to borrowers, communicating with borrowers regarding their loan, collecting and remitting payments of principal and interest on the loans, holding impounds for the payment of taxes and insurance, preparing tax related information on the loans, loss mitigation, foreclosure oversight and REO disposition, and general loan administration. Servicing operations are externally audited annually for compliance with the Uniform Single Attestation Program and are also subject to external audits by various investors, master servicers and the Office of Thrift Supervision. Lydian maintains an internal audit program which reviews servicing operations on an annual basis.

          In the past three years Lydian has not been in material noncompliance with applicable servicing criteria with respect to a securitization in connection with which it acts as services, and Lydian, as servicer, has not been terminated in any securitization, nor have there been any material defaults or early amortization of mortgage loans within securizations involving Lydian as a servicer.

          No material litigation or governmental proceeding is pending against Lydian that would have a material adverse effect on the Certificates. The financial condition of Lydian does not pose any material risks to its ability to service the mortgage loans.

Collection Procedures.

          Lydian employs a variety of collection procedures during the various stages of delinquency that take into account several variables, including but not limited to borrower credit score, prior delinquency and loan balance. The primary purpose of all collection efforts performed by Lydian is to bring a delinquent mortgage loan current in as short a time as possible. Mortgage loans are reported delinquent in the following manner: 30-59 days delinquent, 60-89 days delinquent, and 90+ days delinquent. Loans that are 90+ days delinquent may or may not be in foreclosure or bankruptcy. Late charges are assessed on mortgage loans in accordance with the terms of the related mortgage note. Mortgage loans making partial payment and mortgage loans on payment plans or forbearance plans are reported consistent with their actual number of days contractually delinquent. Re-aging and restructured loans are handled to Lydian's modification processes and procedures.

          The primary purpose of all collection efforts performed by Lydian is to bring a delinquent mortgage loan current as quickly as possible. Telephone calls are used as the principal form of contacting a mortgagor, but Lydian supplements these efforts with late charge notifications and collection letters. Delinquent collection calls begin as of the 16th day of delinquency and continue until either payment is received, or satisfactory repayment arrangements have been agreed upon with the customer. Outbound calling is made five days per week from 8:30 a.m. Eastern time to 5:30 p.m. EST, and as needed beyond these hours but within the applicable limitations of the Fair Debt Collections Practices Act. Spanish-speaking customer service and collection representatives are employed.

          Prior to initiating foreclosure proceedings, Lydian makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring mortgage loans to foreclosure, and loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed. Loss mitigation solicitation efforts include outbound calling strategies and financial interviews with customers in order to identify and implement default resolutions, such as payment forbearance plans. A mortgagor's reason for default is documented and tracked for each loan on the mortgage loan servicing system. Lydian will take action to foreclose a mortgage only after projecting the ultimate gain or loss from REO sale. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the applicable mortgage and applicable state law.

          Under the direction of its General Counsel, Lydian utilizes a network of approved attorneys for bankruptcy, foreclosure, REO disposition and loss mitigation legal actions. Billing accuracy and timeline management adherence is monitored by management to effectively manage any initiated legal action.

Advances.

          Consistent with the terms of the related Servicing Agreement and subject to REMIC Provisions if the Mortgage Loans have been transferred to a REMIC, Lydian may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such wavier, modification, postponement of indulgence is not materially adverse to the certificateholders.

          Lydian is required to make advances of delinquent monthly payments of interest and principal to the extent described in this prospectus supplement. During the past three years Lydian has made all advances required to be made on residential mortgage loans serviced by it during such period:

                              AS OF DECEMBER 31,
                   ---------------------------------------
                       2005          2004          2003
                   -----------   -----------   -----------
Total LSFO         $320,237.81   $337,614.75   $105,393.09
Total Bank Owned   $249,783.76   $284,106.46   $265,816.25
                   $570,021.57   $621,721.21   $371,209.34

          As outlined in the related Servicing Agreement, Lydian shall be entitled to make withdrawals from the custodial accounts for reimbursement of certain servicer advances, and Lydian generally will not be liable for any losses on the Mortgage Loans relating to the liquidation of REO assets.

           AGGREGATE 1-4 FAMILY MORTGAGE SERVICING PORTFOLIO PRINCIPAL
                            BALANCE AS OF (MILLIONS):

           DECEMBER 31,
---------------------------------
 2005     2004     2003     2002
------   ------   ------   ------
$1,761   $1,739   $1,226   $440.5

                                                         AS OF DECEMBER 31,
                     -----------------------------------------------------------------------------------------
                             2005                   2004                   2003                   2002
                     --------------------   --------------------   --------------------   --------------------
                        BY          BY         BY          BY         BY          BY         BY         BY
PERIOD OF             NUMBER    PRINCIPAL    NUMBER    PRINCIPAL    NUMBER    PRINCIPAL    NUMBER    PRINCIPAL
DELINQUENCY          OF LOANS    BALANCE    OF LOANS    BALANCE    OF LOANS    BALANCE    OF LOANS    BALANCE
-----------          --------   ---------   --------   ---------   --------   ---------   --------   ---------
30 to 59 days.....    0.10%       0.06%       0.13%      0.09%      0.13%       0.13%       0.00%      0.00%
60 to 89 days.....    0.00%       0.00%       0.04%      0.02%      0.00%       0.00%       0.10%      0.22%
90 days or more...    0.04%       0.03%       0.04%      0.02%      0.10%       0.13%       0.00%      0.00%
                      ----        ----        ----       ----       ----        ----        ----       ----
   Total..........    0.14%       0.09%       0.21%      0.13%      0.23%       0.26%       0.10%      0.22%
                      ====        ====        ====       ====       ====        ====        ====       ====
Foreclosure.......    0.04%       0.18%       0.00%      0.00%      0.06%       0.24%       0.50%      0.89%

          There can be no assurance that the delinquency, foreclosure and loss experience on the mortgage loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables or in the Static Pool information. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the mortgage loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of monthly payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans in the trust.

NATIONAL CITY MORTGAGE CO.

          National City Mortgage is a division of National City Bank of Indiana which is a wholly owned subsidiary of National City Corporation (NCC). National City Mortgage is a leading originator of residential mortgages throughout the U.S. headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. National City Mortgage is comprised of approximately 7,000 employees and operates 330 lending offices in 37 States from coast to coast.

          National City Mortgage has over 50 years of experience in originating residential mortgage loans. The predecessor of National City Mortgage, North Central Mortgage Corporation, was founded in 1955. Since then, the company has been owned by Society Corporation and Shawmut Bank before being purchased by National City Corporation in 1989. In 1989 the name was changed to National City Mortgage Co. Since the acquisition by National City Corporation, National City Mortgage has grown through the acquisitions of Gem Mortgage Corporation, Merchants National Bank, Integra Mortgage Company, Commonwealth United Mortgage, FNMC-The Mortgage Company, Eastern Mortgage Services, First of America, AccuBanc Mortgage, and Muirfield Mortgage.

          National City Mortgage originates residential mortgage loans through retail branch offices located throughout the United States, a wholesale network of brokers, and correspondent lending. National City Mortgage has the financial strength and stability that makes us one of the top 10 largest mortgage originators in the nation.

          As of December 31, 2005, National City Mortgage Co. serviced more than
1.1 million mortgage loans totaling approximately $169.0 billion. National City Mortgage Co.'s portfolio is composed of approximately $145.3 billion in conventional loans and $23.7 billion in FHA/VA loans. See attached table:

          National City Mortgage Retail and Wholesale underwriting divisions are structured based on the functionality which best fits the operations of the production channel they support (both centralized and decentralized).

          Regardless of structure, all underwriting reports to the appropriate National Underwriting Manager.

          National City Mortgage utilizes comprehensive, detailed policies and procedures available to all employees through the company's Intranet. These policies and procedures consist of operations policies and procedures manuals, underwriting manuals, product guidelines, the index of credit policy statements and the company's responsible lending policy.

          Corporate asset quality measures including statistical audits, targeted reviews, investor audits, quality and compliance reviews for branches with higher defect rates and production action plans are applied across the organization. Additionally, each of the origination channels employs specific quality control measures to address the specific needs of the channel. These include 100% pre-funding audits within Wholesale to check for identity theft, flipping and property valuation issues. Target audits are conducted in Retail in sufficient detail to be able to identify issues and effect behavior changes at a branch and even individual loan officer level.

RESIDENTIAL FUNDING CORPORATION

          General. RFC, a Delaware corporation, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. RFC's principal executive offices are located at 8400 Normandale Lake

Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is
(952) 857-7000. RFC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. RFC finances its operations primarily through its securitization program.

          RFC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. General Motors Acceptance Corporation purchased RFC in 1990. RFC began to acquire and service "Alt-A" mortgages and closed-end and revolving loans secured by second liens in 1995. RFC also expanded its business to include "subprime" first lien mortgage loans in 1995.

          Legal Proceedings. There are no material pending legal or other proceedings involving the Mortgage Loans or RFC, as originator and servicer, or Homecomings Financial Network, Inc. ("HOMECOMINGS"), as subservicer, that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

          RFC is currently party to various legal proceedings arising from time to time in the ordinary course of its business, some of which purport to be class actions. Based on information currently available, it is the opinion of RFC that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on its ability to perform its obligations in relation to the mortgage loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on RFC. Any such unfavorable outcome could adversely affect the ability of RFC to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of RFC with a successor servicer.

          Origination Experience - Size, Composition and Growth of Portfolio. The following tables set forth the aggregate principal amount of first lien mortgage loans originated or acquired by RFC under its origination and acquisition programs for the past five years. RFC originated and acquired approximately $24.9 billion and $2.6 billion in initial aggregate principal amount of mortgage assets in the 2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. RFC originated and acquired approximately $55.2 billion and $4.4 billion in initial aggregate principal amount of mortgage assets in the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The dollar amounts shown below are based on the applicable cut-off date principal balances when the mortgage loans were securitized or sold. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

             RFC VOLUME BY APPLICABLE CUT-OFF DATE PRINCIPAL BALANCE

 FIRST LIEN
ORIGINATIONS            2000              2001              2002              2003              2004              2005
------------      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Prime(1)          $ 8,247,053,478   $16,387,846,100   $16,177,753,813   $18,964,072,062   $11,953,278,792   $24,149,038,614
Non-Prime(2)      $ 7,375,208,806   $ 7,566,949,253   $15,475,700,554   $27,931,235,627   $24,408,531,445   $27,928,496,334
Total             $15,622,262,283   $23,954,795,353   $31,653,454,367   $46,895,307,689   $36,361,810,237   $52,077,534,948

Prime(1)                    52.79%            68.41%            51.11%            40.44%            32.87%            46.37%
Non-Prime(2)                47.21%            31.59%            48.89%            59.56%            67.13%            53.63%
Total                      100.00%           100.00%           100.00%           100.00%           100.00%           100.00%

   PERCENTAGE
CHANGE FROM THE
   PRIOR YEAR
---------------
Prime(1)                                      98.71%            -1.28%            17.22%           -36.97%           102.03%
Non-Prime(2)                                   2.60%           104.52%            80.48%           -12.61%            14.42%
Total                                         53.34%            32.14%            48.15%           -22.46%            43.22%

             RFC VOLUME BY APPLICABLE CUT-OFF DATE PRINCIPAL BALANCE

  SECOND LIEN
  ORIGINATIONS         2000             2001             2002             2003             2004             2005
---------------   --------------   --------------   --------------   --------------   --------------   --------------
Prime(1)          $2,773,314,981   $2,438,519,235   $2,875,005,049   $3,207,008,585   $2,085,015,925   $2,409,506,573
Non-Prime(2)
Total             $2,773,314,981   $2,438,519,235   $2,875,005,049   $3,207,008,585   $2,085,015,925   $2,409,506,573

Prime(1)                  100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
Non-Prime(2)
Total                     100.00%          100.00%          100.00%          100.00%          100.00%          100.00%

   PERCENTAGE
CHANGE FROM THE
   PRIOR YEAR
---------------
Prime(1)                                   -12.07%           17.90%           11.55%          -34.99%           15.56%
Non-Prime(2)
Total                                      -12.07%           17.90%           11.55%          -34.99%           15.56%

                         RFC NUMBER OF LOAN ORIGINATIONS

   FIRST LIEN
  ORIGINATIONS      2000      2001      2002      2003      2004      2005
---------------   -------   -------   -------   -------   -------   -------
Prime(1)           36,840    57,758    68,077    86,166    55,773    91,631
Non-Prime(2)       75,373    71,443   136,789   200,446   170,696   173,796
Total             112,213   129,201   204,866   286,612   226,469   265,427
                    32.83%    44.70%    33.23%    30.06%    24.63%    34.52%

Prime(1)
Non-Prime(2)        67.17%    55.30%    66.77%    69.94%    75.37%    65.48%
Total              100.00%   100.00%   100.00%   100.00%   100.00%   100.00%

   PERCENTAGE
CHANGE FROM THE
   PRIOR YEAR
---------------
Prime(1)                      56.78%    17.87%    26.57%   -35.27%    64.29%
Non-Prime(2)                  -5.21%    91.47%    46.54%   -14.84%     1.82%
Total                         15.14%    58.56%    39.90%   -20.98%    17.20%

                         RFC NUMBER OF LOAN ORIGINATION

  SECOND LIEN
  ORIGINATIONS     2000      2001     2002     2003      2004     2005
---------------   ------   -------   ------   ------   -------   ------
Prime(1)          75,386    62,952   73,188   84,962    51,614   53,071
Non-Prime(2)
Total             75,386    62,952   73,188   84,962    51,614   53,071

Prime(1)          100.00%   100.00%  100.00%  100.00%   100.00%  100.00%
Non-Prime(2)
Total             100.00%   100.00%  100.00%  100.00%   100.00%  100.00%

   PERCENTAGE
CHANGE FROM THE
   PRIOR YEAR
---------------
Prime(1)                    -16.49%   16.26%   16.09%  -39.25%     2.82%
Non-Prime(2)
Total                       -16.49%   16.26%   16.09%  -39.25%     2.82%

----------
(1) Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Loans and Home Equity Revolving Credit Line junior lien programs.

(2) Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs.

RFC's Servicing Experience and Procedures.

          RFC Master Servicing Experience. The following tables set forth the annual average outstanding principal balance, calculated as of year end, of mortgage loans master serviced by RFC for the past five years, and the annual average number of such loans for the same period. RFC was the master servicer of a residential mortgage loan portfolio of approximately $67.8 billion and $3.5 billion in average outstanding principal amount during the 2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. RFC was the master servicer of a residential mortgage loan portfolio of approximately $101.9 billion and $5.5 billion in average outstanding principal during the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

               RFC VOLUME BY OUTSTANDING AVERAGE PRINCIPAL BALANCE

  FIRST LIEN
   MORTGAGES           2000              2001              2002              2003              2004              2005
--------------   ---------------   ---------------   ---------------   ---------------   ---------------   ----------------
Prime(1)         $53,467,014,362   $51,374,446,489   $43,282,264,857   $33,749,084,171   $32,453,682,854   $ 47,935,800,813
Non-Prime(2)     $12,841,997,282   $16,429,992,363   $24,910,565,613   $39,334,697,127   $50,509,138,736   $ 53,938,083,312
Total            $66,309,011,644   $67,804,438,852   $68,192,830,470   $73,083,781,298   $82,962,821,591   $101,873,884,125
Prime(1)                   80.63%            75.77%            63.47%            46.18%            39.12%             47.05%
Non-Prime(2)               19.37%            24.23%            36.53%            53.82%            60.88%             52.95%
Total                     100.00%           100.00%           100.00%           100.00%           100.00%            100.00%

  PERCENTAGE
 CHANGE FROM
THE PRIOR YEAR
--------------
Prime(1)                                     -3.91%           -15.75%           -22.03%            -3.84%             47.71%
Non-Prime(2)                                 27.94%            51.62%            57.90%            28.41%              6.79%
Total                                         2.26%             0.57%             7.17%            13.52%             22.79%

               RFC VOLUME BY OUTSTANDING AVERAGE PRINCIPAL BALANCE

JUNIOR LIENS
  MORTGAGES           2000             2001             2002             2003             2004             2005
------------     --------------   --------------   --------------   --------------   --------------   --------------
Prime(1)         $3,085,655,496   $3,512,887,567   $4,102,615,571   $4,365,319,862   $5,135,640,057   $5,476,133,777
Non-Prime(2)
Total            $3,085,655,496   $3,512,887,567   $4,102,615,571   $4,365,319,862   $5,135,640,057   $5,476,133,777
Prime(1)                 100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
Non-Prime(2)
Total                    100.00%          100.00%          100.00%          100.00%          100.00%          100.00%

  PERCENTAGE
  CHANGE FROM
THE PRIOR YEAR
--------------
Prime(1)                                   13.85%           16.79%            6.40%           17.65%            6.63%
Non-Prime(2)
Total                                      13.85%           16.79%            6.40%           17.65%            6.63%

                          RFC VOLUME BY NUMBER OF LOANS

FIRST LIEN
 MORTGAGES          2000       2001      2002      2003      2004      2005
----------       ---------   -------   -------   -------   -------   -------
Prime(1)          254,740    237,946   202,938   168,654   156,745   201,903
Non-Prime(2)      130,516    168,058   242,625   341,863   414,639   411,550
Total             385,256    406,004   445,563   510,517   571,384   613,453
Prime(1)            66.12%     58.61%    45.55%    33.04%    27.43%    32.91%
Non-Prime(2)        33.88%     41.39%    54.45%    66.96%    72.57%    67.09%
Total              100.00%    100.00%   100.00%   100.00%   100.00%   100.00%

  PERCENTAGE
  CHANGE FROM
THE PRIOR YEAR
--------------
Prime(1)                       -6.59%   -14.71%   -16.89%    -7.06%    28.81%
Non-Prime(2)                   28.76%    44.37%    40.90%    21.29%    -0.74%
Total                           5.39%     9.74%    14.58%    11.92%     7.36%

                          RFC VOLUME BY NUMBER OF LOANS

JUNIOR LIENS
  MORTGAGES       2000      2001      2002      2003      2004      2005
------------     ------   -------   -------   -------   -------   -------
Prime(1)         84,743   104,044   118,773   127,833   147,647   143,713
Non-Prime(2)
Total            84,743   104,044   118,773   127,833   147,647   143,713
Prime(1)         100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
Non-Prime(2)
Total            100.00%   100.00%   100.00%   100.00%   100.00%   100.00%

  PERCENTAGE
  CHANGE FROM
THE PRIOR YEAR
--------------
Prime(1)                    22.78%    14.16%     7.63%    15.50%    -2.66%
Non-Prime(2)
Total                       22.78%    14.16%     7.63%    15.50%    -2.66%

----------
(1) Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Loans and Home Equity Revolving Credit Line junior lien programs.

(2) Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs.

          As master servicer, RFC's responsibilities include:

          o    receiving funds from subservicers;

          o reconciling servicing activity with respect to the mortgage loans;

          o    calculating remittance amounts to certificateholders;

          o sending remittances to the securities administrator for distributions to certificateholders;

          o    investor and tax reporting;

          o    coordinating loan repurchases;

          o    oversight of all servicing activity, including subservicers;

          o following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;

          o    approval of loss mitigation strategies;

          o management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and

          o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

          RFC may, from time to time, outsource certain of its master servicing functions, such as foreclosure management, although any such outsourcing will not relieve RFC of any of its responsibilities or liabilities under the related servicing agreement.

          Homecomings Financial Network, Inc. Pursuant to the terms of a subservicing agreement with RFC, Homecomings will subservice substantially all of the Mortgage Loans for which RFC is the named servicer. The subservicing agreement provides that Homecomings will provide all of the services described in the paragraphs below.

          Homecomings is a Delaware corporation and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996. Homecomings was incorporated as a wholly-owned subsidiary of RFC in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. After Capstead Inc. was acquired, Homecomings' total servicing portfolio was 164,000 loans with an aggregate principal balance of $25 billion with 20% being subprime. The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into Homecomings' servicing operations. Approximately 85% of the mortgage loans currently serviced by RFC are subserviced by Homecomings. As of December 31, 2005, Homecomings serviced approximately 782,000 mortgage loans with an aggregate principal balance of approximately $104 billion. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by more junior second liens on residential properties, and mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans. Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings' servicing activities have included the activities specified below.

          Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer.

          The following tables sets forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

          HOMECOMINGS VOLUME BY YEAR END OUTSTANDING PRINCIPAL BALANCE

 FIRST LIEN
  MORTGAGES          2001              2002              2003              2004              2005
------------   ---------------   ---------------   ---------------   ---------------   ---------------
Prime(1)       $25,532,458,680   $27,343,774,000   $29,954,139,212   $31,943,811,060   $44,570,851,126
Non-Prime(2)   $17,039,860,699   $27,384,763,000   $39,586,900,679   $44,918,413,591   $52,102,835,214
Total          $42,572,319,379   $54,728,537,000   $69,541,039,891   $76,862,224,651   $96,673,686,340
Prime(1)                 59.97%            49.96%            43.07%            41.56%            46.10%
Non-Prime(2)             40.03%            50.04%            56.93%            58.44%            53.90%
Total                   100.00%           100.00%           100.00%           100.00%           100.00%

  PERCENTAGE
  CHANGE FROM
THE PRIOR YEAR
--------------
Prime(1)                 -6.30%             7.09%             9.55%             6.64%            39.53%
Non-Prime(2)             56.49%            60.71%            44.56%            13.47%            15.99%
Total                    11.62%            28.55%            27.07%            10.53%            25.78%

          HOMECOMINGS VOLUME BY YEAR END OUTSTANDING PRINCIPAL BALANCE

JUNIOR LIENS
  MORTGAGES         2001             2002             2003             2004             2005
------------   --------------   --------------   --------------   --------------   --------------
Prime(1)       $8,024,136,313   $7,627,424,000   $7,402,626,296   $7,569,300,685   $7,442,264,087
Non-Prime(2)               --               --               --               --               --
Total          $8,024,136,313   $7,627,424,000   $7,402,626,296   $7,569,300,685   $7,442,264,087
Prime(1)               100.00%          100.00%          100.00%          100.00%          100.00%
Non-Prime(2)               --               --               --               --               --
Total                  100.00%          100.00%          100.00%          100.00%          100.00%

  PERCENTAGE
  CHANGE FROM
THE PRIOR YEAR
--------------
Prime(1)                   NA            -4.94%           -2.95%           27255%           -1.68%
Non-Prime(2)               --               --               --               --               --
Total                      NA            -4.94%           -2.95%            2.25%           -1.68%

                      HOMECOMINGS VOLUME BY NUMBER OF LOANS

 JUNIOR LIEN
  MORTGAGES      2001      2002      2003      2004      2005
------------   -------   -------   -------   -------   -------
Prime(1)       133,632   125,209   143,645   150,297   187,773
Non-Prime(2)   168,185   257,077   341,190   373,473   394,776
Total          301,817   382,286   484,835   523,770   582,549
Prime(1)         44.28%    32.75%    29.63%    28.70%    32.23%
Non-Prime(2)     55.72%    67.25%    70.37%    71.30%    67.77%
Total           100.00%   100.00%   100.00%   100.00%   100.00%

  PERCENTAGE
 CHANGE FROM
THE PRIOR YEAR
--------------
Prime(1)         -9.85%    -6.30%    14.72%     4.63%    24.93%

Non-Prime(2)     38.47%    52.85%    32.72%     9.46%     5.70%
Total            11.91%    26.66%    26.83%     8.03%    11.22%

                      HOMECOMINGS VOLUME BY NUMBER OF LOANS

 JUNIOR LIEN
  MORTGAGES      2001      2002      2003      2004      2005
------------   -------   -------   -------   -------   -------
Prime(1)       228,946   217,031   211,585   210,778   199,600
Non-Prime(2)        --        --        --        --        --
Total          228,946   217,031   211,585   210,778   199,600
Prime(1)        100.00%   100.00%   100.00%   100.00%   100.00%
Non-Prime(2)        --        --        --        --        --
Total           100.00%   100.00%   100.00%   100.00%   100.00%

  PERCENTAGE
 CHANGE FROM
THE PRIOR YEAR
--------------
Prime(1)            NA     -5.20%    -2.51%    -0.38%    -5.30%
Non-Prime(2)        --        --        --        --        --
Total               NA     -5.20%    -2.51%    -0.38%    -5.30%

----------
(1) Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Loans and Home Equity Revolving Credit Line junior lien programs.

(2) Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs.

          Homecomings Subservicing Experience. In its role as subservicer, Homecomings is generally responsible for the following

          o    communicating with borrowers;

          o    sending monthly remittance statements to borrowers;

          o    collecting payments from borrowers;

          o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

          o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the servicer, together with any other sums paid by borrowers that are required to be remitted;

          o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

          o accurate and timely reporting of negative amortization amounts, if any;

          o    paying escrows for borrowers, if applicable;

          o    calculating and reporting payoffs and liquidations;

          o    maintaining an individual file for each loan; and

          o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

SERVICING COMPENSATION AND THE PAYMENT OF EXPENSES

          A servicing fee for each Mortgage Loan will be payable to each Servicer at the Servicing Fee Rate. The "SERVICING FEE RATE" is the per annum rate at which the servicing fee accrues on the principal balance of each Mortgage Loan. Approximately 83.313%, 0.602% and 16.084% of the Short Reset Group Loans will have initial Servicing Fee Rates equal to 0.250%, 0.300% and 0.375% per annum, respectively. Certain of the Short Reset Group Loans may have Servicing Fee Rates that will be increased by 0.125% per annum upon the first rate adjustment, as specified in the applicable servicing agreement. Approximately 71.989%, 15.597%, 12.180%,

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0.177% and 0.058% of the Hybrid Group Loans will have initial Servicing Fee
Rates equal to 0.250%, 0.300%, 0.375%, 0.425% and 0.925% per annum, respectively. Certain of the Hybrid Group Loans may have Servicing Fee Rates that will be increased by 0.125% per annum upon the first rate adjustment, as specified in the applicable servicing agreement. The rights of the Servicers to receive servicing fees and certain proceeds of the Mortgage Loans (to the extent actually collected), and to be reimbursed for Advances, are senior to the rights of certificateholders. The Servicers are entitled to retain as additional servicing compensation all ancillary fees, including without limitation, all assumption fees, reconveyance fees, insufficient funds fees, late fees and prepayment fees, to the extent that such fees are collected from mortgagors and exceed any other amounts due and payable on the related Mortgage Loan, and any interest or other income earned on funds held in the related collection account.

COLLECTION AND OTHER SERVICING PROCEDURES

          The various mortgagors are generally required to make monthly payments of principal and interest ("SCHEDULED PAYMENTS") to the Servicers due on the Mortgage Loans. Each applicable Sale and Servicing Agreement generally requires the related Servicer to proceed diligently to collect all payments due under the Mortgage Loans and in substance to service the Mortgage Loans according to servicing practices it customarily employs and exercises in servicing and administrating mortgage loans for its own account and which are consistent with the federal Real Estate Settlement Procedures Act and applicable state law and accepted servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans.

          Each Servicer will be required to deposit in a collection account on a daily basis, amounts collected on the Mortgage Loans and other amounts that will be listed in the prospectus under "Credit Enhancement--Reserve and Other Accounts." Each applicable Sale and Servicing Agreement requires that such funds be held in a time deposit or demand account with a federal or state chartered depository institution, the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of which holding company) are rated not less than "A-1" by S&P and "Prime-1" by Moody's Investors Service, Inc., or whatever ratings satisfy rating requirements of any rating agency that rates any of the certificates.

          Pursuant to each applicable Sale and Servicing Agreement, the related Servicer will establish and maintain accounts (each, an "ESCROW ACCOUNT") into which certain mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, standard hazard insurance premiums and other comparable items. Withdrawals from an Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, or comparable items, to reimburse the Servicer for any Advances made with respect to a Mortgage Loan (but only from amounts received on the Mortgage Loan which represent late collections of escrowed amounts thereunder), to refund to mortgagors amounts determined to be overages, to pay interest on balances in the Escrow Account to the related Servicer, or if required by law, to the related mortgagors, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. Each Servicer will be responsible for the administration of the Escrow Accounts maintained by it and will be obligated to make advances to such accounts when a deficiency exists in such accounts.

MAINTENANCE OF INSURANCE POLICIES; CLAIMS THEREUNDER AND OTHER REALIZATION UPON DEFAULTED MORTGAGE LOANS

          The Servicers will be required to cause each mortgagor to maintain for each Mortgage Loan hazard insurance such that all buildings on the Mortgaged Property are insured, generally by an insurer acceptable to Fannie Mae and Freddie Mac or conforming to the related underwriting guidelines, as applicable, against loss by fire and other hazards, with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and
(ii) the outstanding principal balance of the Mortgage Loan. If a hazard insurance policy is in danger of being terminated, or if the insurer ceases to be acceptable, the related Servicer will be required to notify the related mortgagor and the Securities Administrator, and will use its best efforts, as permitted by applicable law, to cause the mortgagor to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, may a Mortgage Loan be without a hazard insurance policy at any time.

          If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and flood insurance has been made available), the Servicers will be required to verify that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac, in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended.

          The Servicers are required to maintain hazard and flood insurance on any property acquired following foreclosure as to which a realized loss has not yet been taken similar to the insurance required above, as well as liability insurance. A Servicer may satisfy its obligation to maintain the foregoing insurance by obtaining a blanket policy on all of the Mortgage Loans that it services, which policy satisfied the requirements set forth above.

          All policies are required to name the related Servicer or the Trustee as loss payee and shall be endorsed with standard or union mortgagee clauses, which shall provide for at least 30 days' prior written notice of any cancellation, reduction in amount or material change in coverage.

EVIDENCE AS TO SERVICING COMPLIANCE

          In addition, during or prior to March of each year, commencing with March 2007, each Servicer and the Master Servicer will be required to deliver to the Depositor an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of its performance under the Trust Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on such review, such party has fulfilled all its obligations under the Trust Agreement in all material respects throughout the year or, if there has been a failure to fulfill any such obligation in any material respect, specifying such failure known to the officer and the nature and status thereof.

          In addition, during or prior to March of each year, commencing with March 2007, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and any other assets of the Trust Fund (including, without limitation, the Securities Administrator, the Master Servicer, each Custodian and each Servicer) will be required to deliver annually to the Depositor and/or the Securities Administrator, as applicable, a report (an "ASSESSMENT OF COMPLIANCE") that assesses compliance by that party with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) applicable to such party that contains the following:

          (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

          (b) a statement that the party used the applicable criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

          (c) the party's assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

          (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year provided, however, the Custodians will deliver such Assessment of Compliance until a Form 15 under the Exchange Act has been filed.

          Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "ATTESTATION REPORT") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

          Fidelity bonds and errors and omissions policies are also required to be maintained by each Servicer under the applicable Sale and Servicing Agreement.

SERVICER EVENTS OF DEFAULT

          Events of default ("EVENTS OF DEFAULT") under each applicable Sale and Servicing Agreement will occur if:

(i) the Servicer fails to remit any required payments under the relevant Sale and Servicing Agreement, which failure continues unremedied for a period of three business days after the Securities Administrator or the Master Servicer notifies the Servicer of such failure;

(ii) the Servicer fails to transmit reports and certifications to the Master Servicer as required under the relevant Sale and Servicing Agreement;

(iii) the Servicer fails to observe or perform in any material respect any covenant or agreement in the relevant Sale and Servicing Agreement, which failure continues unremedied for a period of 60 days after the Securities Administrator or the Master Servicer notifies the Servicer of such failure;

(iv) the Servicer fails to maintain its license to do business in any jurisdiction where any Mortgaged Property is located and such license is required;

(v) certain events occur relating to the insolvency, readjustment of debt or similar proceedings involving the Servicer which are not discharged or stayed within 60 days, or the Servicer takes certain actions indicating its insolvency;

(vi) the Servicer admits in writing its inability to pay its obligations as they become due;

(vii) the Servicer ceases to qualify as a Fannie Mae or Freddie Mac approved servicer; and

(viii) the Servicer attempts to assign the relevant Sale and Servicing Agreement or its rights to servicing compensation or its servicing responsibilities except as permitted in such Sale and Servicing Agreement.

RIGHTS UPON EVENTS OF DEFAULT

          So long as a "SERVICER EVENT OF DEFAULT" under any Sale and Servicing Agreement as described in the preceding paragraph remains unremedied, the Master Servicer may, and at the direction of the certificateholders evidencing not less than 51% of the voting rights, shall, by notice in writing to the related Servicer, terminate all of the rights and obligations of such Servicer, in its capacity as Servicer, under the related Sale and Servicing Agreement. On the effective date of the notice of termination and pursuant to the Trust Agreement, if no successor servicer is willing or able to assume servicing duties under the relevant Sale and Servicing Agreement, the Master Servicer will succeed to all of the responsibilities, duties and liabilities of such Servicer under the applicable Sale and Servicing Agreement (other than any obligation to repurchase any Mortgage Loan) and will be entitled to similar compensation arrangements. There may be a transition period of not more than 90 days during which the actual transfer of servicing is effected; provided, however, that neither the Master Servicer, nor the applicable terminated Servicer will be relieved of any of its responsibilities under the applicable Sale and Servicing Agreement or the Trust Agreement during such transition period. In the event the Master Servicer is unwilling or unable to serve as successor Servicer, or if the certificateholders evidencing not less than 51% of the voting rights request in writing, the Master Servicer shall appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, acceptable to the Rating Agencies, having a net worth of at least $25,000,000 and that is a Fannie Mae/Freddie Mac-approved servicer in good standing, to act as successor to such Servicer under such Sale and Servicing Agreement. Pending such appointment, the Master Servicer is obligated to act in such capacity. Any successor servicer will be entitled to the same servicing compensation as the predecessor Servicer. In addition, certificateholders evidencing at least 66% of the voting rights of certificates affected by an Event of Default may waive such Event of Default; however, an Event of Default with respect to a Servicer's obligation to make Servicing Advances or P&I Advances or any other Event of Default that would materially adversely affect any non-consenting certificateholder may be waived only by all certificateholders affected by such Event of Default.

CERTAIN MATTERS REGARDING THE SERVICERS

          Pursuant to the applicable Sale and Servicing Agreement, a Servicer may not assign a Sale and Servicing Agreement or the servicing thereunder, or delegate all or any portion of its rights or duties under such Sale and Servicing Agreement, or sell or otherwise dispose of all of its property or assets without the prior written consent of the Trustee, the Securities Administrator and the Master Servicer, which consent may not be unreasonably withheld.

          A Servicer may not resign from its obligations and duties under a Sale and Servicing Agreement except by mutual consent of such Servicer and the Trustee or upon the determination that its duties are no longer permitted under applicable law and such incapacity cannot be cured by such Servicer. Any such determination permitting the resignation of a Servicer must be evidenced by an opinion of counsel delivered to the Master Servicer and the Securities Administrator, and in form and substance acceptable to the Trustee, the Master Servicer and the Securities Administrator. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in the manner provided in the related Sale and Servicing Agreement.

          Each Sale and Servicing Agreement provides that any company into which a Servicer is merged or consolidated will succeed automatically to the duties of such Servicer, so long as such entity is a Fannie Mae/Freddie Mac approved servicer.

          Without in any way limiting the generality of the foregoing, and except in the case of certain mergers, if a Servicer under the related Sale and Servicing Agreement either assigns such agreement or the servicing responsibilities thereunder or delegates all or any portion of its duties thereunder or sells or otherwise disposes of all or substantially all of its property or assets, without the prior written consent of the Master Servicer, then the Master Servicer will have the right to terminate such Sale and Servicing Agreement upon notice, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

          The Sale and Servicing Agreements provide that neither the Servicers nor any of its directors, officers, employees or agents will have any liability to the Trust Fund for any action taken or for refraining from taking any action in good faith pursuant to the applicable Sale and Servicing Agreement, or for errors in judgment; provided, however, that this provision will not protect the Servicer or any such person against any breach of warranties or representations made in the related Sale and Servicing Agreement, or failure to perform its obligations in strict compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. The Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with the applicable Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability; provided, however, that a Servicer may, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of the related Sale and Servicing Agreement and the rights and duties of the parties thereto. In such event, the Servicer shall be entitled to reimbursement from the Trust Fund of the reasonable legal expenses and costs of such action.

          With respect to the applicable Sale and Servicing Agreement, such Servicer will be indemnified and held harmless from the Trust Fund against any and all losses that it may sustain as a result of any act or omission on the part of the Trustee on behalf of the Trust Fund.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

          The certificates will be issued on or about April 28, 2006 (the "CLOSING DATE") pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement of which this prospectus supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the Trust Agreement and the certificates. The Offered Certificates (as defined below) will not be issued unless they receive the ratings from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P") and Fitch Ratings ("FITCH" and, together with S&P, the "RATING AGENCIES") indicated on the cover page to this prospectus supplement.

          Each Sale and Servicing Agreement obligates the related Servicer to make advances when payments on the related Mortgage Loans are delinquent and such Servicer determines that certain other conditions are satisfied, as described in this prospectus supplement under "--Advances." If a Servicer fails to make such Advances, then the Master Servicer or the Trustee, in its capacity as successor master servicer, or another successor master servicer, will be obligated to make such Advances to the extent described in the Trust Agreement.

          The Mortgage Pass-Through Certificates, Series 2006-AR2 will consist of the classes set forth on the cover page of this prospectus supplement and the Junior Subordinate Certificates (as defined below).

          Collectively, the certificates will represent the ownership of the property in the Trust Fund. Legal title to the property of the Trust Fund will be held by the Trustee. Only the Class 1A1,

Class 2A1, Class 2A2, Class 2A3, Class 3A1, Class 3A2, Class 4A1, Class 4A2, Class 5A1, Class 5A2, Class 1X, Class 1RC, Class 2RC and Class R certificates (collectively, the "SENIOR CERTIFICATES"), and the Class 1B1, Class 1B2, Class 1B3, Class 2B1, Class 2B2 and Class 2B3 certificates (collectively, the "SENIOR SUBORDINATE CERTIFICATES") and together with the Senior Certificates and the Senior Subordinate Certificates, the "OFFERED CERTIFICATES") are offered by this prospectus supplement. The Class 1B4, Class 1B5, Class 1B6, Class 2B4, Class 2B5 and Class 2B6 certificates (the "JUNIOR SUBORDINATE CERTIFICATES") are not offered by this prospectus supplement. The Senior Subordinate Certificates together with the Junior Subordinate Certificates are sometimes referred to in this prospectus supplement as the "SUBORDINATE CERTIFICATES" (and together with the Offered Certificates, the "CERTIFICATES"). The Class 2A1, Class 3A1, Class 4A1 and Class 5A1 certificates are sometimes referred to in this prospectus supplement as the "SUPER SENIOR CERTIFICATES." The Class 2A2, Class 2A3, Class 3A2, Class 4A2 and Class 5A2 certificates are sometimes referred to in this prospectus supplement as the "SENIOR SUPPORT CERTIFICATES." The Class R, Class 1RC and Class 2RC Certificates are sometimes referred to in this prospectus supplement as the "RESIDUAL CERTIFICATES."

          The "CLASS PRINCIPAL BALANCE" for any Distribution Date and for any class of certificates (other than the Interest Only Certificates) will equal the aggregate amount of principal to which such class is entitled as of the Closing Date, reduced by all distributions of principal (other than reimbursements of Realized Losses) to that class and all allocations of losses required to be borne by that class before that Distribution Date and increased by the amount of any Subsequent Recoveries allocated to that class. The "CERTIFICATE PRINCIPAL BALANCE," for any individual certificate, will be the portion of the corresponding Class Principal Balance that such certificate represents.

          The Class 1X certificates (the "INTEREST ONLY CERTIFICATES") will not be entitled to distributions of principal but will be entitled to distributions of interest calculated on their Notional Amount. The "NOTIONAL AMOUNT" for any Distribution Date and the Interest Only Certificates will be an amount equal to the aggregate Class Principal Balance of the Class 1A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates.

          The Senior Certificates (other than the Interest Only Certificates) will be issued in minimum denominations of $25,000 initial Certificate Principal Balance each and multiples of $1 in excess of that amount. The Interest Only Certificates will be issued in minimum denominations of $1,000,000 initial Notional Amount each and multiples of $1 in excess of $1,000,000. The Subordinate Certificates will be issued in minimum denominations of $250,000 initial Certificate Principal Balance each and multiples of $1 in excess of $250,000. Each class of the Residual Certificates will be issued in a combined, registered, certificated form in a single denomination representing a 99.99% percentage interest in the residual interest in each related REMIC. The remaining 0.01% percentage interest of each class of Residual Certificates will be sold to the Securities Administrator. With respect to European investors only, the Underwriter will only sell Offered Certificates in minimum total investment amounts of $100,000.

DISTRIBUTIONS

          Distributions on the Class 1A1, Class 1X and Class 1RC certificates (the "GROUP 1 CERTIFICATES" or the "SHORT RESET GROUP SENIOR CERTIFICATES") will be based on payments received or advanced on the Mortgage Loans in Loan Group 1. Distributions on the Class 2A1, Class 2A2, Class 2A3, Class R and Class 2RC certificates (the "GROUP 2 CERTIFICATES") will generally be based on payments received or advanced on the Mortgage Loans in Loan Group 2. Distributions on the Class 3A1 and Class 3A2 certificates (the "GROUP 3 CERTIFICATES") will generally be based on payments received or advanced on the Mortgage Loans in Loan Group 3. Distributions on the Class 4A1 and Class 4A2 certificates (the "GROUP 4 CERTIFICATES") will generally be based on payments received or advanced on the Mortgage Loans in Loan Group 4. Distributions on the

Class 5A1 and Class 5A2 certificates (the "GROUP 5 CERTIFICATES" and collectively with the Group 2 Certificates, the Group 3 Certificates and the Group 4 Certificates, the "HYBRID GROUP SENIOR CERTIFICATES") will generally be based on payments received or advanced on the Mortgage Loans in Loan Group 5. Each of the Group 1 Certificates, the Group 2 Certificates, the Group 3 Certificates, the Group 4 Certificates and the Group 5 Certificates is sometimes referred to in this prospectus supplement as a "CERTIFICATE GROUP. "

          Distributions on the Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates (the "SHORT RESET GROUP SUBORDINATE CERTIFICATES," and together with the Short Reset Group Senior Certificates, the "SHORT RESET GROUP CERTIFICATES") will be based on payments received or advanced in respect of all of the Mortgage Loans in the Short Reset Loan Group. Distributions on the Class 2B1, Class 2B2, Class 2B3, Class 2B4, Class 2B5 and Class 2B6 certificates (the "HYBRID GROUP SUBORDINATE CERTIFICATES," and together with the Hybrid Group Senior Certificates, the "HYBRID GROUP CERTIFICATES") will be based on payments received or advanced in respect of all of the Mortgage Loans in the Hybrid Loan Group.

          With respect to any date of determination, the percentage of all the voting rights allocated among holders of the certificates (other than the Interest Only Certificates) will be 99% and will be allocated among the classes of those certificates in the proportion that the aggregate Class Principal Balance of a class then outstanding bears to the aggregate Class Principal Balance of all certificates then outstanding. With respect to any date of determination, the percentage of all the voting rights allocated among holders of the Interest Only Certificates will be 1%. The voting rights allocated to a class of certificates will be allocated among all holders of that class in proportion to the outstanding Certificate Principal Balances of those certificates.

          Distributions will be made to certificateholders of record on the last business day of the interest accrual period for each class related to the applicable Distribution Date (the "RECORD DATE"). All distributions will be made either (1) by check mailed to the address of each certificateholder as it appears in the certificate register on the Record Date immediately prior to such Distribution Date or (2) with respect to the Offered Certificates other than the Residual Certificates, by wire transfer of immediately available funds to the account of the certificateholder at a bank or other entity having appropriate facilities, if the holder has so notified the Securities Administrator in writing by the Record Date immediately prior to such Distribution Date and the holder is the registered owner of Regular Certificates with an initial Certificate Principal Balance of at least $1,000,000. The Securities Administrator may charge the holder a fee for any payment made by wire transfer. Final distribution on the certificates will be made only upon surrender of the certificates at the offices of the Securities Administrator or other certificate registrar set forth in the notice of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

          On each Distribution Date, the Available Distribution Amount for such Distribution Date, which will be determined separately with respect to each Loan Group, and, in each case, will generally include Scheduled Payments due on the Due Date immediately before such Distribution Date, Curtailments received in the previous calendar month to the extent described below, Payoffs received in the previous calendar month to the extent described below and amounts received from liquidations of related Mortgage Loans in the previous calendar month, will be distributed to the certificateholders, as specified in this prospectus supplement.

          The "AVAILABLE DISTRIBUTION AMOUNT", for any Distribution Date for each Loan Group, as more fully described in the Trust Agreement, will equal the sum, for the Mortgage Loans in such Loan Group, of the following amounts:

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          (a)  the total amount of all cash received from or on behalf of the mortgagors or advanced by each Servicer (or the Master Servicer or Trustee as successor servicer, or any other successor servicer) on the Mortgage Loans in such Loan Group and not previously distributed (including P&I Advances made by a Servicer (or the Master Servicer or Trustee as successor servicer, or any other successor servicer) and proceeds of Mortgage Loans in such Loan Group that are liquidated), except:

               (i) all Scheduled Payments collected but due on a Due Date after that Distribution Date;

               (ii) all Curtailments received after the previous calendar month;

               (iii) all Payoffs received after the previous calendar month (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on such Mortgage Loans for the period after the previous calendar month);

               (iv) Liquidation Proceeds and insurance proceeds received on the Mortgage Loans in such Loan Group after the previous calendar month;

               (v) all amounts in the Certificate Account that are due and reimbursable to the applicable Servicer under the related Sale and Servicing Agreement;

               (vi) the servicing compensation and Master Servicer and Securities Administrator compensation for each Mortgage Loan in such Loan Group for that Distribution Date;

               (vii) solely with respect to the Loan Groups in the Hybrid Loan Group, any cash required to be crossed over to any other Loan Group in the Hybrid Loan Group as described under "Credit Enhancements"; and

               (viii) such Loan Group's share of all amounts reimbursable on such Distribution Date to the Securities Administrator, the Master Servicer, the Custodians or the Trustee;

          (b) the total amount of any cash received during the calendar month prior to such Distribution Date by the Trustee, the Securities Administrator or the Servicer as a result of the repurchase by the Seller or GSMC, as applicable, of any Mortgage Loans in such Loan Group as a result of defective documentation or a breach of representations and warranties;

          (c) solely with respect to the Loan Groups in the Hybrid Loan Group, any amounts crossed over from another Loan Group or Loan Groups in the Hybrid Loan Group to such Loan Group as described under "Subordination and Allocation of Losses"; and

          (d) the amount of any Subsequent Recoveries received with respect to the Mortgage Loans in such Loan Group.

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PRIORITY OF DISTRIBUTIONS

          Beginning on May 25, 2006, and on the 25th day of each month thereafter, or if the 25th day is not a business day, on the next succeeding business day (each, a "DISTRIBUTION DATE") thereafter, after reimbursement of any Advances to a Servicer (or the Master Servicer as successor servicer, or the Trustee in its capacity as successor servicer, if such Advance is not made by the Servicer), distributions will be made, to the extent of funds available therefor, in the following order and priority:

          (a) the Available Distribution Amount (as defined under "Available Distribution Amount" below) for Loan Group 1 for such Distribution Date will be distributed in the following order of priority:

               (i) first, pro rata (based on their respective Accrued Certificate Interest for such Distribution Date and the amount to be deposited in the Reserve Fund on such Distribution Date pursuant to this clause (a)(i)), to the Class 1A1 and Class 1RC certificates, Accrued Certificate Interest thereon for such Distribution Date, and to the Reserve Fund, an amount equal to the product of (A) 1/12 of the Class 1X Rate and (B) the Notional Amount of the Class 1X Certificates; and

               (ii) second, sequentially, to the Class 1RC and the Class 1A1 certificates, in that order, as principal, in an amount up to the Senior Principal Distribution Amount for Loan Group 1 for such Distribution Date, until the Class Principal Balance of each such class has been reduced to zero;

          (b) the Available Distribution Amount for Loan Group 2 for such Distribution Date will be distributed in the following order of priority:

               (i) first, pro rata (based on their respective Accrued Certificate Interest for such Distribution Date), to the Class 2A1, Class 2A2, Class 2A3, Class R and Class 2RC certificates, Accrued Certificate Interest thereon for such Distribution Date; and

               (ii)   second, in the following order of priority:

                      (x) sequentially, to the Class R and Class 2RC
                          certificates, in that order, as principal, in an amount up to the Senior Principal Distribution Amount for Loan Group 2 for such Distribution Date, until the respective Class Principal Balances thereof have been reduced to zero; and

                      (y) pro rata, to the Class 2A1, Class 2A2 and Class 2A3
                          certificates, as principal, based on their respective Class Principal Balances, in an amount up to the Senior Principal Distribution Amount for Loan Group 2 for such Distribution Date, until the respective Class Principal Balances thereof have been reduced to zero;

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

          (c) the Available Distribution Amount for Loan Group 3 for such Distribution Date will be distributed in the following order of priority:

               (i) first, pro rata (based on their respective Accrued Certificate Interest for such Distribution Date) to the Class 3A1 and Class 3A2 certificates, Accrued Certificate Interest thereon for such Distribution Date; and

               (ii) second, pro rata, to the Class 3A1 and Class 3A2 certificates, based on their respective Class Principal Balances, as principal, in an amount up to the Senior Principal Distribution Amount for Loan Group 3 for such Distribution Date, until the respective Class Principal Balances thereof have been reduced to zero;

          (d) the Available Distribution Amount for Loan Group 4 for such Distribution Date will be distributed in the following order of priority:

               (i) first, pro rata (based on their respective Accrued Certificate Interest for such Distribution Date) to the Class 4A1 and Class 4A2 certificates, Accrued Certificate Interest thereon for such Distribution Date; and

               (ii) second, pro rata, to the Class 4A1 and Class 4A2 certificates, based on their respective Class Principal Balances, as principal, in an amount up to the Senior Principal Distribution Amount for Loan Group 4 for such Distribution Date, until the respective Class Principal Balances thereof have been reduced to zero;

          (e) the Available Distribution Amount for Loan Group 5 for such Distribution Date will be distributed in the following order of priority:

               (i) first, pro rata (based on their respective Accrued Certificate Interest for such Distribution Date) to the Class 5A1 and Class 5A2 certificates, Accrued Certificate Interest thereon for such Distribution Date; and

               (ii) second, pro rata, to the Class 5A1 and Class 5A2 certificates, based on their respective Class Principal Balances, as principal, in an amount up to the Senior Principal Distribution Amount for Loan Group 5 for such Distribution Date, until the respective Class Principal Balances thereof have been reduced to zero;

          (f) subject to the exceptions described below, unless the Class Principal Balance of a class of Short Reset Group Subordinate Certificates has been previously reduced to zero, the portion of the Available Distribution Amount for the Short Reset Loan Group in the aggregate remaining after making all of the distributions described above in paragraph (a) will be distributed in the following order of priority:

               (i) first, to the Class 1B1 certificates, Accrued Certificate Interest thereon for such Distribution Date;

               (ii) second, to the Class 1B1 certificates, as principal, their pro rata share (based on their Class Principal Balance) of the related Subordinate

                      Principal Distribution Amount (as defined herein) for such Distribution Date, until their Class Principal Balance has been reduced to zero;

               (iii) third, to the Class 1B2 certificates, Accrued Certificate Interest thereon for such Distribution Date;

               (iv) fourth, to the Class 1B2 certificates, as principal, their pro rata share (based on their Class Principal Balance) of the related Subordinate Principal Distribution Amount for such Distribution Date, until their Class Principal Balance has been reduced to zero;

               (v) fifth, to the Class 1B3 certificates, Accrued Certificate Interest thereon for such Distribution Date;

               (vi) sixth, to the Class 1B3 certificates, as principal, their pro rata share (based on their Class Principal Balance) of the related Subordinate Principal Distribution Amount for such Distribution Date, until their Class Principal Balance has been reduced to zero;

               (vii) seventh, to the Class 1B4, Class 1B5 and Class 1B6 certificates, interest and principal in the same manner as for the Class 1B1, Class 1B2 and Class 1B3 certificates, first to the Class 1B4 certificates, then to the Class 1B5 certificates and finally to the Class 1B6 certificates; and

               (viii) eighth, to each class of the Short Reset Group
                      Certificates in order of seniority (and among classes of Senior Certificates related to the Short Reset Loan Group, pro rata, based on the amount of unreimbursed Realized Losses allocated to such classes), up to the amount of unreimbursed Realized Losses previously allocated to such class, if any (unless the allocation of Realized Losses has reduced such class of certificates to zero on a previous Distribution Date, in which case no amounts will be reimbursed to such class); provided, however, that any amounts distributed pursuant to this paragraph (f)(viii) will not cause a further reduction in the Class Principal Balance of any class of certificates;

          (g) subject to the exceptions described below, unless the Class Principal Balance of a class of Hybrid Group Subordinate Certificates has been previously reduced to zero, the portion of the Available Distribution Amount for the Hybrid Loan Group in the aggregate remaining after making the distributions described above in paragraphs (b), (c), (d) and (e) (including, without limitation, by making any crossover payments as described under "Credit Enhancements" below) will be distributed in the following order of priority

               (i) first, to the Class 2B1 certificates, Accrued Certificate Interest thereon for such Distribution Date;

               (ii) second, to the Class 2B1 certificates, as principal, their pro rata share (based on their Class Principal Balance) of the related Subordinate Principal Distribution Amount for such Distribution Date, until their Class Principal Balance has been reduced to zero;

               (iii) third, to the Class 2B2 certificates, Accrued Certificate Interest thereon for such Distribution Date;

               (iv) fourth, to the Class 2B2 certificates, as principal, their pro rata share (based on their Class Principal Balance) of the related Subordinate Principal Distribution Amount for such Distribution Date, until their Class Principal Balance has been reduced to zero;

               (v) fifth, to the Class 2B3 certificates, Accrued Certificate Interest thereon for such Distribution Date;

               (vi) sixth, to the Class 2B3 certificates, as principal, their pro rata share (based on their Class Principal Balance) of the related Subordinate Principal Distribution Amount for such Distribution Date, until their Class Principal Balance has been reduced to zero;

               (vii) seventh, to the Class 2B4, Class 2B5 and Class 2B6 certificates, interest and principal in the same manner as for the Class 2B1, Class 2B2 and Class 2B3 certificates, first to the Class 2B4 certificates, then to the Class 2B5 certificates and finally to the Class 2B6 certificates; and

               (viii) eighth, to each class of the Hybrid Group Certificates in order of seniority (and among classes of Senior Certificates related to the Hybrid Loan Group, pro rata, based on the amount of unreimbursed Realized Losses allocated to such classes), up to the amount of unreimbursed Realized Losses previously allocated to such class, if any (unless the allocation of Realized Losses has reduced any class of certificates to zero on a previous Distribution Date, in which case no amounts will be reimbursed to such class); provided, however, that any amounts distributed pursuant to this paragraph (g)(viii) will not cause a further reduction in the Class Principal Balance of any class of certificates;

          (h) at such time as all Short Reset Group Certificates have been paid in full and all related Realized Losses previously allocated have been reimbursed in full (unless the allocation of Realized Losses has reduced such class of certificates to zero on a previous Distribution Date, in which case no amounts will be reimbursed to such class), all remaining amounts related to the Short Reset Loan Group to the Class 1RC certificates;

          (i) at such time as all Hybrid Group Certificates have been paid in full and all related Realized Losses previously allocated have been reimbursed in full (unless the allocation of Realized Losses has reduced such class of certificates to zero on a previous Distribution Date, in which case no amounts will be reimbursed to such class), all remaining amounts related to the Hybrid Loan Group to the Class 2RC certificates; and

          (j)  all remaining amounts to the Class R certificates.

          On any Distribution Date for which a Net WAC Shortfall (as defined herein) exists with respect to the Short Reset Group Certificates, the Securities Administrator will withdraw a specified amount from the Reserve Fund for distribution to such certificates, to the extent of funds available therefor, as provided under "--Reserve Fund" below. Distributions to the Class 1X certificates will be made as provided under "--Reserve Fund" below.

          Notwithstanding paragraphs (f) and (g) above, if the Subordination Level for any class of Subordinate Certificates on any Distribution Date is less than the Subordination Level on the Closing Date (the "INITIAL SUBORDINATION LEVEL") for such class of certificates (such class, the "AFFECTED SUBORDINATE CERTIFICATES"), the aggregate amount of principal prepayments otherwise payable on such Distribution Date to such classes of Subordinate Certificates will be allocated:

          (1) pro rata (based on their respective Class Principal Balance) to each class of related Subordinate Certificates whose Subordination Level equals or exceeds its Initial Subordination Level and the related class of Affected Subordinate Certificates having the lowest numerical designation, or

          (2) if no class of related Subordinate Certificates has a Subordination Level equal to or in excess of its Initial Subordination Level, to the related class of Affected Subordinate Certificates having the lowest numerical designation up to an amount sufficient to restore its Subordination Level to its Initial Subordination Level, and then to the related class of Affected Subordinate Certificates having the next lowest numerical designation, in the same manner.

          Although each class of Subordinate Certificates will be entitled to its pro rata portion of the Subordinate Principal Distribution Amount with respect to the applicable Loan Group or Loan Groups, the aggregate Available Distribution Amount may not be sufficient (after payment of amounts due to the Senior Certificates) to pay to each class of Subordinate Certificates its pro rata share of the Subordinate Principal Distribution Amount, in which case the Available Distribution Amount for each Loan Group will be distributed in the priority described above, subject to the exceptions described in the section below entitled "--Principal Distribution Amount."

          With respect to any class of Subordinate Certificates, the "SUBORDINATION LEVEL" on any specified date is the percentage obtained by dividing the sum of the Class Principal Balances of the related classes of Subordinate Certificates that are subordinate to that class by the sum of the Class Principal Balances of all classes of certificates, before giving effect to distributions and allocations of Realized Losses to the certificates on that date.

          In the event that an optional purchase of the Mortgage Loans, as described in the section below entitled "--Optional Purchase of the Mortgage Loans," the amount of any Fair Market Value Excess (as defined below) for the Short Reset Group Loans and Hybrid Group Loans will be distributed to the Class 1RC and Class 2RC certificates, respectively, in accordance with the provisions of the Trust Agreement.

          The formula for calculating the applicable interest rate for each class of the offered certificates (the "CERTIFICATE RATE") on any Distribution Date is set forth in the footnotes to the table on the cover of this prospectus supplement. The "NET FUNDS CAP" will be a per annum rate equal to, in the case of the Group 1 certificates, the weighted average of the Net Rates for the Group 1 Loans multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period. The "NET RATE" for each Mortgage Loan for each Distribution Date is equal to its per annum mortgage interest rate as of the Due Date in the prior calendar month, less (a) the Servicing Fee Rate (as defined herein) and (b) the Lender Paid Mortgage Insurance Rate, if applicable. The "LENDER PAID MORTGAGE INSURANCE RATE" means, with respect to approximately 0.095% of the Mortgage Loans, the per annum rate that represents the portion of the interest payment due from the related borrower that will be used by the related Servicer to pay the premium for the required primary mortgage guaranty insurance policy. "ACCRUED CERTIFICATE INTEREST" with respect to any class of certificates on each Distribution Date will equal

(1) the product of (a) the Certificate Rate for such class, (b) a fraction, the numerator of which is the number of days in the related Interest Accrual Period and the denominator of which is 360 and (c) the applicable Class Principal Balance plus (2) interest accrued but not paid on prior Distribution Dates. Accrued Certificate Interest is subject to reduction for certain interest shortfalls as described below. The "INTEREST ACCRUAL PERIOD" with respect to any Distribution Date will be (a) for the Class 1A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates, the period commencing on the Distribution Date occurring in the preceding calendar month (or, with respect to the first Distribution Date, the Closing Date) and ending on the day before such Distribution Date, calculated on the basis of a 360-day year and the actual number of days in such Interest Accrual Period, and (b) for each other class of certificates, the calendar month preceding the month in which the current Distribution Date occurs, calculated on the basis of a 360-day year consisting of twelve thirty-day months. As to any class of certificates (other than the Interest Only Certificates), the Class Principal Balance as of the close of business on each Distribution Date will equal the initial Class Principal Balance of such class reduced by all principal payments (other than reimbursements of Realized Losses) previously distributed to such class and all Realized Losses previously allocated to such class.

          The "CLASS 1X RATE" with respect to any Distribution Date for the Class 1X certificates will equal a per annum rate equal to the excess, if any, of (i) the weighted average of the Net Rates for the Mortgage Loans in Loan Group 1 over (ii) the weighted average of the Certificate Rates for the Class 1A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates, (multiplied by a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30).

          "LIBOR" means, for any Interest Accrual Period (other than the initial Interest Accrual Period), the offered rate for one-month United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), as of 11:00 a.m. (London time) on the LIBOR Determination Date applicable to such Interest Accrual Period. If such rate does not appear on Telerate Page 3750 (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to leading banks in the London interbank market for a period of one month commencing on the first day of the relevant Interest Accrual Period. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the Securities Administrator. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Accrual Period). If none of such major banks selected by the Securities Administrator quotes such rate to the Securities Administrator, LIBOR for such LIBOR Determination Date will be the rate in effect with respect to the immediately preceding LIBOR Determination Date. Absent manifest error, the Securities Administrator's determination of LIBOR will be conclusive.

          LIBOR for the initial Interest Accrual Period is 5.00000%.

          "LIBOR DETERMINATION DATE" means, with respect to any Interest Accrual Period and any floating rate certificate, the second London Business Day prior to the date on which such Interest Accrual Period commences.

          "LONDON BUSINESS DAY" means a day on which commercial banks in London are open for business (including dealings in foreign exchange and foreign currency deposits).

          "REFERENCE BANKS" means four major banks in the London interbank market selected by the Securities Administrator.

          For the initial Distribution Date, the Certificate Rate for the Class 2B4, Class 2B5 and Class 2B6 certificates will equal approximately 5.70804% per annum. On each Distribution Date thereafter, the Class 2B4, Class 2B5 and Class 2B6 Certificate Rate will equal the weighted average of the weighted average of the Net Rates for the Mortgage Loans in Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5 weighted on the basis of the related Group Subordinate Amount.

          The "GROUP SUBORDINATE AMOUNT" as to any Distribution Date and (i) the Mortgage Loans in Loan Group 1, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group 1 for the preceding Distribution Date over the aggregate Class Principal Balance of the Group 1 Certificates after giving effect to distributions on that preceding Distribution Date, (ii) the Mortgage Loans in Loan Group 2, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group 2 for the preceding Distribution Date over the aggregate Class Principal Balance of the Group 2 Certificates after giving effect to distributions on that preceding Distribution Date, (iii) the Mortgage Loans in Loan Group 3, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group 3 for the preceding Distribution Date over the aggregate Class Principal Balance of the Group 3 Certificates after giving effect to distributions on that preceding Distribution Date, (iv) the Mortgage Loans in Loan Group 4, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group 4 for the preceding Distribution Date over the aggregate Class Principal Balance of the Group 4 Certificates after giving effect to distributions on that preceding Distribution Date and (v) the Mortgage Loans in Loan Group 5, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group 5 for the preceding Distribution Date over the aggregate Class Principal Balance of the Group 5 Certificates after giving effect to distributions on that preceding Distribution Date.

          Each Servicer is obligated to remit to the Master Servicer from the Servicer's own funds, who will remit to the Securities Administrator, before each Distribution Date, an amount necessary to compensate the Trust Fund for interest not earned on the Mortgage Loans as a result of prepayments ("COMPENSATING INTEREST"); provided, however, that, generally, the Compensating Interest to be paid by the Servicer is limited to, (i) with respect to Countrywide Servicing, the lesser of one-half of (a) its servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans or (ii) with respect to American Home, Nat City and certain other of the Servicers, their respective servicing fee, and may not fully compensate certificateholders for such lost interest. Any such deficiency will constitute a prepayment interest shortfall. See "Yield and Prepayment Considerations--Principal Prepayments and Compensating Interest" in this prospectus supplement. Any prepayment interest shortfalls not covered by Compensating Interest will be allocated pro rata to each class of Senior Certificates (including any Super Senior Certificates) related to the Loan Group in which the prepayments occurred and each class of Subordinate Certificates in proportion to the amount of interest to which each such class of Senior Certificates would otherwise be entitled and the interest that would be payable to a portion of the Subordinate Certificates equal to the Apportioned Principal Balance, in each case in reduction of that amount. Interest shortfalls attributable to the Servicemembers Civil Relief Act, as amended, and any comparable state or local laws, will also be allocated pro rata to each class of Senior Certificates related to the Loan Group in which the shortfalls occurred and the related classes of Subordinate Certificates based on the amounts of interest payable to such Senior Certificates and the interest that would be payable to a portion of each class of the related Subordinate Certificates equal to the related Apportioned Principal Balance, respectively.

          "APPORTIONED PRINCIPAL BALANCE" means, (i) for any class of Hybrid Group Subordinate Certificates for any Distribution Date, the Class Principal Balance of such class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that date and the denominator of which is the sum of the Group Subordinate Amounts for all of the related Loan Groups in the Hybrid Loan Group for that date and (ii) for any class of Short Reset Group Subordinate Certificates, the related Group Subordinate Amount.

          Any modifications of the mortgage interest rate on any Mortgage Loan in connection with a mortgagor bankruptcy will not affect the calculation of the weighted average Net Rate of the Mortgage Loans as a whole or for any Loan Group. Interest shortfalls attributable to such a modification are bankruptcy losses and will be allocated as described under "--Subordination and Allocation of Losses."

          On each Distribution Date, the portion of the Available Distribution Amount that would otherwise be distributable to the holders of the Class 1X certificates, based on the applicable Certificate Rate, will be reduced by the amount, if any, that is necessary to fund payment of any Net WAC Shortfalls to the holders of the Short Reset Group Certificates (see "-- Reserve Fund" below). The holders of the Class 1X certificates will not be reimbursed for amounts deposited in the Reserve Fund and distributed to the Short Reset Group Certificates.

RESERVE FUND

          Pursuant to the terms of the Trust Agreement, the Securities Administrator will establish an account (the "RESERVE FUND"), which will be held in trust by the Securities Administrator on behalf of the holders of the Class 1A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5, Class 1B6 and Class 1X certificates. The Reserve Fund will not be an asset of any REMIC. The Reserve Fund will be the sole source of payments to the holders of the Class 1A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates with respect to any applicable Net WAC Shortfalls on such certificates.

          The initial amount deposited into the Reserve Fund will be $1,000. On each Distribution Date, to the extent required following the distribution of the Available Distribution Amount as described under "--Distributions" above, the Securities Administrator will withdraw from amounts in the Reserve Fund to pay the Short Reset Group Certificates, in the following order or priority, in each case to the extent of amounts remaining in the Reserve Fund, as provided below:

          (i) to the Class 1A1 certificates, any related unpaid Net WAC Shortfalls for each such class for such Distribution Date;

          (ii) to the Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates, sequentially, in that order, any related unpaid Net WAC Shortfalls for each such class for such Distribution Date; and

          (iii) to the Class 1X Certificates, all amounts in excess of $1,000 in the Reserve Fund.

          Upon retirement of the Short Reset Group Certificates as described under "--Optional Purchase of the Mortgage Loans" below, any amounts remaining in the Reserve Fund after all required distributions described under such section have been made will be distributed to the Class 1X Certificates.

NET WAC SHORTFALL

          For the Class 1A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates and any Distribution Date, the "NET WAC SHORTFALL" for such class will equal the sum of:

          (i) the excess, if any, of (1) the amount of interest that would be payable to such class if the applicable Certificate Rate were determined without regard to clause (b) of the definition thereof, over (2) the actual amount of interest distributable to such class for such Distribution Date;

          (ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

          (iii) interest for the applicable accrual period on the amount described in clause (ii) above based on the applicable Certificate Rate (determined without regard to application of the Net Funds Cap.

PRINCIPAL DISTRIBUTION AMOUNT

          On each Distribution Date, to the extent of the Available Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Principal Distribution Amount for that Distribution Date and each Loan Group will be distributed in the priority described above under "-- Priority of Distributions."

          The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for each Loan Group and each Distribution Date will equal the sum of:

          (i) the Senior Percentage of the Principal Payment Amount for such Loan Group,

          (ii) the Senior Prepayment Percentage of the Principal Prepayment Amount for such Loan Group,

          (iii) the Senior Liquidation Amount for such Loan Group,

          (iv) with respect to Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, any crossover amounts allocable to principal (as described under "Credit Enhancements"), received from another such Loan Group, and

          (v) the Senior Prepayment Percentage of any Subsequent Recoveries, with respect to the Mortgage Loans in such Loan Group.

          The "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal, for the applicable Loan Group, (x) the sum of the Principal Payment Amount, the Principal Prepayment Amount, and the Liquidation Principal for such Loan Group minus (y) the Senior Principal Distribution Amount for such Loan Group, minus (z) (1) with respect to Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, the crossover amounts, if any, allocable to principal paid to the Senior Certificates related to another such Loan Group.

          For any Distribution Date and any Loan Group, the "PRINCIPAL PAYMENT AMOUNT" is the sum, for the Mortgage Loans in that Loan Group, of the portion of Scheduled Payments due on the Due Date immediately before the Distribution Date that are allocable to principal on those Mortgage Loans.

          The "SENIOR PERCENTAGE" for each Loan Group and any Distribution Date will equal the lesser of (a) 100% and (b) the sum of the Class Principal Balance (immediately before such Distribution Date) of the Senior Certificates related to such Loan Group, divided by the aggregate scheduled principal balance of the Mortgage Loans in such Loan Group as of the Due Date in the prior calendar month, after giving effect to the Scheduled Payments due on that Due Date (whether or not received). The Senior Percentage as of the Closing Date will be approximately 91.0%, 95.5%, 95.5%, 95.5% and 95.5% for Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, respectively.

          The "SUBORDINATE PERCENTAGE" for each Loan Group and any Distribution Date will equal 100% minus the related Senior Percentage. The Subordinate Percentage as of the Closing Date will be approximately 9.0%, 4.5%, 4.5%, 4.5% and 4.5% for Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, respectively.

          The "PRINCIPAL PREPAYMENT AMOUNT", for any Distribution Date and any Loan Group, will equal the sum, for all of the Mortgage Loans in that Loan Group, of all Payoffs and Curtailments relating to the Mortgage Loans in that Loan Group that were received during the preceding calendar month. "PAYOFFS" are prepayments in full on a Mortgage Loan and "CURTAILMENTS" are partial prepayments on a Mortgage Loan. The "SENIOR PREPAYMENT PERCENTAGE" for each Distribution Date on or before April 2016, in the case of the Short Reset Loan Group, and on or before April 2013, in the case of the Hybrid Loan Group, will equal 100%. After the Distribution Date in April 2016, in the case of the Short Reset Loan Group, and April 2013, in the case of the Hybrid Loan Group, the percentages will be calculated as follows:

     o for any Distribution Date occurring in or between May 2016 and April 2017, in the case of the Short Reset Loan Group, and May 2013 and April 2014, in the case of the Hybrid Loan Group, the related Senior Percentage for that Distribution Date plus 70% of the related Subordinate Percentage for that Distribution Date;

     o for any Distribution Date occurring in or between May 2017 and April 2018, in the case of the Short Reset Loan Group, and May 2014 and April 2015, in the case of the Hybrid Loan Group, the related Senior Percentage for that Distribution Date plus 60% of the related Subordinate Percentage for that Distribution Date;

     o for any Distribution Date occurring in or between May 2018 and April 2019, in the case of the Short Reset Loan Group, and May 2015 and April 2016, in the case of the Hybrid Loan Group, the related Senior Percentage for that Distribution Date plus 40% of the related Subordinate Percentage for that Distribution Date;

     o for any Distribution Date occurring in or between May 2019 and April 2020, in the case of the Short Reset Loan Group, and May 2016 and April 2017, in the case of the Hybrid Loan Group, the related Senior Percentage for that Distribution Date plus 20% of the related Subordinate Percentage for that Distribution Date; and

     o for any Distribution Date occurring in or after May 2020, in the case of the Short Reset Loan Group, and May 2017, in the case of the Hybrid Loan Group, the related Senior Prepayment Percentage will equal the related Senior Percentage for that Distribution Date.

          There are important exceptions to the calculations of the Senior Prepayment Percentage described in the above paragraph. On any Distribution
Date:

     o if the Senior Percentage for Loan Group 1 for that Distribution Date exceeds the initial Senior Percentage for such Loan Group as of the Closing Date, then the Senior Prepayment Percentage for Loan Group 1 for that Distribution Date will equal 100%;

     o if the Senior Percentage for Loan Group 2, Loan Group 3, Loan Group 4 or Loan Group 5 for that Distribution Date exceeds the initial Senior Percentage for such Loan Group as of the Closing Date, then the Senior Prepayment Percentage for


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          Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5 for that
          Distribution Date will equal 100%;

     o if before the Distribution Date in May 2009 (i) the Subordinate Percentage for the Short Reset Loan Group for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of Realized Losses realized on the Mortgage Loans in the Short Reset Loan Group is less than or equal to 20% of the initial aggregate Class Principal Balance of the Short Reset Group Subordinate Certificates, then the Senior Prepayment Percentage for the Short Reset Loan Group for such Distribution Date will equal the Senior Percentage for the Short Reset Loan Group plus 50% of the related Subordinate Percentage for that Distribution Date;

     o if before the Distribution Date in May 2009 (i) the Subordinate Percentage for the Hybrid Loan Group for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of Realized Losses realized on the Mortgage Loans in the Hybrid Loan Group is less than or equal to 20% of the initial aggregate Class Principal Balance of the Hybrid Group Subordinate Certificates, then the Senior Prepayment Percentage for the Hybrid Loan Group for such Distribution Date will equal the Senior Percentage for the Hybrid Loan Group plus 50% of the related Subordinate Percentage for that Distribution Date;

     o if on or after the Distribution Date in May 2009, (i) the Subordinate Percentage for the Short Reset Loan Group for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of Realized Losses realized on the Mortgage Loans in the Short Reset Loan Group is less than or equal to 30% of the initial aggregate Class Principal Balance of the Short Reset Group Subordinate Certificates, then the Senior Prepayment Percentage for the Short Reset Loan Group for such Distribution Date will equal the Senior Percentage for such Short Reset Loan Group; and

     o if on or after the Distribution Date in May 2009, (i) the Subordinate Percentage for the Hybrid Loan Group for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of Realized Losses realized on the Mortgage Loans in the Hybrid Loan Group is less than or equal to 30% of the initial aggregate Class Principal Balance of the Hybrid Group Subordinate Certificates, then the Senior Prepayment Percentage for the Hybrid Loan Group for such Distribution Date will equal the Senior Percentage for such Hybrid Loan Group.

          Notwithstanding the above, on any Distribution Date, if and so long as (as is more precisely set forth in the Trust Agreement) (1)(A) the aggregate delinquencies on the Mortgage Loans in the Short Reset Loan Group (including loans in bankruptcy, foreclosure and REO) averaged over the prior 3 months exceed 50% of the aggregate principal balance of the Short Reset Group Subordinate Certificates, or (B) cumulative Realized Losses on the Mortgage Loans in the Short Reset Loan Group as of the Distribution Dates prior to May 2017, May 2018, May 2019 and May 2020 (and each May thereafter) exceed 30%, 35%, 40%, 45% and 50%, respectively, of the aggregate initial Class Principal Balance of the Short Reset Group Subordinate Certificates, then the Senior Prepayment Percentage for each Certificate Group related to the Short Reset Loan Group for that Distribution Date will be 100% and (2)(A) the aggregate delinquencies on the Mortgage Loans in the Hybrid Loan Group (including loans in bankruptcy, foreclosure and REO) averaged over the prior 3 months exceed 50% of the aggregate principal balance of the Hybrid Group Subordinate Certificates, or (B) cumulative Realized Losses on the Mortgage Loans in the Hybrid Loan Group as of the Distribution Dates prior to May 2014, May 2015, May 2016 and May 2017 (and each May thereafter) exceed 30%, 35%, 40%, 45% and 50%, respectively, of the aggregate initial Class

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Principal Balance of the Hybrid Group Subordinate Certificates, then the Senior
Prepayment Percentage for each Certificate Group related to the Hybrid Loan Group for that Distribution Date will be 100%.

          The "SENIOR LIQUIDATION AMOUNT", for any Distribution Date and any Loan Group, will equal the aggregate, for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan (as defined below) during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Senior Percentage for the related Loan Group of the scheduled principal balance of that Mortgage Loan and (ii) the Senior Prepayment Percentage for the related Loan Group of the Liquidation Principal derived from that Mortgage Loan.

          "LIQUIDATION PRINCIPAL" is the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date. A "LIQUIDATED MORTGAGE LOAN" is a Mortgage Loan for which the Servicer has determined that it has received all amounts that it expects to recover from or on account of the Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise.

          "LIQUIDATION PROCEEDS" means amounts, other than insurance proceeds and condemnation proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, including (i) amounts received following the disposition of an REO property pursuant to the applicable Sale and Servicing Agreement less costs and expenses of such foreclosure sale and (ii) in the case of any Mortgage Loan with assets pledged in addition to the Mortgaged Property, amounts received upon the liquidation or conversion of such assets.

SUBORDINATION AND ALLOCATION OF LOSSES

          The Subordinate Certificates will be subordinate in right of payment and provide credit support to the related Senior Certificates to the extent described in this prospectus supplement. The support provided by the Subordinate Certificates to the related Senior Certificates is intended to enhance the likelihood of regular receipt by the related Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford such related Senior Certificates protection against certain losses. The protection afforded to the Senior Certificates by the related Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the related Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the related Subordinate Certificates and by the allocation of Realized Losses (other than Excess Special Losses) to the related Subordinate Certificates prior to any allocation of Realized Losses to the related Senior Certificates. In addition, each of the Senior Support Certificates will provide credit support to the related Super Senior Certificates by means of the allocation of Realized Losses (other than Excess Special Losses) to such Senior Support Certificates prior to any allocation of Realized Losses to such Super Senior Certificates.

          In addition, each class of Subordinate Certificates will be subordinate in right of payment and provide credit support to each class of related Subordinate Certificates with a lower numerical class designation. The protection afforded a class of Subordinate Certificates by the classes of related Subordinate Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of related Subordinate Certificates with higher numerical class designations and by the allocation of Realized Losses (other than Excess Special Losses) to the related Subordinate Certificates in reverse order of numerical designation.

          A "REALIZED LOSS" on a Liquidated Mortgage Loan, generally equals the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Servicing Advances and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) Liquidation Proceeds realized from the disposition of such Mortgage Loan. Realized Losses may also be realized in connection with unexpected expenses incurred by the Trust Fund and modifications of defaulted Mortgage Loans.

          Realized Losses (other than Excess Special Losses) realized during any calendar month will be allocated on each Distribution Date to reduce the Class Principal Balances of the related Subordinate Certificates in reverse numerical order, in each case until the Class Principal Balance of each such class has been reduced to zero.

          Since the Hybrid Group Subordinate Certificates represent interests in certificates related to the Hybrid Loan Group, the Class Principal Balances of the Hybrid Group Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans in any of the Loan Groups in the Hybrid Loan Group. Therefore, the allocation to the Hybrid Group Subordinate Certificates of Realized Losses on the Mortgage Loans in any Loan Group in the Hybrid Loan Group will increase the likelihood that future losses may be allocated to the Senior Certificates related to a Loan Group in the Hybrid Loan Group which did not incur the loss. If the Class Principal Balances of all of the Hybrid Group Subordinate Certificates have been reduced to zero, further Realized Losses on the Mortgage Loans in the Hybrid Loan Group would be allocated pro rata to the Senior Certificates related to the Loan Group or Loan Groups in which such Realized Losses occurred based on their outstanding Class Principal Balances, in each case until the Class Principal Balance of each such class of certificates has been reduced to zero; provided, however, that Realized Losses (other than Excess Special Losses) on the Mortgage Loans otherwise allocable to any class of Super Senior Certificates will first be allocated to the related class of Senior Support Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero, and thereafter to the Super Senior Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero.

          An exception to the general rule for allocating Realized Losses is the allocation of certain Special Losses in excess of the thresholds described below. "SPECIAL LOSSES" consist of losses on the Mortgage Loans due to bankruptcy of the related mortgagors, fraud on the part of any party to the related mortgage documents and special hazard losses such as natural disasters, which are not covered by standard hazard insurance policies or flood insurance policies required to be in place for every Mortgage Loan, as described under "The Servicers--Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans." Any Special Losses (other than Excess Special Losses, as defined below) that are realized as of any Distribution Date will be allocated in the same manner as Realized Losses, as described above. "EXCESS SPECIAL LOSSES" are any Special Losses that exceed, as of the current Distribution Date (taking into account the cumulative amount of such Special Losses that has been realized since the Cut-Off Date), (a) in the case of bankruptcy losses, (1) with respect to the Short Reset Group Loans, approximately $100,000.00, and (2) with respect to the Hybrid Group Loans, approximately $264,581; (b) in the case of fraud losses, 2% of the scheduled principal balance of all of the Short Reset Group Loans or 1% of the scheduled principal balance of all of the Hybrid Group Loans, as applicable, in the first year after the issuance of the certificates; 1% of the scheduled principal balance of all of the Short Reset Group Loans or 1% of the scheduled principal balance of all of the Hybrid Group Loans, as applicable, in each of the second and third years after the issuance of the certificates, 1% of the scheduled principal balance of all of the Short Reset Group Loans or 0.50% of the scheduled principal balance of all of the Hybrid Group Loans, as applicable, in each of the fourth and fifth years after the issuance of the certificates and 0% in each subsequent year; and (c) in the case of special hazard losses, the greater of (1) the greatest of (A) 0.54% of the aggregate

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scheduled principal balance of all of the Mortgage Loans in the Short Reset Loan
Group or 0.60% of all of the Mortgage Loans in the Hybrid Loan Group, (B) the aggregate scheduled principal balance of the Mortgage Loans in the related Loan Groups secured by Mortgaged Properties located in the single California zip code area with the largest aggregate scheduled principal balance of Mortgage Loans, and (C) twice the scheduled principal balance of the largest Mortgage Loan in the related Loan Groups and (2) (A) in the case of the Short Reset Group Loans, approximately $1,999,728 and (B) in the case of the Hybrid Group Loans, approximately $9,062,212. Any Excess Special Losses that are realized as of any Distribution Date will be allocated, pro rata, to (i) all classes of Senior Certificates (including the Super Senior Certificates) related to the Loan Group in which the losses occurred and (ii) all classes of related Subordinate Certificates, based on the aggregate Class Principal Balance of such Senior Certificates and the related Apportioned Principal Balance of the related Subordinate Certificates, respectively.

          Amounts received in respect of principal on a Mortgage Loan that has previously been allocated as a Realized Loss, Special Loss or Excess Special Loss to a class of certificates ("SUBSEQUENT RECOVERIES") will be treated as a principal prepayment. In addition, the Class Principal Balance of each class of certificates to which Realized Losses, Special Losses and Excess Special Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries, but not by more than the amount of Realized Losses, Special Losses and Excess Special Losses previously allocated to reduce the Class Principal Balance.

THE RESIDUAL CERTIFICATES

          Each class of Residual Certificates will receive $100 of principal on the first Distribution Date as well as one month's interest on that amount and will not receive any distributions of interest or principal on any other Distribution Date. However, on each Distribution Date, a class of Residual Certificates will receive any amounts remaining (which, with the exception of the distribution of any Fair Market Value Excess (as defined herein) as described under "--Optional Purchase of the Mortgage Loans" below, are expected to be zero) in the Certificate Account from the Available Distribution Amount for each related Loan Group after distributions of interest and principal on the regular interests and payment of expenses, if any, of the Trust, together with excess Liquidation Proceeds, if any. Distributions of any remaining amounts to the Residual Certificates will be subordinate to all payments required to be made to the other classes of related certificates on any Distribution Date. The Residual Certificates will remain outstanding until the related REMIC is terminated even though they are not expected to receive any cash after the first Distribution Date (other than the distribution of any Fair Market Value Excess as described under "--Optional Purchase of the Mortgage Loans" below). See "Certain Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

ADVANCES

          For each Mortgage Loan, the applicable Servicer will make advances to the Certificate Account on or before each Distribution Date to cover any shortfall between (i) payments scheduled to be received for that Mortgage Loan and (ii) the amounts actually collected on account of those payments (each, a "P&I ADVANCE"). In addition, such Servicer will advance, as necessary, amounts necessary to preserve the Trust's interest in the Mortgage Loans and the related Mortgaged Properties, such as property taxes or insurance premiums that the related mortgagor failed to pay (such advances, "SERVICING ADVANCES" and, together with P&I Advances, "ADVANCES"). However, if the Servicer determines, in good faith, that an Advance would not be recoverable from insurance proceeds, Liquidation Proceeds or other amounts collected on the particular Mortgage Loan, it will not be obligated to make an Advance. Advances are reimbursable to the Servicer from cash in the respective collection account before payments to the certificateholders if the Servicer determines that Advances previously made are not recoverable from insurance proceeds, Liquidation Proceeds or other amounts recoverable for the applicable Mortgage Loan. The Master Servicer (or the Trustee, acting as successor master servicer, or another successor in the event that the Master Servicer fails to make such Advances as required), acting as successor servicer, will advance its own funds to make P&I Advances if the applicable Servicer fails to do so (unless the Master Servicer or the Trustee or other successor servicer , as applicable, deems the P&I Advance to be nonrecoverable) as required under the Trust Agreement.

          Upon liquidation of a Mortgage Loan, a Servicer (and the Master Servicer or Trustee, if either has made any P&I Advances on behalf of the Servicer) will be entitled to reimbursement of such Advances, including expenses incurred by it in connection with such Mortgage Loan. The Servicer will be entitled to withdraw (or debit) from the applicable collection account out of Liquidation Proceeds or insurance proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such proceeds to certificateholders, amounts equal to its normal servicing compensation on the applicable Mortgage Loan, unreimbursed Servicing Advances incurred with respect to the Mortgage Loan and any P&I Advances made on the Mortgage Loan. If a Servicer has expended its own funds to restore damaged property and such funds have not been reimbursed under any insurance policy, it will be entitled to withdraw (or debit) from the related collection account out of related Liquidation Proceeds or insurance proceeds an amount equal to such expenses incurred by it, in which event the Trust may realize a loss up to the amount so charged.

          The rights of each Servicer or any successor servicer to receive servicing fees or other compensation (to the extent actually collected), and to be reimbursed for Advances, are senior to the rights of certificateholders to receive distributions on the certificates.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

          On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in the Short Reset Loan Group is less than 10% of the aggregate scheduled principal balance of the Short Reset Group Loans as of the Cut-Off Date, the Master Servicer may purchase from the Trust the Short Reset Group Loans and all property acquired in respect of any Short Reset Group Loan remaining in the Trust. Any such optional purchase will cause the retirement of the Short Reset Group Certificates.

          On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in the Hybrid Loan Group is less than 10% of the aggregate scheduled principal balance of the Hybrid Group Loans as of the Cut-Off Date, the Master Servicer may purchase from the Trust the Hybrid Group Loans and all property acquired in respect of any Hybrid Group Loan remaining in the Trust. Any such optional purchase will cause the retirement of the Hybrid Group Certificates.

          In the case of either event described in the preceding two paragraphs, the purchase price will equal the greater of (x) the sum of (a) 100% of the aggregate outstanding principal balance of the applicable Mortgage Loans (other than Liquidated Mortgage Loans), plus accrued interest at the applicable mortgage interest rates and the amount of outstanding Servicing Advances on such Mortgage Loans through the Due Date preceding the date of purchase, less bankruptcy losses that would otherwise have been allocated to the certificates, and (b) the lesser of (1) the scheduled principal balance of the applicable Mortgage Loans related to all other applicable property in the Trust, plus accrued interest at the applicable mortgage rates and (2) the fair market value of all other applicable property in the Trust, and (y) the aggregate fair market value of all the assets in the Trust related to the Short Reset Loan Group or the Hybrid Loan Group, as applicable, as determined in accordance with the Trust Agreement. The proceeds of the sale of such assets of the Trust (other than, with respect to any Mortgage Loan and the related property, an amount equal to the excess, if any, of the amount in clause (y), over the sum of the amount in clause (x), in each case as set forth in the immediately preceding sentence (such excess, the "FAIR MARKET VALUE EXCESS")) will be

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distributed to the holders of the Short Reset Group Certificates or the Hybrid
Group Certificates, as applicable, in accordance with the order of priorities set forth under "Description of the Certificates-Distributions." Any Fair Market Value Excess received in connection with the purchase of the Short Reset Group Loans will be distributed to the holders of the Class 1RC certificates, and any Fair Market Value Excess received in connection with the purchase of the Hybrid Group Loans will be distributed to the holders of the Class 2RC certificates.

          Except to the extent provided above with respect to allocating any Fair Market Value Excess to the holders of the Class R certificates, the proceeds of such a purchase will be treated as a prepayment of the related Mortgage Loans for purposes of distributions to certificateholders. Accordingly, the exercise of the right to purchase assets of the Short Reset Loan Group or the Hybrid Loan Group as set forth above will effect early retirement of the related certificates and the applicable certificateholders will receive distributions on the Distribution Date following the month in which such assets are purchased. See "Administration--Termination; Optional Termination" in the prospectus.

RATED FINAL DISTRIBUTION DATE

          The rated final Distribution Date for distributions on each class of Offered Certificates will be the distribution date set forth on the cover page to this prospectus supplement. The rated final Distribution Date of each class of certificates described above was determined by adding one month to the maturity date of the latest maturing Mortgage Loan related to such class of certificates.

REPORTS TO CERTIFICATEHOLDERS

          On each Distribution Date, the Securities Administrator on behalf of the Trustee, will make available to each certificateholder, the Depositor and to such other parties as are specified in the Trust Agreement, a statement, based on information provided by the Servicers, setting forth:

               (i)    the class factor for each class of certificates;

               (ii) the aggregate scheduled principal balance of each pool and/or group of Mortgage Loans;

               (iii) the Available Distribution Amount and the Principal Prepayment Amount for such Distribution Date;

               (iv) the amount of such distributions to the holders of certificates of such class to be applied to reduce the Class Principal Balance thereof, separately identifying the amounts, if any, of any Payoffs, Principal Prepayment Amounts paid by the borrower, Liquidation Proceeds, condemnation proceeds and insurance proceeds;

               (v) the amount of such distributions to the holders of certificates of such class allocable to interest, and the Certificate Rate applicable to each class (separately identifying (i) the amount of such interest accrued during the calendar month preceding the month of such Distribution Date, and (ii) the amount of interest from previous calendar months);

               (vi) the aggregate amount of servicing fees and other fees and expenses paid or to be paid out of the Available Distribution Amount for such Distribution Date;

               (vii) if applicable, the aggregate amount of outstanding Advances included in such distributions, and the aggregate amount of Advances reimbursed to the Master Servicer or Trustee or other successor Servicer during the calendar month preceding the Distribution Date;

               (viii) the (a) number, (b) weighted average interest rate and (c)
                      weighted average stated term to maturity, of the Mortgage Loans in each Loan Group as of the last Business Day of the calendar month preceding such Distribution Date;

               (ix) the number and aggregate scheduled principal balance of Mortgage Loans as reported to the Securities Administrator by the applicable Servicer, (i) that are current, 30 days contractually delinquent, 60 days contractually delinquent, 90 days contractually delinquent or 120 days or more contractually delinquent), (ii) that have become REO property; (iii) as to which foreclosure proceedings have been commenced and (iv) as to which the related borrower is subject to a bankruptcy proceeding;

               (x) with respect to any Mortgaged Property acquired on behalf of certificateholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the scheduled principal balance of the related Mortgage Loan as of the last business day of the calendar month preceding the Distribution Date;

               (xi) the aggregate Class Principal Balance of each class of certificates after giving effect to the distributions to be made on such Distribution Date, and separately identifying any reduction thereof on account of Realized Losses;

               (xii) the aggregate amount of (i) Payoffs and Principal Prepayments made by borrowers, (ii) the amount of any proceeds from any repurchase of any Mortgage Loans by a Seller; (iii) Liquidation Proceeds, condemnation proceeds and insurance proceeds, and (iv) Realized Losses incurred during the related Prepayment Period;

               (xiii) the aggregate amount of any Mortgage Loan that has been repurchased from the Trust Fund;

               (xiv) the aggregate shortfall, if any, allocated to each class of certificates at the close of business on such Distribution Date;

               (xv) the Senior Percentages, the Senior Prepayment Percentages, the Subordinate Percentages and the Subordinate Prepayment Percentages, if any, for such Distribution Date; and

               (xvi)  such other information as provided in the Trust Agreement.

          In the case of information furnished pursuant to subclauses (i) through (iii) above, the amount shall also be expressed as a dollar amount per $1,000 denomination of certificates; provided, however, that if any class of certificates does not have a Class Principal Balance or Notional Amount, then the amounts will be expressed as a dollar amount per 10% interest. The delinquency status of a mortgage loan is determined as of the close of business on the last day of each month in accordance with the MBA method, so that, for example, if a borrower failed to make a monthly payment due on February 1 by February 28, that mortgage loan would be considered to be 30 days delinquent.

          Within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, make available to each person who at any time during the calendar year was a holder of a certificate, a statement (which will be based solely upon, and to the extent of, information provided to it by the Master Servicer) containing the information set forth in subclauses (i), (ii), (iii) and (iv) above with respect to the period during which such person was a certificateholder. Such obligation will be deemed satisfied to the extent that substantially comparable information is provided by the Master Servicer pursuant to any requirements of the Code as from time to time are in force.

          The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator's internet website. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Securities Administrator shall have the right to change the way such statement is distributed in order to make such a distribution more convenient and/or more accessible and the Securities Administrator shall provide timely and adequate notification to the Certificateholders and the parties to the Trust Agreement regarding any such changes.

                               CREDIT ENHANCEMENTS

SUBORDINATION

          The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the related Subordinate Certificates. No class of Subordinate Certificates will receive distributions of interest and principal on any Distribution Date until each class of related Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before such Distribution Date. See "Description of the Certificates--Distributions" in this prospectus supplement.

          Losses on Short Reset Group Loans (other than Excess Special Losses) will be allocated, in each case until their respective Class Principal Balance has been reduced to zero, first, to the Class 1B6 Certificates; second, to the Class 1B5 Certificates; third, to the Class 1B4 Certificates; fourth, to the Class 1B3 Certificates; fifth, to the Class 1B2 Certificates; sixth, to the Class 1B1 Certificates; and seventh, pro rata, to the outstanding Senior Certificates related to the Short Reset Loan Group. Losses on Hybrid Group Loans (other than Excess Special Losses) will be allocated, in each case, until their respective Class Principal Balance has been reduced to zero, first, to the Class 2B6 Certificates; second, to the Class 2B5 Certificates; third, to the Class 2B4 Certificates; fourth, to the Class 2B3 Certificates; fifth, to the Class 2B2 Certificates; sixth, to the Class 2B1 Certificates; and seventh, pro rata, to the outstanding Senior Certificates related to the Loan Group in which such losses occurred; provided, however, that any such losses otherwise allocable to any class of Super Senior Certificates will first be allocated to the related class of Senior Support Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero, and thereafter to the related Super Senior Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero. Excess Special Losses will be allocated, pro rata, to (i) all classes of Senior Certificates related to the Loan Group in which the losses occurred and (ii) all classes of related Subordinate Certificates, based on the aggregate Class Principal Balance of such Senior Certificates and the related Apportioned Principal Balance of the related Subordinate Certificates, respectively. See "Description of the Certificates--Subordination and Allocation of Losses" in this prospectus supplement.

SHIFTING INTERESTS

          Unless credit enhancement to the Senior Certificates has reached a certain level and the delinquencies and losses on the related Mortgage Loans do not exceed certain limits, the Senior Certificates will, in the aggregate, generally receive their pro rata share of principal collections, and 100% of all principal prepayment collections, received on the Mortgage Loans in the related Loan Group or Loan Groups before the 10th anniversary of the first Distribution Date (i.e. the Distribution Date in May 2016) in the case of the Short Reset Group Loans, and the 7th anniversary of the first Distribution Date (i.e., the Distribution Date in May 2013), in the case of the Hybrid Group Loans. Thereafter, the Senior Certificates will, in the aggregate, generally receive their pro rata share of the scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments received on the Mortgage Loans in the related Loan Group or Loan Groups, as the case may be. This will result in an acceleration of the amortization of the Senior Certificates, in the aggregate, subject to the priorities described in "Description of the Certificates--Distributions" in this prospectus supplement, enhancing the likelihood that holders of those classes of certificates will be paid the full amount of principal to which they are entitled. See "Description of the Certificates--Distributions" and "--Principal Distribution Amount" in this prospectus supplement for important limitations on the accelerated amortization of the Senior Certificates.

CROSS-COLLATERALIZATION

          If, as a result of losses on the Hybrid Group Loans, the aggregate Class Principal Balance of the Group 2, Group 3, Group 4 or Group 5 Certificates exceeds the outstanding aggregate principal balance of the Mortgage Loans in the related Loan Group (such class or classes, the related "AFFECTED HYBRID GROUP SENIOR CERTIFICATES") then future principal payments otherwise allocable to the Hybrid Group Subordinate Certificates will be "crossed over" or used to repay principal of the Affected Hybrid Group Senior Certificates by increasing the Senior Principal Distribution Amount for the Loan Group related to the Affected Hybrid Group Senior Certificates in an amount equal to the lesser of (i) the aggregate amount of principal otherwise payable to the Hybrid Group Subordinate Certificates on such Distribution Date and (ii) the amount required to be paid to the Affected Hybrid Group Senior Certificates so that their aggregate Class Principal Balance is equal to the outstanding aggregate principal balance of the Mortgage Loans in the related Loan Group. If on any Distribution Date, there is more than one undercollateralized Loan Group, the distributions described above will be made in proportion to the amounts by which the aggregate Class Principal Balance of the classes of Affected Hybrid Group Senior Certificates related to a Loan Group in the Hybrid Loan Group exceeds the principal balance of the Mortgage Loans in such Loan Group. In addition, to the extent the Available Distribution Amount for any individual Loan Group or Loan Groups (without taking into account any cross-over payments from other Loan Groups) is less than the interest and principal then distributable to the related Senior Certificates, the remaining Available Distribution Amount for the other such Loan Group or Loan Groups (after payment of all amounts distributable to the Senior Certificates related to such Loan Group or Loan Groups) in the Hybrid Loan Group will be reduced pro rata by an aggregate amount equal to such shortfall, and the amount of such reduction will be added to the Available Distribution Amount of the Loan Group or Loan Groups experiencing such shortfall.

          All distributions described above will be made in accordance with the priorities set forth under "Description of the Certificates--Distributions" in this prospectus supplement.

          There will be no "cross-collateralization" between the Short Reset Loan Group and the Hybrid Loan Group.

                       YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

          The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the Mortgage Loans in the related Loan Group or Loan Groups, the rate of principal payments (including prepayments) and repurchases of the Mortgage Loans in the related Loan Group or Loan Groups and the rate of liquidations on the Mortgage Loans in the related Loan Group or Loan Groups. The yield to maturity to holders of the certificates, other than the Short Reset Group Certificates (except the Class 1X Certificates), will be lower than the yield to maturity otherwise produced by the applicable Certificate Rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay). Distributions to the Group 1 Certificates, Group 2 Certificates, Group 3 Certificates, Group 4 Certificates and Group 5 Certificates generally relate to payments on the Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, respectively, except in the limited circumstances described in this prospectus supplement. Distributions to the Short Reset Group Subordinate Certificates relate to payments on all of the Mortgage Loans in the Short Reset Loan Group and distributions to the Hybrid Group Subordinate Certificates relate to payments on all of the Mortgage Loans in the Hybrid Loan Group.

          Generally, the Mortgage Loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on each Adjustment Date to a rate based on an index plus a fixed margin. As of the Cut-Off Date, the Mortgage Loans in each of the Loan Groups had remaining fixed rate periods in the ranges described above under "Description of the Mortgage Pool--General." When a Mortgage Loan begins its adjustable period, increases and decreases in the mortgage interest rate on that Mortgage Loan will be limited by the Initial Rate Adjustment Cap, if any, the Subsequent Rate Adjustment Cap, if any, the Lifetime Cap, the Lifetime Floor, if any, and the Index in effect generally forty-five days before the Adjustment Date in the case of the One-Year CMT Loan Index, and either twenty-five or forty-five days before the Adjustment Date, in the case of the Six-Month LIBOR Loan Index and the One-Year LIBOR Loan Index. The Indices may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Mortgage Loan has a Lifetime Cap, and each Mortgage Loan has a Lifetime Floor, which is equal to the Margin.

          Further, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagor's adjustable rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, the Certificate Rate may decrease, and may decrease significantly after the mortgage interest rates on the Mortgage Loans begin to adjust. Approximately 88.230% of the Mortgage Loans (representing 92.638% and 87.959% for the Short Reset Group Loans and the Hybrid Group Loans, respectively) pay interest only and do not amortize principal for a set period from the date of their origination and thereafter begin to amortize principal.

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

          When a mortgagor prepays a Mortgage Loan in whole or in part between Due Dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent compensating interest, such a prepayment will cause a shortfall in the amount of interest due to the certificateholders. Also, when a Curtailment is made on a Mortgage Loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

          To reduce the adverse effect on certificateholders from the deficiency in interest payable by the mortgagor as a result of a full or partial prepayment on a Mortgage Loan during the calendar month preceding an applicable Distribution Date, each Servicer will be required to remit to the Certificate Account on the day before each Distribution Date Compensating Interest to cover an amount equal to any shortfall in interest collections for the previous month resulting from the timing of prepayments on the Mortgage Loans serviced by the Servicer. The amount of Compensating Interest to be paid by a Servicer on any Distribution Date will generally not exceed, (i) with respect to Countrywide Servicing, the lesser of one-half of (a) its servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans or (ii) with respect to Bank of America, Nat City and RFC, their respective servicing fee. In the event that the Servicer does not pay Compensating Interest as required, the Master Servicer will pay such Compensating Interest in the same amount as should have been paid by the Servicer, except that any such amount to be paid by the Master Servicer shall not exceed the amount of Master Servicer's compensation for that period.

          To the extent that Compensating Interest is not paid or is paid in an amount insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated pro rata to all classes of the Senior Certificates (including the Super Senior Certificates) related to the Loan Group in which the prepayment occurred and the Subordinate Certificates, based upon the amount of interest to which each such class of Senior Certificates would otherwise be entitled, and the amount of interest to which a portion of the Subordinate Certificates equal to the related Apportioned Principal Balance would otherwise be entitled, in reduction of that amount.

RATE OF PAYMENTS

          The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Loan Group, which may be in the form of scheduled payments, principal prepayments or liquidations. See "Risk Factors" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus. Mortgagors may prepay the Mortgage Loans at any time. A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments for the Mortgage Loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a Loan Group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium. Conversely, a lower than expected rate of principal prepayments in a Loan Group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the Mortgage Loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors should fully consider all of the associated risks.

PREPAYMENT ASSUMPTIONS

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement ("CPR" or "CONSTANT PREPAYMENT RATE") assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent monthly rate. For example, 25% CPR assumes a constant per annum rate of prepayment of 25% of the then outstanding principal balance of the pool of mortgage loans. Likewise, a 10% CPR, 15% CPR, 20% CPR, 30% CPR, 35% CPR and 40% CPR assumes a constant per annum rate of prepayment of 10%, 15%, 20%, 30%, 35% and 40%, respectively, of the then outstanding principal balance of the pool of mortgage loans.

          None of the prepayment rates purports to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool underlying the certificates. Furthermore, there is no assurance that the Mortgage Loans in any Loan Group will prepay at any given percentage of CPR. The actual rate of prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors. In general, during the initial fixed rate period, if applicable and if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans underlying the certificates, those Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans underlying the certificates. Conversely, during such initial fixed rate period, if applicable and if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans underlying the certificates, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on the Mortgage Loans and, correspondingly, an earlier than expected retirement of the certificates.

          This prospectus supplement does not describe the specific factors that will affect the prepayment of the Mortgage Loans or their relative importance. Factors not identified in this prospectus supplement may significantly affect the prepayment rate of the Mortgage Loans. In particular, this prospectus supplement makes no representation as to either the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or the overall rate of prepayment.

          For purposes of the tables in Appendix A, it is assumed (collectively, the "MODELING ASSUMPTIONS") that the Mortgage Loans in each Loan Group are comprised of the groups of hypothetical mortgage loans, which have the common characteristics indicated:

                   HYPOTHETICAL MORTGAGE LOANS--GROUP 1 LOANS

                                                SERVICING    SERVICING
                                                 FEE RATE     FEE RATE
                                               PLUS LENDER  PLUS LENDER
                                                   PAID         PAID
                                                 MORTGAGE     MORTGAGE
                                                INSURANCE    INSURANCE     MONTHS
                                       GROSS   RATE BEFORE   RATE AFTER    TO NEXT
    UNPAID      REMAINING            MORTGAGE      FIRST       FIRST        RATE
   PRINCIPAL       TERM       AGE    INTEREST   ADJUSTMENT   ADJUSTMENT  ADJUSTMENT
  BALANCE ($)    (MONTHS)  (MONTHS)  RATE (%)    DATE (%)     DATE (%)      DATE
--------------  ---------  --------  --------  -----------  -----------  ----------
$   238,706.60     325        35      5.00000    0.25000      0.25000        1
$   834,213.07     325        35      5.07108    0.27010      0.27010        8
$   500,275.70     281        79      6.37500    0.25000      0.25000        5
$ 1,887,667.12     354         6      4.62005    0.25000      0.25000        6
$   638,483.25     348        12      4.75000    0.25000      0.25000        6
$ 8,956,691.73     353         7      6.85132    0.37500      0.37500        5
$14,846,779.05     354         6      4.89800    0.25000      0.25000        6
$ 4,845,042.98     347        13      6.59230    0.25000      0.25000        5
$ 2,937,907.31     347        13      6.09055    0.25000      0.25000        5








                                      INITIAL   SUBSEQUENT  FREQUENCY
    UNPAID                  GROSS      RATE        RATE       OF RATE    MAXIMUM  REMAINING
   PRINCIPAL       LOAN     MARGIN  ADJUSTMENT  ADJUSTMENT  ADJUSTMENT  INTEREST   IO TERM
  BALANCE ($)     INDEX      (%)      CAP (%)     CAP (%)    (MONTHS)   RATE (%)   (MONTHS)
--------------  ---------  -------  ----------  ----------  ----------  --------  ---------
$   238,706.60   CMT_1YR   2.75000    2.00000     2.00000       12      10.00000     N/A
$   834,213.07   CMT_1YR   2.75000    2.00000     2.00000       12      10.72166     N/A
$   500,275.70   CMT_1YR   2.75000    6.00000     2.00000       12      12.75000     N/A
$ 1,887,667.12  LIBOR_1YR  2.25000    2.00000     2.00000       12      10.62005     N/A
$   638,483.25  LIBOR_6MO  2.25000    1.50000     1.50000        6      13.00000     N/A
$ 8,956,691.73  LIBOR_6MO  2.12500      N/A         N/A          6      12.00000      53
$14,846,779.05  LIBOR_1YR  2.25000    2.00000     2.00000       12      10.89800     114
$ 4,845,042.98  LIBOR_6MO  1.88404      N/A         N/A          6      12.00000     107
$ 2,937,907.31  LIBOR_6MO  2.25000    1.50000     1.50000        6      12.00000     107


                   HYPOTHETICAL MORTGAGE LOANS--GROUP 2 LOANS

                                                SERVICING    SERVICING
                                                 FEE RATE     FEE RATE
                                               PLUS LENDER  PLUS LENDER
                                                   PAID         PAID
                                                 MORTGAGE     MORTGAGE
                                                INSURANCE    INSURANCE     MONTHS
                                       GROSS   RATE BEFORE   RATE AFTER    TO NEXT
    UNPAID      REMAINING            MORTGAGE      FIRST       FIRST        RATE
   PRINCIPAL       TERM       AGE    INTEREST   ADJUSTMENT   ADJUSTMENT  ADJUSTMENT
  BALANCE ($)    (MONTHS)  (MONTHS)  RATE (%)    DATE (%)     DATE (%)      DATE
--------------  ---------  --------  --------  -----------  -----------  ----------
$ 1,873,447.55     347        13      5.09485    0.25000      0.25000        23
$   785,463.28     354         6      5.62583    0.25000      0.25000        30
$15,954,975.23     355         5      5.89954    0.29362      0.29362        31
$   215,054.19     356         4      6.12500    0.30000      0.30000        32
$ 1,076,432.79     358         2      6.03152    0.28329      0.28329        34
$   284,369.48     349        11      5.37500    0.30000      0.30000        25
$ 2,154,359.67     351         9      5.20081    0.25825      0.25825        27
$   414,000.00     353         7      5.75000    0.25000      0.25000        29
$ 6,653,329.85     355         5      5.71151    0.25000      0.25000        31
$17,894,125.45     355         5      5.89394    0.28518      0.28518        31
$   528,296.09     355         5      6.25000    0.30000      0.30000        31
$   222,000.00     351         9      4.12500    0.25000      0.25000        27
$   400,151.53     341        19      5.25000    0.30000      0.30000        17
$   492,000.00     346        14      5.12500    0.30000      0.30000        22
$   152,376.12     357         3      6.75000    0.30000      0.30000        33
$42,723,623.43     356         4      5.95090    0.29462      0.29462        32
$35,702,155.52     356         4      5.60284    0.25000      0.25000        32
$   768,600.00     355         5      5.98569    0.30000      0.30000        31
$ 5,425,183.42     355         5      5.68146    0.30000      0.30000        31
$ 1,412,000.00     355         5      5.70857    0.30000      0.30000        31
$ 1,732,000.00     352         8      5.50000    0.30000      0.30000        28








                                      INITIAL   SUBSEQUENT  FREQUENCY
    UNPAID                  GROSS      RATE        RATE       OF RATE    MAXIMUM  REMAINING
   PRINCIPAL       LOAN     MARGIN  ADJUSTMENT  ADJUSTMENT  ADJUSTMENT  INTEREST   IO TERM
  BALANCE ($)     INDEX      (%)      CAP (%)     CAP (%)    (MONTHS)   RATE (%)   (MONTHS)
--------------  ---------  -------  ----------  ----------  ----------  --------  ---------
$ 1,873,447.55   CMT_1YR   2.75000    2.00000     2.00000       12      11.09485     N/A
$   785,463.28  LIBOR_1YR  2.25000    2.00000     2.00000       12      11.62583     N/A
$15,954,975.23  LIBOR_1YR  2.32913    2.00000     2.00000       12      11.89954     N/A
$   215,054.19  LIBOR_6MO  2.25000    3.00000     1.00000        6      12.12500     N/A
$ 1,076,432.79  LIBOR_6MO  2.00000    5.00000     1.00000        6      11.03152     N/A
$   284,369.48  LIBOR_6MO  2.25000    6.00000     2.00000        6      11.37500     N/A
$ 2,154,359.67   CMT_1YR   2.75000    2.00000     2.00000       12      11.20081      27
$   414,000.00  LIBOR_1YR  2.25000    2.00000     2.00000       12      11.75000      29
$ 6,653,329.85  LIBOR_1YR  2.57538    2.00000     2.00000       12      11.71151      31
$17,894,125.45  LIBOR_1YR  2.25918    2.00000     2.00000       12      11.89394      31
$   528,296.09  LIBOR_6MO  2.25000    2.00000     1.00000        6      12.25000      31
$   222,000.00  LIBOR_6MO  2.25000    3.00000     1.00000        6       9.12500      27
$   400,151.53  LIBOR_6MO  2.25000    3.00000     1.00000        6      11.25000      17
$   492,000.00  LIBOR_1YR  2.25000    2.00000     2.00000       12      10.12500     106
$   152,376.12  LIBOR_1YR  2.25000    2.00000     2.00000       12      12.75000     117
$42,723,623.43  LIBOR_1YR  2.25267    2.00000     2.00000       12      11.95090     116
$35,702,155.52  LIBOR_1YR  2.25000    3.00000     2.00000       12      11.60284     116
$   768,600.00  LIBOR_1YR  2.25000    6.00000     2.00000       12      11.98569     115
$ 5,425,183.42  LIBOR_6MO  2.30271    3.00000     1.00000        6      11.68146     115
$ 1,412,000.00  LIBOR_6MO  2.75000    6.00000     1.00000        6      11.70857     115
$ 1,732,000.00  LIBOR_6MO  2.25000    6.00000     2.00000        6      11.50000     112



                   HYPOTHETICAL MORTGAGE LOANS--GROUP 3 LOANS

                                                             SERVICING
                                                             FEE RATE
                                                SERVICING      PLUS
                                                 FEE RATE     LENDER
                                               PLUS LENDER     PAID
                                                  PAID       MORTGAGE
                                                 MORTGAGE    INSURANCE
                                                INSURANCE      RATE       MONTHS
                                       GROSS   RATE BEFORE     AFTER      TO NEXT
    UNPAID      REMAINING            MORTGAGE     FIRST        FIRST       RATE
   PRINCIPAL       TERM       AGE    INTEREST   ADJUSTMENT  ADJUSTMENT  ADJUSTMENT
  BALANCE ($)    (MONTHS)  (MONTHS)  RATE (%)    DATE (%)    DATE (%)      DATE
--------------  ---------  --------  --------  -----------  ----------  ----------
$   283,987.81     353         7      5.17945    0.25000      0.25000       53
$ 8,377,787.90     357         3      5.81899    0.27093      0.27093       57
$18,717,443.33     357         2      5.79454    0.25000      0.25000       57
$ 2,001,325.56     354         6      5.53783    0.36553      0.49053       54
$ 1,891,637.41     353         7      5.41636    0.25000      0.37500       53
$ 2,011,966.83     356         4      5.98456    0.37500      0.37500       56
$10,656,485.14     357         3      6.43966    0.37500      0.37500       57
$ 1,193,752.29     353         7      5.39929    0.25000      0.25000       53
$   187,200.00     356         4      5.94000    0.25000      0.25000       56
$ 1,549,000.56     356         4      6.10236    0.25000      0.25000       56
$39,667,656.32     357         3      6.10423    0.26703      0.26703       57
$14,665,525.99     357         3      5.84795    0.30665      0.30665       57
$ 2,323,572.75     354         6      5.66748    0.25000      0.37500       54
$   772,100.00     356         4      6.00000    0.37500      0.37500       56
$18,702,983.02     356         4      6.09997    0.37380      0.37380       56
$19,599,283.03     356         4      6.42386    0.37500      0.37500       56
$ 1,656,325.51     342        18      5.13022    0.37500      0.37500       42
$80,771,679.95     358         2      6.00360    0.25000      0.25000       58
$   991,682.49     356         4      6.42643    0.37500      0.37500       56
$18,647,128.84     357         3      6.57423    0.37500      0.37500       57










                                       INITIAL   SUBSEQUENT  FREQUENCY
    UNPAID                   GROSS      RATE        RATE       OF RATE    MAXIMUM  REMAINING
   PRINCIPAL                 MARGIN  ADJUSTMENT  ADJUSTMENT  ADJUSTMENT  INTEREST   IO TERM
  BALANCE ($)   LOAN INDEX    (%)      CAP (%)     CAP (%)    (MONTHS)   RATE (%)   (MONTHS)
--------------  ----------  -------  ----------  ----------  ----------  --------  ---------
$   283,987.81    CMT_1YR   2.75000    2.00000     2.00000       12      10.17945     N/A
$ 8,377,787.90   LIBOR_1YR  2.25000    5.00000     2.00000       12      10.81899     N/A
$18,717,443.33   LIBOR_1YR  2.27157    5.00000     2.00000       12      10.80180     N/A
$ 2,001,325.56   LIBOR_1YR  2.40043    5.00000     2.00000       12      10.53783     N/A
$ 1,891,637.41   LIBOR_1YR  2.25000    5.00000     2.00000       12      10.41636     N/A
$ 2,011,966.83   LIBOR_6MO  2.25000    5.00000     1.00000        6      10.98456     N/A
$10,656,485.14   LIBOR_6MO  2.25000    6.00000     2.00000        6      12.43966     N/A
$ 1,193,752.29    CMT_1YR   2.75000    5.00000     2.00000       12      10.40086      53
$   187,200.00   LIBOR_1YR  2.25000    2.00000     2.00000       12      10.94000      56
$ 1,549,000.56   LIBOR_1YR  2.39764    2.00000     2.00000       12      12.10236      56
$39,667,656.32   LIBOR_1YR  2.25680    5.00000     2.00000       12      11.10423      57
$14,665,525.99   LIBOR_1YR  2.30070    5.00000     2.00000       12      10.84795      57
$ 2,323,572.75   LIBOR_1YR  2.25000    5.00000     2.00000       12      10.66748      54
$   772,100.00   LIBOR_6MO  2.25000    5.00000     1.00000        6      10.87500      56
$18,702,983.02   LIBOR_6MO  2.25000    5.00000     1.00000        6      11.09997      56
$19,599,283.03   LIBOR_6MO  2.25000    6.00000     2.00000        6      12.42386      56
$ 1,656,325.51   LIBOR_1YR  2.25000    2.00000     2.00000       12      10.13022     102
$80,771,679.95   LIBOR_1YR  2.25000    5.00000     2.00000       12      11.00360     118
$   991,682.49   LIBOR_6MO  2.25000    5.00000     1.00000        6      11.42643     116
$18,647,128.84   LIBOR_6MO  2.25000    6.00000     2.00000        6      12.57423     117

                   HYPOTHETICAL MORTGAGE LOANS--GROUP 4 LOANS

                                                              SERVICING
                                                              FEE RATE
                                                 SERVICING      PLUS
                                                  FEE RATE     LENDER
                                                PLUS LENDER     PAID
                                                   PAID       MORTGAGE
                                                  MORTGAGE    INSURANCE
                                                 INSURANCE      RATE       MONTHS
                                        GROSS   RATE BEFORE     AFTER      TO NEXT
    UNPAID       REMAINING            MORTGAGE     FIRST        FIRST       RATE
   PRINCIPAL        TERM       AGE    INTEREST   ADJUSTMENT  ADJUSTMENT  ADJUSTMENT
  BALANCE ($)     (MONTHS)  (MONTHS)  RATE (%)    DATE (%)    DATE (%)      DATE
---------------  ---------  --------  --------  -----------  ----------  ----------
$    493,583.63     357         3      6.25000      0.25000     0.25000      81
$ 16,189,312.03     357         3      6.06126      0.25000     0.25000      81
$  7,894,539.08     355         5      5.74179      0.26726     0.26726      79
$    891,620.30     359         1      6.05200      0.37500     0.37500      83
$  1,851,493.65     357         3      6.47499      0.37500     0.37500      81
$    658,000.00     358         2      6.11778      0.37500     0.37500      82
$136,699,012.38     357         3      6.18295      0.25000     0.25000      81
$  8,529,037.84     355         5      5.82864      0.30856     0.30856      79
$    534,400.00     357         3      7.50000      0.25000     0.25000      81
$  5,367,102.83     357         3      6.06997      0.34179     0.34179      81
$ 27,016,035.26     358         2      6.15825      0.25000     0.25000      82
$  3,541,848.50     357         3      6.24971      0.37500     0.37500      81










                                        INITIAL   SUBSEQUENT  FREQUENCY
    UNPAID                    GROSS      RATE        RATE       OF RATE    MAXIMUM  REMAINING
   PRINCIPAL                  MARGIN  ADJUSTMENT  ADJUSTMENT  ADJUSTMENT  INTEREST   IO TERM
  BALANCE ($)    LOAN INDEX    (%)      CAP (%)     CAP (%)    (MONTHS)   RATE (%)   (MONTHS)
---------------  ----------  -------  ----------  ----------  ----------  --------  ---------
$    493,583.63   CMT_1YR    2.75000    5.00000     2.00000       12      11.25000     N/A
$ 16,189,312.03   LIBOR_1YR  2.25965    5.00000     2.00000       12      11.06126     N/A
$  7,894,539.08   LIBOR_1YR  2.45697    5.00000     2.00000       12      10.74179     N/A
$    891,620.30   LIBOR_6MO  2.00000    5.00000     1.00000        6      11.05200     N/A
$  1,851,493.65   LIBOR_6MO  2.25000    6.00000     2.00000        6      12.47499     N/A
$    658,000.00   LIBOR_6MO  2.25000    5.00000     1.00000        6      11.11778      58
$136,699,012.38   LIBOR_1YR  2.30020    5.00000     2.00000       12      11.18295      81
$  8,529,037.84   LIBOR_1YR  2.25000    5.00000     2.00000       12      10.82864      79
$    534,400.00   LIBOR_1YR  2.25000    6.00000     2.00000       12      13.50000      81
$  5,367,102.83   LIBOR_6MO  2.01314    5.00000     1.00000        6      11.06997      81
$ 27,016,035.26   LIBOR_1YR  2.25000    5.00000     2.00000       12      11.15825     118
$  3,541,848.50   LIBOR_6MO  2.25000    6.00000     2.00000        6      12.24971     117

                   HYPOTHETICAL MORTGAGE LOANS--GROUP 5 LOANS

                                                 SERVICING    SERVICING
                                                  FEE RATE     FEE RATE
                                                PLUS LENDER  PLUS LENDER
                                                    PAID         PAID
                                                  MORTGAGE     MORTGAGE
                                                 INSURANCE    INSURANCE     MONTHS
                                        GROSS   RATE BEFORE   RATE AFTER    TO NEXT
     UNPAID      REMAINING            MORTGAGE     FIRST        FIRST        RATE
    PRINCIPAL       TERM       AGE    INTEREST   ADJUSTMENT   ADJUSTMENT  ADJUSTMENT
   BALANCE ($)   (MONTHS)   (MONTHS)  RATE (%)    DATE (%)     DATE (%)      DATE
---------------  ---------  --------  --------  -----------  -----------  ----------
$  5,502,064.44     357         3      6.07637    0.25000      0.25000        117
$ 10,721,371.61     354         6      5.63211    0.26123      0.26123        114
$    156,566.74     353         7      6.50000    0.30000      0.30000        113
$  1,357,506.39     353         7      6.13430    0.30000      0.30000        113
$  2,500,000.00     356         4      6.10000    0.37500      0.37500        116
$    265,000.00     356         4      6.25000    0.30000      0.30000        116
$  1,000,000.00     354         6      5.65000    0.30000      0.30000        114
$ 42,747,147.99     358         2      6.20375    0.25000      0.25000        118
$225,822,004.72     354         6      5.80782    0.26496      0.26496        114
$  6,004,243.57     353         7      5.96468    0.30000      0.30000        113
$  4,249,086.88     358         2      6.08374    0.28326      0.28326        118
$  1,440,000.00     358         2      6.61111    0.25000      0.25000        118
$    119,950.00     345        15      6.75000    0.30000      0.30000        105
$ 13,737,820.00     353         7      6.19023    0.30000      0.30000        113








                                             INITIAL   SUBSEQUENT  FREQUENCY
     UNPAID                                   RATE        RATE      OF RATE     MAXIMUM  REMAINING
    PRINCIPAL                GROSS MARGIN  ADJUSTMENT  ADJUSTMENT  ADJUSTMENT  INTEREST   IO TERM
   BALANCE ($)   LOAN INDEX       (%)        CAP (%)     CAP (%)    (MONTHS)   RATE (%)   (MONTHS)
---------------  ----------  ------------  ----------  ----------  ---------   --------  ---------
$  5,502,064.44   LIBOR_1YR     2.25000      5.00000     2.00000       12      11.07637     N/A
$ 10,721,371.61   LIBOR_1YR     2.25000      5.00000     2.00000       12      10.63211     N/A
$    156,566.74   LIBOR_6MO     2.25000      5.75000     2.00000        6      12.25000     N/A
$  1,357,506.39   LIBOR_6MO     2.25000      6.00000     2.00000        6      12.13430     N/A
$  2,500,000.00   LIBOR_6MO     2.25000      5.00000     1.00000        6      11.10000      56
$    265,000.00    CMT_1YR      2.75000      5.00000     2.00000       12      11.25000     116
$  1,000,000.00    CMT_1YR      2.50000      6.00000     2.00000       12      11.65000     114
$ 42,747,147.99   LIBOR_1YR     2.25000      5.00000     2.00000       12      11.20375     118
$225,822,004.72   LIBOR_1YR     2.43674      5.00000     2.00000       12      10.80782     114
$  6,004,243.57   LIBOR_6MO     2.25000      5.00000     1.00000        6      10.96468     113
$  4,249,086.88   LIBOR_6MO     2.07803      5.00000     1.00000        6      11.08374     118
$  1,440,000.00   LIBOR_6MO     2.75000      5.00000     1.00000        6      11.61111     118
$    119,950.00   LIBOR_6MO     2.75000      6.00000     1.00000        6      12.75000     105
$ 13,737,820.00   LIBOR_6MO     2.25000      6.00000     2.00000        6      12.19023     113

And that:

(i) the One-Year CMT Loan Index remains constant at 4.90000%, the Six-Month LIBOR Loan Index remains constant at 5.20500% and the One-Year LIBOR Loan Index remains constant at 5.30940%;

(ii)    the One-Month LIBOR Bond Index Remains constant at 4.95000%;

(iii) scheduled payments on all Mortgage Loans are received on the first day of each month beginning May 1, 2005;

(iv) any prepayments on the Mortgage Loans are prepayments in full and are received on the last day of each month beginning on April 30, 2006, and include 30 days of interest;

(v)     there are no defaults or delinquencies on the Mortgage Loans;

(vi)    there is no optional purchase;

(vii) the Mortgage Loans in each Loan Group prepay at the indicated constant percentages of CPR;

(viii) any Mortgage Loans that are interest only Mortgage Loans amortize fully after the interest only period;

(ix)    the date of issuance for the certificates is April 28, 2006;

(x) cash distributions are received by the certificateholders on the 25th day of each month when due;

(xi)    no prepayment penalties are collected on the mortgage loans;

(xii) prepayments are computed after giving effect to scheduled payments received on the following day; and

(xiii) the scheduled monthly payments for the hypothetical mortgage loans are computed based upon their unpaid principal balance, mortgage interest rate and remaining amortization term, such that each hypothetical mortgage loan will fully amortize on its maturity date (except in the case of the interest only loans during the interest only period).

          The approximate Class Principal Balance of the Junior Subordinate Certificates as of the Closing Date will be as follows: Class 1B4 $501,000, Class 1B5 $278,000, Class 1B6 $390,666, Class 2B4 $4,081,000, Class 2B5
$3,174,000 and Class 2B6 $2,721,016.

          Any discrepancy between the actual characteristics of the Mortgage Loans underlying the certificates and the characteristics of the hypothetical mortgage loans set forth above may affect the percentages of the initial Class Principal Balance set forth in the tables in Appendix A and the weighted average lives of the Offered Certificates. In addition, to the extent that the characteristics of the actual Mortgage Loans and the initial Class Principal Balance differs from those assumed in preparing the tables in Appendix A, the outstanding Class Principal Balance of any class of Offered Certificates may be reduced to zero earlier or later than indicated by the tables.

          Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balance and the weighted average lives shown in the tables in Appendix A. Variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of CPR. There is no assurance, however, that prepayments of the Mortgage Loans in any Loan Group will conform to any given percentage of CPR.

          Based on the assumptions described above, the tables in Appendix A indicate the projected weighted average lives of the Offered Certificates and provide the percentages of the initial outstanding Class Principal Balance of each class of Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of CPR.

LACK OF HISTORICAL PREPAYMENT DATA

          There are no historical prepayment data available for the Mortgage Loans underlying the certificates, and comparable data are not available because the Mortgage Loans underlying the certificates are not a representative sample of mortgage loans generally. In addition, historical data available for mortgage loans underlying mortgage pass-through certificates issued by GNMA, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the Mortgage Loans underlying the certificates may have characteristics which differ from the mortgage loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

          The Depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables in Appendix A or below in "--Yield Considerations with Respect to the Senior Subordinate Certificates." Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Offered Certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the Offered Certificates (and especially the yields to maturity on the Subordinate Certificates), prospective investors are encouraged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Offered Certificates to their investment objectives.

YIELD CONSIDERATIONS WITH RESPECT TO THE INTEREST ONLY CERTIFICATES

          The yield to maturity on the Interest Only Certificates will be extremely sensitive to the level of prepayments on the Mortgage Loans in the Short Reset Loan Group. Because the interest payable to the Class 1X certificates is based on the excess of the weighted average Net Rate of the Mortgage Loans in the Short Reset Loan Group over (a) the weighted average of the Certificate Rates of the Class 1A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 Certificates (adjusted, as applicable, for the number of days in the related Interest Accrual Period) applied to a notional amount equal to the aggregate Class Principal Balance of the Class 1A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 Certificates, the yield maturity on those certificates will be adversely affected as a result of faster than expected prepayments on the Mortgage Loans in the Short Reset Loan Group, especially those with the highest interest rates. If the Certificate Rate of the Class 1A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 Certificates is equal to the weighted average Net Rate of the Mortgage Loans in the Short Reset Loan Group, holders of the Class 1X certificates will receive no distributions of interest that month. Prospective investors should fully consider the risks associated with an investment in the Interest Only Certificates, including the possibility that if the rate of prepayments on the Mortgage Loans in the Short Reset Loan Group is rapid or an optional purchase of the Short Reset Group Loans occurs, investors may not fully recover their initial investments.

          To illustrate the significance of different rates of prepayment on the distributions on the Interest Only Certificates, the table below indicates the approximate pre-tax yields to call for the

Interest Only Certificates (on a corporate bond equivalent basis) under the different percentages of the CPR indicated.

          Any differences between the assumptions and the actual characteristics and performance of the related Mortgage Loans and of the Interest Only Certificates may result in yields to maturity being different from those shown in the tables.

          Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields to call in varying prepayment scenarios. In addition, it is highly unlikely that the related Mortgage Loans will prepay at a constant level of the CPR until maturity or that all of the Mortgage Loans in the Short Reset Loan Group will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to call to an investor, even if the average rate of prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal on the Mortgage Loans, the greater the effect on an investor's yield to call. As a result, the effect on an investor's yield to call of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase) in the rate of prepayments.

          The sensitivity table for the Interest Only Certificates below is based on the Modeling Assumptions (with the exception of assumption (vi)), and assumes further that (i) the certificates are purchased at the price set forth in the table plus accrued interest from the Cut-Off Date, (ii) an optional purchase of the Short Reset Group Loans is exercised on the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in the Short Reset Loan Group is less than 10% of the aggregate scheduled principal balance of the Short Reset Group Loans as of the Cut-Off Date and
(iii) there is no initial deposit in the Reserve Account. There can be no assurance that the Short Reset Group Loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the certificates will be as assumed or that the pre-tax yields to call will correspond to any of the pre-tax yields shown in the tables below. The actual prices to be paid on the Interest Only Certificates have not been determined and will depend on the characteristics of the Short Reset Group Loans as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of offered certificates.

                 PRETAX YIELD OF THE CLASS 1X CERTIFICATES AT AN
   ASSUMED PURCHASE PRICE OF 0.76419% OF THE INITIAL CLASS 1X NOTIONAL AMOUNT
                   PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

               PERCENTAGE OF CPR
----------------------------------------------
 40%     45%    50%    55%    60%    65%   70%
-----   ----   ----   ----   ----   ----   ---
101.1%  88.0%  73.6%  58.0%  40.9%  22.2%  0.0%

          Based on a constant prepayment rate of approximately 70% of CPR, the assumed purchase price above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to call of the Class 1X Certificates would be approximately 0%. If the actual prepayment rate for the Short Reset Group Loans were to exceed 70% of CPR, even for one month, while equaling 70% of CPR for all other months, an investor in the Class 1X Certificates would not fully recover the initial purchase price of the certificates.

          The pre-tax yields to call set forth in the preceding table were calculated by determining the monthly discount rates (whether positive or negative), which, when applied to the assumed streams of cash flows to be paid on the Interest Only Certificates, would cause the discounted present values of those assumed streams of cash flows to equal the assumed purchase price, plus accrued interest. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to call do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on these certificates and thus do not reflect the return on any investment in these certificates when any reinvestment rates other than the discount rates are considered.

YIELD CONSIDERATIONS WITH RESPECT TO THE SENIOR SUBORDINATE CERTIFICATES

          If the aggregate Class Principal Balance of the Junior Subordinate Certificates related to the Short Reset Loan Group is reduced to zero, the yield to maturity on the related Senior Subordinate Certificates will become extremely sensitive to losses on the Mortgage Loans in the Short Reset Loan Group and the timing of those losses, because the entire amount of those losses will generally be allocated first to the Class 1B3, then to the Class 1B2, and then to the Class 1B1 Certificates. The aggregate initial Class Principal Balance of the Junior Subordinate Certificates related to the Short Reset Loan Group is equal to approximately 2.10% of the aggregate scheduled principal balance of the Short Reset Group Loans as of the Cut-Off Date.

          If the aggregate Class Principal Balance of the Junior Subordinate Certificates related to the Hybrid Loan Group is reduced to zero, the yield to maturity on the related Senior Subordinate Certificates will become extremely sensitive to losses on the Mortgage Loans in the Hybrid Loan Group and the timing of those losses, because the entire amount of those losses will generally be allocated first to the Class 2B3, then to the Class 2B2, and then to the Class 2B1 Certificates. The aggregate initial Class Principal Balance of the Junior Subordinate Certificates related to the Hybrid Loan Group is equal to approximately 1.10% of the aggregate scheduled principal balance of the Hybrid Group Loans as of the Cut-Off Date.

          Similarly, the yield to maturity of the Senior Certificates (other than the Super Senior Certificates) will become extremely sensitive to losses on the related Mortgage Loans and the timing of those losses when the aggregate Certificate Balance of the related Subordinate Certificates is reduced to zero. Thereafter, those losses will be allocated to the related Senior Certificates (other than the Super Senior Certificates) before they are allocated to the Super Senior Certificates. The aggregate initial Certificate Balance of the Short Reset Group Subordinate Certificates is equal to approximately 9.00% of the aggregate scheduled principal balance of the Short Reset Group Loans as of the Cut-Off Date. The aggregate initial Certificate Balance of the Hybrid Group Subordinate Certificates is equal to approximately 4.50% of the aggregate scheduled principal balance of the Hybrid Group Loans as of the Cut-Off Date.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

          Although it is anticipated that the Residual Certificates will receive distributions only on the first Distribution Date, the Residual Certificates will remain outstanding until the REMICs are liquidated which generally will occur either at the optional redemption date or when all amounts have been collected on the Mortgage Loans. The respective Residual Certificateholders' after-tax rate of return on their certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities during the early years of each REMIC's term that substantially exceed their distributions. In addition, holders of Residual Certificates may have tax liabilities with respect to their certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced by the related mortgage pool or mortgage pools. Furthermore, final regulations have been issued concerning the federal income tax consequences regarding the treatment of "inducement fees" to a purchaser of a Residual Certificate; see "Federal Income Tax Consequences" in the prospectus.

          The holders of Residual Certificates are encouraged to consult their own tax advisors as to the effect of taxes and the receipt of any payments received in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Certain Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

ADDITIONAL INFORMATION

          GSMSC intends to file, and may have already filed, with the Commission additional yield tables and other computational materials for one or more classes of the Offered Certificates on a Form FWP. Those tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "CODE" and "SECTIONS" are to the Internal Revenue Code of 1986, as amended.

          For federal income tax purposes, the Securities Administrator will cause one or more REMIC elections to be made with respect to the Trust (exclusive of the Reserve Fund). Each class of Residual Certificates will represent the sole class of residual interest in the related REMIC. The remaining classes of Offered Certificates, other than the Class 1A1, Class 1B1, Class 1B2, Class 1B3 and Class 1X Certificates, will be regular interests in one of those REMICs. The Class 1A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 Certificates (each a "COMPONENT CERTIFICATE") will each be treated as representing (i) an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) an interest in a limited recourse interest rate cap contract (the "CAP CONTRACT"). See the discussion under "-- Additional Considerations for the Component Certificates" below. The Class 1X Certificates will be treated as representing (i) an undivided interest in a REMIC regular interest and (ii) an obligation to make the payments required by the related Cap Contract. See the discussion under "-- Additional Considerations for the Class 1X Certificates" below. For purposes of this summary, the REMIC regular interests corresponding to the Class 1A1, Class 1B1, Class 1B2, Class 1B3 and Class 1X Certificates, along with the remaining Offered Certificates (other than each class of Residual Certificates), are referred to as the "REGULAR CERTIFICATES."

          Upon the issuance of the Offered Certificates, McKee Nelson LLP will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, for federal income tax purposes, each REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

TAXATION OF REGULAR CERTIFICATES

          The Regular Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. Certain classes of Regular Certificates may be issued with original issue discount ("OID"). Certain Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Regular Certificate will be treated as holding a certificate with amortizable bond premium will depend on the holder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such holder. You are encouraged to consult your own tax advisor regarding the possibility of making an election to amortize such premium. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount or the amortization of premium, if any, for federal income tax purposes is 25% CPR for the Short Reset Group Loans, as described in this prospectus supplement under "Yield and Prepayment Considerations" and 25% CPB for the Hybrid Group Loans. In addition to the assumptions made with respect to CPR, Constant Prepayment on the Balloon or Reset Date ("CPB") additionally assumes that each mortgage loan is paid in full on its first rate adjustment date. GSMSC does not represent that the Mortgage Loans will prepay at any given percentage of the CPR or CPB.

          See "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments," "--OID," "--Market Discount" and "--Amortizable Premium" in the prospectus.

ADDITIONAL CONSIDERATIONS FOR THE COMPONENT CERTIFICATES

          The REMIC regular interest corresponding to the Class 1A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 Certificates will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the class of certificates to which it corresponds, except that the interest payments will be determined without regard to payments of any Net WAC Shortfalls. Any amount paid on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the related Cap Contract. Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "--Taxation of Regular Certificates" above. In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "-- Cap Contract Component" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising the Component Certificates.

          This discussion assumes that the rights of the holders of the Component Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to certificateholders and withholding tax consequences for certificateholders who are not U.S. Persons. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest.

Allocations

          A beneficial owner of a Component Certificate must allocate its purchase price for the certificate between its components -- the REMIC regular interest component and the Cap

Contract component. For information reporting purposes the Securities Administrator will assume the Cap Contract component has nominal value. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract component.

          Upon the sale, exchange, or other disposition of a Component Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Component Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

The Cap Contract Component

          The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Component Certificate.

          Any payments to a beneficial owner of a Component Certificate of Net WAC Shortfalls will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

          A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

ADDITIONAL CONSIDERATIONS FOR THE CLASS 1X CERTIFICATES

          A holder of a Class 1X Certificate will be treated (i) as holding an undivided interest in a REMIC regular interest and (ii) as having written the Cap Contract in respect of the related Component Certificates. For this purpose, the REMIC regular interest component of a Class 1X Certificate will be entitled to receive payments at the times and in the amounts equal to those made on the related Component Certificates, except that such payments will be increased by the amount of payments made to the related Component Certificates in respect of the Cap Contract (exclusive of the amount of the original deposit in the Reserve Fund, and any earnings on the Reserve Fund). A holder of a Class 1X Certificate will be required to accrue income with respect to the REMIC regular interest component of the related certificate as described under "--Taxation of Regular Certificates" above. The REMIC regular interest component of the Class 1X Certificates will be treated as having been issued with OID. Any payments to a holder of a Class 1A1, Class 2A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 or Class 1B6 Certificate of amounts in excess of the amounts payable on the corresponding REMIC regular interest component will be treated as payments made by the holder of the Class 1X Certificate pursuant to the Cap Contract. See "--Additional Considerations for the Component Certificates" above. Any premium the holder of a Class 1X Certificate is considered to have received for undertaking such obligation should be amortized and taken into income in accordance with the Treasury regulations addressing the treatment of notional principal contracts and such amounts, in excess of the initial deposit in the Reserve Fund, would increase such holder's basis in the applicable REMIC regular interest component of the Class 1X Certificates.

          As a result of the foregoing treatment, the holders of the Class 1X Certificates will be required to accrue income with respect to the REMIC regular interest represented by the Class 1X Certificate, and may be able to take deductions with respect to the obligations represented by the Class 1X Certificates. As described under "--Additional Considerations for the Component Certificates--The Cap Contract Component" above, the ability of certain taxpayers to claim a deduction with respect to a notional principal contract may limited for purposes of calculating regular taxable income or unavailable for purposes of calculating alternative minimum tax income. If the deductions of a holder of a Class 1X Certificate with respect to the Cap Contract were limited, the holder could be required to recognize income in an amount greater than the amount of distributions to which the holder would be entitled to receive on the Class 1X Certificate. As a result, the Class 1X Certificates may not be an appropriate investment for any investor whose ability to take such deductions would be limited, and potential investors should consult their own tax advisors regarding the tax consequences to them of an investment in the Class 1X Certificates.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE RESIDUAL CERTIFICATES

          The Class 1RC certificates will represent the residual interest in the lower tier REMIC that will hold all assets relating to Loan Group 1. The Class 2RC certificates will represent the residual interest in the lower tier REMIC that will hold all assets relating to Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5. The Class R certificates will represent the residual interest in the upper tier REMIC, which will hold all the regular interests issued by the lower tier REMICs. All of the certificates other than the Residual Certificates will represent ownership of regular interest in the upper tier REMIC.

          The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no other certificates outstanding. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE RESIDUAL CERTIFICATES' REMIC TAXABLE INCOME AND THE TAX LIABILITY THEREON MAY EXCEED, AND MAY SUBSTANTIALLY EXCEED, CASH DISTRIBUTIONS TO SUCH HOLDER DURING CERTAIN PERIODS, IN WHICH EVENT, THE HOLDER THEREOF MUST HAVE SUFFICIENT ALTERNATIVE SOURCES OF FUNDS TO PAY SUCH TAX LIABILITY. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC,
(ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

          The Residual Certificates will be considered to represent "noneconomic residual interests," with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee will be required to furnish the trust administrator with an affidavit as described below and under "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests--Non-Recognition of Certain Transfers for Federal Income Tax Purposes" in the prospectus.

          An individual, trust or estate that holds a Residual Certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the Mortgage Loans and other administrative expenses of the related REMIC in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC.

          The Internal Revenue Service (the "IRS") has issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the related REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate. Any transferee receiving consideration with respect to a Residual Certificate is encouraged to consult its tax advisors.

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

          The REMIC provisions of the Code impose certain taxes on (i) transferors of Residual Certificates to, or agents that acquire Residual Certificates on behalf of, disqualified organizations and (ii) certain pass-through entities that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an "electing large partnership") with regard to the Residual Certificates to the extent it has received an affidavit from each owner thereof indicating that such owner is not a disqualified organization or a nominee for a disqualified organization. The Trust Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to or registered in the name of any person unless
(i) the proposed purchaser provides to the transferor and the Securities Administrator an affidavit, substantially in the form set forth in the Trust Agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Residual Certificate as an agent (i.e., as a broker, nominee, or other middleman thereof) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in a writing to the trust administrator that it has no actual knowledge that such affidavit is false. Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future,
(ii) understands that it may incur tax liabilities with respect to such Residual Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Residual Certificate as such taxes become due, (iv) will not cause the income attributable to such Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. person and (v) will not transfer such Residual Certificate to any person or entity that does not provide a similar affidavit. The transferor must also certify in writing to the Securities Administrator in the form set forth in the Trust Agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding clauses (i), (iii) and (iv) were false.

          In addition, Treasury Regulations require either that (i) the transferor of a Residual Certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or (ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer. Because these rules are not mandatory but would provide safe harbor protection, the Trust Agreement will not require that they be met as a condition to transfer of the Residual Certificates. Holders of the Residual Certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon transfer thereof. See "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests--Non-Recognition of Certain Transfers for Federal Income Tax Purposes" in the prospectus.

          Finally, the Residual Certificates may not be purchased by or transferred to any person that is not a "U.S. Person" unless (i) such person holds such Residual Certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the trust administrator with an effective IRS Form W-8ECI or (ii) the transferee delivers to both the transferor and the Securities Administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes. The term "U.S. PERSON" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to elect to be treated as U.S. Persons and so elects).

          The Trust Agreement provides that any attempted or purported transfer of Residual Certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Residual Certificates. Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. The Residual Certificates will contain a legend describing the foregoing restrictions.

STATUS OF THE OFFERED CERTIFICATES

          The Offered Certificates (other than the Component Certificates and the Class 1X Certificates) and the REMIC regular interests represented by the Component Certificates and the Class 1X Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust (exclusive of any assets not included in any REMIC) would be so treated. In addition, to the extent the assets of the trust (exclusive of any assets not included in any REMIC) represent real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from the Offered Certificates (other than the Component Certificates and the Class 1X Certificates) and the REMIC regular interests represented by the Component Certificates and the Class 1X Certificates will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Regular Certificates (exclusive of the Cap Contract component in the case of the Component Certificates) will be treated as qualified mortgages under Section 860G(a)(3). The Cap Contract component of the Component Certificates will not qualify, however, as an asset described in
Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(4)(A) of the Code. Further, any income attributable to a Cap Contract component will not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. In addition, the obligations represented by the

Class 1X Certificates generally will preclude the Class 1X Certificates from being an appropriate investment for a REMIC.

          The Securities Administrator will be designated as the "tax matters person" for the Trust Fund as defined in the REMIC regulations.

          For further information regarding the federal income tax consequences of investing in the certificates, see "Federal Income Tax Consequences" in the prospectus.

                        CERTAIN LEGAL INVESTMENT ASPECTS

          All of the Offered Certificates (other than the Class 1B2, Class 1B3, Class 2B2 and Class 2B3 certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The appropriate characterization under various legal investment restrictions of the Class 1B2, Class 2B3, Class 2B2 and Class 2B3 certificates, which will not constitute "mortgage related securities," and the ability of investors subject to these restrictions to purchase those classes, are subject to significant interpretive uncertainties.

          Except as to the status of certain classes of the Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

          See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

          The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plan or other plan or arrangement, such as an individual retirement account (each, a "PLAN"). Plans, insurance companies or other persons investing Plan assets (see "ERISA Considerations" in the prospectus) are encouraged to carefully review with their legal counsel whether owning Offered Certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The underwriter's exemption, as described under "ERISA Considerations--Underwriter Exemption" in the prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan assets to be used to purchase, the Offered Certificates. However, the underwriter's exemption contains several conditions, including the requirement that an affected Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

          The underwriter's exemption permits, among other things, Plans to purchase and hold subordinate certificates if they are rated "BBB-" or better at the time of purchase and applies to residential and home equity loans that are less than fully secured, subject to certain conditions. See "ERISA Considerations--Underwriter Exemption" in the prospectus.

          GSMSC believes that all of the conditions of the underwriter's exemption except for those within the control of investors in the Offered Certificates (other than the Residual Certificates) will be met at the time of this offering.

          Any fiduciary or other investor of Plan assets that proposes to own the Offered Certificates other than the Residual Certificates on behalf of or with Plan assets of any Plan is encouraged to consult with legal counsel about:
(i) whether the specific and general conditions and the other requirements in the underwriter's exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

          A governmental plan, as described in Section 3(32) of ERISA, is not subject to the provisions of Title I of ERISA or Section 4975 of the Code. However, such a plan may be subject to provisions of applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of a governmental plan proposing to invest in the Offered Certificates other than the Residual Certificates are encouraged to consult with their advisors regarding the applicability of any such similar law to their investment in the Offered Certificates and the need for, and availability of, any exemptive relief under applicable law. GSMSC makes no representation that the sale of any of the Offered Certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

          The Residual Certificates may not be transferred to a Plan or a governmental plan or to any persons acting on behalf of or investing the assets of a Plan or a governmental plan. The Residual Certificates may be purchased by an insurance company which is purchasing the Residual Certificates with funds contained in an insurance company general account (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of the Residual Certificates are covered under Sections I and III of PTCE 95-60.

                             METHOD OF DISTRIBUTION

          GSMSC has agreed to sell to Goldman, Sachs & Co. (the "UNDERWRITER"), and the Underwriter has agreed to purchase, all of the Offered Certificates other than a 0.01% percentage interest in each Residual Certificate that Wells Fargo Bank, in its capacity as Securities Administrator, will retain. An underwriting agreement between GSMSC and the Underwriter governs the sale of the Offered Certificates. The aggregate proceeds (excluding accrued interest) to GSMSC from the sale of the Offered Certificates, before deducting expenses estimated to be $800,000, will be approximately 99.17% of the initial aggregate principal balance of the Offered Certificates. Under the underwriting agreement, the Underwriter has agreed to take and pay for all of the Offered Certificates, if any are taken. The Underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to GSMSC and the proceeds from the sale of the Offered Certificates realized by the Underwriter will constitute underwriting discounts and commissions.

          GSMSC has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

          The Underwriter is an affiliate of the Depositor and GSMC.

                                 LEGAL MATTERS

          The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C.

                              CERTIFICATE RATINGS

          It is a condition to the issuance of the Offered Certificates that they receive ratings from Fitch and S&P set forth on the cover page to this prospectus supplement. S&P and Fitch will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by S&P or Fitch are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement to such Offered Certificates.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

          The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the Offered Certificates' yield attributable to prepayments or recoveries on the related Mortgage Loans. Further, the ratings on the Interest Only Certificates do not address whether investors will recover their initial investment.

          The ratings on the Offered Certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See "Risk Factors" and "Yield and Prepayment Considerations" in this prospectus supplement.

          GSMSC has not requested a rating on the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating it would assign. A rating on the Offered Certificates by another rating agency may be lower than the rating assigned to the Offered Certificates by the Rating Agencies.

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                                 INDEX OF TERMS

          Below is a list of selected significant terms used in this prospectus supplement and the pages on which their definitions can be found.

A

Accrued Certificate Interest............................................   S-111
Adjustment Date.........................................................    S-40
Advances................................................................   S-120
Affected Hybrid Group Senior Certificates...............................   S-125
Affected Subordinate Certificates.......................................   S-111
Alternative Documentation Program.......................................    S-46
American Home...........................................................    S-41
Apportioned Principal Balance...........................................   S-113
Assessment of Compliance................................................   S-100
Attestation Report......................................................   S-101
Available Distribution Amount...........................................   S-105

C

Cap Contract............................................................   S-138
Certificate Account.....................................................    S-39
Certificate Group.......................................................   S-105
Certificate Principal Balance...........................................   S-104
Certificate Rate........................................................   S-111
Certificates............................................................   S-104
Citibank................................................................    S-39
Class 1X Rate...........................................................   S-112
Class Principal Balance.................................................   S-104
Closing Date............................................................   S-103
CLUES Plus Documentation Program........................................    S-46
Code....................................................................   S-138
Commission..............................................................    S-67
Compensating Interest...................................................   S-113
Component Certificate...................................................   S-138
Constant Prepayment Rate................................................   S-128
Countrywide Financial...................................................    S-84
Countrywide Home Loans..................................................    S-41
Countrywide Servicing...................................................    S-41
CPB.....................................................................   S-139
CPR.....................................................................   S-128
Curtailments............................................................   S-116
Custodian...............................................................    S-39
Custodians..............................................................    S-39
Cut-Off Date............................................................    S-39

D

Depositor...............................................................    S-39
Distribution Date.......................................................   S-107
Due Date................................................................    S-41

E

ERISA...................................................................   S-144
Escrow Account..........................................................    S-99
Events of Default.......................................................   S-101
Excess Special Losses...................................................   S-119
Expanded Underwriting Guidelines........................................    S-47

F

Fair Market Value Excess................................................   S-121
FICO Credit Scores......................................................    S-45
Fitch...................................................................   S-103
Full Documentation Program..............................................    S-46

G

GMAC....................................................................    S-50
GMAC Mortgage Corporation Static Pool Data..............................    S-74
GMACM...................................................................    S-41
Group 1 Certificates....................................................   S-104
Group 1 Loans...........................................................    S-40
Group 2 Certificates....................................................   S-104
Group 2 Loans...........................................................    S-40
Group 3 Certificates....................................................   S-104
Group 3 Loans...........................................................    S-40
Group 4 Certificates....................................................   S-104
Group 4 Loans...........................................................    S-40
Group 5 Certificates....................................................   S-105
Group 5 Loans...........................................................    S-40
Group Subordinate Amount................................................   S-113
GSMC....................................................................    S-41
GSMSC...................................................................    S-39

H

Hybrid Group Certificates...............................................   S-105
Hybrid Group Loans......................................................    S-40
Hybrid Group Senior Certificates........................................   S-105
Hybrid Group Subordinate Certificates...................................   S-105
Hybrid Loan Group.......................................................    S-40

I

Index...................................................................    S-40
Initial Rate Adjustment Cap.............................................    S-41
Initial Subordination Level.............................................   S-111
Interest Accrual Period.................................................   S-112

Interest Only Certificates..............................................   S-104
IRS.....................................................................   S-142
Issuing Entity..........................................................    S-39

J

Junior Subordinate Certificates.........................................   S-104

L

Lender Paid Mortgage Insurance Rate.....................................   S-111
LIBOR...................................................................   S-112
LIBOR Determination Date................................................   S-112
Lifetime Cap............................................................    S-41
Lifetime Floor..........................................................    S-41
Liquidated Mortgage Loan................................................   S-118
Liquidation Principal...................................................   S-118
Liquidation Proceeds....................................................   S-118
Loan Group..............................................................    S-40
Loan Group 1............................................................    S-40
Loan Group 2............................................................    S-40
Loan Group 3............................................................    S-40
Loan Group 4............................................................    S-40
Loan Group 5............................................................    S-40
Loan-to-Value Ratio.....................................................    S-44
London Business Day.....................................................   S-112

M

Margin..................................................................    S-40
Master Servicer.........................................................    S-39
Master Servicer Account.................................................    S-39
Master Servicer Event of Default........................................    S-81
Master Servicing Fee....................................................    S-78
MERS....................................................................    S-67
Modeling Assumptions....................................................   S-128
Mortgage Loan Schedule..................................................    S-67
Mortgage Loans..........................................................    S-39
Mortgaged Property......................................................    S-40

N

Nat City................................................................    S-41
National City Mortgage Co. Static Pool Data.............................    S-74
Net Funds Cap...........................................................   S-111
Net Rate................................................................   S-111
Net WAC Shortfall.......................................................   S-114
No Income/No Asset Documentation Program................................    S-47
Notional Amount.........................................................   S-104

O

Offered Certificates....................................................   S-104
OID.....................................................................   S-139
One-Year CMT Loan Index.................................................    S-64
One-Year LIBOR Loan Index...............................................    S-66

P

P&I Advance.............................................................   S-120
Payoffs.................................................................   S-116
Plan....................................................................   S-144
Preferred Processing Program............................................    S-45
Principal Payment Amount................................................   S-115
Principal Prepayment Amount.............................................   S-116
PTCE 95-60..............................................................   S-145

R

Rate Adjustment Cap.....................................................    S-41
Rating Agencies.........................................................   S-103
Realized Loss...........................................................   S-119
Record Date.............................................................   S-105
Reduced Documentation Program...........................................    S-46
Reference Banks.........................................................   S-113
Regular Certificates....................................................   S-138
REIT....................................................................   S-143
ResCap..................................................................    S-50
Reserve Fund............................................................   S-114
Residual Certificates...................................................   S-104
RFC Static Pool Data....................................................    S-74

S

S&P.....................................................................   S-103
Sale and Servicing Agreement............................................    S-41
Sale and Servicing Agreements...........................................    S-41
Scheduled Payments......................................................    S-99
Sections................................................................   S-138
Securities Administrator................................................    S-39
Securities Administrator Fee............................................    S-77
Seller..................................................................    S-41
Senior Certificates.....................................................   S-104
Senior Liquidation Amount...............................................   S-118
Senior Percentage.......................................................   S-115
Senior Prepayment Percentage............................................   S-116
Senior Principal Distribution Amount....................................   S-115
Senior Subordinate Certificates.........................................   S-104
Senior Support Certificates.............................................   S-104
Servicer................................................................    S-83
Servicer Event of Default...............................................   S-102
Servicers...............................................................    S-83
Servicing Advances......................................................   S-120
Servicing Fee Rate......................................................    S-98
Short Reset Group Certificates..........................................   S-105
Short Reset Group Loans.................................................    S-40
Short Reset Group Senior Certificates...................................   S-104
Short Reset Group Subordinate Certificates..............................   S-105
Short Reset Loan Group..................................................    S-40
Six-Month LIBOR Loan Index..............................................    S-65
SMMEA...................................................................   S-144
Special Losses..........................................................   S-119
Standard Underwriting Guidelines........................................    S-47
Stated Income/Stated Asset Documentation Program........................    S-47
Streamlined Documentation Program.......................................    S-47
Subordinate Certificates................................................   S-104
Subordinate Percentage..................................................   S-116

Subordinate Principal Distribution Amount...............................   S-115
Subordination Level.....................................................   S-111
Subsequent Rate Adjustment Cap..........................................    S-41
Subsequent Recoveries...................................................   S-120
Super Senior Certificates...............................................   S-104

T

Trust Agreement.........................................................    S-39
Trust Fund..............................................................    S-39
Trustee.................................................................    S-39

U

U.S. Person.............................................................   S-143
Underwriter.............................................................   S-145

W

Wells Fargo Bank........................................................    S-41

                                   APPENDIX A:

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                               CLASS 1A1
                            ----------------------------------------------
DISTRIBUTION DATE            10%    15%    20%    25%    30%    35%    40%
-------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage (%)...    100    100    100    100    100    100    100
April 2007...............     89     83     78     72     67     61     56
April 2008...............     79     69     60     52     44     37     31
April 2009...............     70     57     46     37     29     23     17
April 2010...............     62     47     37     28     21     15     10
April 2011...............     55     40     29     21     14     10      6
April 2012...............     48     34     23     16     10      6      4
April 2013...............     42     28     19     12      7      4      2
April 2014...............     38     24     15      9      5      3      1
April 2015...............     34     20     12      6      3      2      1
April 2016...............     30     17      9      5      2      1      *
April 2017...............     26     14      7      3      2      1      *
April 2018...............     23     12      6      3      1      *      *
April 2019...............     20     10      4      2      1      *      *
April 2020...............     18      8      3      1      *      *      *
April 2021...............     15      6      3      1      *      *      *
April 2022...............     13      5      2      1      *      *      *
April 2023...............     11      4      2      *      *      *      *
April 2024...............     10      3      1      *      *      *      *
April 2025...............      8      3      1      *      *      *      *
April 2026...............      7      2      1      *      *      *      *
April 2027...............      6      2      *      *      *      *      *
April 2028...............      5      1      *      *      *      *      *
April 2029...............      4      1      *      *      *      *      *
April 2030...............      3      1      *      *      *      *      *
April 2031...............      2      1      *      *      *      *      *
April 2032...............      2      *      *      *      *      *      *
April 2033...............      1      *      *      *      *      *      *
April 2034...............      *      *      *      *      *      *      *
April 2035...............      *      *      *      *      *      *      *
April 2036...............      0      0      0      0      0      0      0
Weighted Average Life
   (Years)(1)............   7.73   5.45   4.10   3.20   2.58   2.12   1.78

----------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value of less than 0.50% but greater than 0.00%.


                                     S-A-1

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                  CLASS 2A1, CLASS 2A2 AND CLASS 2A3
                            ----------------------------------------------
DISTRIBUTION DATE            10%    15%    20%    25%    30%    35%    40%
-------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage (%)...    100    100    100    100    100    100    100
April 2007...............     89     84     79     74     68     63     58
April 2008...............     80     71     62     54     46     40     33
April 2009...............     71     59     49     40     32     25     19
April 2010...............     63     49     39     30     22     16     12
April 2011...............     56     42     31     22     15     10      7
April 2012...............     50     35     24     16     11      7      4
April 2013...............     44     30     19     12      7      4      2
April 2014...............     40     25     15      9      5      3      1
April 2015...............     36     21     12      7      4      2      1
April 2016...............     32     18     10      5      3      1      1
April 2017...............     28     15      8      4      2      1      *
April 2018...............     24     12      6      3      1      *      *
April 2019...............     21     10      5      2      1      *      *
April 2020...............     19      8      4      1      1      *      *
April 2021...............     16      7      3      1      *      *      *
April 2022...............     14      6      2      1      *      *      *
April 2023...............     12      5      2      1      *      *      *
April 2024...............     10      4      1      *      *      *      *
April 2025...............      9      3      1      *      *      *      *
April 2026...............      7      2      1      *      *      *      *
April 2027...............      6      2      1      *      *      *      *
April 2028...............      5      1      *      *      *      *      *
April 2029...............      4      1      *      *      *      *      *
April 2030...............      3      1      *      *      *      *      *
April 2031...............      2      1      *      *      *      *      *
April 2032...............      2      *      *      *      *      *      *
April 2033...............      1      *      *      *      *      *      *
April 2034...............      1      *      *      *      *      *      *
April 2035...............      *      *      *      *      *      *      *
April 2036...............      0      0      0      0      0      0      0
Weighted Average Life
   (Years)(1)............   7.99   5.64   4.24   3.33   2.69   2.23   1.88

----------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value of less than 0.50% but greater than 0.00%.


                                     S-A-2

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                        CLASS 3A1 AND CLASS 3A2
                            ----------------------------------------------
DISTRIBUTION DATE            10%    15%    20%    25%    30%    35%    40%
-------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage (%)...    100    100    100    100    100    100    100
April 2007...............     89     84     79     74     68     63     58
April 2008...............     80     71     62     54     46     40     33
April 2009...............     71     59     49     40     32     25     19
April 2010...............     63     49     39     30     22     16     12
April 2011...............     56     42     31     22     15     10      7
April 2012...............     50     35     24     16     11      7      4
April 2013...............     44     30     19     12      7      4      2
April 2014...............     39     25     15      9      5      3      1
April 2015...............     35     21     12      7      4      2      1
April 2016...............     31     18     10      5      2      1      1
April 2017...............     27     15      7      4      2      1      *
April 2018...............     24     12      6      3      1      *      *
April 2019...............     21     10      5      2      1      *      *
April 2020...............     18      8      4      1      1      *      *
April 2021...............     16      7      3      1      *      *      *
April 2022...............     14      6      2      1      *      *      *
April 2023...............     12      4      2      1      *      *      *
April 2024...............     10      4      1      *      *      *      *
April 2025...............      9      3      1      *      *      *      *
April 2026...............      7      2      1      *      *      *      *
April 2027...............      6      2      1      *      *      *      *
April 2028...............      5      1      *      *      *      *      *
April 2029...............      4      1      *      *      *      *      *
April 2030...............      3      1      *      *      *      *      *
April 2031...............      2      1      *      *      *      *      *
April 2032...............      2      *      *      *      *      *      *
April 2033...............      1      *      *      *      *      *      *
April 2034...............      1      *      *      *      *      *      *
April 2035...............      *      *      *      *      *      *      *
April 2036...............      0      0      0      0      0      0      0
Weighted Average Life
   (Years)(1)............   7.95   5.62   4.23   3.32   2.69   2.23   1.88

----------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value of less than 0.50% but greater than 0.00%.


                                     S-A-3

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                        CLASS 4A1 AND CLASS 4A2
                            ----------------------------------------------
DISTRIBUTION DATE            10%    15%    20%    25%    30%    35%    40%
-------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage (%)...    100    100   100     100    100    100    100
April 2007...............     89     84    79      74     68     63     58
April 2008...............     80     71    62      54     46     40     34
April 2009...............     71     59    49      40     32     25     19
April 2010...............     64     50    39      30     22     16     12
April 2011...............     57     42    31      22     16     11      7
April 2012...............     50     35    25      17     11      7      4
April 2013...............     45     30    20      12      8      4      2
April 2014...............     40     25    15       9      5      3      1
April 2015...............     35     21    12       7      4      2      1
April 2016...............     31     18    10       5      2      1      1
April 2017...............     27     15     7       4      2      1      *
April 2018...............     24     12     6       3      1      *      *
April 2019...............     21     10     5       2      1      *      *
April 2020...............     18      8     4       1      1      *      *
April 2021...............     16      7     3       1      *      *      *
April 2022...............     14      6     2       1      *      *      *
April 2023...............     12      4     2       1      *      *      *
April 2024...............     10      4     1       *      *      *      *
April 2025...............      9      3     1       *      *      *      *
April 2026...............      7      2     1       *      *      *      *
April 2027...............      6      2     1       *      *      *      *
April 2028...............      5      1     *       *      *      *      *
April 2029...............      4      1     *       *      *      *      *
April 2030...............      3      1     *       *      *      *      *
April 2031...............      2      1     *       *      *      *      *
April 2032...............      2      *     *       *      *      *      *
April 2033...............      1      *     *       *      *      *      *
April 2034...............      1      *     *       *      *      *      *
April 2035...............      *      *     *       *      *      *      *
April 2036...............      0      0     0       0      0      0      0
Weighted Average Life
   (Years)(1)............   7.98   5.64   4.24   3.33   2.70   2.24   1.89

----------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value of less than 0.50% but greater than 0.00%.


                                      S-A-4

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                        CLASS 5A1 AND CLASS 5A2
                            ----------------------------------------------
DISTRIBUTION DATE            10%    15%    20%    25%    30%    35%    40%
-------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage (%)       100    100    100    100    100    100    100
April 2007...............     89     84     79     74     69     63     58
April 2008...............     80     71     62     54     47     40     34
April 2009...............     71     59     49     40     32     25     19
April 2010...............     64     50     39     30     22     16     12
April 2011...............     57     42     31     22     16     11      7
April 2012...............     51     36     25     17     11      7      4
April 2013...............     45     30     20     13      8      4      3
April 2014...............     41     26     16      9      5      3      2
April 2015...............     37     22     13      7      4      2      1
April 2016...............     33     18     10      5      3      1      1
April 2017...............     29     15      8      4      2      1      *
April 2018...............     25     13      6      3      1      *      *
April 2019...............     22     10      5      2      1      *      *
April 2020...............     19      9      4      1      1      *      *
April 2021...............     17      7      3      1      *      *      *
April 2022...............     14      6      2      1      *      *      *
April 2023...............     12      5      2      1      *      *      *
April 2024...............     11      4      1      *      *      *      *
April 2025...............      9      3      1      *      *      *      *
April 2026...............      8      2      1      *      *      *      *
April 2027...............      6      2      1      *      *      *      *
April 2028...............      5      1      *      *      *      *      *
April 2029...............      4      1      *      *      *      *      *
April 2030...............      3      1      *      *      *      *      *
April 2031...............      3      1      *      *      *      *      *
April 2032...............      2      *      *      *      *      *      *
April 2033...............      1      *      *      *      *      *      *
April 2034...............      1      *      *      *      *      *      *
April 2035...............      *      *      *      *      *      *      *
April 2036...............      0      0      0      0      0      0      0
Weighted Average Life
   (Years)(1)............   8.11   5.71   4.28   3.35   2.71   2.24   1.89

----------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value of less than 0.50% but greater than 0.00%.


                                      S-A-5

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                   CLASS 1B1, CLASS 1B2 AND CLASS 1B3
                            -----------------------------------------------
DISTRIBUTION DATE            10%     15%    20%    25%    30%    35%    40%
-------------------------   -----   ----   ----   ----   ----   ----   ----
Initial Percentage (%) ..     100    100    100    100    100    100    100
April 2007 ..............     100    100    100    100    100    100    100
April 2008 ..............     100    100    100    100    100     93     86
April 2009 ..............     100    100    100     92     84     75     67
April 2010 ..............     100    100     83     69     58     49     40
April 2011 ..............      99     89     66     51     41     32     24
April 2012 ..............      99     76     53     38     28     20     14
April 2013 ..............      94     64     42     29     20     13      9
April 2014 ..............      85     54     33     21     14      9      5
April 2015 ..............      76     46     27     16     10      6      3
April 2016 ..............      67     38     21     12      7      4      2
April 2017 ..............      59     32     16      9      5      2      1
April 2018 ..............      51     26     13      6      3      1      1
April 2019 ..............      45     22     10      5      2      1      *
April 2020 ..............      39     18      8      3      1      1      *
April 2021 ..............      34     14      6      2      1      *      *
April 2022 ..............      29     12      4      2      1      *      *
April 2023 ..............      25     10      3      1      *      *      *
April 2024 ..............      21      8      3      1      *      *      *
April 2025 ..............      18      6      2      1      *      *      *
April 2026 ..............      15      5      1      *      *      *      *
April 2027 ..............      12      4      1      *      *      *      *
April 2028 ..............      10      3      1      *      *      *      *
April 2029 ..............       8      2      1      *      *      *      *
April 2030 ..............       6      2      *      *      *      *      *
April 2031 ..............       5      1      *      *      *      *      *
April 2032 ..............       3      1      *      *      *      *      *
April 2033 ..............       2      *      *      *      *      *      *
April 2034 ..............       1      *      *      *      *      *      *
April 2035 ..............       *      *      *      *      *      *      *
April 2036 ..............       0      0      0      0      0      0      0
Weighted Average Life
   (Years)(1) ...........   13.57   9.84   7.46   6.11   5.25   4.58   4.05

----------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value of less than 0.50% but greater than 0.00%.


                                     S-A-6

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                   CLASS 2B1, CLASS 2B2 AND CLASS 2B3
                            -----------------------------------------------
DISTRIBUTION DATE            10%     15%    20%    25%    30%    35%    40%
-------------------------   -----   ----   ----   ----   ----   ----   ----
Initial Percentage (%) ..     100    100    100    100    100    100    100
April 2007 ..............     100    100    100    100    100    100    100
April 2008 ..............     100    100    100    100    100     93     86
April 2009 ..............      99     99     99     92     83     75     67
April 2010 ..............      99     99     82     69     58     49     40
April 2011 ..............      99     89     66     51     41     31     24
April 2012 ..............      99     75     52     38     28     20     14
April 2013 ..............      94     64     42     29     20     13      9
April 2014 ..............      84     54     33     21     14      9      5
April 2015 ..............      75     45     26     16     10      5      3
April 2016 ..............      67     38     21     12      7      4      2
April 2017 ..............      59     32     16      9      5      2      1
April 2018 ..............      51     26     13      6      3      1      1
April 2019 ..............      45     22     10      5      2      1      *
April 2020 ..............      39     18      8      3      1      1      *
April 2021 ..............      34     15      6      2      1      *      *
April 2022 ..............      29     12      5      2      1      *      *
April 2023 ..............      25     10      3      1      *      *      *
April 2024 ..............      22      8      3      1      *      *      *
April 2025 ..............      18      6      2      1      *      *      *
April 2026 ..............      16      5      1      *      *      *      *
April 2027 ..............      13      4      1      *      *      *      *
April 2028 ..............      11      3      1      *      *      *      *
April 2029 ..............       9      2      1      *      *      *      *
April 2030 ..............       7      2      *      *      *      *      *
April 2031 ..............       5      1      *      *      *      *      *
April 2032 ..............       4      1      *      *      *      *      *
April 2033 ..............       3      1      *      *      *      *      *
April 2034 ..............       2      *      *      *      *      *      *
April 2035 ..............       1      *      *      *      *      *      *
April 2036 ..............       0      0      0      0      0      0      0
Weighted Average Life
   (Years)(1) ...........   13.60   9.83   7.44   6.10   5.24   4.57   4.04

----------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value of less than 0.50% but greater than 0.00%.


                                     S-A-7

                      (This Page Intentionally Left Blank)

                                   APPENDIX B

On the Closing Date, the aggregate principal balance of the Mortgage Loans described in the following tables is not expected to exceed the aggregate Class Principal Balances of the Offered Certificates and the Junior Subordinate Certificates.

                                SHORT RESET GROUP

               GROSS CURRENT COUPON OF THE SHORT RESET GROUP LOANS

                                                     AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
                                                    THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE OF
   GROSS CURRENT COUPON (%)      NUMBER OF LOANS   OF THE CUT-OFF DATE(1)   ALL SHORT RESET GROUP LOANS(1)
------------------------------   ---------------   ----------------------   ------------------------------
4.000 to 4.249................           3               $ 1,546,151                      2.78%
4.250 to 4.499................           4                 1,785,169                      3.21
4.500 to 4.749................          11                 4,148,138                      7.45
4.750 to 4.999................          15                 5,855,109                     10.51
5.000 to 5.249................          13                 5,348,185                      9.60
5.250 to 5.499................           9                 3,193,029                      5.73
5.500 to 5.749................           3                   614,217                      1.10
5.750 to 5.999................           5                 2,115,017                      3.80
6.000 to 6.249................           7                 1,701,673                      3.06
6.250 to 6.499................          20                 9,041,323                     16.24
6.500 to 6.749................          13                 3,516,336                      6.31
6.750 to 6.999................          52                16,030,620                     28.79
7.000 to 7.249................           3                   608,900                      1.09
7.250 to 7.499................           1                   181,900                      0.33
                                       ---               -----------                    ------
   TOTAL:.....................         159               $55,685,767                    100.00%
                                       ===               ===========                    ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the mortgage interest rates for all of the Short Reset Group Loans ranged from approximately 4.000% per annum to 7.250% per annum, with a weighted average of approximately 5.856% per annum.

                   GROSS MARGIN OF THE SHORT RESET GROUP LOANS

                                                     AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
                                                    THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE OF
       GROSS MARGIN (%)          NUMBER OF LOANS   OF THE CUT-OFF DATE(1)   ALL SHORT RESET GROUP LOANS(1)
------------------------------   ---------------   ----------------------   ------------------------------
1.250.........................           3               $   607,430                      1.09%
1.375.........................           1                   169,999                      0.31
2.000.........................          21                 4,067,614                      7.30
2.125.........................          25                 8,956,692                     16.08
2.250.........................         104                40,310,837                     72.39
2.750.........................           5                 1,573,195                      2.83
                                       ---               -----------                    ------
   TOTAL:.....................         159               $55,685,767                    100.00%
                                       ===               ===========                    ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average gross margin for all of the Short Reset Group Loans was approximately 2.212% per annum.


                                      S-B-1

           ORIGINAL PRINCIPAL BALANCES OF THE SHORT RESET GROUP LOANS

                                                     AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
                                                    THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE OF
       ORIGINAL BALANCES         NUMBER OF LOANS   OF THE CUT-OFF DATE(1)   ALL SHORT RESET GROUP LOANS(1)
------------------------------   ---------------   ----------------------   ------------------------------
$50,000.01 to $200,000.00.....          31               $ 4,566,051                      8.20%
$200,000.01 to $350,000.00....          63                16,932,095                     30.41
$350,000.01 to $500,000.00....          34                13,727,792                     24.65
$500,000.01 to $650,000.00....          19                10,337,189                     18.56
$650,000.01 to $800,000.00....           5                 3,672,213                      6.59
$800,000.01 to $950,000.00....           3                 2,553,564                      4.59
$950,000.01 to $1,100,000.00..           4                 3,896,864                      7.00
                                       ---               -----------                    ------
   TOTAL:.....................         159               $55,685,767                    100.00%
                                       ===               ===========                    ======

----------
(1)  Column may not add to total due to rounding.

At origination, the principal balances of all of the Short Reset Group Loans ranged from approximately $67,500 to $1,000,000, with an average of approximately $357,932.

            CURRENT PRINCIPAL BALANCES OF THE SHORT RESET GROUP LOANS

                                                     AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
                                                    THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE OF
  CURRENT PRINCIPAL BALANCES     NUMBER OF LOANS   OF THE CUT-OFF DATE(1)   ALL SHORT RESET GROUP LOANS(1)
------------------------------   ---------------   ----------------------   ------------------------------
$50,000.01 to $200,000.00.....          34               $ 5,013,235                      9.00%
$200,000.01 to $350,000.00....          63                17,073,230                     30.66
$350,000.01 to $500,000.00....          32                13,317,727                     23.92
$500,000.01 to $650,000.00....          18                10,158,934                     18.24
$650,000.01 to $800,000.00....           5                 3,672,213                      6.59
$800,000.01 to $950,000.00....           3                 2,553,564                      4.59
$950,000.01 to $1,100,000.00..           4                 3,896,864                      7.00
                                       ---               -----------                    ------
   TOTAL:.....................         159               $55,685,767                    100.00%
                                       ===               ===========                    ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the principal balances of all of the Short Reset Group Loans ranged from approximately $64,863 to $999,864, with an average of approximately $350,225.

          ORIGINAL LOAN-TO-VALUE RATIOS OF THE SHORT RESET GROUP LOANS

                                                     AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
    ORIGINAL LOAN-TO-VALUE                          THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE OF
           RATIO (%)             NUMBER OF LOANS   OF THE CUT-OFF DATE(1)   ALL SHORT RESET GROUP LOANS(1)
------------------------------   ---------------   ----------------------   ------------------------------
Below or equal to 50.000......          20               $ 6,728,023                     12.08%
50.001 to 60.000..............          15                 6,718,725                     12.07
60.001 to 70.000..............          39                15,681,980                     28.16
70.001 to 75.000..............          27                10,215,095                     18.34
75.001 to 80.000..............          52                14,923,146                     26.80
80.001 to 85.000..............           2                   502,000                      0.90
85.001 to 90.000..............           3                   786,949                      1.41
90.001 to 95.000..............           1                   129,849                      0.23
                                       ---               -----------                    ------
   TOTAL:.....................         159               $55,685,767                    100.00%
                                       ===               ===========                    ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the original weighted average loan-to-value ratio of all the Short Reset Group Loans was approximately 67.654%.


                                      S-B-2

          COMBINED LOAN-TO-VALUE RATIOS OF THE SHORT RESET GROUP LOANS

                                                     AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
    COMBINED LOAN-TO-VALUE                          THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE OF
           RATIO (%)             NUMBER OF LOANS   OF THE CUT-OFF DATE(1)   ALL SHORT RESET GROUP LOANS(1)
------------------------------   ---------------   ----------------------   ------------------------------
Below or equal to 50.000......          17               $ 5,013,368                      9.00%
50.001 to 60.000..............          13                 5,783,725                     10.39
60.001 to 70.000..............          32                13,198,871                     23.70
70.001 to 75.000..............          19                 7,182,416                     12.90
75.001 to 80.000..............          39                11,834,935                     21.25
80.001 to 85.000..............           5                 2,042,425                      3.67
85.001 to 90.000..............          27                 8,981,113                     16.13
90.001 to 95.000..............           6                 1,494,931                      2.68
95.001 to 100.000.............           1                   153,983                      0.28
                                       ---               -----------                    ------
   TOTAL:.....................         159               $55,685,767                    100.28%
                                       ===               ===========                    ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the combined weighted average combined loan-to-value ratio of all of the Short Reset Group Loans was approximately 71.844%.

       TYPES OF MORTGAGED PROPERTIES SECURING THE SHORT RESET GROUP LOANS

                                                     AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
      TYPES OF MORTGAGED                            THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE OF
          PROPERTIES             NUMBER OF LOANS   OF THE CUT-OFF DATE(1)   ALL SHORT RESET GROUP LOANS(1)
------------------------------   ---------------   ----------------------   ------------------------------
Single Family.................          98               $33,819,014                     60.73%
Planned Unit Development......          38                14,366,068                     25.80
Condominium...................          20                 6,758,285                     12.14
Two-to-four family............           3                   742,400                      1.33
                                       ---               -----------                    ------
   TOTAL:.....................         159               $55,685,767                    100.00%
                                       ===               ===========                    ======

----------
(1)  Column may not add to total due to rounding.


                                      S-B-3

         GEOGRAPHIC DISTRIBUTION OF THE SHORT RESET GROUP LOANS BY STATE

                                            AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                 NUMBER    PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                   OF      THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
      JURISDICTION                LOANS   OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ------   ----------------------   ---------------------------
Alabama.......................       1          $   231,150                    0.42%
Arizona.......................      11            4,694,000                    8.43
California....................      41           16,630,588                   29.87
Colorado......................       2              792,000                    1.42
Connecticut...................       1              184,000                    0.33
District of Columbia..........       1              500,276                    0.90
Florida.......................       6            2,052,343                    3.69
Georgia.......................       5            1,664,951                    2.99
Idaho.........................       1              335,465                    0.60
Illinois......................      20            8,579,597                   15.41
Indiana.......................       2              482,500                    0.87
Maryland......................       7            2,356,585                    4.23
Massachusetts.................       3            1,428,827                    2.57
Minnesota.....................      19            5,005,810                    8.99
Missouri......................       1              183,685                    0.33
Nevada........................       1              462,000                    0.83
New Jersey....................       9            2,160,013                    3.88
New Mexico....................       1              242,949                    0.44
New York......................       1              347,995                    0.62
Ohio..........................       1              250,200                    0.45
North Carolina................       6            1,595,139                    2.86
South Carolina................       1              274,500                    0.49
Texas.........................       3              786,706                    1.41
Virginia......................      10            2,739,507                    4.92
Washington....................       2              464,999                    0.84
Wisconsin.....................       3            1,239,983                    2.23
                                   ---          -----------                  ------
   TOTAL:.....................     159          $55,685,767                  100.00%
                                   ===          ===========                  ======

----------
(1)  Column may not add to total due to rounding.

No more than approximately 11.070% of the Short Reset Group Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 2.463% of the Short Reset Group Loans will be secured by mortgaged properties in any single zip code area outside of California.

                                      S-B-4

             SCHEDULED MATURITY YEAR OF THE SHORT RESET GROUP LOANS

                                            AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                 NUMBER    PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                   OF      THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
 SCHEDULED MATURITY YEAR          LOANS   OF THE CUT-OFF DATE(1)             LOANS(1)
 -----------------------------   ------   ----------------------   ---------------------------
2029..........................       1          $   500,276                    0.90%
2032..........................       1              194,329                    0.35
2033..........................       3              878,590                    1.58
2035..........................     154           54,112,571                   97.17
                                   ---          -----------                  ------
   TOTAL:.....................     159          $55,685,767                  100.00%
                                   ===          ===========                  ======

----------
(1)  Column may not add to total due to rounding.

The weighted average stated remaining term of the Short Reset Group Loans as of the Cut-Off Date is approximately 349 months. The latest scheduled maturity of any of the Short Reset Group Loans is November 1, 2035.

                     PURPOSE OF THE SHORT RESET GROUP LOANS

                                            AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                 NUMBER    PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                   OF      THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
         PURPOSE                  LOANS   OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ------   ----------------------   ---------------------------
Rate Term Refinance...........      79          $28,425,095                   51.05%
Cash Out Refinance............      41           14,337,714                   25.75
Purchase......................      39           12,922,958                   23.21
                                   ---          -----------                  ------
   TOTAL:.....................     159          $55,685,767                  100.00%
                                   ===          ===========                  ======

----------
(1)  Column may not add to total due to rounding.

                FIRST PAYMENT YEAR OF THE SHORT RESET GROUP LOANS

                                            AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                 NUMBER    PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                   OF      THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
   FIRST PAYMENT YEAR             LOANS   OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ------   ----------------------   ---------------------------
1999..........................      1           $   500,276                    0.90%
2002..........................      1               194,329                    0.35
2003..........................      3               878,590                    1.58
2005..........................    154            54,112,571                   97.17
                                  ---           -----------                  ------
   TOTAL:.....................    159           $55,685,767                  100.00%
                                  ===           ===========                  ======

----------
(1)  Column may not add to total due to rounding.

                 OCCUPANCY STATUS OF THE SHORT RESET GROUP LOANS

                                            AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                 NUMBER    PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                   OF      THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
    OCCUPANCY STATUS              LOANS   OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ------   ----------------------   ---------------------------
Primary Residence.............     139          $50,064,011                   89.90%
Second Home...................      16            4,555,878                    8.18
Investment....................       4            1,065,878                    1.91
                                   ---          -----------                  ------
   TOTAL:.....................     159          $55,685,767                  100.00%
                                   ===          ===========                  ======

----------
(1)  Column may not add to total due to rounding.

                                      S-B-5

            CREDIT SCORE DISTRIBUTION OF THE SHORT RESET GROUP LOANS

                                            AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                 NUMBER    PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                   OF      THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
      CREDIT SCORES               LOANS   OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ------   ----------------------   ---------------------------
500 to 549....................       1          $   398,999                    0.72%
550 to 599....................       1              305,843                    0.55
600 to 649....................       5            2,354,495                    4.23
650 to 699....................      25            7,734,935                   13.89
700 to 749....................      54           18,165,329                   32.62
750 to 799....................      62           22,928,456                   41.17
800 to 849....................      11            3,797,709                    6.82
                                   ---          -----------                  ------
   TOTAL:.....................     159          $55,685,767                  100.00%
                                   ===          ===========                  ======

----------
(1)  Column may not add to total due to rounding.

The non-zero weighted average credit score of the Short Reset Group Loans as of the Cut-Off Date is approximately 739.

                    RATE CAPS OF THE SHORT RESET GROUP LOANS

                                            AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                 NUMBER    PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                   OF      THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
    RATE CAPS (%)(1)              LOANS   OF THE CUT-OFF DATE(1)             LOANS(2)
------------------------------   ------   ----------------------   ---------------------------
0/0/12........................      50          $13,801,735                   24.79%
1.5/1.5/12....................      60           22,937,907                   41.19
1.5/1.5/13....................       1              638,483                    1.15
2/2/5.........................       1              238,707                    0.43
2/2/6.........................      46           17,568,659                   31.55
6/2/6.........................       1              500,276                    0.90
                                   ---          -----------                  ------
   TOTAL:.....................     159          $55,685,767                  100.00%
                                   ===          ===========                  ======

----------
(1) First Rate Adjustment Cap / Subsequent Rate Adjustment Cap / Life Rate Adjustment Cap

(2)  Column may not add to total due to rounding.

        NEXT INTEREST RATE ADJUSTMENT YEAR OF THE SHORT RESET GROUP LOANS

                                            AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                 NUMBER    PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
   NEXT INTEREST RATE              OF      THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
     ADJUSTMENT YEAR              LOANS   OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ------   ----------------------   ---------------------------
2006..........................     158          $55,381,348                   99.45%
2007..........................       1              304,419                    0.55
                                   ---          -----------                  ------
   TOTAL:.....................     159          $55,685,767                  100.00%
                                   ===          ===========                  ======

----------
(1)  Column may not add to total due to rounding.


                                      S-B-6

              MAXIMUM INTEREST RATES OF THE SHORT RESET GROUP LOANS

                                               AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                              PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                 NUMBER OF    THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
 MAXIMUM INTEREST RATES (%)        LOANS     OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ---------   ----------------------   ---------------------------
10.000 to 10.499..............       8            $ 3,570,026                    6.41%
10.500 to 10.999..............      18              6,067,014                   10.90
11.000 to 11.499..............      16              6,445,868                   11.58
11.500 to 11.999..............       5              1,724,458                    3.10
12.000 to 12.499..............     110             36,739,642                   65.98
12.500 to 12.999..............       1                500,276                    0.90
13.000 to 13.499..............       1                638,483                    1.15
                                   ---            -----------                  ------
   TOTAL:.....................     159            $55,685,767                  100.00%
                                   ===            ===========                  ======

----------
(1)  Column may not add to total due to rounding.

The weighted average maximum interest rate of the Short Reset Group Loans as of the Cut-Off Date is approximately 11.650%.

                PROPERTY ZIP CODES OF THE SHORT RESET GROUP LOANS

                                               AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                              PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                 NUMBER OF    THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
     PROPERTY ZIP CODES            LOANS     OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ---------   ----------------------   ---------------------------
94539.........................        3            $ 1,841,000                    3.31%
95135.........................        2              1,614,728                    2.90
95070.........................        1                999,864                    1.80
92831.........................        1                975,000                    1.75
02492.........................        1                962,000                    1.73
60047.........................        1                960,000                    1.72
60067.........................        2                834,278                    1.50
60610.........................        1                827,836                    1.49
85255.........................        1                761,000                    1.37
85742.........................        1                756,000                    1.36
Other.........................      145             45,154,061                   81.09
                                    ---            -----------                  ------
TOTAL:........................      159            $55,685,767                  100.00%
                                    ===            ===========                  ======

----------
(1)  Column may not add to total due to rounding.

                   DELINQUENCY OF THE SHORT RESET GROUP LOANS

                                               AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                              PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                 NUMBER OF    THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
        DELINQUENCY                LOANS     OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ---------   ----------------------   ---------------------------
Current.......................      158            $55,454,617                   99.58%
30 Days.......................        1                231,150                    0.42
                                    ---            -----------                  ------
   TOTAL:.....................      159            $55,685,767                  100.00%
                                    ===            ===========                  ======

----------
(1)  Column may not add to total due to rounding.


                                      S-B-7

            PRIMARY MORTGAGE INSURANCE OF THE SHORT RESET GROUP LOANS

                                               AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                              PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                 NUMBER OF    THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
 PRIMARY MORTGAGE INSURANCE        LOANS     OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ---------   ----------------------   ---------------------------
OLTV (2) less than or
   equal to 80%...............      153            $54,266,968                   97.45%
OLTV (2) greater than 80%
   and Insured................        6              1,418,798                    2.55
                                    ---            -----------                  ------
   TOTAL:.....................      159            $55,685,767                  100.00%
                                    ===            ===========                  ======

----------
(1)  Column may not add to total due to rounding.

(2)  "OLTV" means Original Loan-to-Value Ratio.

                  MONTHS TO ROLL OF THE SHORT RESET GROUP LOANS

                                               AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                              PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                 NUMBER OF    THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
       MONTHS TO ROLL              LOANS     OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ---------   ----------------------   ---------------------------
1.............................        1            $   238,707                    0.43%
2.............................        2                407,435                    0.73
4.............................        9              2,867,458                    5.15
5.............................       79             24,996,963                   44.89
6.............................       59             23,646,285                   42.46
7.............................        8              3,224,501                    5.79
12............................        1                304,419                    0.55
                                    ---            -----------                  ------
   TOTAL:.....................      159            $55,685,767                  100.00%
                                    ===            ===========                  ======

----------
(1)  Column may not add to total due to rounding.

The weighted average months to roll of the Short Reset Group Loans as of the Cut-Off Date is approximately 5 months.

                    SEASONING OF THE SHORT RESET GROUP LOANS

                                               AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                              PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                 NUMBER OF    THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
     SEASONING (MONTHS)            LOANS     OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ---------   ----------------------   ---------------------------
3 to 5........................        7            $ 3,030,171                    5.44%
6 to 8........................       59             22,253,532                   39.96
9 to 11.......................        2                407,435                    0.73
12 to 14......................       86             28,421,434                   51.04
21 and Up.....................        5              1,573,195                    2.83
                                    ---            -----------                  ------
   TOTAL:.....................      159            $55,685,767                  100.00%
                                    ===            ===========                  ======

----------
(1)  Column may not add to total due to rounding.

The weighted average seasoning of the Short Reset Group Loans as of the Cut-Off Date is approximately 11 months.


                                      S-B-8

                  ORIGINAL TERM OF THE SHORT RESET GROUP LOANS

                                               AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                              PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                 NUMBER OF    THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
   ORIGINAL TERM (MONTHS)          LOANS     OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ---------   ----------------------   ---------------------------
360...........................      159            $55,685,767                  100.00%
                                    ---            -----------                  ------
   TOTAL:.....................      159            $55,685,767                  100.00%
                                    ===            ===========                  ======

----------
(1)  Column may not add to total due to rounding.

              STATED REMAINING TERM OF THE SHORT RESET GROUP LOANS

                                               AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                              PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
   STATED REMAINING TERM         NUMBER OF    THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
          (MONTHS)                 LOANS     OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ---------   ----------------------   ---------------------------
241 to 300....................        1            $   500,276                    0.90%
301 to 360....................      158             55,185,491                   99.10
                                    ---            -----------                  ------
   TOTAL:.....................      159            $55,685,767                  100.00%
                                    ===            ===========                  ======

----------
(1)  Column may not add to total due to rounding.

                      INDEX OF THE SHORT RESET GROUP LOANS

                                               AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                              PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                 NUMBER OF    THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
           INDEX                   LOANS     OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ---------   ----------------------   ---------------------------
One Year CMT..................        5            $ 1,573,195                    2.83%
One-Year LIBOR................       43             16,734,446                   30.05
Six-Month LIBOR...............      111             37,378,125                   67.12
                                    ---            -----------                  ------
   TOTAL:.....................      159            $55,685,767                  100.00%
                                    ===            ===========                  ======

----------
(1)  Column may not add to total due to rounding.

                   PRODUCT TYPE OF THE SHORT RESET GROUP LOANS

                                               AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                              PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                 NUMBER OF    THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
        PRODUCT TYPE               LOANS     OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ---------   ----------------------   ---------------------------
1/1 Hybrids...................       45            $17,539,141                   31.50%
3/1 Hybrids...................        3                768,501                    1.38
6 Month Hybrids...............      111             37,378,125                   67.12
                                    ---            -----------                  ------
   TOTAL:.....................      159            $55,685,767                  100.00%
                                    ===            ===========                  ======

----------
(1)  Column may not add to total due to rounding.


                                      S-B-9

                      INTEREST ONLY SHORT RESET GROUP LOANS

                                                     AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                                    PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                                    THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
         INTEREST ONLY           NUMBER OF LOANS   OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ---------------   ----------------------   ---------------------------
Yes ..........................         147               $51,586,421                   92.64%
No ...........................          12                 4,099,346                    7.36
                                       ---               -----------                  ------
   TOTAL: ....................         159               $55,685,767                  100.00%
                                       ===               ===========                  ======


----------
(1)  Column may not add to total due to rounding.

                INTEREST ONLY TERM OF THE SHORT RESET GROUP LOANS

                                                     AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                                    PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                                    THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
  INTEREST ONLY TERM (MONTHS)    NUMBER OF LOANS   OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ---------------   ----------------------   ---------------------------
0 ............................          12               $ 4,099,346                    7.36%
60 ...........................          25                 8,956,692                   16.08
120 ..........................         122                42,629,729                   76.55
                                       ---               -----------                  ------
   TOTAL: ....................         159               $55,685,767                  100.00%
                                       ===               ===========                  ======

----------
(1)  Column may not add to total due to rounding.

                    SERVICERS OF THE SHORT RESET GROUP LOANS

                                                     AGGREGATE SCHEDULED         PERCENTAGE OF THE
                                                    PRINCIPAL BALANCE OF        AGGREGATE SCHEDULED
                                                    THE MORTGAGE LOANS AS     PRINCIPAL BALANCE OF ALL
           SERVICERS             NUMBER OF LOANS   OF THE CUT-OFF DATE(1)    SHORT RESET GROUP LOANS(1)
------------------------------   ---------------   ----------------------   ---------------------------
GMACM ........................          86               $28,421,434                   51.04%
RFC ..........................           1                   335,465                    0.60
Nat City .....................          68                25,691,138                   46.14
Other ........................           4                 1,237,731                    2.22
                                       ---               -----------                  ------
   TOTAL: ....................         159               $55,685,767                  100.00%
                                       ===               ===========                  ======

----------
(1)  Column may not add to total due to rounding.

                DOCUMENTATION TYPE OF THE SHORT RESET GROUP LOANS

                                                     AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                                    PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                                    THE MORTGAGE LOANS AS     OF ALL SHORT RESET GROUP
      DOCUMENTATION TYPE         NUMBER OF LOANS   OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ---------------   ----------------------   ---------------------------
Full Documentation ...........         129               $42,816,732                   76.89%
Reduced Documentation ........           1                   630,000                    1.13
Stated Documentation .........          29                12,239,035                   21.98
                                       ---               -----------                  ------
   TOTAL: ....................         159               $55,685,767                  100.00%
                                       ===               ===========                  ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-10

                                  HYBRID GROUP

                 GROSS CURRENT COUPON OF THE HYBRID GROUP LOANS

                                                     AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                                    PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                                    THE MORTGAGE LOANS AS       OF ALL HYBRID GROUP
   GROSS CURRENT COUPON (%)      NUMBER OF LOANS   OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ---------------   ----------------------   ---------------------------
3.750 to 3.999 ...............            1             $     96,181                    0.01%
4.000 to 4.249 ...............            1                  222,000                    0.02
4.250 to 4.499 ...............            1                  454,392                    0.05
4.500 to 4.749 ...............            3                  989,653                    0.11
4.750 to 4.999 ...............           21                5,590,289                    0.62
5.000 to 5.249 ...............           46               16,980,790                    1.87
5.250 to 5.499 ...............          138               54,687,498                    6.03
5.550 to 5.749 ...............          296              129,788,668                   14.31
5.750 to 5.999 ...............          512              234,402,145                   25.85
6.000 to 6.249 ...............          365              172,772,279                   19.05
6.250 to 6.499 ...............          344              164,222,948                   18.11
6.500 to 6.749 ...............          166               77,911,583                    8.59
6.750 to 6.999 ...............           83               42,412,802                    4.68
7.000 to 7.249 ...............            7                2,728,426                    0.30
7.250 to 7.499 ...............            3                1,876,164                    0.21
7.500 to 7.749 ...............            3                1,685,400                    0.19
                                      -----             ------------                  ------
   TOTAL: ....................        1,990             $906,821,216                  100.00%
                                      =====             ============                  ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the mortgage interest rates for all of the Hybrid Group Loans ranged from approximately 3.750% per annum to 7.500% per annum, with a weighted average of approximately 5.982% per annum.

                     GROSS MARGIN OF THE HYBRID GROUP LOANS

                                                     AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                                    PRINCIPAL BALANCE OF    SCHEDULED PRINCIPAL BALANCE
                                                    THE MORTGAGE LOANS AS       OF ALL HYBRID GROUP
       GROSS MARGIN (%)          NUMBER OF LOANS   OF THE CUT-OFF DATE(1)             LOANS(1)
------------------------------   ---------------   ----------------------   ---------------------------
1.875 ........................           17             $  7,696,263                    0.85%
2.000 ........................           19                9,975,983                    1.10
2.250 ........................        1,672              760,392,280                   83.85
2.500 ........................            3                2,539,851                    0.28
2.625 ........................            1                  124,100                    0.01
2.750 ........................          271              123,835,917                   13.66
2.875 ........................            2                  913,352                    0.10
3.000 ........................            5                1,343,470                    0.15
                                      -----             ------------                  ------
   TOTAL: ....................        1,990             $906,821,216                  100.00%
                                      =====             ============                  ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average gross margin for all of the Hybrid Group Loans was approximately 2.315% per annum.


                                     S-B-11

              ORIGINAL PRINCIPAL BALANCES OF THE HYBRID GROUP LOANS

                                                        AGGREGATE SCHEDULED
                                                     PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
   ORIGINAL PRINCIPAL BALANCES     NUMBER OF LOANS        CUT-OFF DATE(1)          ALL HYBRID GROUP LOANS(1)
--------------------------------   ---------------   ------------------------   ------------------------------
Below or equal to $50,000.00 ...            3              $    120,000                       0.01%
$ 50,000.01 to $200,000.00 .....          283                42,257,647                       4.66
$200,000.01 to $350,000.00 .....          444               120,971,516                      13.34
$350,000.01 to $500,000.00 .....          552               236,975,191                      26.13
$500,000.01 to $650,000.00 .....          409               231,745,247                      25.56
$650,000.01 to $800,000.00 .....          137                98,721,043                      10.89
$800,000.01 to $950,000.00 .....           63                54,315,654                       5.99
$950,000.01 to $1,100,000.00 ...           59                57,806,587                       6.37
$1,100,000.01 & Above ..........           40                63,908,333                       7.05
                                        -----              ------------                     ------
   TOTAL: ......................        1,990              $906,821,216                     100.00%
                                        =====              ============                     ======

----------
(1)  Column may not add to total due to rounding.

At origination, the principal balances of all of the Hybrid Group Loans ranged from approximately $40,000 to $3,400,000 with an average of approximately $457,558

              CURRENT PRINCIPAL BALANCES OF THE HYBRID GROUP LOANS

                                                        AGGREGATE SCHEDULED
                                                     PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
   CURRENT PRINCIPAL BALANCES      NUMBER OF LOANS        CUT-OFF DATE(1)          ALL HYBRID GROUP LOANS(1)
--------------------------------   ---------------   ------------------------   ------------------------------
Below or equal to $50,000.00 ...            3              $    120,000                       0.01%
$ 50,000.01 to $200,000.00 .....          286                42,853,923                       4.73
$200,000.01 to $350,000.00 .....          447               122,217,052                      13.48
$350,000.01 to $500,000.00 .....          549               236,338,878                      26.06
$500,000.01 to $650,000.00 .....          409               232,283,448                      25.62
$650,000.01 to $800,000.00 .....          138                99,525,717                      10.98
$800,000.01 to $950,000.00 .....           61                53,133,654                       5.86
$950,000.01 to $1,100,000.00 ...           57                56,440,211                       6.22
$1,100,000.01 & Above ..........           40                63,908,333                       7.05
                                        -----              ------------                     ------
   TOTAL: ......................        1,990              $906,821,216                     100.00%
                                        =====              ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the principal balances of all of the Hybrid Group Loans ranged from approximately $40,000 to $3,400,000 with an average of approximately $455,689.

             ORIGINAL LOAN-TO-VALUE RATIOS OF THE HYBRID GROUP LOANS

                                                        AGGREGATE SCHEDULED
                                                     PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
ORIGINAL LOAN-TO-VALUE RATIO (%)   NUMBER OF LOANS        CUT-OFF DATE(1)          ALL HYBRID GROUP LOANS(1)
--------------------------------   ---------------   ------------------------   ------------------------------
Below or equal to 50.000 .......          136              $ 68,573,959                       7.56%
50.001 to 60.000 ...............          158                85,487,319                       9.43
60.001 to 70.000 ...............          307               161,463,397                      17.81
70.001 to 75.000 ...............          289               144,401,421                      15.92
75.001 to 80.000 ...............        1,004               420,916,577                      46.42
80.001 to 85.000 ...............           20                 5,207,268                       0.57
85.001 to 90.000 ...............           46                12,345,808                       1.36
90.001 to 95.000 ...............           28                 7,558,731                       0.83
95.001 to 100.00 ...............            2                   866,736                       0.10
                                        -----              ------------                     ------
   TOTAL: ......................        1,990              $906,821,216                     100.00%
                                        =====              ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the original weighted average loan-to-value ratio of all the Hybrid Group Loans was approximately 71.654%.


                                     S-B-12

             COMBINED LOAN-TO-VALUE RATIOS OF THE HYBRID GROUP LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
    COMBINED LOAN-TO-VALUE                         MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
           RATIO (%)             NUMBER OF LOANS        CUT-OFF DATE(1)          ALL HYBRID GROUP LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Below or equal to 50.000 .....          111              $ 53,209,015                       5.87%
50.001 to 60.000 .............          137                70,452,102                       7.77
60.001 to 70.000 .............          271               141,818,345                      15.64
70.001 to 75.000 .............          233               114,203,653                      12.59
75.001 to 80.000 .............          531               243,547,345                      26.86
80.001 to 85.000 .............           62                26,873,774                       2.96
85.001 to 90.000 .............          339               152,134,548                      16.78
90.001 to 95.000 .............          200                68,278,617                       7.53
95.001 to 100.00 .............          105                35,823,818                       3.95
100.01 and above .............            1                   480,000                       0.05
                                      -----              ------------                     ------
   TOTAL: ....................        1,990              $906,821,216                     100.00%
                                      =====              ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the combined weighted average loan-to-value ratio of all of the Hybrid Group Loans was approximately 76.487%.

          TYPES OF MORTGAGED PROPERTIES SECURING THE HYBRID GROUP LOANS

                                                      AGGREGATE SCHEDULED
                                                     PRINCIPAL BALANCE OF       PERCENTAGE OF THE AGGREGATE
                                                     THE MORTGAGE LOANS AS    SCHEDULED PRINCIPAL BALANCE OF
 TYPES OF MORTGAGED PROPERTIES   NUMBER OF LOANS    OF THE CUT-OFF DATE(1)       ALL HYBRID GROUP LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Single Family ................        1,058              $492,221,837                      54.28%
Planned Unit Development .....          603               289,366,171                      31.91
Condominium ..................          274               103,055,045                      11.36
Two- to Four-family ..........           35                14,943,368                       1.65
Cooperative ..................           13                 4,617,700                       0.51
Townhouse ....................            6                 2,287,441                       0.25
Modular ......................            1                   329,654                       0.04
                                      -----              ------------                     ------
   TOTAL: ....................        1,990              $906,821,216                     100.00%
                                      =====              ============                     ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-13

           GEOGRAPHIC DISTRIBUTION OF THE HYBRID GROUP LOANS BY STATE

                                                      AGGREGATE SCHEDULED
                                                     PRINCIPAL BALANCE OF       PERCENTAGE OF THE AGGREGATE
                                                     THE MORTGAGE LOANS AS    SCHEDULED PRINCIPAL BALANCE OF
         JURISDICTION            NUMBER OF LOANS    OF THE CUT-OFF DATE(1)       ALL HYBRID GROUP LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Alabama ......................            8              $  1,369,124                       0.15%
Arizona ......................          128                51,492,399                       5.68
Arkansas .....................            1                    81,600                       0.01
California ...................          705               368,859,675                      40.68
Colorado .....................           55                19,774,814                       2.18
Connecticut ..................           21                10,647,850                       1.17
Delaware .....................            4                 1,690,023                       0.19
District of Columbia .........           29                13,870,362                       1.53
Florida ......................          140                65,582,652                       7.23
Georgia ......................           50                16,627,920                       1.83
Hawaii .......................           15                 7,129,146                       0.79
Idaho ........................            2                   788,104                       0.09
Illinois .....................           78                38,777,744                       4.28
Indiana ......................            6                 2,044,583                       0.23
Kansas .......................            3                 1,002,533                       0.11
Kentucky .....................            1                   168,100                       0.02
Louisiana ....................            7                 1,541,830                       0.17
Maine ........................            1                   440,000                       0.05
Maryland .....................          110                52,429,787                       5.78
Massachusetts ................           26                 8,418,274                       0.93
Michigan .....................           32                11,603,778                       1.28
Minnesota ....................           10                 3,305,643                       0.36
Mississippi ..................            3                 1,303,672                       0.14
Missouri .....................           10                 2,655,085                       0.29
Montana ......................            4                 2,334,400                       0.26
Nebraska .....................            1                   748,653                       0.08
Nevada .......................           42                18,457,861                       2.04
New Hampshire ................            4                   894,200                       0.10
New Jersey ...................           50                21,420,397                       2.36
New Mexico ...................            8                 1,780,175                       0.20
New York .....................           31                17,914,295                       1.98
North Carolina ...............           30                12,591,222                       1.39
Ohio .........................           15                 5,152,466                       0.57
Oklahoma .....................            2                   375,100                       0.04
Oregon .......................           19                 5,747,669                       0.63
Pennsylvania .................           19                 6,430,442                       0.71
Rhode Island .................            4                 1,208,435                       0.13
South Carolina ...............           12                 4,100,763                       0.45
Tennessee ....................            7                 3,019,629                       0.33
Texas ........................           34                12,138,471                       1.34
Utah .........................            8                 1,907,715                       0.21
Virginia .....................          193                85,640,866                       9.44
Vermont ......................            2                   722,400                       0.08
Washington ...................           48                17,873,739                       1.97
West Virginia ................            5                 1,523,446                       0.17
Wisconsin ....................            5                 1,860,675                       0.21
Wyoming ......................            2                 1,373,497                       0.15
                                      -----              ------------                     ------
TOTAL: .......................        1,990              $906,821,216                     100.00%
                                      =====              ============                     ======

----------
(1)  Column may not add to total due to rounding.

No more than approximately 1.304% of the Hybrid Group Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 1.148% of the Group 2 Loans will be secured by mortgaged properties in any single zip code area outside of California.


                                     S-B-14

                SCHEDULED MATURITY YEAR OF THE HYBRID GROUP LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    SCHEDULED MATURITY YEAR      NUMBER OF LOANS        CUT-OFF DATE(1)           ALL HYBRID GROUP LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
2034 .........................           14              $  3,802,503                       0.42%
2035 .........................        1,060               425,922,521                      46.97
2036 .........................          916               477,096,192                      52.61
                                      -----              ------------                     ------
   TOTAL: ....................        1,990              $906,821,216                     100.00%
                                      =====              ============                     ======

----------
(1)  Column may not add to total due to rounding.

The weighted average stated remaining term of the Hybrid Group Loans as of the Cut-Off Date is approximately 356 months. The latest scheduled maturity of any of the Hybrid Group Loans is March 1, 2036.

                        PURPOSE OF THE HYBRID GROUP LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
           PURPOSE               NUMBER OF LOANS        CUT-OFF DATE(1)          ALL HYBRID GROUP LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Purchase .....................          951              $448,154,303                      49.42%
Cash Out Refinance ...........          635               271,964,318                      29.99
Rate Term Refinance ..........          400               185,382,213                      20.44
Construction - Permanent .....            4                 1,320,382                       0.15
                                      -----              ------------                     ------
   TOTAL: ....................        1,990              $906,821,216                     100.00%
                                      =====              ============                     ======

----------
(1)  Column may not add to total due to rounding.

                  FIRST PAYMENT YEAR OF THE HYBRID GROUP LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      FIRST PAYMENT YEAR         NUMBER OF LOANS        CUT-OFF DATE(1)          ALL HYBRID GROUP LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
2004 .........................           11              $  2,692,208                       0.30%
2005 .........................          907               363,560,557                      40.09
2006 .........................        1,072               540,568,451                      59.61
                                      -----              ------------                     ------
   TOTAL: ....................        1,990              $906,821,216                     100.00%
                                      =====              ============                     ======

----------
(1)  Column may not add to total due to rounding.

                   OCCUPANCY STATUS OF THE HYBRID GROUP LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
       OCCUPANCY STATUS          NUMBER OF LOANS        CUT-OFF DATE(1)          ALL HYBRID GROUP LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Primary Residence ............        1,807              $836,597,648                      92.26%
Second Home ..................          119                53,762,114                       5.93
Investment ...................           64                16,461,454                       1.82
                                      -----              ------------                     ------
   TOTAL: ....................        1,990              $906,821,216                     100.00%
                                      =====              ============                     ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-15

               CREDIT SCORE DISTRIBUTION OF THE HYBRID GROUP LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        CREDIT SCORES            NUMBER OF LOANS        CUT-OFF DATE(1)          ALL HYBRID GROUP LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Unavailable...................            1              $    248,000                       0.03%
500 to 549....................            1                   143,099                       0.02
550 to 599....................            2                   618,585                       0.07
600 to 649....................           51                16,009,478                       1.77
650 to 699....................          397               167,989,596                      18.53
700 to 749....................          708               344,163,982                      37.95
750 to 799....................          749               341,231,910                      37.63
800 to 849....................           81                36,416,566                       4.02
                                      -----              ------------                     ------
   TOTAL:.....................        1,990              $906,821,216                     100.00%
                                      =====              ============                     ======

----------
(1)  Column may not add to total due to rounding.

The non-zero weighted average credit score of the Hybrid Group Loans as of the Cut-Off Date is approximately 736.

                       RATE CAPS OF THE HYBRID GROUP LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      RATE CAPS (%)(1)           NUMBER OF LOANS      CUT-OFF DATE(1)            ALL HYBRID GROUP LOANS(2)
------------------------------   ---------------   ------------------------   ------------------------------
2/1/6.........................            1              $    528,296                       0.06%
2/2/5.........................           11                 2,619,513                       0.29
2/2/6.........................          283                90,154,701                       9.94
3/1/5.........................            1                   222,000                       0.02
3/1/6.........................           15                 6,040,389                       0.67
3/2/6.........................          114                35,702,156                       3.94
5.75/2/5.75...................            1                   156,567                       0.02
5/1/4.875.....................            1                   772,100                       0.09
5/1/5.........................          100                43,893,119                       4.84
5/2/5.........................        1,282               651,489,490                      71.84
6/1/6.........................            3                 1,531,950                       0.17
6/2/6.........................          178                73,710,935                       8.13
                                      -----              ------------                     ------
   TOTAL:.....................        1,990              $906,821,216                     100.00%
                                      =====              ============                     ======

----------
(1) First Rate Adjustment Cap / Subsequent Rate Adjustment Cap / Life Rate Adjustment Cap

(2)  Column may not add to total due to rounding.

          NEXT INTEREST RATE ADJUSTMENT YEAR OF THE HYBRID GROUP LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
      NEXT INTEREST RATE                           MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
       ADJUSTMENT YEAR           NUMBER OF LOANS        CUT-OFF DATE(1)          ALL HYBRID GROUP LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
2007..........................            6              $  1,776,567                       0.20%
2008..........................          311                94,025,075                      10.37
2009..........................          120                43,088,238                       4.75
2010..........................          185                58,473,218                       6.45
2011..........................          380               184,169,371                      20.31
2012..........................          110                37,406,219                       4.12
2013..........................          292               172,259,767                      19.00
2015..........................          454               236,018,010                      26.03
2016..........................          132                79,604,752                       8.78
                                      -----              ------------                     ------
   TOTAL:.....................        1,990              $906,821,216                     100.00%
                                      =====              ============                     ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-16

                MAXIMUM INTEREST RATES OF THE HYBRID GROUP LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
 MAXIMUM INTEREST RATES (%)      NUMBER OF LOANS        CUT-OFF DATE(1)          ALL HYBRID GROUP LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
9.000 to 9.499................            2              $    676,392                       0.07%
9.500 to 9.999................           10                 2,937,890                       0.32
10.000 to 10.499..............           95                44,827,999                       4.94
10.500 to 10.999..............          625               300,982,519                      33.19
11.000 to 11.499..............          625               299,870,999                      33.07
11.500 to 11.999..............          336               144,692,425                      15.96
12.000 to 12.499..............          177                65,611,989                       7.24
12.500 to 12.999..............          113                44,332,343                       4.89
13.000 to 13.499..............            5                 1,979,261                       0.22
13.500 to 13.999..............            2                   909,400                       0.10
                                      -----              ------------                     ------
   TOTAL:.....................        1,990              $906,821,216                     100.00%
                                      =====              ============                     ======

----------
(1)  Column may not add to total due to rounding.

The weighted average maximum interest rate of the Hybrid Group Loans as of the Cut-Off Date is approximately 11.211%.

                  PROPERTY ZIP CODES OF THE HYBRID GROUP LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
     PROPERTY ZIP CODES          NUMBER OF LOANS        CUT-OFF DATE(1)          ALL HYBRID GROUP LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
20854.........................            4              $  6,177,317                       0.68%
20176.........................            7                 5,645,672                       0.62
91915.........................           10                 4,809,156                       0.53
85253.........................            5                 4,566,450                       0.50
85259.........................            5                 4,369,609                       0.48
92677.........................            7                 4,357,138                       0.48
92037.........................            3                 4,237,400                       0.47
95023.........................            7                 3,961,450                       0.44
94588.........................            6                 3,864,361                       0.43
92131.........................            6                 3,789,163                       0.42
Other.........................        1,930               861,043,501                      94.95
                                      -----              ------------                     ------
   TOTAL:.....................        1,990              $906,821,216                     100.00%
                                      =====              ============                     ======

----------
(1)  Column may not add to total due to rounding.

                      DELINQUENCY OF THE HYBRID GROUP LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
         DELINQUENCY             NUMBER OF LOANS        CUT-OFF DATE(1)          ALL HYBRID GROUP LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Current.......................        1,983              $904,372,886                      99.73%
30 Days.......................            7                 2,448,330                       0.27
                                      -----              ------------                     ------
   TOTAL:.....................        1,990              $906,821,216                     100.00%
                                      =====              ============                     ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-17

              PRIMARY MORTGAGE INSURANCE OF THE HYBRID GROUP LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  PRIMARY MORTGAGE INSURANCE     NUMBER OF LOANS     CUT-OFF DATE(1)          ALL HYBRID GROUP LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
OLTV Less than or
   equal to 80%...............        1,894              $880,842,673                      97.14%
OLTV(2) greater than 80% and
   Insured....................           92                24,716,807                       2.73
OLTV(2) greater than 80% and
   Uninsured..................            4                 1,261,736                       0.14
                                      -----              ------------                     ------
   TOTAL:.....................        1,990              $906,821,216                     100.00%
                                      =====              ============                     ======

----------
(1)  Column may not add to total due to rounding.

(2)  "OLTV" means Original Loan-to-Value Ratio.

                    MONTHS TO ROLL OF THE HYBRID GROUP LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MONTHS TO ROLL           NUMBER OF LOANS        CUT-OFF DATE(1)         ALL HYBRID GROUP LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
13 to 36......................          429              $136,863,944                     15.09%
37 to 60......................          573               244,668,525                     26.98
61 to 84......................          402               209,665,986                     23.12
85 to 120.....................          586               315,622,762                     34.81
                                      -----              ------------                    ------
   TOTAL:.....................        1,990              $906,821,216                    100.00%
                                      =====              ============                    ======

----------
(1)  Column may not add to total due to rounding.

The weighted average months to roll of the Hybrid Group Loans as of the Cut-Off Date is approximately 79 months.

                       SEASONING OF THE HYBRID GROUP LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      SEASONING (MONTHS)         NUMBER OF LOANS        CUT-OFF DATE(1)         ALL HYBRID GROUP LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
0 to 2........................          577              $295,061,703                     32.54%
3 to 5........................          773               370,104,025                     40.81
6 to 8........................          558               216,838,980                     23.91
9 to 11.......................           55                17,049,572                      1.88
12 to 14......................           15                 4,954,778                      0.55
15 to 17......................            3                   700,128                      0.08
18 to 20......................            8                 2,015,849                      0.22
21 and Up.....................            1                    96,181                      0.01
                                      -----              ------------                    ------
   TOTAL:.....................        1,990              $906,821,216                    100.00%
                                      =====              ============                    ======

----------
(1)  Column may not add to total due to rounding.

The weighted average seasoning of the Hybrid Group Loans as of the Cut-Off Date is approximately 4 months.

                                     S-B-18

                     ORIGINAL TERM OF THE HYBRID GROUP LOANS

                                            AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE
                                              OF THE MORTGAGE      PERCENTAGE OF THE AGGREGATE
       ORIGINAL TERM              NUMBER      LOANS AS OF THE      SCHEDULED PRINCIPAL BALANCE
          (MONTHS)               OF LOANS     CUT-OFF DATE(1)     OF ALL HYBRID GROUP LOANS(1)
------------------------------   --------   -------------------   ----------------------------
347 ..........................         1        $    369,611                   0.04%
349 ..........................         1             370,000                   0.04
352 ..........................         1             370,684                   0.04
353 ..........................         1             210,087                   0.02
360 ..........................     1,986         905,500,834                  99.85
                                   -----        ------------                 ------
   TOTAL: ....................     1,990        $906,821,216                 100.00%
                                   =====        ============                 ======

----------
(1)  Column may not add to total due to rounding.

                 STATED REMAINING TERM OF THE HYBRID GROUP LOANS

                                            AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE
            STATED                            OF THE MORTGAGE      PERCENTAGE OF THE AGGREGATE
          REMAINING               NUMBER      LOANS AS OF THE      SCHEDULED PRINCIPAL BALANCE
        TERM (MONTHS)            OF LOANS     CUT-OFF DATE(1)     OF ALL HYBRID GROUP LOANS(1)
------------------------------   --------   -------------------   ----------------------------
301 - 360 ....................     1,990        $906,821,216                 100.00%
                                   -----        ------------                 ------
   TOTAL: ....................     1,990        $906,821,216                 100.00%
                                   =====        ============                 ======

----------
(1)  Column may not add to total due to rounding.

                         INDEX OF THE HYBRID GROUP LOANS

                                          AGGREGATE SCHEDULED
                                           PRINCIPAL BALANCE
                                 NUMBER     OF THE MORTGAGE      PERCENTAGE OF THE AGGREGATE
                                   OF       LOANS AS OF THE      SCHEDULED PRINCIPAL BALANCE
           INDEX                  LOANS     CUT-OFF DATE(1)     OF ALL HYBRID GROUP LOANS(1)
------------------------------   ------   -------------------   ----------------------------
One-Year CMT .................       24       $  7,264,131                   0.80%
One-Year LIBOR ...............    1,672        775,004,730                  85.46
Six-Month LIBOR ..............      294        124,552,356                  13.74
                                  -----       ------------                 ------
   TOTAL: ....................    1,990       $906,821,216                 100.00%
                                  =====       ============                 ======

----------
(1)  Column may not add to total due to rounding.

                     PRODUCT TYPE OF THE HYBRID GROUP LOANS

                                          AGGREGATE SCHEDULED
                                           PRINCIPAL BALANCE
                                 NUMBER     OF THE MORTGAGE      PERCENTAGE OF THE AGGREGATE
                                   OF       LOANS AS OF THE      SCHEDULED PRINCIPAL BALANCE
        PRODUCT TYPE              LOANS     CUT-OFF DATE(1)     OF ALL HYBRID GROUP LOANS(1)
------------------------------   ------   -------------------   ----------------------------
10/1 Hybrids .................      521       $286,057,589                  31.55%
10/6 Hybrids .................       65         29,565,174                   3.26
3/1 Hybrids ..................      400        125,568,456                  13.85
3/6 Hybrids ..................       29         11,295,488                   1.25
5/1 Hybrids ..................      395        173,286,895                  19.11
5/6 Hybrids ..................      178         71,381,629                   7.87
7/1 Hybrids ..................      380        197,355,920                  21.76
7/16 Hybrids .................       22         12,310,065                   1.36
                                  -----       ------------                 ------
   TOTAL: ....................    1,990       $906,821,216                 100.00%
                                  =====       ============                 ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-19

                        INTEREST ONLY HYBRID GROUP LOANS

                                          AGGREGATE SCHEDULED
                                           PRINCIPAL BALANCE
                                 NUMBER     OF THE MORTGAGE      PERCENTAGE OF THE AGGREGATE
                                   OF       LOANS AS OF THE      SCHEDULED PRINCIPAL BALANCE
        INTEREST ONLY             LOANS     CUT-OFF DATE(1)     OF ALL HYBRID GROUP LOANS(1)
------------------------------   ------   -------------------   ----------------------------
Yes ..........................    1,742       $797,632,782                  87.96%
No ...........................      248        109,188,434                  12.04
                                  -----       ------------                 ------
   TOTAL: ....................    1,990       $906,821,216                 100.00%
                                  =====       ============                 ======

----------
(1)  Column may not add to total due to rounding.

                  INTEREST ONLY TERM OF THE HYBRID GROUP LOANS

                                          AGGREGATE SCHEDULED
                                           PRINCIPAL BALANCE
                                 NUMBER     OF THE MORTGAGE      PERCENTAGE OF THE AGGREGATE
      INTEREST ONLY TERM           OF       LOANS AS OF THE      SCHEDULED PRINCIPAL BALANCE
           (MONTHS)               LOANS     CUT-OFF DATE(1)     OF ALL HYBRID GROUP LOANS(1)
------------------------------   ------   -------------------   ----------------------------
0 ............................      248       $109,188,434                  12.04%
36 ...........................       88         28,266,263                   3.12
60 ...........................      229        101,819,074                  11.23
84 ...........................      283        151,129,553                  16.67
120 ..........................    1,142        516,417,892                  56.95
                                  -----       ------------                 ------
   TOTAL: ....................    1,990       $906,821,216                 100.00%
                                  =====       ============                 ======

----------
(1)  Column may not add to total due to rounding.

                       SERVICERS OF THE HYBRID GROUP LOANS

                                          AGGREGATE SCHEDULED
                                           PRINCIPAL BALANCE
                                 NUMBER     OF THE MORTGAGE      PERCENTAGE OF THE AGGREGATE
                                   OF       LOANS AS OF THE      SCHEDULED PRINCIPAL BALANCE
        SERVICERS                 LOANS     CUT-OFF DATE(1)     OF ALL HYBRID GROUP LOANS(1)
------------------------------   ------   -------------------   ----------------------------
American Home ................       86       $ 41,731,253                   4.60%
Countrywide Servicing  . .....      400        243,693,792                  26.87
Gmacm ........................      239        112,590,627                  12.42
Gmac RFC .....................      397        143,562,916                  15.83
Lydian Private Bank ..........      219         87,525,824                   9.65
Nat City .....................      598        253,873,581                  28.00
Other ........................       51         23,843,223                   2.63
                                  -----       ------------                 ------
   TOTAL: ....................    1,990       $906,821,216                 100.00%
                                  =====       ============                 ======

----------
(1)  Column may not add to total due to rounding.

                  DOCUMENTATION TYPE OF THE HYBRID GROUP LOANS

                                          AGGREGATE SCHEDULED
                                           PRINCIPAL BALANCE
                                 NUMBER     OF THE MORTGAGE      PERCENTAGE OF THE AGGREGATE
                                   OF        LOANS AS OF THE      SCHEDULED PRINCIPAL BALANCE
     DOCUMENTATION TYPE           LOANS     CUT-OFF DATE(1)     OF ALL HYBRID GROUP LOANS(1)
------------------------------   ------   -------------------   ----------------------------
Alternative Documentation ....       59       $ 31,453,537                   3.47%
Full Documentation ...........    1,141        491,084,417                  54.15
No Documentation .............       21         11,624,840                   1.28
Reduced Documentation ........      248        149,601,008                  16.50
Stated Documentation .........      521        223,057,414                  24.60
                                  -----       ------------                 ------
   TOTAL: ....................    1,990       $906,821,216                 100.00%
                                  =====       ============                 ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-20

                                  LOAN GROUP 2

                    GROSS CURRENT COUPON OF THE GROUP 2 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
   GROSS CURRENT COUPON (%)      NUMBER OF LOANS        CUT-OFF DATE(1)             ALL GROUP 2 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
3.750 to 3.999% ..............           1               $     96,181                       0.07%
4.000 to 4.249% ..............           1                    222,000                       0.16
4.500 to 4.749% ..............           1                    337,377                       0.25
4.750 to 4.999% ..............          14                  3,400,856                       2.48
5.000 to 5.249% ..............          29                  8,693,830                       6.35
5.250 to 5.499% ..............          60                 18,438,459                      13.47
5.500 to 5.749% ..............          76                 24,986,613                      18.26
5.750 to 5.999% ..............          99                 33,428,089                      24.42
6.000 to 6.249% ..............          55                 18,021,121                      13.17
6.250 to 6.499% ..............          54                 18,324,795                      13.39
6.500 to 6.749% ..............          31                  8,176,477                       5.97
6.750 to 6.999% ..............           7                  1,959,983                       1.43
7.250 to 7.499% ..............           1                    778,164                       0.57
                                       ---               ------------                     ------
TOTAL: .......................         429               $136,863,944                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the mortgage interest rates for all of the Group 2 Loans ranged from approximately 3.750% per annum to 7.250% per annum, with a weighted average of approximately 5.784% per annum.

                        GROSS MARGIN OF THE GROUP 2 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        GROSS MARGIN (%)         NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 2 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
1.875% .......................           1               $    404,500                       0.30%
2.000% .......................           6                  1,076,433                       0.79
2.250% .......................         374                123,000,305                      89.87
2.750% .......................          43                 11,039,235                       8.07
3.250% .......................           5                  1,343,470                       0.98
                                       ---               ------------                     ------
TOTAL: .......................         429               $136,863,944                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average gross margin for all of the Group 2 Loans was approximately 2.297% per annum.


                                     S-B-21

                ORIGINAL PRINCIPAL BALANCES OF THE GROUP 2 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  ORIGINAL PRINCIPAL BALANCES    NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 2 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Below or equal to
   $50,000.00 ................           3               $    120,000                       0.09%
$50,000.01 to
   $200,000.00 ...............         101                 14,680,633                      10.73
$200,000.01 to
   $350,000.00 ...............         174                 46,937,403                      34.29
$350,000.01 to
   $500,000.00 ...............         104                 43,111,838                      31.50
$500,000.01 to
   $650,000.00 ...............          28                 15,820,563                      11.56
$650,000.01 to
   $800,000.00 ...............           7                  5,122,384                       3.74
$800,000.01 to
   $950,000.00 ...............           6                  5,172,398                       3.78
$950,000.01 to
   $1,100,000.00 .............           6                  5,898,725                       4.31
                                       ---               ------------                     ------
TOTAL: .......................         429               $136,863,944                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

At origination, the principal balances of all of the Group 2 Loans ranged from approximately $40,000 to $1,000,000, with an average of approximately $319,979.

                 CURRENT PRINCIPAL BALANCES OF THE GROUP 2 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  CURRENT PRINCIPAL BALANCES     NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 2 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Below or equal to
   $50,000.00 ................           3               $    120,000                       0.09%
$50,000.01 to
   $200,000.00 ...............         104                 15,276,909                      11.16
$200,000.01 to
   $350,000.00 ...............         171                 46,341,127                      33.86
$350,000.01 to
   $500,000.00 ...............         104                 43,111,838                      31.50
$500,000.01 to
   $650,000.00 ...............          28                 15,820,563                      11.56
$650,000.01 to
   $800,000.00 ...............           7                  5,122,384                       3.74
$800,000.01 to
   $950,000.00 ...............           6                  5,172,398                       3.78
$950,000.01 to
   $1,100,000.00                         6                  5,898,725                       4.31
                                       ---               ------------                     ------
TOTAL: .......................         429               $136,863,944                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the principal balances of all of the Group 2 Loans ranged from approximately $40,000 to $999,950, with an average of approximately $319,030.

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 2 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
    ORIGINAL LOAN-TO-VALUE                         MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
          RATIO (%)              NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 2 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Below or equal to 50.000% ....          26               $  8,720,423                       6.37%
50.001 to 60.000% ............          30                 11,667,335                       8.52
60.001 to 70.000% ............          52                 19,949,518                      14.58
70.001 to 75.000% ............          42                 16,077,094                      11.75
75.001 to 80.000% ............         241                 70,747,402                      51.69
80.001 to 85.000% ............          10                  2,197,564                       1.61
85.001 to 90.000% ............          12                  3,321,143                       2.43
90.001 to 95.000% ............          15                  3,896,730                       2.85
95.001 to 100.000% ...........           1                    286,736                       0.21
                                       ---               ------------                     ------
TOTAL: .......................         429               $136,863,944                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the original weighted average loan-to-value ratio of all the Group 2 Loans was approximately 73.324%.


                                     S-B-22

               COMBINED LOAN-TO-VALUE RATIOS OF THE GROUP 2 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
    COMBINED LOAN-TO-VALUE                         MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
           RATIO (%)             NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 2 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Below or equal to 50.000 .....          20               $  5,573,536                       4.07%
50.001 to 60.000 .............          25                 10,175,261                       7.43
60.001 to 70.000 .............          48                 18,150,087                      13.26
70.001 to 75.000 .............          31                 12,121,698                       8.86
75.001 to 80.000 .............          82                 25,172,093                      18.39
80.001 to 85.000 .............          20                  6,111,385                       4.47
85.001 to 90.000 .............          81                 25,012,602                      18.28
90.001 to 95.000 .............          86                 24,623,193                      17.99
95.001 to 100.000 ............          36                  9,924,089                       7.25
                                       ---               ------------                     ------
TOTAL: .......................         429               $136,863,944                     100.00%
                                       ===               ============                     ======

(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the combined weighted average loan-to-value ratio of all of the Group 2 Loans was approximately 80.062%.

            TYPES OF MORTGAGED PROPERTIES SECURING THE GROUP 2 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
     TYPES OF MORTGAGED                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
         PROPERTIES              NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 2 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Single Family ................         244               $ 76,887,973                      56.18%
Planned Unit Development .....         109                 38,731,670                      28.30
Condominium ..................          61                 16,338,367                      11.94
Two-to-four Family ...........           6                  1,806,355                       1.32
Cooperative ..................           6                  1,669,752                       1.22
Townhouse ....................           2                  1,100,172                       0.80
Modular ......................           1                    329,654                       0.24
                                       ---               ------------                     ------
TOTAL: .......................         429               $136,863,944                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-23

              GEOGRAPHIC DISTRIBUTION OF THE GROUP 2 LOANS BY STATE

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
         JURISDICTION            NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 2 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Alabama ......................           3               $    641,128                       0.47%
Arizona ......................          35                 13,413,306                       9.80
California ...................         128                 44,071,239                      32.20
Colorado .....................          23                  5,955,483                       4.35
Connecticut ..................           1                    163,722                       0.12
District of Columbia .........          10                  4,073,222                       2.98
Florida ......................          18                  6,643,646                       4.85
Georgia ......................          10                  2,099,019                       1.53
Hawaii .......................           6                  1,859,706                       1.36
Idaho ........................           1                    647,954                       0.47
Illinois .....................          15                  6,636,972                       4.85
Indiana ......................           3                    888,496                       0.65
Kansas .......................           1                    216,800                       0.16
Louisiana ....................           3                    741,185                       0.54
Massachusetts ................           8                  2,189,167                       1.60
Maryland .....................          15                  4,317,123                       3.15
Michigan .....................          14                  3,406,605                       2.49
Minnesota ....................           4                  1,542,895                       1.13
Missouri .....................           6                  1,515,875                       1.11
Montana ......................           1                    208,000                       0.15
Nevada .......................           9                  3,479,309                       2.54
New Hampshire ................           1                    202,400                       0.15
New Jersey ...................          12                  4,267,559                       3.12
New Mexico ...................           1                    176,000                       0.13
New York .....................           2                    552,111                       0.40
North Carolina ...............           5                  1,372,554                       1.00
Ohio .........................           1                    303,073                       0.22
Oregon .......................           5                    775,312                       0.57
Pennsylvania .................           3                    988,492                       0.72
Rhode Island .................           2                    274,000                       0.20
South Carolina ...............           5                  1,222,273                       0.89
Tennessee ....................           1                    149,701                       0.11
Texas ........................          11                  1,955,555                       1.43
Utah .........................           8                  1,907,715                       1.39
Virginia .....................          36                 12,836,504                       9.38
Vermont ......................           1                    122,400                       0.09
Washington ...................          17                  3,964,500                       2.90
Wisconsin ....................           1                    151,396                       0.11
West Virginia ................           2                    533,051                       0.39
Wyoming ......................           1                    398,497                       0.29
                                       ---               ------------                     ------
TOTAL: .......................         429               $136,863,944                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

No more than approximately 2.178% of the Group 2 Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 2.734% of the Group 2 Loans will be secured by mortgaged properties in any single zip code area outside of California.

                  SCHEDULED MATURITY YEAR OF THE GROUP 2 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
   SCHEDULED MATURITY YEAR       NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 2 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
2034 .........................           6               $  1,776,567                       1.30%
2035 .........................         311                 94,025,075                      68.70
2036 .........................         112                 41,062,302                      30.00
                                       ---               ------------                     ------
TOTAL: .......................         429               $136,863,944                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

The weighted average stated remaining term of the Group 2 Loans as of the Cut-Off Date is approximately 355 months. The latest scheduled maturity of any of the Group 2 Loans is March 1, 2036.


                                     S-B-24

                          PURPOSE OF THE GROUP 2 LOANS

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                 NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
            PURPOSE                LOANS          CUT-OFF DATE(1)         OF ALL GROUP 2 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
Purchase......................      183            $ 58,262,985                    42.57%
Rate Term Refinance...........      105              39,200,808                    28.64
Cash Out Refinance............      139              38,659,466                    28.25
Construction - Permanent......        2                 740,684                     0.54
                                    ---            ------------                   ------
TOTAL:........................      429            $136,863,944                   100.00%
                                    ===            ============                   ======

----------
(1)  Column may not add to total due to rounding.

                     FIRST PAYMENT YEAR OF THE GROUP 2 LOANS

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                 NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
      FIRST PAYMENT YEAR           LOANS          CUT-OFF DATE(1)         OF ALL GROUP 2 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
2004..........................        4            $  1,035,883                     0.76%
2005..........................      231              68,774,024                    50.25
2006..........................      194              67,054,037                    48.99
                                    ---            ------------                   ------
TOTAL:........................      429            $136,863,944                   100.00%
                                    ===            ============                   ======

----------
(1)  Column may not add to total due to rounding.

                      OCCUPANCY STATUS OF THE GROUP 2 LOANS

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                 NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
       OCCUPANCY STATUS            LOANS          CUT-OFF DATE(1)         OF ALL GROUP 2 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
Primary Residence.............      401            $130,065,937                    95.03%
Second Home...................       22               6,262,447                     4.58
Investment....................        6                 535,560                     0.39
                                    ---            ------------                   ------
TOTAL:........................      429            $136,863,944                   100.00%
                                    ===            ============                   ======

----------
(1)  Column may not add to total due to rounding.

                 CREDIT SCORE DISTRIBUTION OF THE GROUP 2 LOANS

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
     CREDIT SCORES OF THE        NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
        MORTGAGE LOANS             LOANS          CUT-OFF DATE(1)         OF ALL GROUP 2 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
600 to 649....................       25            $  6,642,669                     4.85%
650 to 699....................       96              30,195,336                    22.06
700 to 749....................      156              51,603,658                    37.70
750 to 799....................      137              44,595,162                    32.58
800 to 849....................       15               3,827,119                     2.80
                                    ---            ------------                   ------
TOTAL:........................      429            $136,863,944                   100.00%
                                    ===            ============                   ======

----------
(1)  Column may not add to total due to rounding.

The non-zero weighted average credit score of the Group 2 Loans as of the Cut-Off Date is approximately 728.


                                     S-B-25

                         RATE CAPS OF THE GROUP 2 LOANS

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                 NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
        RATE CAPS(%)(1)            LOANS          CUT-OFF DATE(1)         OF ALL GROUP 2 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
2/1/6.........................        1            $    528,296                     0.39%
2/5/5.........................        1                 492,000                     0.36
2/2/6.........................      281              88,605,701                    64.74
3/1/5.........................        1                 222,000                     0.16
3/1/6.........................       15               6,040,389                     4.41
3/2/6.........................      114              35,702,156                    26.09
5/1/5.........................        6               1,076,433                     0.79
6/1/6.........................        2               1,412,000                     1.03
6/2/6.........................        8               2,784,969                     2.03
                                    ---            ------------                   ------
TOTAL:........................      429            $136,863,944                   100.00%
                                    ===            ============                   ======

----------
(1) First Rate Adjustment Cap / Subsequent Rate Adjustment Cap / Life Rate Adjustment Cap

(2)  Column may not add to total due to rounding.

             NEXT INTEREST RATE ADJUSTMENT YEAR OF THE GROUP 2 LOANS

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
      NEXT INTEREST RATE         NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
        ADJUSTMENT YEAR            LOANS          CUT-OFF DATE(1)         OF ALL GROUP 2 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
2007..........................        6            $  1,776,567                     1.30%
2008..........................      311              94,025,075                    68.70
2009..........................      112              41,062,302                    30.00
                                    ---            ------------                   ------
TOTAL:........................      429            $136,863,944                   100.00%
                                    ===            ============                   ======

----------
(1)  Column may not add to total due to rounding.

                   MAXIMUM INTEREST RATES OF THE GROUP 2 LOANS

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                 NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
  MAXIMUM INTEREST RATES (%)       LOANS          CUT-OFF DATE(1)         OF ALL GROUP 2 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
9.000 to 9.499%...............        1            $    222,000                     0.16%
9.500 to 9.999%...............        1                  96,181                     0.07
10.000 to 10.499%.............        1                 492,000                     0.36
10.500 to 10.999%.............       16               4,024,969                     2.94
11.000 to 11.499%.............       92              27,255,020                    19.91
11.500 to 11.999%.............      175              58,302,931                    42.60
12.000 to 12.499%.............      105              35,731,184                    26.11
12.500 to 12.999%.............       37               9,961,494                     7.28
13.000 to 13.499%.............        1                 778,164                     0.57
                                    ---            ------------                   ------
TOTAL:........................      429            $136,863,944                   100.00%
                                    ===            ============                   ======

----------
(1)  Column may not add to total due to rounding.

The weighted average maximum interest rate of the Group 2 Loans as of the Cut-Off Date is approximately 11.771%.


                                     S-B-26

                     PROPERTY ZIP CODES OF THE GROUP 2 LOANS

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                 NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
      PROPERTY ZIP CODES           LOANS          CUT-OFF DATE(1)         OF ALL GROUP 2 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
85259.........................        3            $  2,536,859                     1.85%
85253.........................        2               1,836,450                     1.34
20016.........................        2               1,648,972                     1.20
60047.........................        2               1,368,120                     1.00
20176.........................        2               1,186,348                     0.87
22079.........................        2               1,176,700                     0.86
20190.........................        3               1,100,663                     0.80
22314.........................        2               1,064,522                     0.78
85249.........................        2               1,054,000                     0.77
60540.........................        2               1,007,296                     0.74
Other.........................      407             122,884,014                    89.79
                                    ---            ------------                   ------
TOTAL:........................      429            $136,863,944                   100.00%
                                    ===            ============                   ======

----------
(1)  Column may not add to total due to rounding.

                        DELINQUENCY OF THE GROUP 2 LOANS

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                 NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
          DELINQUENCY              LOANS          CUT-OFF DATE(1)         OF ALL GROUP 2 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
Current.......................      427            $136,082,344                    99.43%
30 Days.......................        2                 781,600                     0.57
                                    ---            ------------                   ------
TOTAL:........................      429            $136,863,944                   100.00%
                                    ===            ============                   ======

----------
(1)  Column may not add to total due to rounding.

                 PRIMARY MORTGAGE INSURANCE OF THE GROUP 2 LOANS

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                 NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
  PRIMARY MORTGAGE INSURANCE       LOANS          CUT-OFF DATE(1)         OF ALL GROUP 2 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
OLTV(2) less than or equal
   to 80%.....................      391            $127,161,772                    92.91%
OLTV(2) greater than 80% and
   Insured....................       37               9,415,436                     6.88
OLTV(2) greater than 80% and
   Uninsured..................        1                 286,736                     0.21
                                    ---            ------------                   ------
TOTAL:........................      429            $136,863,944                   100.00%
                                    ===            ============                   ======

----------
(1)  Column may not add to total due to rounding.

(2)  "OLTV" means Original Loan-to-Value Ratio.


                                     S-B-27

                       MONTHS TO ROLL OF THE GROUP 2 LOANS

                                              AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                  NUMBER     THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
        MONTHS TO ROLL           OF LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 2 LOANS(1)
------------------------------   --------   ----------------------   ---------------------------
13 ...........................        1          $     96,181                    0.07%
16 ...........................        2               539,550                    0.39
17 ...........................        1               400,152                    0.29
19 ...........................        2               740,684                    0.54
22 ...........................        4             1,089,678                    0.80
24 ...........................        5             1,373,059                    1.00
25 ...........................        5             1,574,327                    1.15
26 ...........................        3               768,341                    0.56
27 ...........................       16             5,104,692                    3.73
28 ...........................        5             1,254,600                    0.92
29 ...........................       38            10,377,742                    7.58
30 ...........................       71            18,622,012                   13.61
31 ...........................       82            27,868,889                   20.36
32 ...........................       82            25,991,735                   18.99
33 ...........................       55            19,217,201                   14.04
34 ...........................       55            21,292,990                   15.56
35 ...........................        2               552,111                    0.40
                                    ---          ------------                  ------
TOTAL: .......................      429          $136,863,944                  100.00%
                                    ===          ============                  ======

----------
(1)  Column may not add to total due to rounding.

The weighted average months to roll of the Group 2 Loans as of the Cut-Off Date is approximately 31 months.

                         SEASONING OF THE GROUP 2 LOANS

                                              AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                  NUMBER     THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
      SEASONING (MONTHS)         OF LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 2 LOANS(1)
------------------------------   --------   ----------------------   ---------------------------
0 to 2 .......................       57          $ 21,845,101                   15.96%
3 to 5 .......................      219            73,077,825                   53.39
6 to 8 .......................      115            30,624,354                   22.38
9 to 11 ......................       25             7,818,044                    5.71
12 to 14 .....................        9             2,462,737                    1.80
18 to 20 .....................        3               939,701                    0.69
21 and Up ....................        1                96,181                    0.07
                                    ---          ------------                  ------
TOTAL: .......................      429          $136,863,944                  100.00%
                                    ===          ============                  ======

----------
(1)  Column may not add to total due to rounding.

The weighted average seasoning of the Group 2 Loans as of the Cut-Off Date is approximately 5 months.

                       ORIGINAL TERM OF THE GROUP 2 LOANS

                                              AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                  NUMBER     THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
    ORIGINAL TERM (MONTHS)       OF LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 2 LOANS(1)
------------------------------   --------   ----------------------   ---------------------------
349 ..........................        1          $    370,000                    0.27%
352 ..........................        1               370,684                    0.27
360 ..........................      427           136,123,260                   99.46
                                    ---          ------------                  ------
TOTAL: .......................      429          $136,863,944                  100.00%
                                    ===          ============                  ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-28

                   STATED REMAINING TERM OF THE GROUP 2 LOANS

                                              AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                  NUMBER     THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
STATED REMAINING TERM (MONTHS)   OF LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 2 LOANS(1)
------------------------------   --------   ----------------------   ---------------------------
301 - 360 ....................      429          $136,863,944                  100.00%
                                    ---          ------------                  ------
TOTAL: .......................      429          $136,863,944                  100.00%
                                    ===          ============                  ======

----------
(1)  Column may not add to total due to rounding.

                           INDEX OF THE GROUP 2 LOANS

                                              AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                  NUMBER     THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
             INDEX               OF LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 2 LOANS(1)
------------------------------   --------   ----------------------   ---------------------------
One-Year CMT .................       15          $  4,027,807                    2.94%
One-Year LIBOR ...............      385           121,540,649                   88.80
Six-Month LIBOR ..............       29            11,295,488                    8.25
                                    ---          ------------                  ------
TOTAL: .......................      429          $136,863,944                  100.00%
                                    ===          ============                  ======

----------
(1)  Column may not add to total due to rounding.

                        PRODUCT TYPE OF THE GROUP 2 LOANS

                                              AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                  NUMBER     THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
         PRODUCT TYPE            OF LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 2 LOANS(1)
------------------------------   --------   ----------------------   ---------------------------
3/1 Hybrids ..................      400          $125,568,456                   91.75%
3/6 Hybrids ..................       29            11,295,488                    8.25
                                    ---          ------------                  ------
TOTAL: .......................      429          $136,863,944                  100.00%
                                    ===          ============                  ======

----------
(1)  Column may not add to total due to rounding.

                           INTEREST ONLY GROUP 2 LOANS

                                              AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                  NUMBER     THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
         INTEREST ONLY           OF LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 2 LOANS(1)
------------------------------   --------   ----------------------   ---------------------------
Yes ..........................      366          $116,674,201                   85.25%
No ...........................       63            20,189,743                   14.75
                                    ---          ------------                  ------
TOTAL: .......................      429          $136,863,944                  100.00%
                                    ===          ============                  ======

----------
(1)  Column may not add to total due to rounding.

                     INTEREST ONLY TERM OF THE GROUP 2 LOANS

                                              AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                  NUMBER     THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
  INTEREST ONLY TERM (MONTHS)    OF LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 2 LOANS(1)
------------------------------   --------   ----------------------   ---------------------------
  0 ..........................       63          $ 20,189,743                   14.75%
 36 ..........................       88            28,266,263                   20.65
120 ..........................      278            88,407,938                   64.60
                                    ---          ------------                  ------
TOTAL: .......................      429          $136,863,944                  100.00%
                                    ===          ============                  ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-29

                         SERVICERS OF THE GROUP 2 LOANS

                                              AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                  NUMBER     THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
           SERVICERS             OF LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 2 LOANS(1)
------------------------------   --------   ----------------------   ---------------------------
Countrywide Servicing ........       11          $  4,273,566                    3.12%
GMACM ........................       26             5,292,411                    3.87
RFC ..........................      209            68,159,503                   49.80
Nat City .....................      162            53,737,118                   39.26
Other ........................       21             5,401,345                    3.95
                                    ---          ------------                  ------
TOTAL: .......................      429          $136,863,944                  100.00%
                                    ===          ============                  ======

----------
(1)  Column may not add to total due to rounding.

                     DOCUMENTATION TYPE OF THE GROUP 2 LOANS

                                              AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                  NUMBER     THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
      DOCUMENTATION TYPE         OF LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 2 LOANS(1)
------------------------------   --------   ----------------------   ---------------------------
Alternative Documentation ....        5          $    972,322                    0.71%
Full Documentation ...........      280            83,781,690                   61.22
No Documentation .............        2               348,427                    0.25
Reduced Documentation ........        7             2,743,043                    2.00
Stated Documentation .........      135            49,018,462                   35.82
                                    ---          ------------                  ------
   TOTAL: ....................      429          $136,863,944                  100.00%
                                    ===          ============                  ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-30

                                  LOAN GROUP 3

                    GROSS CURRENT COUPON OF THE GROUP 3 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
   GROSS CURRENT COUPON (%)      NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 3 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
4.250 to 4.499 ...............           1               $    454,392                       0.19%
4.500 to 4.749 ...............           1                    295,920                       0.12
4.750 to 4.999 ...............           5                  1,361,426                       0.56
5.000 to 5.249 ...............           4                  1,799,051                       0.74
5.250 to 5.499 ...............          26                 10,713,949                       4.38
5.500 to 5.749 ...............          71                 30,724,436                      12.56
5.750 to 5.999 ...............         139                 56,962,355                      23.28
6.000 to 6.249 ...............         101                 42,952,275                      17.56
6.250 to 6.499 ...............         105                 46,528,090                      19.02
6.500 to 6.749 ...............          70                 29,305,950                      11.98
6.750 to 6.999 ...............          44                 21,492,183                       8.78
7.000 to 7.249 ...............           4                  1,255,497                       0.51
7.250 to 7.499 ...............           1                    448,000                       0.18
7.500 to 7.749 ...............           1                    375,000                       0.15
                                       ---               ------------                     ------
   TOTAL: ....................         573               $244,668,525                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the mortgage interest rates for all of the Group 3 Loans ranged from approximately 4.250% per annum to 7.500% per annum, with a weighted average of approximately 6.073% per annum.

                        GROSS MARGIN OF THE GROUP 3 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        GROSS MARGIN (%)         NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 3 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
2.250 ........................         555               $239,068,117                      97.71%
2.500 ........................           1                    914,800                       0.37
2.750 ........................          15                  3,772,255                       1.54
2.875 ........................           2                    913,352                       0.37
                                       ---               ------------                     ------
   TOTAL: ....................         573               $244,668,525                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average gross margin for all of the Group 3 Loans was approximately 2.261% per annum.


                                     S-B-31

                ORIGINAL PRINCIPAL BALANCES OF THE GROUP 3 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
ORIGINAL PRINCIPAL BALANCES      NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 3 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
$50,000.01 to
   $200,000.00 ...............          86               $ 13,621,519                       5.57%
$200,000.01 to
   $350,000.00 ...............         156                 42,584,434                      17.40
$350,000.01 to
   $500,000.00 ...............         164                 69,286,877                      28.32
$500,000.01 to
   $650,000.00 ...............         101                 57,279,974                      23.41
$650,000.01 to
   $800,000.00 ...............          27                 19,384,182                       7.92
$800,000.01 to
   $950,000.00 ...............          13                 11,316,476                       4.63
$950,000.01 to
   $1,100,000.00 .............          16                 15,814,668                       6.46
$1,100,000.01 & Above ........          10                 15,380,395                       6.29
                                       ---               ------------                     ------
   TOTAL: ....................         573               $244,668,525                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

At origination, the principal balances of all of the Group 3 Loans ranged from approximately $62,100 to $2,500,000, with an average of approximately $427,627.

                 CURRENT PRINCIPAL BALANCES OF THE GROUP 3 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
 CURRENT PRINCIPAL BALANCES      NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 3 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
$50,000.01 to
   $200,000.00 ...............          86               $ 13,621,519                       5.57%
$200,000.01 to
   $350,000.00 ...............         157                 42,903,934                      17.54
$350,000.01 to
   $500,000.00 ...............         164                 69,466,877                      28.39
$500,000.01 to
   $650,000.00 ...............         100                 56,780,474                      23.21
$650,000.01 to
   $800,000.00 ...............          27                 19,384,182                       7.92
$800,000.01 to
   $950,000.00 ...............          13                 11,316,476                       4.63
$950,000.01 to
   $1,100,000.00 .............          16                 15,814,668                       6.46
$1,100,000.01 & Above ........          10                 15,380,395                       6.29
                                       ---               ------------                     ------
   TOTAL: ....................         573               $244,668,525                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the principal balances of all of the Group 3 Loans ranged from approximately $62,085 to $2,500,00, with an average of approximately $426,996.

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 3 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
   ORIGINAL LOAN-TO-VALUE                          MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
         RATIO (%)               NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 3 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Below or equal to 50.000 .....          33               $ 15,489,767                       6.33%
50.001 to 60.000 .............          40                 22,153,498                       9.05
60.001 to 70.000 .............          84                 43,767,087                      17.89
70.001 to 75.000 .............          96                 40,808,896                      16.68
75.001 to 80.000 .............         280                111,828,833                      45.71
80.001 to 85.000 .............           5                  2,016,563                       0.82
85.001 to 90.000 .............          24                  5,490,620                       2.24
90.001 to 95.000 .............          11                  3,113,263                       1.27
                                       ---               ------------                     ------
   TOTAL: ....................         573               $244,668,525                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the original weighted average loan-to-value ratio of all the Group 3 Loans was approximately 72.269%.


                                     S-B-32

               COMBINED LOAN-TO-VALUE RATIOS OF THE GROUP 3 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
   COMBINED LOAN-TO-VALUE                          MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
         RATIO (%)               NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 3 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Below or equal to 50.000 .....          28               $ 12,202,570                       4.99%
50.001 to 60.000 .............          34                 17,977,426                       7.35
60.001 to 70.000 .............          75                 36,146,871                      14.77
70.001 to 75.000 .............          85                 36,253,317                      14.82
75.001 to 80.000 .............         153                 66,505,698                      27.18
80.001 to 85.000 .............          11                  5,337,593                       2.18
85.001 to 90.000 .............          92                 37,468,934                      15.31
90.001 to 95.000 .............          55                 19,201,540                       7.85
95.001 to 100.000 ............          40                 13,574,576                       5.55
                                       ---               ------------                     ------
   TOTAL: ....................         573               $244,668,525                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the combined weighted average loan-to-value ratio of all of the Group 3 Loans was approximately 77.054%.

            TYPES OF MORTGAGED PROPERTIES SECURING THE GROUP 3 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
     TYPES OF MORTGAGED                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
         PROPERTIES              NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 3 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Single Family ................         276               $123,573,232                      50.51%
Planned Unit Development .....         179                 79,937,987                      32.67
Condominium ..................          93                 31,428,410                      12.85
Two- to Four-Family ..........          17                  6,519,347                       2.66
Townhouse ....................           7                  2,947,948                       1.20
Cooperative ..................           1                    261,600                       0.11
                                       ---               ------------                     ------
   TOTAL: ....................         573               $244,668,525                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-33

              GEOGRAPHIC DISTRIBUTION OF THE GROUP 3 LOANS BY STATE

                                             AGGREGATE SCHEDULED
                                 NUMBER   PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                   OF     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
      JURISDICTION                LOANS        CUT-OFF DATE(1)         OF ALL GROUP 3 LOANS(1)
------------------------------   ------   ------------------------   ---------------------------
Alabama ......................       2          $    321,424                     0.13%
Arizona ......................      45            16,142,554                     6.60
California ...................     178            87,909,484                    35.93
Colorado .....................       7             3,901,914                     1.59
Connecticut ..................      11             4,479,172                     1.83
Delaware .....................       2               738,000                     0.30
District of Columbia..........       7             2,885,148                     1.18
Florida ......................      66            27,472,089                    11.23
Georgia ......................      10             3,931,925                     1.61
Hawaii .......................       4             1,916,653                     0.78
Idaho ........................       1               140,150                     0.06
Illinois .....................      37            16,591,620                     6.78
Indiana ......................       1               460,962                     0.19
Louisiana ....................       3               641,445                     0.26
Maryland .....................      36            14,530,059                     5.94
Massachusetts ................      10             2,993,232                     1.22
Michigan .....................       9             3,200,167                     1.31
Mississippi ..................       1               179,622                     0.07
Missouri .....................       1               139,460                     0.06
Montana ......................       2               686,400                     0.28
Nevada .......................      16             5,453,004                     2.23
New Hampshire ................       2               316,800                     0.13
New Jersey ...................      13             4,902,063                     2.00
New York .....................       7             3,153,724                     1.29
North Carolina ...............       3             1,140,978                     0.47
Ohio .........................       3             1,191,570                     0.49
Oklahoma .....................       1               135,900                     0.06
Oregon .......................       4             1,681,484                     0.69
Pennsylvania .................       8             2,263,644                     0.93
Rhode Island .................       1               493,864                     0.20
South Carolina ...............       4               859,562                     0.35
Tennessee ....................       2             1,335,080                     0.55
Texas ........................       5             2,796,081                     1.14
Virginia .....................      56            24,309,374                     9.94
Washington ...................      13             5,026,027                     2.05
West Virginia ................       1               191,410                     0.08
Wisconsin ....................       1               156,479                     0.06
                                   ---          ------------                   ------
   TOTAL: ....................     573          $244,668,525                   100.00%
                                   ===          ============                   ======

----------
(1)  Column may not add to total due to rounding.

No more than approximately 2.844% of the Group 3 Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 1.829% of the Group 3 Loans will be secured by mortgaged properties in any single zip code area outside of California.

                  SCHEDULED MATURITY YEAR OF THE GROUP 3 LOANS

                                             AGGREGATE SCHEDULED
                                 NUMBER   PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                   OF     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
   SCHEDULED MATURITY YEAR        LOANS        CUT-OFF DATE(1)         OF ALL GROUP 3 LOANS(1)
------------------------------   ------   ------------------------   ---------------------------
2034 .........................       8          $  2,025,936                     0.83%
2035 .........................     185            58,473,218                    23.90
2036 .........................     380           184,169,371                    75.27
                                   ---          ------------                   ------
   TOTAL: ....................     573          $244,668,525                   100.00%
                                   ===          ============                   ======

----------
(1)  Column may not add to total due to rounding.

The weighted average stated remaining term of the Group 3 Loans as of the Cut-Off Date is approximately 357 months. The latest scheduled maturity of any of the Group 3 Loans is March 1, 2036.


                                     S-B-34

                          PURPOSE OF THE GROUP 3 LOANS

                                             AGGREGATE SCHEDULED
                                 NUMBER   PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                   OF     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
          PURPOSE                 LOANS        CUT-OFF DATE(1)         OF ALL GROUP 3 LOANS(1)
------------------------------   ------   ------------------------   ---------------------------
Purchase .....................     264          $115,207,320                    47.09%
Cash Out Refinance ...........     198            76,640,180                    31.32
Rate Term Refinance ..........     109            52,241,327                    21.35
Construction - Permanent .....       2               579,698                     0.24
                                   ---          ------------                   ------
   TOTAL: ....................     573          $244,668,525                   100.00%
                                   ===          ============                   ======

----------
(1)  Column may not add to total due to rounding.

                     FIRST PAYMENT YEAR OF THE GROUP 3 LOANS

                                             AGGREGATE SCHEDULED
                                 NUMBER   PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                   OF     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
     FIRST PAYMENT YEAR           LOANS        CUT-OFF DATE(1)         OF ALL GROUP 3 LOANS(1)
------------------------------   ------   ------------------------   ---------------------------
2004 .........................       7          $  1,656,326                   0.68%
2005 .........................     141            39,666,054                  16.21
2006 .........................     425           203,346,145                  83.11
                                   ---          ------------                 ------
   TOTAL: ....................     573          $244,668,525                 100.00%
                                   ===          ============                 ======

----------
(1)  Column may not add to total due to rounding.

                      OCCUPANCY STATUS OF THE GROUP 3 LOANS

                                             AGGREGATE SCHEDULED
                                 NUMBER   PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                   OF     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
      OCCUPANCY STATUS            LOANS        CUT-OFF DATE(1)         OF ALL GROUP 3 LOANS(1)
------------------------------   ------   ------------------------   ---------------------------
Primary Residence ............     496          $214,899,450                    87.83%
Second Home ..................      47            20,159,639                     8.24
Investment ...................      30             9,609,436                     3.93
                                   ---          ------------                   ------
   TOTAL: ....................     573          $244,668,525                   100.00%
                                   ===          ============                   ======

----------
(1)  Column may not add to total due to rounding.

                 CREDIT SCORE DISTRIBUTION OF THE GROUP 3 LOANS

                                             AGGREGATE SCHEDULED
                                 NUMBER   PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
   CREDIT SCORES OF THE            OF     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
       MORTGAGE LOANS             LOANS        CUT-OFF DATE(1)         OF ALL GROUP 3 LOANS(1)
------------------------------   ------   ------------------------   ---------------------------
Unavailable ..................       1          $    248,000                     0.10%
500 to 549 ...................       1               143,099                     0.06
550 to 599 ...................       1                98,813                     0.04
600 to 649 ...................      15             5,133,880                     2.10
650 to 699 ...................     143            57,587,034                    23.54
700 to 749 ...................     179            83,013,062                    33.93
750 to 799 ...................     218            91,402,164                    37.36
800 to 849 ...................      15             7,042,473                     2.88
                                   ---          ------------                   ------
   TOTAL: ....................     573          $244,668,525                   100.00%
                                   ===          ============                   ======

----------
(1)  Column may not add to total due to rounding.

The non-zero weighted average credit score of the Group 3 Loans as of the Cut-Off Date is approximately 733.


                                     S-B-35

                         RATE CAPS OF THE GROUP 3 LOANS

                                             AGGREGATE SCHEDULED
                                 NUMBER   PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                   OF     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
RATE CAPS (%)(1)                  LOANS        CUT-OFF DATE(1)         OF ALL GROUP 3 LOANS(2)
------------------------------   ------   ------------------------   ---------------------------
2/2/5 ........................      10          $  2,127,513                     0.87%
2/2/6 ........................       2             1,549,001                     0.63
5/1/4.875 ....................       1               772,100                     0.32
5/1/5 ........................      54            21,706,632                     8.87
5/2/5 ........................     383           169,610,382                    69.32
6/2/6 ........................     123            48,902,897                    19.99
                                   ---          ------------                   ------
   TOTAL: ....................     573          $244,668,525                   100.00%
                                   ===          ============                   ======

----------
(1) First Rate Adjustment Cap / Subsequent Rate Adjustment Cap / Life Rate Adjustment Cap

(2)  Column may not add to total due to rounding.

             NEXT INTEREST RATE ADJUSTMENT YEAR OF THE GROUP 3 LOANS

                                             AGGREGATE SCHEDULED
                                 NUMBER   PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
     NEXT INTEREST RATE            OF     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
       ADJUSTMENT YEAR            LOANS        CUT-OFF DATE(1)         OF ALL GROUP 3 LOANS(1)
------------------------------   ------   ------------------------   ---------------------------
2009 .........................       8          $  2,025,936                     0.83%
2010 .........................     185            58,473,218                    23.90
2011 .........................     380           184,169,371                    75.27
                                   ---          ------------                   ------
   TOTAL: ....................     573          $244,668,525                   100.00%
                                   ===          ============                   ======

----------
(1)  Column may not add to total due to rounding.

                   MAXIMUM INTEREST RATES OF THE GROUP 3 LOANS

                                             AGGREGATE SCHEDULED
                                 NUMBER   PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
     MAXIMUM INTEREST              OF     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
         RATES (%)                LOANS        CUT-OFF DATE(1)         OF ALL GROUP 3 LOANS(1)
------------------------------   ------   ------------------------   ---------------------------
9.000 to 9.499 ...............       1          $    454,392                     0.19%
9.500 to 9.999 ...............       6             1,657,346                     0.68
10.000 to 10.499 .............      29            12,313,000                     5.03
10.500 to 10.999 .............     197            83,850,965                    34.27
11.000 to 11.499 .............     161            72,769,450                    29.74
11.500 to 11.999 .............      68            27,477,001                    11.23
12.000 to 12.499 .............      45            16,278,893                     6.65
12.500 to 12.999 .............      61            28,291,381                    11.56
13.000 to 13.499 .............       4             1,201,097                     0.49
13.500 to 13.999 .............       1               375,000                     0.15
                                   ---          ------------                   ------
   TOTAL: ....................     573          $244,668,525                   100.00%
                                   ===          ============                   ======

----------
(1)  Column may not add to total due to rounding.

The weighted average maximum interest rate of the Group 3 Loans as of the Cut-Off Date is approximately 11.279%.


                                     S-B-36

                     PROPERTY ZIP CODES OF THE GROUP 3 LOANS

                                            AGGREGATE SCHEDULED
                                 NUMBER    PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                   OF      THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
      PROPERTY ZIP CODES          LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 3 LOANS(1)
------------------------------   ------   ----------------------   ---------------------------
33040.........................       4         $  2,867,346                    1.17%
92210.........................       1            2,500,000                    1.02
94588.........................       3            2,207,041                    0.90
80121.........................       2            2,206,250                    0.90
94513.........................       4            2,002,461                    0.82
34102.........................       2            1,630,000                    0.67
20009.........................       3            1,583,242                    0.65
33410.........................       5            1,550,450                    0.63
34145.........................       1            1,495,905                    0.61
60025.........................       2            1,462,882                    0.60
Other.........................     546          225,162,947                   92.03
                                   ---         ------------                  ------
   TOTAL:.....................     573         $244,668,525                  100.00%
                                   ===         ============                  ======

----------
(1)  Column may not add to total due to rounding.

                        DELINQUENCY OF THE GROUP 3 LOANS

                                            AGGREGATE SCHEDULED
                                 NUMBER    PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                   OF      THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
       DELINQUENCY                LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 3 LOANS(1)
------------------------------   ------   ----------------------   ---------------------------
Current.......................     572         $244,368,595                   99.88%
30 Days.......................       1              299,930                    0.12
                                   ---         ------------                  ------
   TOTAL:.....................     573         $244,668,525                  100.00%
                                   ===         ============                  ======

----------
(1)  Column may not add to total due to rounding.

                 PRIMARY MORTGAGE INSURANCE OF THE GROUP 3 LOANS

                                            AGGREGATE SCHEDULED
                                 NUMBER    PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
       PRIMARY MORTGAGE            OF      THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
          INSURANCE               LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 3 LOANS(1)
------------------------------   ------   ----------------------   ---------------------------
OLTV(2) less than or
   equal to 80%...............     533         $234,048,080                   95.66%
OLTV(2) greater than 80%
   and Insured................      40           10,620,445                    4.34
                                   ---         ------------                  ------
   TOTAL:.....................     573         $244,668,525                  100.00%
                                   ===         ============                  ======

----------
(1)  Column  may not add to total due to  rounding.

(2)  "OLTV" means Original Loan-to-Value Ratio.

                                     S-B-37

                       MONTHS TO ROLL OF THE GROUP 3 LOANS

                                            AGGREGATE SCHEDULED
                                 NUMBER    PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                   OF      THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
        MONTHS TO ROLL            LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 3 LOANS(1)
------------------------------   ------   ----------------------   ---------------------------
39............................       1         $    369,611                    0.15%
41............................       1              192,500                    0.08
42............................       4              883,647                    0.36
43............................       2              580,178                    0.24
46............................       1              210,087                    0.09
50............................       1              415,752                    0.17
51............................       1              179,622                    0.07
52............................       5            1,286,398                    0.53
53............................      22            5,616,342                    2.30
54............................      74           21,370,043                    8.73
55............................      36           10,218,200                    4.18
56............................      45           19,176,774                    7.84
57............................     109           55,310,338                   22.61
58............................     246          117,479,304                   48.02
59............................      25           11,379,728                    4.65
                                   ---         ------------                  ------
   TOTAL:.....................     573         $244,668,525                  100.00%
                                   ===         ============                  ======

----------
(1)  Column may not add to total due to rounding.

The weighted average months to roll of the Group 3 Loans as of the Cut-Off Date is approximately 57 months.

                         SEASONING OF THE GROUP 3 LOANS

                                            AGGREGATE SCHEDULED
                                 NUMBER    PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                   OF      THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
      SEASONING (MONTHS)          LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 3 LOANS(1)
------------------------------   ------   ----------------------   ---------------------------
 0 to 2.......................     271         $128,859,033                   52.67%
 3 to 5.......................     190           84,705,312                   34.62
 6 to 8.......................     103           28,852,480                   11.79
 9 to 11......................       2              595,374                    0.24
15 to 17......................       2              580,178                    0.24
18 to 20......................       5            1,076,147                    0.44
                                   ---         ------------                  ------
   TOTAL:.....................     573         $244,668,525                  100.00%
                                   ===         ============                  ======

----------
(1)  Column may not add to total due to rounding.

The weighted average seasoning of the Group 3 Loans as of the Cut-Off Date is approximately 3 months.

                       ORIGINAL TERM OF THE GROUP 3 LOANS

                                            AGGREGATE SCHEDULED
                                 NUMBER    PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                   OF      THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
     ORIGINAL TERM (MONTHS)       LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 3 LOANS(1)
------------------------------   ------   ----------------------   ---------------------------
347...........................       1         $    369,611                    0.15%
353...........................       1              210,087                    0.09
360...........................     571          244,088,827                   99.76
                                   ---         ------------                  ------
   TOTAL:.....................     573         $244,668,525                  100.00%
                                   ===         ============                  ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-38

                   STATED REMAINING TERM OF THE GROUP 3 LOANS

                                            AGGREGATE SCHEDULED
                                 NUMBER    PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
 STATED REMAINING TERM             OF      THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
        (MONTHS)                  LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 3 LOANS(1)
------------------------------   ------   ----------------------   ---------------------------
301 - 360.....................     573         $244,668,525                  100.00%
                                   ---         ------------                  ------
   TOTAL:.....................     573         $244,668,525                  100.00%
                                   ===         ============                  ======

----------
(1)  Column may not add to total due to rounding.

                           INDEX OF THE GROUP 3 LOANS

                                            AGGREGATE SCHEDULED
                                 NUMBER    PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                   OF      THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
          INDEX                   LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 3 LOANS(1)
------------------------------   ------   ----------------------   ---------------------------
One-Year CMT..................       6         $  1,477,740                    0.60%
One-Year LIBOR................     389          171,809,155                   70.22
Six-Month LIBOR...............     178           71,381,629                   29.17
                                   ---         ------------                  ------
   TOTAL:.....................     573         $244,668,525                  100.00%
                                   ===         ============                  ======

----------
(1)  Column may not add to total due to rounding.

                        PRODUCT TYPE OF THE GROUP 3 LOANS

                                            AGGREGATE SCHEDULED
                                 NUMBER    PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                   OF      THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
      PRODUCT TYPE                LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 3 LOANS(1)
------------------------------   ------   ----------------------   ---------------------------
5/1 Hybrids...................     395         $173,286,895                   70.83%
5/6 Hybrids...................     178           71,381,629                   29.17
                                   ---         ------------                  ------
   TOTAL:.....................     573         $244,668,525                  100.00%
                                   ===         ============                  ======

----------
(1)  Column may not add to total due to rounding.

                           INTEREST ONLY GROUP 3 LOANS

                                            AGGREGATE SCHEDULED
                                 NUMBER    PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                   OF      THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
      INTEREST ONLY               LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 3 LOANS(1)
------------------------------   ------   ----------------------   ---------------------------
Yes...........................     476         $200,727,891                   82.04%
No............................      97           43,940,634                   17.96
                                   ---         ------------                  ------
   TOTAL:.....................     573         $244,668,525                  100.00%
                                   ===         ============                  ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-39

                     INTEREST ONLY TERM OF THE GROUP 3 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  INTEREST ONLY TERM (MONTHS)    NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 3 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
0.............................          97               $ 43,940,634                      17.96%
60............................         225                 98,661,074                      40.32
120...........................         251                102,066,817                      41.72
                                       ---               ------------                     ------
   TOTAL:.....................         573               $244,668,525                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

                         SERVICERS OF THE GROUP 3 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
          SERVICERS              NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 3 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
American Home.................           9               $  2,335,848                       0.95%
Countrywide Servicing.........          93                 50,978,820                      20.84
GMACM.........................           9                  2,246,285                       0.92
Lydian Private Bank...........         205                 77,974,482                      31.87
Nat City......................         244                104,304,122                      42.63
Other.........................          13                  6,828,696                       2.79
                                       ---               ------------                     ------
   TOTAL:.....................         573               $244,668,525                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

                     DOCUMENTATION TYPE OF THE GROUP 3 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
     DOCUMENTATION TYPE          NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 3 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Alternative Documentation.....           9               $  4,915,769                       2.01%
Full Documentation............         292                116,902,160                      47.78
No Documentation..............           2                    586,200                       0.24
Reduced Documentation.........          58                 32,899,925                      13.45
Stated Documentation..........         212                 89,364,470                      36.52
                                       ---               ------------                     ------
   TOTAL:.....................         573               $244,668,525                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-40

                                  LOAN GROUP 4

                    GROSS CURRENT COUPON OF THE GROUP 4 LOANS

                                                     AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE OF
  GROSS CURRENT COUPON (%)       NUMBER OF LOANS       CUT-OFF DATE(1)             ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
4.500 to 4.749................           1               $    356,356                       0.17%
4.750 to 4.999................           1                    298,032                       0.14
5.000 to 5.249................           4                  1,792,804                       0.86
5.250 to 5.499................          12                  4,078,265                       1.95
5.500 to 5.749................          42                 14,814,991                       7.07
5.750 to 5.999................          87                 41,055,825                      19.58
6.000 to 6.249................          95                 50,421,974                      24.05
6.250 to 6.499................          97                 52,588,644                      25.08
6.500 to 6.749................          39                 27,088,475                      12.92
6.750 to 6.999................          20                 14,326,219                       6.83
7.000 to 7.249................           1                    884,000                       0.42
7.250 to 7.499................           1                    650,000                       0.31
7.500 to 7.749................           2                  1,310,400                       0.62
                                       ---               ------------                     ------
   TOTAL:.....................         402               $209,665,986                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the mortgage interest rates for all of the Group 4 Loans ranged from approximately 4.625% per annum to 7.500% per annum, with a weighted average of approximately 6.143% per annum.

                        GROSS MARGIN OF THE GROUP 4 LOANS

                                                     AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE OF
      GROSS MARGIN (%)           NUMBER OF LOANS       CUT-OFF DATE(1)             ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
2.000.........................           9               $  5,976,713                       2.85%
2.250.........................         333                185,578,664                      88.51
2.500.........................           1                    625,051                       0.30
2.750.........................          59                 17,485,558                       8.34
                                       ---               ------------                     ------
   TOTAL:.....................         402               $209,665,986                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average gross margin for all of the Group 4 Loans was approximately 2.285% per annum.


                                     S-B-41

                ORIGINAL PRINCIPAL BALANCES OF THE GROUP 4 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  ORIGINAL PRINCIPAL BALANCES    NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
 $50,000.01 to   $200,000.00..          38               $  5,834,561                       2.78%
$200,000.01 to   $350,000.00..          61                 17,217,864                       8.21
$350,000.01 to   $500,000.00..         119                 51,470,270                      24.55
$500,000.01 to   $650,000.00..         100                 56,677,999                      27.03
$650,000.01 to   $800,000.00..          42                 30,491,371                      14.54
$800,000.01 to   $950,000.00..          19                 16,542,541                       7.89
$950,000.01 to $1,100,000.00..          12                 11,855,728                       5.65
$1,100,000.01 & Above.........          11                 19,575,651                       9.34
                                       ---               ------------                     ------
   TOTAL:.....................         402               $209,665,986                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

At origination, the principal balances of all of the Group 4 Loans ranged from approximately $53,250 to $3,000,000, with an average of approximately $522,743.

                 CURRENT PRINCIPAL BALANCES OF THE GROUP 4 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  CURRENT PRINCIPAL BALANCES     NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
 $50,000.01 to $200,000.00....          38               $  5,834,561                       2.78%
$200,000.01 to $350,000.00....          64                 18,134,656                       8.65
$350,000.01 to $500,000.00....         116                 50,553,478                      24.11
$500,000.01 to $650,000.00....         100                 56,677,999                      27.03
$650,000.01 to $800,000.00....          42                 30,491,371                      14.54
$800,000.01 to $950,000.00....          19                 16,542,541                       7.89
$950,000.01 to $1,100,000.00..          12                 11,855,728                       5.65
$1,100,000.01 & Above.........          11                 19,575,651                       9.34
                                       ---               ------------                     ------
   TOTAL:.....................         402               $209,665,986                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the principal balances of all of the Group 4 Loans ranged from approximately $53,250 to $3,000,000, with an average of approximately $521,557.

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 4 LOANS

                                                        AGGREGATE SCHEDULED
                                                     PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
ORIGINAL LOAN-TO-VALUE RATIO (%)   NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 4 LOANS(1)
--------------------------------   ---------------   ------------------------   ------------------------------
Below or equal to 50.000........          22               $ 12,465,582                       5.95%
50.001 to   60.000..............          37                 22,075,053                      10.53
60.001 to   70.000..............          58                 30,166,236                      14.39
70.001 to   75.000..............          48                 26,394,849                      12.59
75.001 to   80.000..............         228                115,203,105                      54.95
80.001 to   85.000..............           2                    487,042                       0.23
85.001 to   90.000..............           5                  2,010,380                       0.96
90.001 to   95.000..............           1                    283,739                       0.14
95.001 to 105.000...............           1                    580,000                       0.28
                                         ---               ------------                     ------
   TOTAL:.......................         402               $209,665,986                     100.00%
                                         ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the original weighted average loan-to-value ratio of all the Group 4 Loans was approximately 72.704%.


                                     S-B-42

               COMBINED LOAN-TO-VALUE RATIOS OF THE GROUP 4 LOANS

                                               AGGREGATE SCHEDULED
                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
    COMBINED LOAN-TO-VALUE        NUMBER    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
          RATIO (%)              OF LOANS        CUT-OFF DATE(1)            ALL GROUP 4 LOANS(1)
------------------------------   --------   ------------------------   ------------------------------
Below or equal to 50.000 .....       17           $ 10,612,860                       5.06%
50.001 to 60.000 .............       34             19,274,230                       9.19
60.001 to 70.000 .............       51             25,539,417                      12.18
70.001 to 75.000 .............       36             19,012,180                       9.07
75.001 to 80.000 .............      128             67,749,928                      32.31
80.001 to 85.000 .............       12              4,607,922                       2.20
85.001 to 90.000 .............       85             46,499,453                      22.18
90.001 to 95.000 .............       24              9,465,730                       4.51
95.001 to 100.000 ............       15              6,904,265                       3.29
                                    ---           ------------                     ------
   TOTAL: ....................      402           $209,665,986                     100.00%
                                    ===           ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the combined weighted average loan-to-value ratio of all of the Group 4 Loans was approximately 77.189%.

            TYPES OF MORTGAGED PROPERTIES SECURING THE GROUP 4 LOANS

                                               AGGREGATE SCHEDULED
                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                  NUMBER    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
TYPES OF MORTGAGED  PROPERTIES   OF LOANS        CUT-OFF DATE(1)            ALL GROUP 4 LOANS(1)
------------------------------   --------   ------------------------   ------------------------------
Single Family ................      207           $110,703,246                      52.80%
Planned Unit Development .....      134             73,067,331                      34.85
Condominium ..................       55             23,295,967                      11.11
Two- to Four-Family ..........        6              2,599,442                       1.24
                                    ---           ------------                     ------
   TOTAL: ....................      402           $209,665,986                     100.00%
                                    ===           ============                     ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-43

              GEOGRAPHIC DISTRIBUTION OF THE GROUP 4 LOANS BY STATE

                                               AGGREGATE SCHEDULED
                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                  NUMBER    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
         JURISDICTION            OF LOANS        CUT-OFF DATE(1)            ALL GROUP 4 LOANS(1)
------------------------------   --------   ------------------------   ------------------------------
Alabama ......................        2           $    279,892                       0.13%
Arizona ......................       16              5,595,407                       2.67
Arkansas .....................        1                 81,600                       0.04
California ...................      168            100,019,248                      47.70
Colorado .....................       10              3,421,415                       1.63
Connecticut ..................        6              3,156,023                       1.51
Delaware .....................        1                434,000                       0.21
District of Columbia .........        3              1,200,859                       0.57
Florida ......................       30             17,701,871                       8.44
Georgia ......................        9              3,391,170                       1.62
Hawaii .......................        4              2,668,787                       1.27
Illinois .....................       10              4,807,857                       2.29
Kansas .......................        1                299,733                       0.14
Kentucky .....................        1                168,100                       0.08
Maryland .....................       22             12,307,274                       5.87
Massachusetts ................        6              2,618,482                       1.25
Michigan .....................        2                778,165                       0.37
Minnesota ....................        2                475,948                       0.23
Mississippi ..................        2              1,124,050                       0.54
Missouri .....................        2                579,750                       0.28
Montana ......................        1                156,500                       0.07
Nevada .......................       11              6,582,452                       3.14
New Jersey ...................       11              5,294,317                       2.53
New Mexico ...................        4              1,016,544                       0.48
New York .....................        7              4,335,611                       2.07
North Carolina ...............        7              3,815,973                       1.82
Ohio .........................        3              1,116,390                       0.53
Oregon .......................        6              2,607,711                       1.24
Pennsylvania .................        3              1,058,032                       0.50
Rhode Island .................        1                440,572                       0.21
South Carolina ...............        1                398,411                       0.19
Tennessee ....................        1                605,530                       0.29
Texas ........................        6              2,398,953                       1.14
Virginia .....................       34             14,304,483                       6.82
Washington ...................        8              4,424,874                       2.11
                                    ---           ------------                     ------
TOTAL:                              402           $209,665,986                     100.00%
                                    ===           ============                     ======

----------
(1)  Column may not add to total due to rounding.

No more than approximately 2.289% of the Group 4 Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 2.736% of the Group 4 Loans will be secured by mortgaged properties in any single zip code area outside of California.

                  SCHEDULED MATURITY YEAR OF THE GROUP 4 LOANS

                                               AGGREGATE SCHEDULED
                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                  NUMBER    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    SCHEDULED MATURITY YEAR      OF LOANS        CUT-OFF DATE(1)            ALL GROUP 4 LOANS(1)
------------------------------   --------   ------------------------   ------------------------------
2035 .........................      110           $ 37,406,219                      17.84%
2036 .........................      292            172,259,767                      82.16
                                    ---           ------------                     ------
   TOTAL: ....................      402           $209,665,986                     100.00%
                                    ===           ============                     ======

----------
(1)  Column may not add to total due to rounding.

The weighted average stated remaining term of the Group 4 Loans as of the Cut-Off Date is approximately 357 months. The latest scheduled maturity of any of the Group 4 Loans is March 1, 2036.


                                     S-B-44

                          PURPOSE OF THE GROUP 4 LOANS

                                               AGGREGATE SCHEDULED
                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                  NUMBER    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
            PURPOSE              OF LOANS        CUT-OFF DATE(1)            ALL GROUP 4 LOANS(1)
------------------------------   --------   ------------------------   ------------------------------
Purchase .....................      220           $119,156,361                      56.83%
Cash Out Refinance ...........      107             56,517,915                      26.96
Rate Term Refinance ..........       75             33,991,710                      16.21
                                    ---           ------------                     ------
   TOTAL: ....................      402           $209,665,986                     100.00%
                                    ===           ============                     ======

----------
(1)  Column may not add to total due to rounding.

                     FIRST PAYMENT YEAR OF THE GROUP 4 LOANS

                                               AGGREGATE SCHEDULED
                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                  NUMBER    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      FIRST PAYMENT YEAR         OF LOANS        CUT-OFF DATE(1)            ALL GROUP 4 LOANS(1)
------------------------------   --------   ------------------------   ------------------------------
2005 .........................      100           $ 31,596,531                      15.07%
2006 .........................      302            178,069,455                      84.93
                                    ---           ------------                     ------
   TOTAL: ....................      402           $209,665,986                     100.00%
                                    ===           ============                     ======

----------
(1)  Column may not add to total due to rounding.

                      OCCUPANCY STATUS OF THE GROUP 4 LOANS

                                               AGGREGATE SCHEDULED
                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                  NUMBER    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
       OCCUPANCY STATUS          OF LOANS        CUT-OFF DATE(1)            ALL GROUP 4 LOANS(1)
------------------------------   --------   ------------------------   ------------------------------
Primary Residence ............      365           $193,523,682                      92.30%
Second Home ..................       30             14,803,617                       7.06
Investment ...................        7              1,338,687                       0.64
                                    ---           ------------                     ------
   TOTAL: ....................      402           $209,665,986                     100.00%
                                    ===           ============                     ======

----------
(1)  Column may not add to total due to rounding.

                 CREDIT SCORE DISTRIBUTION OF THE GROUP 4 LOANS

                                               AGGREGATE SCHEDULED
                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
     CREDIT SCORES OF THE         NUMBER    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS           OF LOANS        CUT-OFF DATE(1)            ALL GROUP 4 LOANS(1)
------------------------------   --------   ------------------------   ------------------------------
600 to 649 ...................        4           $  1,677,899                       0.80%
650 to 699 ...................       54             24,984,156                      11.92
700 to 749 ...................      175            100,309,629                      47.84
750 to 799 ...................      155             76,164,391                      36.33
800 to 849 ...................       14              6,529,910                       3.11
                                    ---           ------------                     ------
   TOTAL: ....................      402           $209,665,986                     100.00%
                                    ===           ============                     ======

----------
(1)  Column may not add to total due to rounding.

The non-zero weighted average credit score of the Group 4 Loans as of the Cut-Off Date is approximately 737.


                                     S-B-45

                         RATE CAPS OF THE GROUP 4 LOANS

                                                     AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
                                                    THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE OF
       RATE CAPS (%)(1)          NUMBER OF LOANS   OF THE CUT-OFF DATE(1)         ALL GROUP 4 LOANS(2)
------------------------------   ---------------   ----------------------   ------------------------------
5/1/5.........................          13              $  6,916,723                      3.30%
5/2/5.........................         379               196,821,520                     93.87
6/2/6.........................          10                 5,927,742                      2.83
                                       ---              ------------                    ------
   TOTAL:.....................         402              $209,665,986                    100.00%
                                       ===              ============                    ======

----------
(1) First Rate Adjustment Cap / Subsequent Rate Adjustment Cap / Life Rate Adjustment Cap

(2)  Column may not add to total due to rounding.

             NEXT INTEREST RATE ADJUSTMENT YEAR OF THE GROUP 4 LOANS

                                                     AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
      NEXT INTEREST RATE                            THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE OF
        ADJUSTMENT YEAR          NUMBER OF LOANS   OF THE CUT-OFF DATE(1)         ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ----------------------   ------------------------------
2012..........................         110              $ 37,406,219                     17.84%
2013..........................         292               172,259,767                     82.16
                                       ---              ------------                    ------
   TOTAL:.....................         402              $209,665,986                    100.00%
                                       ===              ============                    ======

----------
(1)  Column may not add to total due to rounding.

                   MAXIMUM INTEREST RATES OF THE GROUP 4 LOANS

                                                     AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
                                                    THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE OF
  MAXIMUM INTEREST RATES (%)     NUMBER OF LOANS   OF THE CUT-OFF DATE(1)         ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ----------------------   ------------------------------
9.500 to 9.999................           2              $    654,389                      0.31%
10.000 to 10.499..............          16                 5,871,069                      2.80
10.500 to 10.999..............         128                55,530,816                     26.49
11.000 to 11.499..............         188                99,945,464                     47.67
11.500 to 11.999..............          56                39,766,506                     18.97
12.000 to 12.499..............           6                 4,599,155                      2.19
12.500 to 12.999..............           5                 2,764,188                      1.32
13.000 to 13.499..............           1                   534,400                      0.25
                                       ---              ------------                    ------
   TOTAL:.....................         402              $209,665,986                    100.00%
                                       ===              ============                    ======

----------
(1)  Column may not add to total due to rounding.

The weighted average maximum interest rate of the Group 4 Loans as of the Cut-Off Date is approximately 11.171%.


                                     S-B-46

                     PROPERTY ZIP CODES OF THE GROUP 4 LOANS

                                                     AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
                                                    THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE OF
      PROPERTY ZIP CODES         NUMBER OF LOANS   OF THE CUT-OFF DATE(1)         ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ----------------------   ------------------------------
21401.........................           1              $  3,000,000                      1.43%
33064.........................           1                 2,975,000                      1.42
92131.........................           3                 2,289,083                      1.09
95060.........................           2                 2,092,000                      1.00
92009.........................           3                 2,060,319                      0.98
92677.........................           3                 2,044,500                      0.98
92661.........................           1                 2,039,511                      0.97
92037.........................           1                 2,000,000                      0.95
94568.........................           3                 1,991,417                      0.95
20147.........................           4                 1,840,700                      0.88
Other.........................         380               187,333,455                     89.35
                                       ---              ------------                    ------
   TOTAL:.....................         402              $209,665,986                    100.00%
                                       ===              ============                    ======

----------
(1)  Column may not add to total due to rounding.

                        DELINQUENCY OF THE GROUP 4 LOANS

                                                     AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
                                                    THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE OF
          DELINQUENCY            NUMBER OF LOANS   OF THE CUT-OFF DATE(1)         ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ----------------------   ------------------------------
Current.......................         400              $208,907,186                     99.64%
30 Days.......................           2                   758,800                      0.36
                                       ---              ------------                    ------
   TOTAL:.....................         402              $209,665,986                    100.00%
                                       ===              ============                    ======

----------
(1)  Column may not add to total due to rounding.

                 PRIMARY MORTGAGE INSURANCE OF THE GROUP 4 LOANS

                                                     AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
                                                    THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE OF
  PRIMARY MORTGAGE INSURANCE     NUMBER OF LOANS   OF THE CUT-OFF DATE(1)         ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ----------------------   ------------------------------
OLTV(2) less than or equal to
   80%........................         393              $206,304,825                     98.40%
OLTV(2) greater than 80% and
   Insured....................           7                 2,581,161                      1.23
OLTV(2) greater than 80% and
   Uninsured..................           2                   780,000                      0.37
                                       ---              ------------                    ------
   TOTAL:.....................         402              $209,665,986                    100.00%
                                       ===              ============                    ======

----------
(1)  Column may not add to total due to rounding.

(2)  "OLTV" means Original Loan-to-Value Ratio.


                                     S-B-47

                       MONTHS TO ROLL OF THE GROUP 4 LOANS

                                                     AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
                                                    THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE OF
        MONTHS TO ROLL           NUMBER OF LOANS   OF THE CUT-OFF DATE(1)         ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ----------------------   ------------------------------
73............................           2              $    772,630                      0.37%
75............................           3                 1,160,601                      0.55
76............................           1                   200,000                      0.10
77............................           5                 1,031,034                      0.49
78............................          41                11,904,408                      5.68
79............................          48                16,527,858                      7.88
80............................          10                 5,809,688                      2.77
81............................         142                87,292,707                     41.63
82............................         146                82,480,940                     39.34
83............................           4                 2,486,120                      1.19
                                       ---              ------------                    ------
   TOTAL:.....................         402              $209,665,986                    100.00%
                                       ===              ============                    ======

----------
(1)  Column may not add to total due to rounding.

The weighted average months to roll of the Group 4 Loans as of the Cut-Off Date is approximately 81 months.

                         SEASONING OF THE GROUP 4 LOANS

                                                     AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
                                                    THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE OF
      SEASONING (MONTHS)         NUMBER OF LOANS   OF THE CUT-OFF DATE(1)         ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ----------------------   ------------------------------
0 to 2........................         150              $ 84,967,060                     40.52%
3 to 5........................         200               109,630,253                     52.29
6 to 8........................          47                13,135,442                      6.26
9 to 11.......................           5                 1,933,231                      0.92
                                       ---              ------------                    ------
   TOTAL:.....................         402              $209,665,986                    100.00%
                                       ===              ============                    ======

(1)  Column may not add to total due to rounding.

The weighted average seasoning of the Group 4 Loans as of the Cut-Off Date is approximately 3 months.

                       ORIGINAL TERM OF THE GROUP 4 LOANS

                                                     AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
                                                    THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE OF
    ORIGINAL TERM (MONTHS)       NUMBER OF LOANS   OF THE CUT-OFF DATE(1)         ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ----------------------   ------------------------------
360...........................         402              $209,665,986                    100.00%
                                       ---              ------------                    ------
   TOTAL:.....................         402              $209,665,986                    100.00%
                                       ===              ============                    ======

----------
(1)  Column may not add to total due to rounding.

                   STATED REMAINING TERM OF THE GROUP 4 LOANS

                                                     AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
                                                    THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE OF
STATED REMAINING TERM (MONTHS)   NUMBER OF LOANS   OF THE CUT-OFF DATE(1)         ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ----------------------   ------------------------------
301- 360......................         402              $209,665,986                    100.00%
                                       ---              ------------                    ------
   TOTAL:.....................         402              $209,665,986                    100.00%
                                       ===              ============                    ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-48

                           INDEX OF THE GROUP 4 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
             INDEX               NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
One-Year CMT .................           1               $    493,584                       0.24%
One-Year LIBOR ...............         379                196,862,337                      93.89
Six-Month LIBOR ..............          22                 12,310,065                       5.87
                                       ---               ------------                     ------
   TOTAL: ....................         402               $209,665,986                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

                        PRODUCT TYPE OF THE GROUP 4 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
         PRODUCT TYPE            NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
7/1 Hybrids ..................         380               $197,355,920                      94.13%
7/6 Hybrids ..................          22                 12,310,065                       5.87
                                       ---               ------------                     ------
   TOTAL: ....................         402               $209,665,986                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

                           INTEREST ONLY GROUP 4 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
         INTEREST ONLY           NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Yes ..........................         350               $182,345,437                      86.97%
No ...........................          52                 27,320,549                      13.03
                                       ---               ------------                     ------
   TOTAL: ....................         402               $209,665,986                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

                     INTEREST ONLY TERM OF THE GROUP 4 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  INTEREST ONLY TERM (MONTHS)    NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
0 ............................          52               $ 27,320,549                      13.03%
60 ...........................           2                    658,000                       0.31
84 ...........................         283                151,129,553                      72.08
120 ..........................          65                 30,557,884                      14.57
                                       ---               ------------                     ------
   TOTAL: ....................         402               $209,665,986                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-49

                         SERVICERS OF THE GROUP 4 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
           SERVICERS             NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
American Home ................          23               $  6,022,910                       2.87%
Countrywide Servicing ........         219                140,192,194                      66.86
GMACM ........................          60                 17,273,985                       8.24
Lydian Private Bank ..........          11                  6,051,342                       2.89
Nat City .....................          79                 33,550,643                      16.00
Other ........................          10                  6,574,912                       3.14
                                       ---               ------------                     ------
   TOTAL: ....................         402               $209,665,986                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

                     DOCUMENTATION TYPE OF THE GROUP 4 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
     DOCUMENTATION TYPE          NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 4 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Alternative Documentation ....          33               $ 19,348,306                       9.23%
Full Documentation ...........         188                 83,643,751                      39.89
No Documentation .............           3                  2,208,250                       1.05
Reduced Documentation ........         134                 84,108,484                      40.12
Stated Documentation .........          44                 20,357,195                       9.71
                                       ---               ------------                     ------
   TOTAL: ....................         402               $209,665,986                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-50

                                  LOAN GROUP 5

                    GROSS CURRENT COUPON OF THE GROUP 5 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  GROSS CURRENT COUPON (%)       NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 5 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
4.750 to 4.999 ...............            1              $    529,974                       0.17%
5.000 to 5.249 ...............            9                 4,695,106                       1.49
5.250 to 5.499 ...............           40                21,456,825                       6.80
5.500 to 5.749 ...............          107                59,262,627                      18.78
5.750 to 5.999 ...............          187               102,955,876                      32.62
6.000 to 6.249 ...............          114                61,376,908                      19.45
6.250 to 6.499 ...............           88                46,781,419                      14.82
6.500 to 6.749 ...............           26                13,340,681                       4.23
6.750 to 6.999 ...............           12                 4,634,418                       1.47
7.000 to 7.249 ...............            2                   588,929                       0.19
                                        ---              ------------                     ------
   TOTAL: ....................          586              $315,622,762                     100.00%
                                        ===              ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the mortgage interest rates for all of the Group 5 Loans ranged from approximately 4.750% per annum to 7.125% per annum, with a weighted average of approximately 5.891% per annum.

                        GROSS MARGIN OF THE GROUP 5 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      GROSS MARGIN (%)           NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 5 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
1.875 ........................          16               $  7,291,763                       2.31%
2.000 ........................           4                  2,922,837                       0.93
2.250 ........................         410                212,745,194                      67.40
2.500 ........................           1                  1,000,000                       0.32
2.625 ........................           1                    124,100                       0.04
2.750 ........................         154                 91,538,869                      29.00
                                       ---               ------------                     ------
   TOTAL: ....................         586               $315,622,762                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average gross margin for all of the Group 5 Loans was approximately 2.385% per annum.

                ORIGINAL PRINCIPAL BALANCES OF THE GROUP 5 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  ORIGINAL PRINCIPAL BALANCES    NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 5 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
$50,000.01 to
   $200,000.00 ...............          58               $  8,120,934                       2.57%
$200,000.01 to
   $350,000.00 ...............          53                 14,231,815                       4.51
$350,000.01 to
   $500,000.00 ...............         165                 73,106,206                      23.16
$500,000.01 to
   $650,000.00 ...............         180                101,966,710                      32.31
$650,000.01 to
   $800,000.00 ...............          61                 43,723,105                      13.85
$800,000.01 to
   $950,000.00 ...............          25                 21,284,239                       6.74
$950,000.01 to $1,100,000.00 .          25                 24,237,466                       7.68
$1,100,000.01 & Above ........          19                 28,952,287                       9.17
                                       ---               ------------                     ------
   TOTAL: ....................         586               $315,622,762                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

At origination, the principal balances of all of the Group 5 Loans ranged from approximately $75,800 to $3,400,000, with an average of approximately $542,827.


                                     S-B-51

                 CURRENT PRINCIPAL BALANCES OF THE GROUP 5 LOANS

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                 NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
  CURRENT PRINCIPAL BALANCES       LOANS          CUT-OFF DATE(1)         OF ALL GROUP 5 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
$50,000.01 to $200,000.00.....       58            $  8,120,934                     2.57%
$200,000.01 to $350,000.00....       55              14,837,336                     4.70
$350,000.01 to $500,000.00....      165              73,206,685                    23.19
$500,000.01 to $650,000.00....      181             103,004,412                    32.64
$650,000.01 to $800,000.00....       62              44,527,780                    14.11
$800,000.01 to $950,000.00....       23              20,102,239                     6.37
$950,000.01 to $1,100,000.00..       23              22,871,090                     7.25
$1,100,000.01 & Above.........       19              28,952,287                     9.17
                                    ---            ------------                   ------
   TOTAL:.....................      586            $315,622,762                   100.00%
                                    ===            ============                   ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the principal balances of all of the Group 5 Loans ranged from approximately $75,800 to $3,400,000, with an average of approximately $538,605.

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 5 LOANS

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
    ORIGINAL LOAN-TO-VALUE       NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
           RATIO(%)                LOANS          CUT-OFF DATE(1)        OF ALL GROUP 5 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
Below or equal to 50.000......       55            $ 31,898,187                    10.11%
50.001 to 60.000..............       51              29,591,434                     9.38
60.001 to 70.000..............      113              67,580,556                    21.41
70.001 to 75.000..............      103              61,120,582                    19.37
75.001 to 80.000..............      255             123,137,238                    39.01
80.001 to 85.000..............        3                 506,100                     0.16
85.001 to 90.000..............        5               1,523,666                     0.48
90.001 to 95.000..............        1                 265,000                     0.08
                                    ---            ------------                   ------
   TOTAL:.....................      586            $315,622,762                   100.00%
                                    ===            ============                   ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the original weighted average loan-to-value ratio of all the Group 5 Loans was approximately 69.756%.

               COMBINED LOAN-TO-VALUE RATIOS OF THE GROUP 5 LOANS

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
    COMBINED LOAN-TO-VALUE       NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
           RATIO(%)                LOANS          CUT-OFF DATE(1)        OF ALL GROUP 5 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
Below or equal to 50.000......       46            $ 24,820,049                     7.86%
50.001 to 60.000..............       44              23,025,185                     7.30
60.001 to 70.000..............       97              61,981,970                    19.64
70.001 to 75.000..............       81              46,816,458                    14.83
75.001 to 80.000..............      168              84,119,625                    26.65
80.001 to 85.000..............       19              10,816,874                     3.43
85.001 to 90.000..............       81              43,153,559                    13.67
90.001 to 95.000..............       35              14,988,154                     4.75
95.001 to 100.000.............       14               5,420,887                     1.72
100.001 or greater............        1                 480,000                     0.15
                                    ---            ------------                   ------
   TOTAL:.....................      586            $315,622,762                   100.00%
                                    ===            ============                   ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the combined weighted average loan-to-value ratio of all of the Group 5 Loans was approximately 74.032%.


                                     S-B-52

            TYPES OF MORTGAGED PROPERTIES SECURING THE GROUP 5 LOANS

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
           TYPES OF              NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
     MORTGAGED PROPERTIES          LOANS          CUT-OFF DATE(1)        OF ALL GROUP 5 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
Single Family.................      331            $181,057,386                    57.37%
Planned Unit Development......      181              97,629,183                    30.93
Condominium...................       65              31,992,301                    10.14
Two- to Four-Family...........        6               4,018,224                     1.27
Townhouse.....................        3                 925,668                     0.29
                                    ---            ------------                   ------
   TOTAL:.....................      586            $315,622,762                   100.00%
                                    ===            ============                   ======

----------
(1)  Column may not add to total due to rounding.

              GEOGRAPHIC DISTRIBUTION OF THE GROUP 5 LOANS BY STATE

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                 NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
         JURISDICTION              LOANS          CUT-OFF DATE(1)        OF ALL GROUP 5 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
Alabama.......................        1            $    126,680                     0.04%
Arizona.......................       32              16,341,133                     5.18
California....................      231             136,859,705                    43.36
Colorado......................       15               6,496,002                     2.06
Connecticut...................        3               2,848,933                     0.90
District of Columbia..........        9               5,711,133                     1.81
Delaware......................        1                 518,023                     0.16
Florida.......................       26              13,765,046                     4.36
Georgia.......................       21               7,205,806                     2.28
Hawaii........................        1                 684,000                     0.22
Illinois......................       16              10,741,295                     3.40
Indiana.......................        2                 695,124                     0.22
Kansas........................        1                 486,000                     0.15
Louisiana.....................        1                 159,200                     0.05
Massachusetts.................        2                 617,393                     0.20
Maryland......................       37              21,275,331                     6.74
Maine.........................        1                 440,000                     0.14
Michigan......................        7               4,218,842                     1.34
Minnesota.....................        2                 600,400                     0.19
Missouri......................        1                 420,000                     0.13
Montana.......................        2               1,969,900                     0.62
Nebraska......................        1                 748,653                     0.24
Nevada........................        6               2,943,096                     0.93
New Hampshire.................        1                 375,000                     0.12
New Jersey....................       14               6,956,459                     2.20
New Mexico....................        3                 587,631                     0.19
New York......................       15               9,872,849                     3.13
North Carolina................       15               6,261,716                     1.98
Ohio..........................        8               2,541,433                     0.81
Oklahoma......................        1                 239,200                     0.08
Oregon........................        4                 683,162                     0.22
Pennsylvania..................        5               2,120,274                     0.67
South Carolina................        2               1,620,517                     0.51
Tennessee.....................        3                 929,319                     0.29
Texas.........................       12               4,987,882                     1.58
Virginia......................       67              34,190,505                    10.83
Vermont.......................        1                 600,000                     0.19
Washington....................       10               4,458,337                     1.41
Wisconsin.....................        3               1,552,799                     0.49
West Virginia.................        2                 798,985                     0.25
Wyoming.......................        1                 975,000                     0.31
                                    ---            ------------                   ------
TOTAL:........................      586            $315,622,762                   100.00%
                                    ===            ============                   ======

----------
(1)  Column may not add to total due to rounding.

No more than approximately 2.350% of the Group 5 Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 2.410% of the Group 5 Loans will be secured by mortgaged properties in any single zip code area outside of California.


                                     S-B-53

                  SCHEDULED MATURITY YEAR OF THE GROUP 5 LOANS

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                 NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
    SCHEDULED MATURITY YEAR        LOANS          CUT-OFF DATE(1)        OF ALL GROUP 5 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
2035..........................      454            $236,018,010                    74.78%
2036..........................      132              79,604,752                    25.22
                                    ---            ------------                   ------
   TOTAL:.....................      586            $315,622,762                   100.00%
                                    ===            ============                   ======

----------
(1)  Column may not add to total due to rounding.

The weighted average stated remaining term of the Group 5 Loans as of the Cut-Off Date is approximately 355 months. The latest scheduled maturity of any of the Group 5 Loans is March 1, 2036.

                          PURPOSE OF THE GROUP 5 LOANS

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                 NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
            PURPOSE                LOANS          CUT-OFF DATE(1)        OF ALL GROUP 5 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
Purchase......................      284            $155,527,637                    49.28%
Cash Out Refinance............      191             100,146,758                    31.73
Rate Term Refinance...........      111              59,948,368                    18.99
                                    ---            ------------                   ------
   TOTAL:.....................      586            $315,622,762                   100.00%
                                    ===            ============                   ======

----------
(1)  Column may not add to total due to rounding.

                     FIRST PAYMENT YEAR OF THE GROUP 5 LOANS

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                 NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
      FIRST PAYMENT YEAR           LOANS          CUT-OFF DATE(1)        OF ALL GROUP 5 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
2005..........................      435            $223,523,948                    70.82%
2006..........................      151              92,098,815                    29.18
                                    ---            ------------                   ------
   TOTAL:.....................      586            $315,622,762                   100.00%
                                    ===            ============                   ======

----------
(1)  Column may not add to total due to rounding.

                      OCCUPANCY STATUS OF THE GROUP 5 LOANS

                                                AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF THE   PERCENTAGE OF THE AGGREGATE
                                 NUMBER OF   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE
       OCCUPANCY STATUS            LOANS          CUT-OFF DATE(1)        OF ALL GROUP 5 LOANS(1)
------------------------------   ---------   ------------------------   ---------------------------
Primary Residence.............      545            $298,108,579                    94.45%
Second Home...................       20              12,536,411                     3.97
Investment....................       21               4,977,772                     1.58
                                    ---            ------------                   ------
   TOTAL:.....................      586            $315,622,762                   100.00%
                                    ===            ============                   ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-54

                 CREDIT SCORE DISTRIBUTION OF THE GROUP 5 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
     CREDIT SCORES OF THE                          MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS           NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 5 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
550 to 599....................           1               $    519,772                       0.16%
600 to 649....................           7                  2,555,030                       0.81
650 to 699....................         104                 55,223,071                      17.50
700 to 749....................         198                109,237,633                      34.61
750 to 799....................         239                129,070,193                      40.89
800 to 849....................          37                 19,017,064                       6.03
                                       ---               ------------                     ------
   TOTAL:.....................         586               $315,622,762                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

The non-zero weighted average credit score of the Group 5 Loans as of the Cut-Off Date is approximately 741.

                         RATE CAPS OF THE GROUP 5 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      RATE CAPS (%)(1)           NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 5 LOANS(2)
------------------------------   ---------------   ------------------------   ------------------------------
5.75/2/5.75 ..................           1               $    156,567                       0.05%
5/1/5 ........................          27                 14,193,330                       4.50
5/2/5 ........................         520                285,057,589                      90.32
6/1/6 ........................           1                    119,950                       0.04
6/2/6 ........................          37                 16,095,326                       5.10
                                       ---               ------------                     ------
   TOTAL: ....................         586               $315,622,762                     100.00%
                                       ===               ============                     ======

----------
(1) First Rate Adjustment Cap / Subsequent Rate Adjustment Cap / Life Rate Adjustment Cap

(2)  Column may not add to total due to rounding.

             NEXT INTEREST RATE ADJUSTMENT YEAR OF THE GROUP 5 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
     NEXT INTEREST RATE                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
       ADJUSTMENT YEAR           NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 5 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
2015 .........................         454               $236,018,010                      74.78%
2016 .........................         132                 79,604,752                      25.22
                                       ---               ------------                     ------
   TOTAL: ....................         586               $315,622,762                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-55

                   MAXIMUM INTEREST RATES OF THE GROUP 5 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  MAXIMUM INTEREST RATES (%)     NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 5 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
9.500 to 9.999 ...............           1               $    529,974                       0.17%
10.000 to 10.499 .............          49                 26,151,930                       8.29
10.500 to 10.999 .............         284                157,575,769                      49.93
11.000 to 11.499 .............         184                 99,901,066                      31.65
11.500 to 11.999 .............          37                 19,145,986                       6.07
12.000 to 12.499 .............          21                  9,002,757                       2.85
12.500 to 12.999 .............          10                  3,315,280                       1.05
                                       ---               ------------                     ------
   TOTAL: ....................         586               $315,622,762                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

The weighted average maximum interest rate of the Group 5 Loans as of the Cut-Off Date is approximately 10.943%.

                     PROPERTY ZIP CODES OF THE GROUP 5 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
     PROPERTY ZIP CODES          NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 5 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
20854 ........................           2               $  4,307,418                       1.36%
95023 ........................           5                  3,216,200                       1.02
20176 ........................           3                  3,050,800                       0.97
95138 ........................           3                  2,913,110                       0.92
91915 ........................           6                  2,718,906                       0.86
92024 ........................           4                  2,712,939                       0.86
23451 ........................           3                  2,419,500                       0.77
90275 ........................           3                  2,351,800                       0.75
06870 ........................           2                  2,250,000                       0.71
20008 ........................           2                  2,199,721                       0.70
Other ........................         553                287,482,369                      91.08
                                       ---               ------------                     ------
TOTAL: .......................         586               $315,622,762                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

                        DELINQUENCY OF THE GROUP 5 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        DELINQUENCY              NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 5 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
Current ......................         584               $315,014,762                      99.81%
30 Days ......................           2                    608,000                       0.19
                                       ---               ------------                     ------
   TOTAL: ....................         586               $315,622,762                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-56

                 PRIMARY MORTGAGE INSURANCE OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                           PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                           MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      PRIMARY MORTGAGE INSURANCE         NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 5 LOANS(1)
--------------------------------------   ---------------   ------------------------   ------------------------------
OLTV(2) less than or equal to 80% ....         577               $313,327,997                      99.27%
OLTV(2) greater than 80% and
   Insured ...........................           8                  2,099,766                       0.67
OLTV(2) greater than 80% and
   Uninsured .........................           1                    195,000                       0.06
                                               ---               ------------                     ------
   TOTAL: ............................         586               $315,622,762                     100.00%
                                               ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

(2)  "OLTV" means Original Loan-to-Value Ratio.

                       MONTHS TO ROLL OF THE GROUP 5 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MONTHS TO ROLL           NUMBER OF LOANS        CUT-OFF DATE(1)            ALL GROUP 5 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
105 ..........................           1               $    119,950                       0.04%
106 ..........................           4                  1,782,392                       0.56
108 ..........................           2                    709,650                       0.22
109 ..........................           6                    773,392                       0.25
110 ..........................           8                  1,887,469                       0.60
111 ..........................           9                  4,042,062                       1.28
112 ..........................         102                 40,363,614                      12.79
113 ..........................          43                 19,893,187                       6.30
114 ..........................         148                 83,969,904                      26.60
115 ..........................         112                 69,982,330                      22.17
116 ..........................          19                 12,494,062                       3.96
117 ..........................          33                 20,214,243                       6.40
118 ..........................          97                 57,925,529                      18.35
119 ..........................           2                  1,464,981                       0.46
                                       ---               ------------                     ------
   TOTAL: ....................         586               $315,622,762                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

The weighted average months to roll of the Group 5 Loans as of the Cut-Off Date is approximately 115 months.

                         SEASONING OF THE GROUP 5 LOANS

                                                      AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      SEASONING (MONTHS)         NUMBER OF LOANS        CUT-OFF DATE(1)             ALL GROUP 5 LOANS(1)
------------------------------   ---------------   ------------------------   ------------------------------
0 to 2 .......................          99               $ 59,390,509                      18.82%
3 to 5 .......................         164                102,690,635                      32.54
6 to 8 .......................         293                144,226,704                      45.70
9 to 11 ......................          23                  6,702,923                       2.12
12 to 14 .....................           6                  2,492,041                       0.79
15 to 17 .....................           1                    119,950                       0.04
                                       ---               ------------                     ------
   TOTAL: ....................         586               $315,622,762                     100.00%
                                       ===               ============                     ======

----------
(1)  Column may not add to total due to rounding.

The weighted average seasoning of the Group 5 Loans as of the Cut-Off Date is approximately 5 months.


                                     S-B-57

                       ORIGINAL TERM OF THE GROUP 5 LOANS

                                              AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                  NUMBER     THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
    ORIGINAL TERM (MONTHS)       OF LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 5 LOANS(1)
------------------------------   --------   ----------------------   ---------------------------
360 ..........................      586          $315,622,762                  100.00%
                                    ---          ------------                  ------
   TOTAL: ....................      586          $315,622,762                  100.00%
                                    ===          ============                  ======

----------
(1)  Column may not add to total due to rounding.

                   STATED REMAINING TERM OF THE GROUP 5 LOANS

                                              AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                  NUMBER     THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
STATED REMAINING TERM (MONTHS)   OF LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 5 LOANS(1)
------------------------------   --------   ----------------------   ---------------------------
301 - 360 ....................      586          $315,622,762                  100.00%
                                    ---          ------------                  ------
   TOTAL: ....................      586          $315,622,762                  100.00%
                                    ===          ============                  ======

----------
(1)  Column may not add to total due to rounding.

                           INDEX OF THE GROUP 5 LOANS

                                              AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                  NUMBER     THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
             INDEX               OF LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 5 LOANS(1)
------------------------------   --------   ----------------------   ---------------------------
One-Year CMT .................        2          $  1,265,000                    0.40%
One-Year LIBOR ...............      519           284,792,589                   90.23
Six-Month LIBOR ..............       65            29,565,174                    9.37
                                    ---          ------------                  ------
   TOTAL: ....................      586          $315,622,762                  100.00%
                                    ===          ============                  ======

----------
(1)  Column may not add to total due to rounding.

                        PRODUCT TYPE OF THE GROUP 5 LOANS

                                              AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                  NUMBER     THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
         PRODUCT TYPE            OF LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 5 LOANS(1)
------------------------------   --------   ----------------------   ---------------------------
10/1 Hybrids .................      521          $286,057,589                   90.63%
10/6 Hybrids .................       65            29,565,174                    9.37
                                    ---          ------------                  ------
   TOTAL: ....................      586          $315,622,762                  100.00%
                                    ===          ============                  ======

----------
(1)  Column may not add to total due to rounding.

                           INTEREST ONLY GROUP 5 LOANS

                                              AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                  NUMBER     THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
         INTEREST ONLY           OF LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 5 LOANS(1)
------------------------------   --------   ----------------------   ---------------------------
Yes ..........................      550          $297,885,253                   94.38%
No ...........................       36            17,737,509                    5.62
                                    ---          ------------                  ------
   TOTAL: ....................      586          $315,622,762                  100.00%
                                    ===          ============                  ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-58

                     INTEREST ONLY TERM OF THE GROUP 5 LOANS

                                              AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                  NUMBER     THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
  INTEREST ONLY TERM (MONTHS)    OF LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 5 LOANS(1)
------------------------------   --------   ----------------------   ---------------------------
0 ............................       36          $ 17,737,509                    5.62%
60 ...........................        2             2,500,000                    0.79
120 ..........................      548           295,385,253                   93.59
                                    ---          ------------                  ------
   TOTAL: ....................      586          $315,622,762                  100.00%
                                    ===          ============                  ======

----------
(1)  Column may not add to total due to rounding.

                         SERVICERS OF THE GROUP 5 LOANS

                                              AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                  NUMBER     THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
           SERVICERS             OF LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 5 LOANS(1)
------------------------------   --------   ----------------------   ---------------------------
American Home ................       54          $ 33,372,496                   10.57%
Countrywide Servicing ........       77            48,249,212                   15.29
GMACM ........................      144            87,777,946                   27.81
GMAC RFC .....................      188            75,403,413                   23.89
Lydian Private Bank ..........        3             3,500,000                    1.11
Nat City .....................      113            62,281,698                   19.73
Other ........................        7             5,037,997                    1.60
                                    ---          ------------                  ------
   TOTAL: ....................      586          $315,622,762                  100.00%
                                    ===          ============                  ======

----------
(1)  Column may not add to total due to rounding.

                     DOCUMENTATION TYPE OF THE GROUP 5 LOANS

                                              AGGREGATE SCHEDULED
                                             PRINCIPAL BALANCE OF    PERCENTAGE OF THE AGGREGATE
                                  NUMBER     THE MORTGAGE LOANS AS   SCHEDULED PRINCIPAL BALANCE
      DOCUMENTATION TYPE         OF LOANS   OF THE CUT-OFF DATE(1)     OF ALL GROUP 5 LOANS(1)
------------------------------   --------   ----------------------   ---------------------------
Alternative Documentation ....       12          $  6,217,140                    1.97%
Full Documentation ...........      381           206,756,815                   65.51
No Documentation .............       14             8,481,963                    2.69
Reduced Documentation ........       49            29,849,556                    9.46
Stated Documentation .........      130            64,317,287                   20.38
                                    ---          ------------                  ------
   TOTAL: ....................      586          $315,622,762                  100.00%
                                    ===          ============                  ======

----------
(1)  Column may not add to total due to rounding.


                                     S-B-59

                      (This Page Intentionally Left Blank)

                                   PROSPECTUS

                             ASSET-BACKED SECURITIES
                (Issuable in Series by Separate Issuing Entities)

                          GS MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

     GS Mortgage Securities Corp. may, through one or more issuing entities that are trusts, offer to sell certificates and notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund. Each trust or trust fund will consist primarily of the following mortgage related assets:

     o    mortgage loans secured by one- to four-family residential properties,

     o    mortgage loans secured by multifamily residential properties,

     o loans secured by security interests on shares in cooperative housing corporations,

     o conditional sales contracts and installment sales or loan agreements secured by manufactured housing,

     o closed-end and revolving credit line mortgage loans (or certain revolving credit line mortgage loan balances);

     o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities; and

     o mortgage loans secured by commercial real estate properties; provided that such loans will not constitute 10% or more, by principal balance, of the pool of assets for any series of securities.

     The certificates or notes of any series may be called "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes", "asset-backed certificates", or "asset-backed notes".

     AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

     Offers of the certificates or notes, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                              GOLDMAN, SACHS & CO.

                    The date of this Prospectus is March 31, 2006.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT................................................................................   1
INCORPORATION OF CERTAIN
     DOCUMENTS BY REFERENCE..........................................................................   1
RISK FACTORS.........................................................................................   2
   You May Have Difficulty Selling The
        Securities...................................................................................   2
   Book-Entry Securities May Delay
        Receipt of Payment and Reports...............................................................   2
   Your Return on an Investment in The
        Securities Is Uncertain......................................................................   2
   Prepayments on the Mortgage Assets
        Could Lead to Shortfalls in the
        Distribution of Interest on Your
        Securities...................................................................................   3
   Delay in Receipt of Liquidation
        Proceeds; Liquidation Proceeds
        May Be Less Than the Mortgage
        Loan Balance.................................................................................   3
   High Loan-to-Value Ratios Increase
        Risk of Loss.................................................................................   4
   Some of the Mortgage Loans May Have
        an Initial Interest-Only Period,
        Which May Result in Increased
        Delinquencies and Losses.....................................................................   4
   Your Yield May Be Subject to Any
        Negative Amortization on the
        Related Mortgage Loans.......................................................................   4
   Interest Only and Principal Only
        Securities Involve Additional Risk...........................................................   5
   Subordinated Securities Involve More
        Risks and May Incur Losses...................................................................   5
   Trust or Trust Fund Assets Are the Only
        Source of Payments on the
        Securities...................................................................................   5
   The Securities Are Obligations of the
        Trust Only...................................................................................   6
   Delays and Expenses Inherent in
        Foreclosure Procedures Could
        Delay Distributions to You or Result
        in Losses....................................................................................   6
   The Concentration of Mortgage Assets
        in Specific Geographic Areas May
        Increase the Risk of Loss....................................................................   6
   Financial Instruments May Not Avoid
        Losses.......................................................................................   7
   Environmental Conditions Affecting
        Mortgaged Properties May Result in
        Losses.......................................................................................   7
   Security Interests in Manufactured
        Homes May Be Lost............................................................................   8
   Residential Real Estate Values May
        Fluctuate and Adversely Affect Your
        Investment in the Securities.................................................................   8

   Increased Use of New Mortgage Loan
     Products by Borrowers May Result
     in Decline in Real Estate Values
     Generally.......................................................................................    8
   The Trust May Contain Mortgage Assets
     Secured by Subordinated Liens;
     These Mortgage Assets Are More
     Likely Than Mortgage Assets
     Secured by Senior Liens to
     Experience Losses...............................................................................    9
   Violation of Various Federal, State and
     Local Laws May Result in Losses on
     the Mortgage Loans..............................................................................    9
   If Consumer Protection Laws are
     Violated in the Origination or
     Servicing of the Loans, Losses on
     Your Investment Could Result....................................................................   10
   Assets of the Trust or Trust Fund May
     Include Mortgage Loans Originated
     Under Less Stringent Underwriting
     Standards.......................................................................................   10
   Assets of the Trust or Trust Fund May
     Include Delinquent and Sub-
     Performing Residential Mortgage
     Loans...........................................................................................   11
   Value of Collateral Securing
     Cooperative Loans May Diminish in
     Value...........................................................................................   11
   Bankruptcy of the Depositor or a
     Sponsor May Delay or Reduce
     Collections on Loans............................................................................   11
   The Securities Are Not Suitable
     Investments for All Investors...................................................................   12
   Your Investment May Not Be Liquid.................................................................   12
   The Ratings on Your Certificates Could
     Be Reduced or Withdrawn.........................................................................   13
   Conflicts of Interest between the Master
     Servicer and the Trust..........................................................................   13
   Servicing Fee May be Insufficient to
     Engage Replacement Master
     Servicers or Servicers..........................................................................   13
   You May Have Income for Tax
     Purposes Prior to Your Receipt of
     Cash............................................................................................   13
THE TRUSTS OR TRUST FUNDS............................................................................   14
   The Mortgage Loans - General......................................................................   15
   Single Family and Cooperative Loans...............................................................   18
   Multifamily Loans.................................................................................   18
   Manufactured Housing Contracts....................................................................   18
   Revolving Credit Line Mortgage Loans..............................................................   19
   Agency Securities.................................................................................   19
   Private Mortgage-Backed Securities................................................................   24
   U.S. Government Securities........................................................................   26
   Substitution of Mortgage Assets...................................................................   26



   Pre-Funding and Capitalized Interest
        Accounts..................................................................................... 27
USE OF PROCEEDS...................................................................................... 27
THE DEPOSITOR........................................................................................ 27
THE SPONSOR.......................................................................................... 28
THE MORTGAGE LOANS................................................................................... 28
   General........................................................................................... 28
   Goldman Sachs Mortgage Conduit
        Program Underwriting Guidelines.............................................................. 30
   Representations and Warranties;
        Repurchases.................................................................................. 33
   Optional Purchase of Defaulted Loans.............................................................. 34
DESCRIPTION OF THE SECURITIES........................................................................ 34
   General........................................................................................... 34
   Distributions on Securities....................................................................... 36
   Advances.......................................................................................... 37
   Reports to Securityholders........................................................................ 38
   Exchangeable Securities........................................................................... 38
   Book-Entry Registration........................................................................... 41
CREDIT ENHANCEMENT................................................................................... 45
   General........................................................................................... 45
   Subordination..................................................................................... 46
   Pool Insurance Policies........................................................................... 47
   Special Hazard Insurance Policies................................................................. 47
   Bankruptcy Bonds.................................................................................. 48
   FHA Insurance; VA Guarantees; RHS
        Guarantees................................................................................... 48
          FHA Loans.................................................................................. 48
          VA Loans................................................................................... 50
          RHS Loans.................................................................................. 51
   FHA Insurance on Multifamily Loans................................................................ 53
   Reserve and Other Accounts........................................................................ 53
   Other Insurance, Guarantees and
        Similar Instruments or Agreements............................................................ 54
   Overcollateralization............................................................................. 54
   Excess Spread..................................................................................... 54
   Cross Support..................................................................................... 54
YIELD AND PREPAYMENT
     CONSIDERATIONS.................................................................................. 54
ADMINISTRATION....................................................................................... 56
   Assignment of Mortgage Assets..................................................................... 56
   Payments on Mortgage Loans; Deposits
        to Accounts.................................................................................. 58
   Sub-Servicing..................................................................................... 60
   Collection Procedures............................................................................. 61
   Hazard Insurance.................................................................................. 62
   Realization Upon Defaulted Mortgage
        Loans........................................................................................ 63
   Servicing and Other Compensation and
        Payment of Expenses.......................................................................... 65
   Evidence as to Compliance......................................................................... 66
   Certain Matters Regarding the Master
        Servicer and Us.............................................................................. 66
   Events of Default; Rights Upon Event of
        Default...................................................................................... 67
   The Trustee....................................................................................... 70

   Duties of the Trustee............................................................................. 70
   Resignation and Removal of Trustee................................................................ 70
   Amendment......................................................................................... 71
   Termination; Optional Termination................................................................. 72
LEGAL ASPECTS OF THE
     MORTGAGE LOANS.................................................................................. 72
   General........................................................................................... 72
   Foreclosure/Repossession.......................................................................... 76
          General.................................................................................... 76
   Rights Of Redemption.............................................................................. 79
          General.................................................................................... 79
   Anti-Deficiency Legislation And Other
        Limitations On Lenders....................................................................... 79
   Due-On-Sale Clauses............................................................................... 81
   Prepayment Charges................................................................................ 81
   Subordinate Financing............................................................................. 82
   Applicability of Usury Laws....................................................................... 82
   Servicemembers Civil Relief Act and the
        California Military and Veterans
        Code......................................................................................... 83
   Product Liability and Related Litigation.......................................................... 83
   Environmental Considerations...................................................................... 84
   Forfeiture for Drug, RICO and Money
        Laundering Violations........................................................................ 85
   Other Legal Considerations........................................................................ 85
FEDERAL INCOME TAX
     CONSEQUENCES.................................................................................... 86
   General........................................................................................... 86
   Miscellaneous Itemized Deductions................................................................. 87
   Tax Treatment of REMIC Regular
        Interests and Other Debt
        Instruments.................................................................................. 87
   OID88
   Market Discount................................................................................... 92
   Amortizable Premium............................................................................... 93
   Consequences of Realized Losses................................................................... 93
   Gain or Loss on Disposition....................................................................... 94
   Tax Treatment of Exchangeable
        Securities................................................................................... 94
   Taxation of Certain Foreign Holders of
        Debt Instruments............................................................................. 97
   Backup Withholding................................................................................ 97
   Reporting and Tax Administration.................................................................. 98
   Tax Treatment of REMIC Residual
        Interests.................................................................................... 99
   Special Considerations for Certain
        Types of Investors...........................................................................102
   Treatment by the REMIC of OID, Market
        Discount, and Amortizable Premium............................................................104
   REMIC-Level Taxes.................................................................................104
   REMIC Qualification...............................................................................105
   Grantor Trusts....................................................................................105
   Tax Treatment of the Grantor Trust
        Security.....................................................................................105
   Treatment of Pass-Through Securities..............................................................106
   Treatment of Strip Securities.....................................................................106



Determination of Income with Respect
   to Strip Securities...............................................................................  107
Purchase of Complementary Classes of
   Strip Securities..................................................................................  108
Possible Alternative Characterizations of
   Strip Securities..................................................................................  108
Limitations on Deductions With Respect
   to Strip Securities...............................................................................  109
Sale of a Grantor Trust Security.....................................................................  109
Taxation of Certain Foreign Holders of
   Grantor Trust Securities..........................................................................  109
Backup Withholding of Grantor Trust
   Securities........................................................................................  110
Reporting and Tax Administration of
   Grantor Trust Securities..........................................................................  110
Taxation of Owners of Owner Trust
   Securities........................................................................................  110
Partnership Taxation.................................................................................  111
Discount and Premium of Mortgage
   Loans.............................................................................................  111
Section 708 Termination..............................................................................  112
Gain or Loss on Disposition of
   Partnership Securities............................................................................  112
Allocations Between Transferors and
   Transferees.......................................................................................  112
Section 731 Distributions............................................................................  113
Section 754 Election.................................................................................  113

   Administrative Matters............................................................................  113
   Tax Consequences to Foreign
        Securityholders of a Partnership
        Trust........................................................................................  114
   Backup Withholding on Partnership
        Securities...................................................................................  115
STATE, FOREIGN AND LOCAL TAX
     CONSEQUENCES....................................................................................  115
ERISA CONSIDERATIONS.................................................................................  115
   General...........................................................................................  115
   ERISA Considerations Relating to
        Certificates.................................................................................  115
   Underwriter Exemption.............................................................................  117
   ERISA Considerations Relating to Notes............................................................  123
LEGAL INVESTMENT.....................................................................................  124
METHOD OF DISTRIBUTION...............................................................................  126
LEGAL MATTERS........................................................................................  127
FINANCIAL INFORMATION................................................................................  127
RATINGS..............................................................................................  127
REPORTS TO SECURITYHOLDERS...........................................................................  127
WHERE YOU CAN FIND MORE
     INFORMATION.....................................................................................  127
INDEX................................................................................................  129
ANNEX I CERTAIN U.S. FEDERAL
     INCOME TAX DOCUMENTATION
     REQUIREMENTS....................................................................................    1


                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                              PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

     You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

     All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

     You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                            Telephone: (212) 902-1000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

     AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW THE FOLLOWING INFORMATION AND THE INFORMATION UNDER THE CAPTION "RISK FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

YOU MAY HAVE DIFFICULTY SELLING THE SECURITIES

     There will be no market for the certificates or notes of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the certificates or notes. The certificates and notes are redeemable only under the limited circumstances, if any, described in the related prospectus supplement. We do not intend to list any class of certificates or notes on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the certificates or notes are not listed or quoted, you may experience more difficulty selling certificates or notes. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS

     If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase certificates and notes for which they cannot receive physical certificates.

YOUR RETURN ON AN INVESTMENT IN THE SECURITIES IS UNCERTAIN

     Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and
(3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest.

     o The Rate of Return of Principal is Uncertain. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. In general, borrowers may prepay their mortgage loans in whole or in part at any time. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans, breaches of representations and warranties or the exercise of an optional termination right. A prepayment of a mortgage loan generally will result in a prepayment on the securities. If you purchase your securities at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your securities at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate. In addition, a series of certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of certificates or holders of notes in any month or over the period of time that such certificates or notes remain outstanding.

     o Optional Termination May Adversely Affect Yield. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of certificates or notes. In such event, the holders of one or more classes of certificates or notes may incur a loss.

     o Credit Enhancement Will Not Cover All Losses. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

PREPAYMENTS ON THE MORTGAGE ASSETS COULD LEAD TO SHORTFALLS IN THE DISTRIBUTION
 OF INTEREST ON YOUR SECURITIES

     When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities once a month on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. The applicable series of securities may contain provisions requiring the applicable servicer to pay an amount without any right of reimbursement, for those shortfalls in interest collections payable on the securities that are attributable to the difference between the interest paid by a borrower in connection with certain voluntary principal prepayments and thirty days' interest on the prepaid mortgage loan, which may be limited by all or a portion of the monthly servicing fee for the related distribution date.

     If the servicer fails to make required compensating interest payments or the shortfall exceeds the limitation based on the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the securities. In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from types of voluntary prepayments specified in the related prospectus supplement for which the applicable servicer is not required to make a compensating interest payment or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the securities, will result in a reduction of the yield on your securities.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN
 THE MORTGAGE LOAN BALANCE

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans in the related trust. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the securities. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

     A trust or trust fund may include mortgage loans with combined original loan-to-value ratios of 80% or higher. Mortgage loans with higher combined original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

     Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

SOME OF THE MORTGAGE LOANS MAY HAVE AN INITIAL INTEREST-ONLY PERIOD, WHICH MAY
 RESULT IN INCREASED DELINQUENCIES AND LOSSES

     A trust or trust fund may include mortgage loans that have an initial interest-only period. During this period, the payment made by the related borrower will be less than it would be if principal of the mortgage loan was required to amortize and if the interest rate adjusts to a rate higher than the initial fixed rate. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the securities with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

     After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the securities.

     The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination and from mortgage loans whose interest rate adjusted from inception. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

YOUR YIELD MAY BE SUBJECT TO ANY NEGATIVE AMORTIZATION ON THE RELATED MORTGAGE
 LOANS

     A trust or trust fund may include mortgage loans that are negative amortization loans. Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule (e.g., annually). In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest, which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on the related securities on the related distribution date.

     If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of securities to amortize more quickly. Conversely, if the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of securities to amortize more slowly.

     In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization loans is greater than associated with fully amortizing mortgage loans.

INTEREST ONLY AND PRINCIPAL ONLY SECURITIES INVOLVE ADDITIONAL RISK

     Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

     A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

     The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

SUBORDINATED SECURITIES INVOLVE MORE RISKS AND MAY INCUR LOSSES

     A series of certificates or notes may provide that one or more classes of such certificates or notes are subordinated in right of payment to one or more other classes of that series or to one or more tranches of certificates or notes within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of certificates and notes is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

TRUST OR TRUST FUND ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE SECURITIES

     Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

THE SECURITIES ARE OBLIGATIONS OF THE TRUST ONLY

     The securities will not represent an interest in or obligation of the depositor, any underwriter, the sponsor, any servicer, any seller, any responsible party, the trustee or any of their respective affiliates. Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the securities, and there will be no recourse to the depositor, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

DELAYS AND EXPENSES INHERENT IN FORECLOSURE PROCEDURES COULD DELAY DISTRIBUTIONS
 TO YOU OR RESULT IN LOSSES

     Substantial delays may occur before mortgage assets are liquidated and the proceeds forwarded to the trust or trust fund. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and mortgaged property proceeds may not cover the defaulted mortgage loan amount. Expenses incurred in the course of liquidating defaulted mortgage loans will be applied to reduce the foreclosure proceeds available to the trust or trust fund. Liquidation expenses with respect to defaulted mortgage assets do not vary directly with the outstanding principal balances of the mortgage assets at the time of default. Therefore, assuming that a master servicer, servicer or sub-servicer took the same steps in realizing on a defaulted mortgage asset having a small remaining principal balance as it would in the case of a defaulted mortgage asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small mortgage assets than would be the case with the larger defaulted mortgage assets having a large remaining principal balance. Also, some states prohibit a lender from obtaining a judgment against the mortgagor for amounts not covered by property proceeds if the mortgaged property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in amounts payable to you.

     There is no assurance that the value of the mortgaged assets for any series of certificates or notes at any time will equal or exceed the principal amount of the outstanding certificates or notes of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer, and the credit enhancement providers, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to the trust or the trust fund. As a result, you may not receive the full amount of interest and principal due on your certificates or notes.

     Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

THE CONCENTRATION OF MORTGAGE ASSETS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE
 THE RISK OF LOSS

     The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. In such a case, losses on the mortgage assets may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

     In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage assets, then the rates of delinquencies, foreclosures and losses on the mortgage assets may increase and the increase may be substantial.

     The concentration of mortgage assets with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage assets are payable to the subordinated securities at a slower rate than principal payments are made to the senior securities, the subordinated securities are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

FINANCIAL INSTRUMENTS MAY NOT AVOID LOSSES

     A trust or trust fund may include one or more financial instruments that are interest rate or currency swap agreements or interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

ENVIRONMENTAL CONDITIONS AFFECTING MORTGAGED PROPERTIES MAY RESULT IN LOSSES

     Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of certificates or notes if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

SECURITY INTERESTS IN MANUFACTURED HOMES MAY BE LOST

     The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer, or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer, the servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

     Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer, or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the applicable servicer would be unlikely to discover such noncompliance, which would hinder the servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

RESIDENTIAL REAL ESTATE VALUES MAY FLUCTUATE AND ADVERSELY AFFECT YOUR
 INVESTMENT IN THE SECURITIES

     We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

     In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. For example, in the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

INCREASED USE OF NEW MORTGAGE LOAN PRODUCTS BY BORROWERS MAY RESULT IN DECLINE
 IN REAL ESTATE VALUES GENERALLY

     In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

THE TRUST MAY CONTAIN MORTGAGE ASSETS SECURED BY SUBORDINATED LIENS; THESE
 MORTGAGE ASSETS ARE MORE LIKELY THAN MORTGAGE ASSETS SECURED BY SENIOR LIENS TO EXPERIENCE LOSSES

     The trust may contain mortgage assets that are in a subordinate lien position. Mortgages or deeds of trust securing subordinate mortgage assets will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a subordinate lender may only foreclose in a manner that is consistent with the rights of the senior lender. As a result, the subordinate lender generally must either pay the related senior lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage asset. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any subordinate mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

     An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a subordinate mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens. In circumstances where the applicable servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related subordinate lien mortgage loan as bad debt.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE
 MORTGAGE LOANS

     There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

     Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, ownership, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

     o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

     Violations of certain provisions of these federal, state and local laws may limit the ability of the applicable servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the related trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

IF CONSUMER PROTECTION LAWS ARE VIOLATED IN THE ORIGINATION OR SERVICING OF THE
 LOANS, LOSSES ON YOUR INVESTMENT COULD RESULT

     In addition to federal laws, most states and some local governments have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer or the sub-servicer to collect interest or principal on the mortgage assets and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's or the sub-servicer's ability to collect interest or principal on a mortgage loan may result in a loss to you.

     The mortgage loans may also be governed by federal laws relating to the origination and underwriting of mortgage loans. These laws:

     o require specified disclosures to the borrowers regarding the terms of the mortgage loans;

     o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

     o regulate the use and reporting of information related to the borrower's credit experience;

     o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

     o permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

     o limit the ability of the master servicer or the sub-servicer to collect full amounts of interest on some mortgage assets and interfere with the ability of the master servicer or the sub-servicer to foreclose on some mortgaged properties.

     If particular provisions of these federal laws are violated, the master servicer or the sub-servicer may be unable to collect all or part of the principal or interest on the mortgage assets. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

ASSETS OF THE TRUST OR TRUST FUND MAY INCLUDE MORTGAGE LOANS ORIGINATED UNDER
 LESS STRINGENT UNDERWRITING STANDARDS

     The assets of the trust or trust fund may include residential mortgage loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the securities may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

     The underwriting standards used in the origination of these mortgage loans are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on these mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

ASSETS OF THE TRUST OR TRUST FUND MAY INCLUDE DELINQUENT AND SUB-PERFORMING
 RESIDENTIAL MORTGAGE LOANS

     The assets of the trust or trust fund may include residential mortgage loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

     o the rate of defaults and prepayments on the residential mortgage loans to increase; and

     o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

VALUE OF COLLATERAL SECURING COOPERATIVE LOANS MAY DIMINISH IN VALUE

     Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or
(2) leases the land generally by a long term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans. See "Legal Aspects of the Mortgage Loans --- General --- Cooperative Loans" in this prospectus.

BANKRUPTCY OF THE DEPOSITOR OR A SPONSOR MAY DELAY OR REDUCE COLLECTIONS
 ON LOANS

     The depositor and the sponsor for each series of securities may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or a sponsor for any series of securities were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support your series of securities constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and from the depositor to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

     The transactions contemplated by this prospectus and the related prospectus supplements will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers described above should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

     However, there can be no assurance that a bankruptcy court would not recharacterize the transfers described above as borrowings of the depositor or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the related series of securities. Even if a request to recharacterize these transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the related series of securities could result.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described in this prospectus and the related prospectus supplement is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates or notes should consider such an investment.

YOUR INVESTMENT MAY NOT BE LIQUID

     The underwriter intends to make a secondary market in the securities, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The related prospectus supplement may specify that the securities are not "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. In that case, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those securities. See "Legal Investment" in this prospectus and in the related prospectus supplement.

THE RATINGS ON YOUR CERTIFICATES COULD BE REDUCED OR WITHDRAWN

     Each rating agency rating the securities may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the securities, the liquidity and market value of the affected securities is likely to be reduced.

CONFLICTS OF INTEREST BETWEEN THE MASTER SERVICER AND THE TRUST

     The master servicer or an affiliate of the master servicer may initially own all or a portion of certain classes of the securities. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the master servicer, may affect the weighted average lives and yields of the securities. Although the servicing standard in the related servicing agreement will obligate the master servicer to service the mortgage loans without regard to the ownership or non ownership of any securities by the master servicer or any of its affiliates, you should consider the possibility that the timing of such foreclosures or sales may not be in the best interests of all securityholders. You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the related servicing agreement to resolve or minimize potential conflicts of interest of this sort.

SERVICING FEE MAY BE INSUFFICIENT TO ENGAGE REPLACEMENT MASTER SERVICERS
 OR SERVICERS

     To the extent that the prospectus supplement indicates that the fee payable to the Master Servicer or other servicer is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement Master Servicer or other servicer to accept an appointment for the related series. In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement Master Servicer or other servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the related series.

YOU MAY HAVE INCOME FOR TAX PURPOSES PRIOR TO YOUR RECEIPT OF CASH

     Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

     In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

     o generally, will not be subject to offset by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for exemption from withholding tax.

     Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Consequences" in this prospectus.

                            THE TRUSTS OR TRUST FUNDS

     A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

     1.   a mortgage pool* comprised of:

     o Single family loans. "SINGLE FAMILY LOANS" consist of mortgage loans secured by one- to four-family residential properties (which may have mixed residential and commercial uses),

     o Multifamily loans. "MULTIFAMILY LOANS" consist of mortgage loans secured by multifamily residential properties (which may have mixed residential and commercial uses),

     o Cooperative loans. "COOPERATIVE LOANS" consist of loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

     o Manufactured housing contracts. "MANUFACTURED HOUSING CONTRACTS" consist of conditional sales contracts and installment sales or loan agreements secured by manufactured housing,

     o Revolving credit line mortgage loans. "REVOLVING CREDIT LINE MORTGAGE LOANS" consist of mortgage loans (or certain revolving credit line mortgage loan balances) secured by one- to four-family or multifamily residential properties (which may have mixed residential and commercial uses), the unpaid principal balances of which may vary during a specified period of time as the related line of credit is repaid or drawn down by the borrower from time to time, and/or

     o Commercial real estate loans. "COMMERCIAL REAL ESTATE LOANS" consist of mortgage loans secured by commercial real estate properties; provided that such loans will not constitute 10% or more, by principal balance, of the pool of assets for any series of securities;

     2. mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as "AGENCY SECURITIES"; and/or

     3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "PRIVATELY ISSUED MORTGAGE-BACKED SECURITIES", in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

     The single and multifamily loans, the cooperative loans, the manufactured housing contracts and the revolving credit line mortgage loans are sometimes referred to in this prospectus as the "MORTGAGE LOANS." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt

----------

* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. The certificates and notes are sometimes referred to in this prospectus as the securities.

     We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to as "LENDERS," or in the market and we will convey the mortgage assets to the related trust fund.

     As used in this prospectus, "AGREEMENT" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

     The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be filed in a report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be in a report on Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE MORTGAGE LOANS --- GENERAL

     The real property and manufactured homes, as the case may be, that secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority --- also referred to as the "FHA" --- or partially guaranteed by the Veterans Administration --- also referred to as the "VA" or the Rural Housing Service of the United State Department of Agriculture --- also referred to as "RHS" --- as specified in the related prospectus supplement and described below. Primary mortgage guaranty insurance policies (each a "PRIMARY INSURANCE POLICY") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

     Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features:

     o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;

     o Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;

     o Periodic payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2) provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes; and

     o A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses, which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

     Each prospectus supplement will contain information, as of a date specified in such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

     o the aggregate principal balance and the average principal balance of the mortgage loans as of the date specified in the related prospectus supplement,

     o the type of property securing the mortgage loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties, condotels-which generally are condominium units at properties that may include features similar to those commonly found at hotels, such as maid service, a front desk or resident manager, rental pools and commercial space, or such other amenities as may be described in the related prospectus supplement-or other real property),

     o    the original terms to maturity of the mortgage loans,

     o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

     o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

     o the geographical distribution of the mortgage loans on a state-by-state basis.

     The "LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "REFINANCE LOAN"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the certificates or notes, as applicable, of the related series. To the extent one or more servicers or master servicers are appointed for a related series (each, a "MASTER SERVICER"), they will be required to service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a servicing agreement among us, the Master Servicer and the related trust or trust fund. Alternately, the trustee may also serve in the capacity of the master servicer if so specified in the related prospectus supplement or applicable Agreement. The related prospectus supplement will identify any master servicer, any servicer affiliated with the applicable sponsor, any servicer that services at least 10% of the mortgage loans underlying the related securities and any other material servicer that is responsible for performing an aspect of the servicing on which the securities would be materially dependent. The Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

     With respect to a series of securities, to the extent specified in the related prospectus supplement, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. To the extent specified in the related prospectus supplement, we will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities---Advances." The obligations of a Master Servicer to make advances be subject to limitations, to the extent this prospectus and the related may prospectus supplement provide.

SINGLE FAMILY AND COOPERATIVE LOANS

     Single family loans will consist of mortgage loans, deeds of trust or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential or mixed residential and commercial use properties. The single family loans may include loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

     The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units, which may be part of a mixed use property. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

     Multifamily loans will consist of mortgage loans, deeds of trust or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units and which may be part of a mixed use property. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years or as otherwise specified in the related prospectus supplement.

     Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements, which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

MANUFACTURED HOUSING CONTRACTS

     The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Each manufactured housing contract will be fully

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

amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

     The "MANUFACTURED HOMES" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "MANUFACTURED HOME" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the home; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter." In the past, manufactured homes were commonly referred to as "mobile homes."

REVOLVING CREDIT LINE MORTGAGE LOANS

     Revolving credit line mortgage loans may consist, in whole or in part, of mortgage loans or other beneficial interests in mortgage loans or certain revolving credit line mortgage loan balances. Interest on each revolving credit line mortgage loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a revolving credit line mortgage loan, principal amounts on such revolving credit line mortgage loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line mortgage loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the aggregate balance of the revolving credit line mortgage loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to such balances and such amounts will usually differ each day. The full amount of a closed-end revolving credit line mortgage loan is advanced at the inception of the revolving credit line mortgage loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the revolving credit line mortgage loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end revolving credit line mortgage loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end revolving credit line mortgage loans may exceed 360 months.

     Under certain circumstances, under a revolving credit line mortgage loan, a borrower may choose an interest-only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest-only payment option may terminate at the end of a specific period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the revolving credit line mortgage loan.

AGENCY SECURITIES

     Government National Mortgage Association. Government National Mortgage Association, commonly known as GNMA ("GNMA"), is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by the RHS under Title V of the Housing Act of 1949. The mortgage loans insured by the FHA are referred to as FHA Loans ("FHA LOANS"). The

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

loans partially guaranteed by the VA are referred to as VA Loans ("VA LOANS"), and loans partially guaranteed by the RHS are referred to as RHS Loans ("RHS LOANS").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans, VA Loans and/or RHS Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I CERTIFICATE," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II CERTIFICATE." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans, RHS loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential or mixed use property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans, VA Loans or RHS Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

     GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans, VA Loans or RHS Loans secured by one- to four-family residential or mixed use properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, VA Loan or RHS Loans underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, VA Loan or RHS Loans and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate and Liquidation Proceeds in the event of a foreclosure or other disposition of any such FHA Loans, VA Loans or RHS Loans.

     If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal Prepayments on any FHA Loans, VA Loans or RHS Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

     GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

     If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

     The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

     Federal National Mortgage Association. The Federal National Mortgage Association, commonly referred to as Fannie Mae ("FANNIE MAE"), is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans, VA Loans or RHS Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans, VA Loans or RHS Loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

     Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

     The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

     Federal Home Loan Mortgage Corporation. The Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac ("FREDDIE MAC"), is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or

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

participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans, VA Loans or RHS Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans

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

from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

     Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

     Other Agency Securities. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities ("PMBS") will have been issued pursuant to a pooling and servicing agreement - a "PMBS POOLING AND SERVICING AGREEMENT." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS SERVICER," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS TRUSTEE." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

     The PMBS either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the PMBS: (1) neither the issuer of the PMBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the PMBS and the related series of securities to be issued; (2) neither the issuer of the PMBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the PMBS without registration under the Securities Act of 1933, as amended. If the issuer of the PMBS is required to file reports under the Exchange Act of 1934, as amended, the related prospectus supplement will describe how to locate such reports of the PMBS issuer. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates where the PMBS have been previously registered under the Securities Act of 1933, as amended or the PMBS themselves are exempt from registration under Section 3 of the Securities Act of 1933, as amended. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed. The related prospectus supplement will state the market price of the PMBS and the basis on which the market price was determined.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

     Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon payments or other special payment features. Each underlying mortgage loan may be secured by single family property, multifamily property, manufactured home or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans that may be directly part of the mortgage assets.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

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

     Additional Information. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

     1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

     2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

     o    the payment features of such mortgage loans,

     o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

     o the servicing fee or range of servicing fees with respect to the mortgage loans,

     o the minimum and maximum stated maturities of the underlying mortgage loans at origination and

     o    delinquency experience with respect to the mortgage loans,

     3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

     4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

     5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves,

     6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities, and

     7. If the issuer of the PMBS is required to file reports under the Exchange Act of 1934, as amended, the related prospectus supplement will describe how to locate such reports of the PMBS issuer.

U.S. GOVERNMENT SECURITIES

     If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. GOVERNMENT SECURITIES") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

SUBSTITUTION OF MORTGAGE ASSETS

     If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

     If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "PRE-FUNDING ACCOUNTS," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount generally to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed one year and the portion of the proceeds for the related series that is to be used for the purchase of additional mortgage loans will not be in excess of 50% of the total proceeds from the offering of the related series. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement---Reserve and Other Accounts." It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

     If a pre-funding account is established, one or more segregated trust accounts, known as "CAPITALIZED INTEREST accounts", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans, if any, incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities.

                                  THE DEPOSITOR

     We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or notes secured by, or certificates backed by, such mortgage assets. We are a wholly-owned subsidiary of Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

     We do not have, nor do we expect in the future to have, any significant assets.

                                   THE SPONSOR

     The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. If specified in the related prospectus supplement, the sponsor may be Goldman Sachs Mortgage Company, a New York limited partnership and the parent of the depositor. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE:GS). GSMC's executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. GSMC purchases closed, independently funded, first- and subordinate-lien residential mortgage loans for its own investment, securitization, or resale. In addition, GSMC provides warehouse and repurchase financing to mortgage lenders. GSMC does not service loans. Instead GSMC contracts with another entity to service the loans on its behalf. GSMC also may engage in the secondary market activities noted above for non-real estate-secured loans in certain jurisdictions and other activities, but its principal business activity involves real estate-secured assets.

     GSMC has been active as a sponsor in the securitization market since 2001. As a sponsor, GSMC acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.

     As of December 31, 2005, GSMC has sponsored the securitization of approximately $100,913,776,942 of residential mortgage loans, which include prime, subprime, Alt-A, FHA/VA/RHS, second lien, home equity line of credit, "scratch and dent," re-performing and seasoned loans, among other things.

     GSMC acquires residential mortgage loans in two contexts:

          (1) through bulk purchases, generally consisting of mortgage loan pools greater than $50 million; and

          (2)  through conduit purchases.

     Prior to acquiring any mortgage loans, GSMC will conduct a review of the related mortgage loan seller. GSMC's review process consists of reviewing select financial information for credit and risk assessment and underwriting guideline review, senior level management discussion and background checks. The scope of the loan due diligence will depend on the credit quality of the mortgage loans.

     The underwriting guideline review considers mortgage loan origination processes and systems. In addition, such review considers corporate policy and procedures relating to HOEPA and state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and material investors.

     Servicers are assessed based upon review of systems and reporting capabilities (as compared against industry standard), review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, GSMC conducts background checks, meets with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

                               THE MORTGAGE LOANS

GENERAL

     We will have purchased the mortgage loans, either directly or through affiliates, from lenders or other loan sellers who may or may not be affiliated with us. We do not originate mortgage loans. In general, each lender or loan seller will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination or such other standards as we have required of such lender or loan seller, in any case, as specified in the applicable prospectus supplement. We may elect to re-underwrite some of the mortgage loans based upon our own criteria. As to any mortgage loan insured by the FHA or partially guaranteed by the VA or the RHS, the lender will represent that it has complied with underwriting policies of the FHA, the VA or the RHS, as the case may be.

     The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender may require that a prospective borrower fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As a part of the description of the borrower's financial condition, the lender may require the borrower to provide a current list of assets and liabilities and a statement of income and expense as well as an authorization to apply for a credit report, which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The lender may obtain employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In determining the adequacy of the mortgaged property as collateral, the lender will generally obtain an appraisal to determine the fair market value of each property considered for financing.

     In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (as to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

     A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

     Certain of the types of mortgage loans that may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

     We may, in connection with the acquisition of mortgage loans, re-underwrite the mortgage loans based upon criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

GOLDMAN SACHS MORTGAGE CONDUIT PROGRAM UNDERWRITING GUIDELINES

     If so specified in the related prospectus supplement, we may acquire mortgage loans from GSMC that GSMC acquired through its conduit program.

     The information set forth below has been provided by GSMC.

     All of the mortgage loans that GSMC may acquire through its conduit program will be acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

     The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC are different from and, in some cases, less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae and Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

     Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

     Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the LTV ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.

     In addition to its "full" documentation program, loans acquired by GSMC through its conduit program may also be originated under the following limited documentation programs: "reduced income," "stated income," "stated income/stated assets" or "no doc." These limited documentation programs are designed to streamline the underwriting process.

     The "reduced income," "stated income," "stated income/stated asset" and "no doc" programs generally require less documentation and verification than do "full" documentation programs.

     Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least one year of income documentation is provided. Employment history must also be verified by the originating lender.

     Generally, the "reduced" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "reduced" documentation programs only six months of income documentation is generally provided. Employment history must also be verified by the originating lender.

     Generally, under the "stated income" program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender.

     Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

     Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

     The following charts summarize GSMC's maximum loan-to-value ratio requirements under its various documentation programs:

                               FULL DOCUMENTATION

                            OWNER OCCUPIED                      2ND HOME                    NON-OWNER OCCUPIED
                   --------------------------------- -------------------------------- --------------------------------
     MINIMUM                                                                              MAXIMUM         MAXIMUM
   FICO SCORE      MAXIMUM LTV(1)   MAXIMUM CLTV(1)  MAXIMUM LTV(1)  MAXIMUM CLTV(1)      LTV(1)          CLTV(1)
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       700               100%             100%              95%             95%              90%              90%
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       680               100              100               95              95               90               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       640               100              100               90              90               90               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       620               100              100               90              90               85               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       600               100              100               90              90               85               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       580                90               95               90              90               80               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       560                90               95               85              90               75               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       540                85               95              n/a             n/a              n/a              n/a
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

                              REDUCED DOCUMENTATION

                            OWNER OCCUPIED                      2ND HOME                    NON-OWNER OCCUPIED
                   --------------------------------- -------------------------------- --------------------------------
  MINIMUM FICO                                                                                            MAXIMUM
      SCORE        MAXIMUM LTV(1)   MAXIMUM CLTV(1)  MAXIMUM LTV(1)  MAXIMUM CLTV(1)  MAXIMUM LTV(1)      CLTV(1)
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       700               100%             100%              95%             95%              85%              90%
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       680               100              100               90              90               85               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       640               100              100               90              90               80               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       620                95               95               85              90               75               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       600                90               90               85              90               75               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       580                90               90               80              90               75               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       560                85               90               80              80               75               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       540                80               90              n/a             n/a              n/a              n/a
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

            STATED INCOME / STATED INCOME STATED ASSET DOCUMENTATION

                            OWNER OCCUPIED                      2ND HOME                    NON-OWNER OCCUPIED
                   --------------------------------- -------------------------------- --------------------------------
  MINIMUM FICO                                                                                            MAXIMUM
      SCORE        MAXIMUM LTV(1)   MAXIMUM CLTV(1)  MAXIMUM LTV(1)  MAXIMUM CLTV(1)  MAXIMUM LTV(1)      CLTV(1)
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       700               100%             100%              90%             90%              85%              90%
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       680               100              100               90              90               80               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       640                90              100               85              90               80               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       620                85               90               80              90               75               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       600                85               90               80              90               70               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       580                80               90               75              90               70               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       560                75               90               65              90               60               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

                                NO DOCUMENTATION

                            OWNER OCCUPIED                      2ND HOME                    NON-OWNER OCCUPIED
                   --------------------------------- -------------------------------- --------------------------------
  MINIMUM FICO                                                                                            MAXIMUM
      SCORE        MAXIMUM LTV(1)   MAXIMUM CLTV(1)  MAXIMUM LTV(1)  MAXIMUM CLTV(1)  MAXIMUM LTV(1)      CLTV(1)
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       700                95%              95%              85%             85%              80%              80%
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       680                90               90               85              85               75               75
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       660                85               85               80              80               70               70
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

     An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator. Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Generally, representations and warranties will be made in respect of the mortgage loans that are included in the assets of the trust fund. The related prospectus supplement will identify the party or parties (any such party, a "RESPONSIBLE PARTY") responsible for making representations and warranties and will provide a summary of the representations and warranties, in each case, for those mortgage loans that comprise the collateral that supports the securities offered by the related prospectus supplement. If provided in the related prospectus supplement, the Responsible Party may make the representations and warranties in respect of a mortgage loan as of the date on which the Responsible Party sold the mortgage loan to us or one of our affiliates or as of such other date prior to the issuance of the related securities, as may be specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. In these circumstances, since the representations and warranties of a Responsible Party will not address events that may occur through the date of issuance of the related securities, the Responsible Party's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the Responsible Party made the representation and warranty but prior to the date of issuance of the related securities.

     In general, the Master Servicer or the trustee, if the Master Servicer is the Responsible Party, will be required to promptly notify the relevant Responsible Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If the Responsible Party cannot cure such breach generally within a specified period after notice from the Master Servicer or the trustee, as the case may be, then the Responsible Party generally will be obligated to repurchase such mortgage loan from the trust at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the Responsible Party is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation and warranty. Certain rights of substitution for defective mortgagee loans may be provided with respect to a series in the related prospectus supplement.

     We and the Master Servicer (unless the Master Servicer is the Responsible Party) will not be obligated to purchase a mortgage loan if a Responsible Party defaults on its obligation to do so. We cannot assure you that the Responsible Parties will carry out their respective repurchase obligations with respect to mortgage loans.

     If the related prospectus supplement so specifies, we may have acquired the mortgage loans from a loan seller that acquired the mortgage loans from a third party that made certain representations and warranties to that loan seller as of the time of the sale to that loan seller. In lieu of making representations and warranties as of the time of the sale to us, the loan seller may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties.

     Any Responsible Party and any third party that conveyed the mortgage loans to a loan seller may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the applicable Responsible Party or third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to each rating agency rating the related securities.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan that is delinquent in payment by 90 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such Agreement will vary depending upon the nature of the certificates or notes to be issued under the Agreement and the nature of the related trust fund.

     The series of certificates or notes may be referred to in the prospectus supplement as "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes", "asset-backed certificates", or "asset-backed notes."

     A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions that may appear in each such Agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such Agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to the applicable prospectus supplement. We will provide a copy of the applicable Agreement or Agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:

                          GS Mortgage Securities Corp.
                                85 Broad Street
                            New York, New York 10004

     The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance or VA or RHS guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the related prospectus supplement:

     o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("RETAINED INTEREST")),

     o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the related Agreement (collectively, the "ACCOUNTS");

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

     o property that secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o   U.S. Government Securities; and

     o any primary insurance policies, FHA insurance, VA guarantees, RHS guarantees or other insurance policies.

     If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

     o   reinvestment income on payments received on the trust assets,

     o   a reserve fund,

     o   a mortgage pool insurance policy,

     o   a special hazard insurance policy,

     o   a bankruptcy bond,

     o   one or more letters of credit,

     o   a financial guaranty insurance policy,

     o   third party guarantees,

     o U.S. Government Securities designed to assure payment of the securities, or

     o financial instruments that are interest rate or currency swap agreements, caps, collars or floors to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes.

     The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series.

     The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to the distributions at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means. However, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

     Except with respect to residual securities of Real Estate Mortgage Investment Conduits, commonly known as "REMICS," and any other securities that may be identified in the related prospectus supplement, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities, as provided in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

     The trustee will make distributions allocable to principal and/or interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources, which may include accounts funded to cover basis risk shortfall amounts or capitalized interest accounts. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

     Available Funds. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the related Agreement specifies. "AVAILABLE FUNDS" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

     Distributions of Interest. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "ACCRUAL SECURITIES") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

     Distributions of Principal. The aggregate "CURRENT PRINCIPAL AMOUNT" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

     If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

     Unscheduled Distributions. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, excessive losses on the mortgage assets or low rates then available for reinvestment of such payments, the trustee or the Master Servicer determines, based on the assumptions specified in the related Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

     All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

ADVANCES

     The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities) an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will generally be subject to the Master Servicer's determination that they will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

     In making advances, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer or such other person to guarantee or insure against losses. If the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any funds advanced will be reimbursable to the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made. Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer or such other person to the extent the related Agreement permits, as specified in the related prospectus supplement. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

REPORTS TO SECURITYHOLDERS

     Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

     1. the amount of such distribution allocable to principal;

     2. the amount of such distribution allocable to interest;

     3. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

     4. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date; and

     5. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one-month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure.

EXCHANGEABLE SECURITIES

     General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are "EXCHANGEABLE SECURITIES." In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes of exchangeable securities for proportionate interests in one or more other specified classes of exchangeable securities in such series.

     If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the related prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "RELATED" to each other, and each related grouping of exchangeable securities will be referred to as a "COMBINATION." Each combination of exchangeable securities will be issued by the related trust fund. The classes of exchangeable securities constituting each combination will, in the aggregate, represent a distinct combination of uncertificated interests in the related trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

     The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of exchangeable securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

     Exchanges. If a holder of exchangeable securities elects to exchange its exchangeable securities for related exchangeable securities, then:

     o the aggregate principal balance of the related exchangeable securities received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the exchangeable securities so exchanged (for purposes of an exchange, interest-only classes of exchangeable securities will have a principal balance of zero);

     o the aggregate amount of interest payable on each distribution date with respect to the related exchangeable securities received in the exchange will equal the aggregate amount of interest payable on each distribution date with respect to the exchangeable securities so exchanged; and

     o the class or classes of exchangeable securities will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

     Different types of combinations may exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

     o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of exchangeable securities with a fixed interest rate. In such a combination, the classes of exchangeable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of exchangeable securities with a fixed interest rate. In addition, the aggregate principal balance of the two classes of exchangeable securities with interest rates that vary with an index would equal the aggregate principal balance of the related class of exchangeable securities with the fixed interest rate.

     o An interest-only class and a principal-only class of exchangeable securities may be exchangeable, together, for a related class of exchangeable securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of exchangeable securities, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of exchangeable securities.

     o Two classes of principal and interest classes of exchangeable securities with different fixed interest rates may be exchangeable, together, for a single class of related exchangeable securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the single class of related exchangeable securities would be equal to the aggregate principal balance of the two classes of exchangeable securities, and the single class of related exchangeable securities would have a fixed interest rate that, when applied to the principal balance of the two classes of exchangeable securities, would generate interest equal to the aggregate annual interest amount of the two classes of exchangeable securities.

     In some series, a securityholder may be able to exchange its exchangeable securities for other related exchangeable securities that have different principal payment characteristics. Some examples of combinations of exchangeable securities that differ in the principal payment characteristics include:

     o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of exchangeable securities, and a second class of exchangeable securities that receives principal payments from these accretions, may be exchangeable, together, for a single class of related exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

     o A class of exchangeable securities that is a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related exchangeable securities that receives principal payments without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

     A number of factors may limit the ability of a holder of exchangeable securities to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes of exchangeable securities necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes of exchangeable securities or does not own the necessary classes of exchangeable securities in the proper proportions, the securityholder may not be able to obtain the desired classes of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class of exchangeable securities from the then current owner at a reasonable price, or the necessary proportion of the needed class of exchangeable securities may no longer be available due to principal payments or prepayments that have been applied to that class of exchangeable securities.

     Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of exchangeable securities. A securityholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the exchangeable securities to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the exchangeable securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the day prior to the proposed exchange date specified in the related prospectus supplement. Any exchangeable securities in book entry form will be subject to the rules, regulations and procedures applicable to DTC's book entry securities.

     If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

     Payments on an exchangeable security received in an exchange will be made as described in the related prospectus supplement. Payments will be made to the securityholder of record as of the applicable record date.

BOOK-ENTRY REGISTRATION

     If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book entry form. Persons acquiring beneficial ownership interests in the book-entry securities may elect to hold their securities through The Depository Trust Company ("DTC"), in the United States, Clearstream Banking, societe anonyme ("CLEARSTREAM") or the Euroclear Bank ("EUROCLEAR"), as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the securities will be represented by book entries on the records of DTC and its participating members. All references in this prospectus to the securities reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such securities are held by DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC also facilitates the post-trade settlement among DTC participants ("DIRECT Participants") of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities. Direct Participants include both U.S. and non-U.S. securities brokers, dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("INDIRECT PARTICIPANT"). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

     The book entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance or notional amount of the applicable class or classes of securities, equal to an amount up to $500 million per certificate. If any class exceeds the principal amount or notional amount of $500 million, one certificate will be issued with respect to each $500 million principal amount or notional amount, and an additional certificate will be issued with respect to any remaining principal amount or notional amount of such issue. Each entry will initially be registered in the name of DTC's partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC or one of the relevant depositories. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories that in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. DTC has no knowledge of the actual Beneficial Owners (as defined below) of the securities. Except as described below, no person acquiring a book entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Direct Participants and DTC.

     An owner's ownership of a book entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY"), that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the Financial Intermediary, if the Beneficial Owner's Financial Intermediary is not a DTC Participant, whose interest will in turn be recorded on the records of DTC, and on the records of Clearstream or Euroclear, as appropriate.

     Purchases of securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security ("BENEFICIAL OWNER") is in turn to be recorded on the DTC Participant's records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of a Direct Participant or Indirect Participant acting on behalf of Beneficial Owners. Beneficial Owners will not receive securities representing their ownership interests in securities, except in the event that use of book-entry system for the securities is discontinued.

     Beneficial Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through Direct Participants and Indirect Participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC Direct Participants. DTC will forward such distributions to its Direct Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the trustee or any paying agent as holders of the securities, and Beneficial Owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its Direct Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Beneficial Owners will receive all distributions allocable to principal and interest with respect to the book entry securities from the trustee through DTC and DTC Direct Participants. While the book entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "RULES"), DTC is required to make book entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Direct Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to securities are similarly required to make book entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although Beneficial Owners will not possess physical certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

     Beneficial Owners will not receive or be entitled to receive physical certificates for the securities referred to as "DEFINITIVE SECURITIES" (the "DEFINITIVE SECURITIES"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Direct Participants may transfer ownership of securities only through Direct Participants and Indirect Participants by instructing such Direct Participants and Indirect Participants to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Direct Participants or Indirect Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Direct Participants at DTC will be debited and credited. Similarly, the Direct Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

     Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of

Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator holds securities and book entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book entry interests in the related securities through one or more Securities Intermediaries standing between such other securities intermediary and the Euroclear Operator.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     The trustee is responsible to make payments and distributions on the book-entry securities to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable Direct Participants in accordance with DTC's normal procedures. Each Direct Participant will be responsible for disbursing such distributions to the Beneficial Owners that it represents and to each Indirect Participant for which it acts as agent. Each such Indirect Participant will be responsible for disbursing funds to the Beneficial Owners that it represents.

     Distributions and payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participant's accounts upon DTC's receipt of funds and corresponding detail information from the trustee or its agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Issuer or Agent, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

     Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such Beneficial Owners are credited directly or are credited indirectly through Indirect Participants.

     Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.

     Physical certificates representing a security will be issued to Beneficial Owners only upon the events specified in the related Agreement. Such events may include the following:

     o we (or DTC) advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor, or

     o we notify the trustee and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of any of the events specified in the related Agreement, the trustee will be required to notify all Participants of the availability through DTC of physical certificates. Upon delivery of the certificates or notes representing the securities, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, distributions of principal of and interest on the securities will be made by the trustee or a paying agent on behalf of the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     We, the Master Servicer, if any, the trust fund and the trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

     o the subordination of one or more classes of the securities of such series,

     o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA insurance, VA guarantees, RHS guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, financial instruments that are interest rate or currency swap agreements, caps, collars or floors, overcollateralization, excess spread, or the use of a cross-support feature, or

     o    any combination of the foregoing.

     Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest on the principal balance. If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses that exceed the amount covered by credit enhancement. If so specified in the related prospectus supplement, the Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

SUBORDINATION

     If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

     As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

     o    in the order of their scheduled final distribution dates,

     o    in accordance with a schedule or formula,

     o    in relation to the occurrence of specified events, or

     o    as otherwise specified in the related prospectus supplement.

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

POOL INSURANCE POLICIES

     If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover a percentage of the loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool as specified in the prospectus supplement. The Master Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below or as specified in the related prospectus supplement. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy. The related prospectus supplement will describe the material terms of any mortgage pool insurance policies applicable to any series.

SPECIAL HAZARD INSURANCE POLICIES

     If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below and if so provided in the related prospectus supplement, each special hazard insurance policy will protect holders of the related securities from:

     1. loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy, if the mortgaged property is located in a federally designated flood area, and

     2. loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

     Special hazard insurance policies will generally not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will generally provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations and if so provided in the related prospectus supplement, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or
(2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance

Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

     If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property.

     To the extent specified in the related prospectus supplement, the Master Servicer may deposit in a special trust account cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

BANKRUPTCY BONDS

     If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

     The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

     The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA INSURANCE; VA GUARANTEES; RHS GUARANTEES

     FHA Loans

     Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "NATIONAL HOUSING ACT"), and the United States Housing Act of 1937, as amended (the "UNITED STATES HOUSING ACT"). Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

     Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the mortgage note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

     Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "ASSIGNMENT PROGRAM"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permit lenders in certain circumstances to submit partial claims for FHA insurance benefits.

     The Master Servicer or any sub-servicer will submit all claims to HUD. Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment. Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest in a security, will be deemed to have agreed to the foregoing.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie Mae, which guidelines are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

     In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the FHA Debenture Rate. The Master Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

     For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA DEBENTURE RATE") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. FHA Debenture Rates are published semi-annually by HUD in the Federal Register and a listing of such rates from 1980 are set forth on HUD's website (www.hud.gov/offices/hsg/comp/debnrate.cfm).

     VA Loans

     The United States Veterans Administration ("VA") is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

     Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

     The amount payable under the guaranty will be the percentage (the "VA ENTITLEMENT PERCENTAGE") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in 38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. Currently, the maximum guaranties that may be issued by the VA under a

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

VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500, (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $60,000 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Because some of the VA loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage loan.

     The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     With respect to a defaulted VA-guaranteed single family loan, the Master Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

     When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA loan, plus accrued and unpaid interest and certain expenses.

     RHS Loans

     The Rural Housing Service ("RHS") is an agency of the United States Department of Agriculture ("USDA"). To support affordable housing and community development in rural areas, RHS operates a broad range of programs, including the guaranteed rural housing loan program. Under this program, RHS guarantees loans made by approved commercial lenders to eligible borrowers to purchase new or existing dwellings or new manufactured homes for the borrower's own use as a residence.

     In order to be eligible for a guaranteed rural housing loan, an applicant must not already own a home, and must intend to occupy the home purchased with the loan on a permanent basis. The applicant must be unable to qualify for conventional mortgage credit, but have a credit history which indicates a reasonable ability and willingness to meet obligations as they become due. More than one late payment or any outstanding judgment within the past 12 months, or any bankruptcy, foreclosure, or debts written off in the preceding 36 months, is considered unacceptable. More than one 30-day late rent payment in the past 3 years is also considered adverse. Further, the applicant must have an adequate and dependably available income that does not exceed the applicable county's established moderate income

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

limit. To demonstrate adequate repayment ability, applicants must meet underwriting ratios. Income used in these ratios must be supported by historical evidence.

     The residence to be purchased with the guaranteed loan must be in a designated rural area. Rural areas are those communities that have a population under 20,000 and that are rural in character. The residence must be a single family dwelling that provides decent, safe, and sanitary housing and is modest in cost. Manufactured homes must be new and permanently installed. While townhouses and some condominiums are acceptable for the program, duplexes are not eligible. An acreage may be eligible if the value of the site does not exceed 30% of the total value of the property and does not contain any farm service buildings or income-producing land.

     The program provides for loans for up to 100% of market value or for acquisition cost, whichever is less. No down payment is required. Freddie Mac, Fannie Mae, GNMA and portfolio lenders may lend up to the appraised value; therefore, the loan may include closing costs if the appraised value is sufficient. Loans have 30-year terms and fixed rates at market interest rates. The interest rate must not exceed the lesser of: (i) the Fannie Mae required net yield for 90-day commitments on 30-year fixed-rate mortgages plus 60 basis points or (ii) the established applicable usury rate in the state where the mortgaged property is located. At closing, a guaranteed rural housing fee equal to 1.5% of the loan amount is due to RHS. There is no mortgage insurance on guaranteed rural housing loans.

     RHS guarantees loans at 100% of the Loss Amount for the first 35% of the original loan amount and the remaining 65% of the original loan amount at 85% of the Loss Amount. The "LOSS AMOUNT" is equal to the sum of the original loan amount, accrued interest on that amount through the date of liquidation, and the costs and fees incurred in connection with origination and servicing of the loan, minus the sale proceeds received upon liquidation. The maximum loss payable by RHS cannot exceed the lesser of (i) 90% of the original loan amount, and (ii) the sum of (a) 100% of the product of the original loan amount and 0.35 and (b) 85% of any additional loss up to an amount equal to the product of the original loan amount and 0.65.

     Lenders seeking to participate in the program must request a determination of eligibility from RHS and execute an RHS Lender Agreement for Participation in Single Family Loan Programs. Lenders must service loans in accordance with this agreement, and must perform services which a reasonable and prudent lender would perform in servicing its own portfolio of non-guaranteed loans. Servicers must report on the status of all guaranteed rural housing borrowers on a quarterly basis, and must report delinquent borrowers (those whose accounts are more than 30 days past due) on a monthly basis. Loss claims may be reduced or denied if the lender does not service the loan in a reasonable and prudent manner or is negligent in servicing the loan, does not proceed expeditiously with liquidation, commits fraud, claims unauthorized items, violates usury laws, fails to obtain required security positions, uses loan funds for unauthorized purposes, or delays filing the loss claim.

     With the written approval of RHS, a lender may, but is not required to, allow a transfer of the property to an eligible applicant. The transferee must acquire all of the property securing the guaranteed loan balance and assume the total remaining debt; transfers without assumption are not authorized. In addition, the original debtors will remain liable for the debt.

     If a borrower fails to perform under any covenant of the mortgage or deed of trust and the failure continues for 30 days, default occurs. The lender must negotiate in good faith in an attempt to resolve any problem. If a payment is not received by the 20th day after it is due, the lender must make a reasonable attempt to contact the borrower. Before the loan becomes 60 days delinquent, the lender must make a reasonable attempt to hold an interview with the borrower in order to resolve the delinquent account. If the lender is unable to contact the borrower, the lender must determine whether the property has been abandoned and the value of the security is in jeopardy before the account becomes two payments delinquent.

     When the loan becomes three payments delinquent, the lender must make a decision regarding liquidation. If the lender decides that liquidation is necessary, the lender must notify RHS. The lender may proceed with liquidation of the account unless there are extenuating circumstances.

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

     Foreclosure must be initiated within 90 days of the date when the lender decides to liquidate the account. RHS encourages lenders and delinquent borrowers to explore acceptable alternatives to foreclosure. When an account is 90 days delinquent and a method other than foreclosure is recommended to resolve delinquency, the lender must submit a servicing plan to RHS. RHS may reject a plan that does not protect its interests with respect to such loan.

     If the lender acquires the related mortgaged property, it will be treated as a real estate owned property. If the real estate owned property is sold within six months after liquidation, the loss claim will be based on the sale price, subject to the sale being at market value. If the property cannot be sold within six months, a liquidation value appraisal is obtained by RHS and the lender's loss claim is processed based on the appraised value.

FHA INSURANCE ON MULTIFAMILY LOANS

     There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE AND OTHER ACCOUNTS

     If the related prospectus supplement so specifies, we or the Master Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies of the United States, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("PERMITTED INVESTMENTS"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related prospectus supplement will provide additional information with respect to such instruments.

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     Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar interest rate contract to provide limited protection against interest rate risks.

OVERCOLLATERALIZATION

     If so specified in the related prospectus supplement, the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

EXCESS SPREAD

     If so specified in the related prospectus supplement, a portion of the interest payments on the mortgage loans in a trust may be applied to reduce the principal balance of one or more classes of the related securities to provide or maintain a cushion against losses on the mortgage loans.

CROSS SUPPORT

     Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in or secured by other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying any cross-support feature.

     If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided by the credit support and of the application of such coverage to the identified trust fund.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available Funds to various classes of securities, the interest rate for

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

various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

     The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Unless specified in the related prospectus supplement, borrowers may prepay their single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

     Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA or RHS, are assumable with the consent of the FHA and the VA or RHS, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

     When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Servicemembers Civil Relief Act as described under "Legal Aspects of the Mortgage Loans--- Servicemembers Civil Relief Act and the California Military and Veterans
Code." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

     A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans, manufactured housing contracts and

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

revolving credit line mortgage loans. The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

     The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

     The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

     In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

     Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                 ADMINISTRATION

     Set forth below is a summary of the material provisions of each Agreement that is not described elsewhere in this prospectus.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time the trust fund issues certificates or notes of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee. We will not assign or otherwise distribute to the trustee any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the mortgage loan, the Loan-to-Value Ratio at origination and certain other information specified in the related Agreement.

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

     We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) or any other party identified in the related prospectus supplement as to each mortgage loan, among other things,

     o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

     o in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated on the Mortgage (except for any not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

     o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

     o such other security documents as the related prospectus supplement may specify.

     We or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

     Notwithstanding the preceding two paragraphs, with respect to any mortgage loan that has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee (or custodian) will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any mortgage loans that are cooperative loans, we generally will cause to be delivered to the trustee (or its custodian):

     o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

     o    the original security agreement,

     o    the proprietary lease or occupancy agreement,

     o    the recognition agreement,

     o    an executed financing agreement and

     o    the relevant stock certificate and related blank stock powers.

     We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans. Documents with respect to revolving credit line mortgage loans will be delivered to the trustee (or custodian) only to the extent specified in the related prospectus supplement.

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Certain of those documents may be retained by the Master Servicer, which may also be an originator of some or all of the revolving credit line mortgage loans.

     The trustee (or its custodian) or any other party identified in the related prospectus supplement will review certain of the mortgage loan documents delivered to them within the time period specified in the related prospectus supplement or the related Agreement, and will hold all documents delivered to them for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) or any other party identified in the related prospectus supplement will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the responsible party identified in the related prospectus supplement cannot cure the omission or defect within 60 days (or other period specified) after receipt of such notice, the responsible party generally will be obligated to purchase the related mortgage loan from the trust at price equal to its unpaid principal balance as of the date of the repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the responsible party is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a responsible party will fulfill this purchase obligation. Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the responsible party defaults on its purchase obligation unless the defect also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee or any other party identified in the related prospectus supplement may also serve in the capacity of custodian pursuant to the applicable Agreement.

     Assignment of Agency Securities. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Mortgage-Backed Securities. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) or any other party identified in the related prospectus supplement will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement, which may specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date or expected final distribution date for each private mortgage-backed security conveyed to the trust.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

     In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "PROTECTED ACCOUNT"), which must be one of the following:

     o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

     o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,

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

     o an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee,

     o    an account or accounts otherwise acceptable to each rating agency, or

     o an account that satisfies the requirements specified in the related Agreement.

     If specified in the related prospectus supplement, the Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account, and may be permitted to invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master Servicer or sub-servicer, provided it meets the standards discussed above.

     Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it (other than payments representing Retained Interest):

     o all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;

     o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

     o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("LIQUIDATION EXPENSES") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o all proceeds of any mortgage loan or mortgaged property repurchased by us, the Master Servicer or any other party identified in the related prospectus supplement;

     o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

     o any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

     o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

     If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master

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Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

     The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "SECURITIES ACCOUNT"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested, pending each succeeding distribution date in Permitted Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund that contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

SUB-SERVICING

     Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will generally provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

     With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

     o collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

     o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement;

     o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

     o processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

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     o    attempting to cure delinquencies;

     o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

     o    maintaining accounting records relating to the mortgage loans; and

     o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under those policies.


A sub-servicer may also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

     As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any late charges or assumption fees provided in the mortgage note or related instruments. The Master Servicer may be required to reimburse each sub-servicer for certain expenditures the sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may be permitted to purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

     Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

     The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us. The Master Servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those that are in effect in the original sub-servicing agreement. However, any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA insurance, VA guaranty, RHS guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on.

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     In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA or RHS, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable to the loan. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan, commercial real estate loan, manufactured housing contract or revolving credit line mortgage loan to maintain a hazard insurance policy. Such hazard insurance policy is generally required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will generally be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in

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 accordance with the Master Servicer's normal servicing procedures) will be deposited in therelated Protected Account. If the Master Servicer maintains a blanket policyinsuring against hazard losses on all the mortgage loans comprising part of atrust fund, it will conclusively be deemed to have satisfied its obligationrelating to the maintenance of hazard insurance. Such blanket policy may containa deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts thatwould have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans or commercial real estate loans.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies typically contain a co-insurance clause that requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on the mortgage loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damaged property. If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Insurance Policies. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

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     The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

     o all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

     o hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

     o amounts expended but not approved by the issuer of the related primary insurance policy (the "PRIMARY INSURER"),

     o    claim payments the primary insurer previously made and

     o    unpaid premiums.

     Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

     o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

     o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

     o    physical damage to the mortgaged property; and

     o the primary insurer not approving the related Master Servicer as a servicer.

     Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to satisfy certain conditions that may include the conditions that the insured:

     o    advance or discharge:

          a. all hazard insurance policy premiums and

          b. as necessary and approved in advance by the primary insurer:

             1. real estate property taxes,

             2. all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

             3. mortgaged property sales expenses,

             4. any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

             5. foreclosure costs, including court costs and reasonable attorneys' fees,

             6. in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted, and


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             7. tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

     In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections under the policy in the Protected Account it maintains. In all other cases, the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

     If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust fund's loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

     Recoveries Under FHA Insurance, VA Guarantees and RHS Guarantees. The Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA insurance or VA guarantee or RHS guarantee with respect to the mortgage loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.

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     To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable Agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Agreement throughout the year, or, if there has been a failure to fulfill any such obligation, specifying such failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "ASSESSMENT OF COMPLIANCE") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

     (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

     (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

     (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "ATTESTATION REPORT") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND US

     The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

     The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties under that agreement are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

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     Each Agreement will further provide that none of the Master Servicer, in certain instances, we, or any director, officer, employee, or agent of the Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide none of we, the trustee, the Master Servicer, or any such person will be protected against any breach of warranties or representations made in such Agreement or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the trustee, the Master Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person satisfies the requirements for a successor Master Servicer set forth in the related prospectus supplement and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Trust Agreement; Master Servicing Agreement. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement will be specified in the related prospectus supplement and generally will include:

     o any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business Days or such other time period as is specified in the Agreement;

     o any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement that continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights represented by the securities of the related series; and

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     o    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments from the assets would be insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     In general, so long as an event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing voting rights aggregating not less than 25%, or such other percentage as is specified in the related prospectus supplement, of the aggregate voting rights represented by the securities of the related series and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, if so specified in the related prospectus supplement, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the requirements of the related agreement to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity if so specified in the related prospectus supplement. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

     Indenture. An event of default under the indenture for each series of notes will be as specified in the related prospectus supplement and may include:

     o a default for the number of days specified in the related prospectus supplement in the payment of any principal of or interest on any note of such series;

     o failure to perform any other covenant of the trust fund in the indenture, which continues for a period of 60 days or such other time period as is specified in the indenture after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days (or such other time period as is specified in the indenture) after notice of the breach is given in accordance with the procedures described in the related prospectus supplement;

     o certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

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     o    any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the related prospectus supplement may specify that either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

     If, following an event of default with respect to any series of notes and if so specified in the related prospectus supplement, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, if so specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

     o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

     o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

     o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3%, or such other percentage as is specified in the indenture, of the then aggregate outstanding principal amount of the notes of such series.

     The related prospectus supplement may specify that if the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

     In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, and if so specified in the related prospectus supplement, the holders of a majority of the then aggregate outstanding amount of the notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the


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trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

THE TRUSTEE

     The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association, trust company or other entity named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both certificates and notes, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

DUTIES OF THE TRUSTEE

     The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

     If so specified in the related prospectus supplement, the trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION AND REMOVAL OF TRUSTEE

     If so specified in the related prospectus supplement, the trustee may, upon written notice to us, resign at any time. If the trustee resigns a successor trustee will be required to be appointed in accordance with the terms of the related Agreement. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may, if so specified in the related prospectus supplement, petition any court of competent jurisdiction for appointment of a successor trustee.

     The trustee may also be removed at any time, if so specified in the related prospectus supplement:

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     o    if the trustee ceases to be eligible to continue as such under the
          Agreement,

     o    if the trustee becomes insolvent,

     o    if the trustee becomes incapable of acting, or

     o if specified in the Agreement by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

     For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

AMENDMENT

     The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders for the items identified in the related prospectus supplement, which may include:

     o    to cure any ambiguity or mistake;

     o to correct any defective provisions or to supplement any provision in the Agreement, which may be inconsistent with any other provision of the Agreement;

     o to comply with any changes in the Internal Revenue Code of 1986, as amended, or

     o to make any other revisions with respect to matters or questions arising under the Agreement that are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any securityholder.

     In addition, to the extent provided in the related Agreement and if so specified in the related prospectus supplement, an Agreement may be amended without the consent of any of the securityholders to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may also provide that it can be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel required under the Agreement, generally to the effect that such action is necessary or helpful to maintain such qualification.

     With consent of holders of securities of a series evidencing not less than 51%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities or for any other purpose specified in the related prospectus supplement. However, unless so specified in the related prospectus supplement, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets that are required to be distributed on any security without the consent of the holder of such security, or reduce the percentage of securities of any class of holders that are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the related prospectus supplement may specify that the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.


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TERMINATION; OPTIONAL TERMINATION

     The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

     1. the final payment or other liquidation of the last of the trust assets or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

     2. the purchase by the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

     Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at the option of the entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (i.e., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but the right of the applicable entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

GENERAL

     Single Family Loans And Multifamily Loans. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor

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(similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

     Condominiums. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

     Cooperative Loans. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security

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 agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     High Cost Loans. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth in Lending Act by the Homeownership and Equity Protection Act of 1994, if such mortgage loans: (i) were originated on or after October 1, 1995;
(ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels. In addition, various states and local governments have enacted similar laws designed to protect consumers against "predatory lending" practices. Purchasers or assignees of any loans subject to these laws could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator of the loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

     Manufactured Housing Contracts. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed before the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

     As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the

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certificate of title or the filing of a UCC-1 financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by us and transferred to us.

     We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender's or our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

     Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth in Lending Act,

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Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit
Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

FORECLOSURE/REPOSSESSION

     General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Single Family Loans And Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume

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the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

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     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws. In such instances, existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

     Manufactured Housing Contracts. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Revolving Credit Line Mortgage Loans. The federal Truth in Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan -- (i.e., revolving credit line mortgage loan) lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material misrepresentation by the borrower in connection with the loan;
(ii) the borrower fails to meet the repayment terms of the loan agreement; (iii) any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; provided that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

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RIGHTS OF REDEMPTION

     General

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right that exists prior to completion of the foreclosure, is not waivable by the mortgagor, and must be exercised prior to foreclosure sale. Such equity of redemption should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Single Family Loans and Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in

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most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgagee or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction, and any assignee of the creditor to all claims and defenses that the debtor in the transaction could assert against the original creditor. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due under the contract.

     Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense,

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and if the lender had or should have had knowledge of such claim or defense, the
Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

     Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration Board, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years not containing an option to purchase and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential or mixed use properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

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SUBORDINATE FINANCING

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security interest may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent that any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the filing of a bankruptcy petition by a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of residential manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

     We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

     Generally, under the terms of the Servicemembers Civil Relief Act (the "RELIEF ACT"), a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military and Veterans Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the mortgage loans.

     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military and Veterans Code impose limitations that impair the ability of the Master Servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

PRODUCT LIABILITY AND RELATED LITIGATION

     Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

     Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

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     To the extent that the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

ENVIRONMENTAL CONSIDERATIONS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 LENDER LIABILITY ACT") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

     Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption substantially the same as the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the trust or the depositor as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and

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will not make such evaluations prior to the origination of the mortgage loans.
Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

     Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust. Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

     After reviewing the environmental inspection report, the Master Servicer, or any applicable sub-servicer, shall determine how to proceed with respect to the mortgaged property. In the event the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and the Master Servicer, or the related sub-servicer, proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the Master Servicer, or any related sub-servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer or sub-servicer, as applicable, shall be reimbursed for all advances the Master Servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

OTHER LEGAL CONSIDERATIONS

     The mortgage loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated under such Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise

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of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion represents the opinion of Cadwalader, Wickersham & Taft LLP, McKee Nelson LLP, Sidley Austin LLP, Thacher Proffitt & Wood LLP or such other counsel as may be identified in the related prospectus supplement. It is intended to present a discussion of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This discussion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

     This discussion does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities (such as regulated investment companies ("RICS")), real estate investment trusts ("REITS"), investment companies, and certain other organizations to which special rules apply. This discussion focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this discussion does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

     No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with market discount and stripped debt securities), and the regulations that do exist under other provisions of the Internal Revenue Code of 1986, as amended (the "CODE") (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors.

     You are encouraged to consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

     The following discussion generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

     Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC. Each prospectus supplement will indicate whether a REMIC election or elections will be made for the relevant series or a portion of the series.

     If a series of securities includes exchangeable securities, each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a

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grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under "---Tax Treatment of Exchangeable Securities" below.

     For each series, Cadwalader, Wickersham & Taft LLP, McKee Nelson LLP, Sidley Austin LLP, Thacher Proffitt & Wood LLP or such other counsel to the depositor as specified in the related prospectus supplement ("TAX COUNSEL") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election, if applicable, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities ("GRANTOR TRUST SECURITIES"), (iii) a trust treated as a partnership for federal income tax purposes that will issue securities ("OWNER TRUST SECURITIES"), or (iv) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "DEBT SECURITIES"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

MISCELLANEOUS ITEMIZED DEDUCTIONS

     The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests ("REMIC RESIDUAL CERTIFICATES") and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "APPLICABLE AMOUNT") - will be reduced by the lesser of:

     o   the excess of adjusted gross income over the Applicable Amount, or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

     Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

TAX TREATMENT OF REMIC REGULAR INTERESTS AND OTHER DEBT INSTRUMENTS

     Payments received by holders of REMIC regular interests generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for OID, market discount or premium, interest paid or accrued on REMIC regular interests will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the Master Servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the Master Servicer (the "TAX ADMINISTRATOR") will be the party responsible for computing the amount of OID to be reported to the REMIC regular interest holders each taxable year.

     To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the

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REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "OUTSIDE RESERVE FUND"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

     Under temporary Treasury regulations, holders of REMIC regular interests issued by "SINGLE-CLASS REMICS" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.

     Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC -- either directly or through a pass-through entity -- will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See "---Miscellaneous Itemized Deductions" above. Any such additional income will be treated as interest income.

     In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

OID

     The following discussion of OID applies generally to notes and to securities that are REMIC regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes (collectively referred to as "DEBT INSTRUMENTS"). Differences in treatment of REMIC regular interests from other Debt Instruments are noted where applicable.

     Certain classes of Debt Instruments of a series may be issued with OID. Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

     The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments ("PREPAYABLE OBLIGATIONS"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to maturity and
(ii) the prepayment rate assumed in pricing the Prepayable Obligation (the "PREPAYMENT ASSUMPTION"). Although regulations exist that govern the accrual of OID in general (the "OID REGULATIONS") those regulations do not address Section 1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a prospectus supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance.

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However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

     Prospective purchasers should be aware that neither we, the trustee, the Master Servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

     OID is defined as the excess, if any, of a debt instrument's "stated redemption price at maturity" (generally, but not always, its principal amount) over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

     o   at least annually; and

     o at a single fixed rate or certain variable rates set out in the OID Regulations.

     Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

     o   may be deferred, or

     o does not accrue at a single fixed rate or certain variable rates set out in the OID Regulations.

     Under a de minimis rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"), calculated as provided in applicable regulations. A holder will include de minimis OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

     The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI) received on the instrument during such period over (ii) the instrument's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the pricing prepayment assumptions and the instrument's original yield to maturity - adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument generally will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

     The yield to maturity of a Prepayable Obligation is calculated based on:
(i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.

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     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Debt Instruments providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Debt Instruments with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Debt Instrument issued after the date the final regulations are published in the Federal Register.

     In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated. In determining whether an option to redeem debt instruments is presumed to be exercised when one or more classes of such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the option will be exercised. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

     If a Debt Instrument issued with OID is subsequently purchased for a price less or greater than its adjusted issue price, the new holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

     All OID Election. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, de minimis OID, market discount, and de minimis market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount or premium, as described in "---Market Discount" below. See also "---Amortizable Premium" below.

     It is not entirely clear how income should be accrued on a REMIC regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "INTEREST WEIGHTED CERTIFICATE"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "---Interest Weighted Certificates and Non-VRDI Certificates" below.

     In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

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     Variable Rate Instruments. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

     All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "SINGLE RATE VRDI") is treated as QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument (having a fixed rate equal to the value of the variable rate on the issue date) and applying the rules applicable to fixed rate instruments described under "---OID" above to such hypothetical fixed rate certificate.

     Except as provided below, the OID on a VRDI that is not a Single Rate VRDI (a "MULTIPLE RATE VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

     The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate -- other than an initial fixed rate that is intended to approximate the subsequent variable rate -- is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate -- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

     REMIC regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC held subject to the related pooling and master servicing agreement (such regular interests, "WEIGHTED AVERAGE CERTIFICATES"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

     Interest Weighted Certificates and Non-VRDI Certificates. The treatment of an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "CONTINGENT PAYMENT REGULATIONS") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("CONTINGENT PAYMENT Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax Administrator will account for Interest Weighted Certificates and other Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this


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paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

     Anti-Abuse Rule. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

     A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount -- or, in the case of a Debt Instrument having OID, its adjusted issue price -- will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount -- in addition to any OID -- as ordinary income. A Debt Instrument will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate -- multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "CURRENT RECOGNITION ELECTION"). In addition, a purchaser may make an All OID Election with respect to a Debt Instrument purchased with market discount. See "---OID---All OID Election" above.

     Until the Treasury promulgates applicable regulations, the relevant legislative history to the REMIC provisions provides that the purchaser of a Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

     A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Debt Instrument to the extent that they exceed income on the Debt Instrument. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. Under the Contingent Payment Regulations, a secondary market purchaser of an Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation based on the original projected payment schedule devised by the issuer of such certificate. See "---OID---Interest Weighted Certificates and Non-VRDI Certificates" above. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the


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remaining term of the obligation in a manner that is reasonable -- e.g., based on a constant yield to maturity.

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

AMORTIZABLE PREMIUM

     A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

     In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

     Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "---OID" above. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable -- e.g., based on a constant yield to maturity.

CONSEQUENCES OF REALIZED LOSSES

     Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless -- i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss. However, the character and timing of any losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 if the Debt Instruments are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

     Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Instrument could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and


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character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

GAIN OR LOSS ON DISPOSITION

     If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt Instrument generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

     Gain from the disposition of a REMIC regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular interest that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

     A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

TAX TREATMENT OF EXCHANGEABLE SECURITIES

     Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC regular interest underlying that exchangeable security as described under "---Tax Treatment of REMIC Regular Interests and Other Debt Instruments." If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under "Description of the Securities---Exchangeable Securities" in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.


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     Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner's basis in those REMIC regular interests.

     As a result, when compared to treating each REMIC regular interest underlying an exchangeable security as a separate debt instrument, aggregating the REMIC regular interests underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee's lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC regular interest underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the exchangeable securities should be aggregated for OID purposes.

     Exchangeable Securities Representing Disproportionate Interests in REMIC Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of an exchangeable security will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payment on the underlying REMIC regular interests. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of "stripped bonds" to the extent of its share of principal payments or "stripped coupons" to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.


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     Under Section 1286 of the Code, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC regular interests under "---OID."

     If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular interest under "---OID." A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

     In light of the application of Section 1286 of the Code, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

     The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and
(iii) the combination of retained exchangeable securities cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the exchangeable securities sold and the part of the REMIC regular interests underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related exchangeable securities and retains all the exchangeable securities, see "---Treatment of Exchanges" below.

     Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner's adjusted basis generally is equal to the owner's cost of the exchangeable security (or portion of the cost of REMIC regular interests allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "---Gain or Loss on Disposition."

     Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under "---Treatment of Exchanges" below) a combination of exchangeable securities that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Section 1286 of the Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a


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separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

     It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the Code or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

     Treatment of Exchanges. If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities in the manner described under "Description of the Securities---Exchangeable Securities" in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS

     REMIC Regular Interests and other Debt Instruments. Interest, including OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "FOREIGN PERSON") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("FOREIGN PERSON CERTIFICATION") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not "contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders' Debt Instruments may be subject to either a 30% withholding tax or backup withholding at a rate of 28%, increasing to 31% after 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "---Backup Withholding" below.

     The 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

     In the case of Debt Instruments other than REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding. Any such interest will be discussed in the applicable prospectus supplement.

     Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.

BACKUP WITHHOLDING

     Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social security number or other


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taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular interests or REMIC Residual Certificates. The backup withholding rate is currently 28%, increasing to 31% after 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

REPORTING AND TAX ADMINISTRATION

     REMIC Regular Interests. Reports will be made at least annually to holders of record of REMIC regular interests, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and
(iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

     Residual Certificates. For purposes of federal income tax reporting and administration, a REMIC of a series generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A REMIC of a series will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the Master Servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a REMIC of a series' taxable year will be the calendar year.

     Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

     A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. We, the Master Servicer or an affiliate of either will acquire a portion of the residual interest in each REMIC of a series in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

     Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a


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deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

TAX TREATMENT OF REMIC RESIDUAL INTERESTS

     Overview. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

     A portion of the income of Residual Certificateholders in REMICs of a certain series, known as "EXCESS INCLUSION income" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

     Taxation of Residual Certificateholders. Each Residual Certificateholder will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income -- i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles -- which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

     A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular interests, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular interests, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular interests, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular interests, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "---REMIC-Level Taxes" below.

     The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

     The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.


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     Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the REMIC of a particular series and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a REMIC of a particular series.

     The assets of the REMICs of certain series may have tax bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in its Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

     Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "---Taxation of Certain Foreign Holders of Debt Instruments" above.

     Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

         A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of
(a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of it and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, -- i.e., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if:

            (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;


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            (ii) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

            (iii) The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee; and

            (iv) One of the following two following tests is satisfied: Either:

                 (a) The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of

                    (1) any consideration given to the transferee to acquire the interest,

                    (2) the expected future distributions on the interest, and

                    (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses.

       For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

           (b) The transfer is made to certain domestic taxable corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

     Ownership of Residual Certificates by Disqualified Organizations. The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization -- other than a farmers' cooperative described in
Section 521 of the Code -- that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "DISQUALIFIED ORGANIZATION"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision of the United States if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

     First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in REMICs of a series are not offered for sale to Disqualified Organizations.

     Second, the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of
(i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax,

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the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

     Third, the Code imposes an annual tax on any pass-through entity -- i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 -- that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS

     Dealers in Securities. Under Treasury regulations (the "MARK-TO-MARKET REGULATIONS") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

     Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Tax Treatment of REMIC Residual Interests---Taxation of Residual Certificateholders" above.

     Individuals and Pass-Through Entities. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

     That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

     Employee Benefit Plans. See "---Tax-exempt Entities" above and "ERISA Considerations."


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     REITs, RICs, and Others. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "---Foreign Residual Certificateholders" below and "Tax Treatment of REMIC Residual Interests---Taxation of Residual Certificateholders" above.

     A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("QUALIFYING REIT INTEREST") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a REMIC of a series will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

     Significant uncertainty exists regarding the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

     Foreign Residual Certificateholders. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (i) the assets of the REMIC of a series are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "---Taxation of Certain Foreign Holders of Debt Instruments" above. Because mortgage loans generally are not themselves in "registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax -- i.e., where the Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

     A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the

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calendar year following the calendar year of accrual (the "30% TEST"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the pricing prepayment assumption. See "---OID," above. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

     Thrift Institutions, Banks, and Certain Other Financial Institutions. Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "---Disposition of Residual Certificates" below.

     Disposition of Residual Certificates. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The regulations require inducement fees to be included in income over a period that reasonably reflects the after-tax costs and benefits of holding that non-economic residual interest. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Inducement fees are treated as U.S. source income. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM

     OID. Generally, the REMIC's deductions for OID expense on its REMIC regular interests will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "---OID" above, without regard to the de minimis rule described in that section.

REMIC-LEVEL TAXES

     Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

     To the extent that a REMIC derives certain types of income from foreclosure property -- generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any REMIC of a series will receive significant amounts of such

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income, although situations may occur in which it is more advantageous for the
Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

     The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

REMIC QUALIFICATION

     The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular interests and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

     If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests in that REMIC for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under subpart E, Part 1 of subchapter J of the Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular interests may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "---Special Considerations for Certain Types of Investors---Disposition of Residual Certificates" above. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

GRANTOR TRUSTS

     Treatment of the Trust for Federal Income Tax Purposes. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "GRANTOR TRUST") will be classified as a fixed investment, or "grantor" trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

TAX TREATMENT OF THE GRANTOR TRUST SECURITY

     The types of Grantor Trust Securities offered in a series may include:

     o Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees ("IO SECURITIES"),

     o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO SECURITIES"),

     o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("RATIO SECURITIES"), and

     o Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("PASS-THROUGH SECURITIES").

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (such securities, "STRIP SECURITIES") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear,

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particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

     One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.

TREATMENT OF PASS-THROUGH SECURITIES

     The holder of a Pass-Through Security generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such securityholders in a prospectus supplement). Accordingly, each holder of a Pass-Through Security will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

     The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "---OID," "---Market Discount" and "---Amortizable Premium" above.

TREATMENT OF STRIP SECURITIES

     Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

     Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286 of the Code. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

     Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity -- or, in the case of a stripped coupon, the amount payable on the due date of such

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coupon --- over its issue price. Treasury regulations under Section 1286 of the
Code (the "STRIPPING REGULATIONS"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

     o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

     o an approach which aggregates the payments to be made on the strip security may be applied, and

     o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See "---Determination of Income With Respect to Strip Securities" below.

     The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

     o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

     o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount --- i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets -- to be treated as a separate debt instrument, and

     o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

     In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

DETERMINATION OF INCOME WITH RESPECT TO STRIP SECURITIES

     For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "---OID," "--Anti-Abuse Rule," "---Market Discount" and "---Amortizable Premium" above. PO Securities, and certain classes of Ratio Securities, will be issued at

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a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular interest is subject to the same tax accounting considerations applicable to the REMIC regular interest to which it corresponds. As described in "---OID---Interest Weighted Certificates and Non-VRDI Certificates" above, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular interest. See "---Interest Weighted Certificates and Non-VRDI Certificates" above.

     If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "ORDINARY RATIO Security") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "---OID" above. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "---Market Discount" above. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "---OID" above, holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "---Amortizable Premium" above.

     In light of the application of Section 1286 of the Code, a beneficial owners of a Strip Security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Strip Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Strip Security generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

PURCHASE OF COMPLEMENTARY CLASSES OF STRIP SECURITIES

     Strip Securities of certain classes of the same series ("COMPLEMENTARY SECURITIES"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF STRIP SECURITIES

     The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "NET SERIES RATE") is to be treated as being composed of two securities: (i) a

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Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

     o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

     o the Contingent Payment Regulations should not apply to the IO Securities, or

     o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

LIMITATIONS ON DEDUCTIONS WITH RESPECT TO STRIP SECURITIES

     The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "---Tax Treatment of the Grantor Trust Security" above.

SALE OF A GRANTOR TRUST SECURITY

     A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular interest. See "---Gain or Loss on Disposition" above. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the securityholder is a financial institution described in Section 582 of the Code. See "---Gain or Loss on Disposition" above.

TAXATION OF CERTAIN FOREIGN HOLDERS OF GRANTOR TRUST SECURITIES

     Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

     o such interest is not effectively connected with a trade or business in the United States of the securityholder,

     o the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

     o    the foreign person is not a 10% shareholder within the meaning of Code
          Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

     o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

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     If the foregoing conditions are not met, interest -- including OID -- paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 28% backup withholding (increasing to 31% after 2010).

     In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate -- or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "---Grantor Trusts" above.

BACKUP WITHHOLDING OF GRANTOR TRUST SECURITIES

     The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular interests. See "---Backup Withholding" above.

REPORTING AND TAX ADMINISTRATION OF GRANTOR TRUST SECURITIES

     For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury Regulations
Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to securityholders in accordance with these new regulations after December 31, 2007.

TAXATION OF OWNERS OF OWNER TRUST SECURITIES

     In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC trust that is not a fixed investment trust (such trust or limited liability company an "OWNER TRUST," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (iii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

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PARTNERSHIP TAXATION

     A trust in which the related prospectus supplement specifies that an election will be made to treat the trust as a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "---OID," "---Market Discount" and "---Amortizable Premium" above, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a prospectus supplement that the securityholders will be allocated taxable income of the Partnership Trust for each period of time specified in the related prospectus supplement ("COLLECTION PERIOD") equal to the sum of (i) the interest that accrues on the securities which represent interests in the Partnership Trust ("PARTNERSHIP SECURITIES") in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the holder of the residual Partnership Security. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences---Tax Treatment of REMIC Regular Interests and Other Debt Instruments" above. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

DISCOUNT AND PREMIUM OF MORTGAGE LOANS

     Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "---OID,"

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"---Market Discount" and "---Amortizable Premium" above. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

     If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

SECTION 708 TERMINATION

     Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "OLD partnership") to a new Partnership Trust (the "NEW PARTNERSHIP") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

GAIN OR LOSS ON DISPOSITION OF PARTNERSHIP SECURITIES

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

     If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to the Partnership Securities, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

     In general, the Partnership Trust's taxable income and losses will be determined each Collection Period and the tax items for a particular Collection Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period. As a result, a holder purchasing Partnership Securities may be allocated

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tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Collection Period convention may not be permitted by existing regulations. If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The holder of the residual Partnership Security will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 731 DISTRIBUTIONS

     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

SECTION 754 ELECTION

     In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

ADMINISTRATIVE MATTERS

     The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an

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international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

     The holder of the residual Partnership Security will be designated as the TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

TAX CONSEQUENCES TO FOREIGN SECURITYHOLDERS OF A PARTNERSHIP TRUST

     It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

     To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

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BACKUP WITHHOLDING ON PARTNERSHIP SECURITIES

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                    STATE, FOREIGN AND LOCAL TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state, foreign and local income tax consequences of the acquisition, ownership, and disposition of the securities. State, foreign or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you are encouraged to consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

     o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

     o whether the investment satisfies the applicable diversification requirements;

     o whether the investment is in accordance with the documents and instruments governing the plan; and

     o whether the investment is prudent, considering the nature of the investment.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "PLAN"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("PARTIES IN INTEREST" and "DISQUALIFIED PERSONS"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

     Plan Assets. In DOL Regulation Section 2510.3-101 (the "PLAN ASSET REGULATIONS"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain

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exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

     Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "MORTGAGE POOL" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential or mixed use property, property acquired in foreclosure and undistributed cash. A "MORTGAGE POOL PASS-THROUGH CERTIFICATE" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

     For the exemption to apply, PTCE 83-1 requires that:

     o we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

     o    the trustee may not be our affiliate; and

     o the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

     In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which we are or the Master Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

     o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

     o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

     o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

     o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

     o at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.

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     Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "MORTGAGE POOL," that the certificates constitute "MORTGAGE POOL PASS-THROUGH CERTIFICATES", and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

UNDERWRITER EXEMPTION

     The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction Exemption 2002-41 ("PTE 2002-41") (the "EXEMPTION"), that is applicable to certificates that meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

     General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

     First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to as "LOANS").

     Third, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

     Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "RATING AGENCY").

     Fifth, the trustee generally cannot be an affiliate of any other member, other than the underwriter, of the "RESTRICTED GROUP," which consists of:

     o    any underwriter as defined in the Exemption;

     o    the trustee;

     o    us;

     o    the Master Servicer;

     o    each servicer;

     o    each insurer;

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     o    the counterparty of any "interest-rate swap" (as described below) held as an asset of the trust fund; and

     o any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

     Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Seventh, the following seasoning requirements must be met:

     o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

     o Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and

     o Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

     Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates. Any certificates representing a beneficial ownership interest in revolving credit line mortgage loans will not satisfy the general conditions of the Exemption.

     Recent Amendments to Exemption. PTE 2000-58 (the "AMENDMENT") amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust or a REMIC whose corpus could not include certain types of assets such as interest-rate swaps.

     Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts and REMICs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

     Designated Transactions. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions ("DESIGNATED TRANSACTIONS"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

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     o    not subordinated to the rights and interests evidenced by securities of the same trust fund;

     o such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

     o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

               (a) the outstanding principal balance due under the loan which is held by the trust fund and

               (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

     Insurance Company General Accounts. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

     Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "SWAP" or "SWAP AGREEMENT") is a permitted trust fund asset if it:

     o    is an "eligible Swap";

     o    is with an "eligible counterparty;"

     o    is purchased by a "qualified plan investor;"

     o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

     o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

     The preamble to the Amendment specifies that it is not intended to limit transactions that were permissible before its publication. Consequently, certain other interest-rate cap contracts may be permissible under the Exemption.

     An "ELIGIBLE SWAP" is one that:

     o    is denominated in U.S. dollars;

     o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("ALLOWABLE INTEREST RATE");

     o    has a notional amount that does not exceed either:

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               (a) the principal balance of the class of certificates to which the Swap relates, or

               (b) the portion of the principal balance of such class represented by obligations ("ALLOWABLE NOTIONAL AMOUNT");

     o is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between their products, calculated on a one-to-one ratio and not on a multiplier of such difference);

     o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

     o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

     An "ELIGIBLE COUNTERPARTY" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

     A "QUALIFIED PLAN INVESTOR" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

     o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

     o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

     o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

     In "RATINGS DEPENDENT SWAPS" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

     o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

     o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

     In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

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     "NON-RATINGS DEPENDENT SWAPS" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

     o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

     o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

     o    terminate the Swap Agreement in accordance with its terms.

     An "ELIGIBLE YIELD SUPPLEMENT AGREEMENT" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS AGREEMENT"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

     o    it is denominated in U.S. dollars;

     o    it pays an Allowable Interest Rate;

     o    it is not leveraged;

     o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

     o it is entered into between the trust fund and an eligible counterparty; and

     o    it has an Allowable Notional Amount.

     Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL PRE-FUNDING PERIOD") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

     First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("PRE-FUNDING LIMIT") must not exceed twenty-five percent (25%).

     Second, all loans transferred after the closing date (referred to here as "ADDITIONAL LOANS") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

     Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

     Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

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     Fifth, either:

     o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

     o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("OFFERING DOCUMENTS") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

     Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

     Seventh, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

     o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States (provided that such obligations are backed by the full faith and credit of the United States); or

     o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("ACCEPTABLE INVESTMENTS").

     Eighth, certain disclosure requirements must be met.

     Revolving Pool Features. The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "---ERISA Considerations Relating to Notes."

     Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "EXCLUDED PLAN" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

     o    the Plan is not an Excluded Plan,

     o each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,

     o after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

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

     o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

     Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

     The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described under "---Limitations on Scope of the Exemption" above.

     In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "INVESTOR-BASED EXEMPTIONS"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL

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

WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

     A governmental plan as defined in ERISA is not subject to ERISA, or Code
Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities that will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) represents ownership of, or is secured by, one or more promissory notes or certificate of interest or participation in such notes which notes: (a) are directly secured by first liens on real estate and (b) were originated by certain types of originators specified in SMMEA. Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

     Under SMMEA, a number of states enacted legislation, before October 4, 1991, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, classes of securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include

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

certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex Credit Unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

     All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 POLICY STATEMENT") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any classes of securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

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

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for such securities. If so specified in the related prospectus supplement, Goldman, Sachs & Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

     Alternatively, the related prospectus supplement may specify that Goldman, Sachs & Co. with other underwriters, if any, named in the prospectus supplement, each acting as agent (if so specified in the related prospectus supplement, on a best effort basis) or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If the underwriters act as agents in the sale of securities, the underwriters will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that the underwriters elect to purchase securities as principal, the underwriters may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

     The securities of any series may also be distributed by inclusion as underlying securities that back the securities of another issuing entity, whether such issuing entity is formed by us or otherwise.

     We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect of such liabilities.

     In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

     Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

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

                                  LEGAL MATTERS

     Cadwalader, Wickersham & Taft LLP, New York, New York, McKee Nelson LLP, Washington D.C., Sidley Austin LLP, New York, New York, Thacher Proffitt & Wood LLP, New York, New York or such other counsel to the depositor and the underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATINGS

     It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

     Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                           REPORTS TO SECURITYHOLDERS

     The Master Servicer, the trustee or such other party that may be identified in the related prospectus supplement will prepare and forward to the securityholders of each series statements containing information with respect to principal and interest payments and the related issuing entity, as will be described in the related prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the related issuing entity as an exhibit to such issuing entity's monthly distribution reports on Form 10-D for each series of securities for so long as the related issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, each party to the servicing function for a series of securities will be required to furnish to the trustee, Master Servicer or us, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under "Administration---Evidence as to Compliance." Copies of these statements and reports will be filed with the SEC under the name of the related issuing entity as an exhibit to such issuing entity's annual statement on Form 10-K for the related series of securities.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the prospectus

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

supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement and any other materials that we file with the Securities and Exchange Commission, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments to these reports at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission `s public reference facilities are located at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information that we file electronically with the Securities and Exchange Commission. The address of such Internet website is (http://www.sec.gov).

     This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates and notes referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee's or other identified party's website.

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                                  INDEX

     Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:



1996 Lender Liability Act..........................84
1998 Policy Statement.............................125
30% Test..........................................104
Acceptable Investments............................122
Accounts...........................................34
accrual securities.................................36
additional loans..................................121
agency securities..................................14
Agreement..........................................15
Allowable Interest Rate...........................119
Allowable Notional Amount.........................120
Amendment.........................................118
Applicable Amount..................................87
Assessment of Compliance...........................66
Assignment Program.................................49
Attestation Report.................................66
Available Funds....................................36
average interest rate.............................121
Beneficial Owner...................................42
capitalized interest accounts......................27
CERCLA.............................................84
Clearstream........................................41
Code...............................................86
Collection Period.................................111
combination........................................39
Commercial real estate loans.......................14
Complementary Securities..........................108
Contingent Payment Obligations.....................91
Contingent Payment Regulations.....................91
Cooperative loans..................................14
current principal amount...........................37
Current Recognition Election.......................92
Debt Instruments...................................88
Debt Securities....................................87
Definitive Securities..............................42
Designated Transactions...........................118
Direct Participants................................41
Disqualified Organization.........................101
disqualified persons..............................115
DOL Pre-Funding Period............................121
DTC................................................41
DTCC...............................................41
eligible counterparty.............................120
eligible Swap.....................................119
eligible yield supplement agreement...............121
ERISA....................................39, 106, 115
Euroclear..........................................41
Euroclear Operator.................................44
excess inclusion income............................99
exchangeable securities............................38
Excluded Plan.....................................122
Exemption.........................................117
EYS Agreement.....................................121
Fannie Mae.........................................21
FHA............................................15, 48
FHA Debenture Rate.................................50
FHA Loans..........................................19
Financial Intermediary.............................41
foreign person.....................................97
foreign person certification.......................97
Freddie Mac........................................22
FTC................................................80
Garn-St. Germain Act...............................81
GNMA...............................................19
GNMA I Certificate.................................20
GNMA II Certificate................................20
Grantor Trust.....................................105
Grantor Trust Securities...........................87
Housing Act........................................19
HUD................................................48
Indirect Participant...............................41
Insurance Proceeds.................................59
Interest Weighted Certificate......................90
Investor-Based Exemptions.........................123
IO Securities.....................................105
IRS................................................86
lenders............................................15
Liquidation Expenses...............................59
Liquidation Proceeds...............................59
loans.............................................117
Loan-to-Value Ratio................................17
Loss Amount........................................52
manufactured home..................................19
Manufactured housing contracts.....................14
Mark-to-Market Regulations........................102
Master Servicer....................................17
MERS...............................................57
Mortgage...........................................57
mortgage loans.....................................14
mortgage pool................................116, 117
mortgage pool pass-through certificate............116
mortgage pool pass-through certificates...........117
multifamily loans..................................14
Multiple Rate VRDI.................................91
National Housing Act...............................48
NCUA..............................................125
Net Series Rate...................................108
new partnership...................................112


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



nonqualified intermediary...........................1
Non-ratings dependent Swaps.......................121
non-U.S. holder.....................................1
OCC...............................................124
Offering Documents................................122
OID................................................86
OID Regulations....................................88
old partnership...................................112
Ordinary Ratio Security...........................108
OTS...............................................125
outside reserve fund...............................88
Owner Trust.......................................110
Owner Trust Securities.............................87
parties in interest...............................115
Partnership Securities............................111
Pass-Through Securities...........................105
Permitted Investments..............................53
Plan..............................................115
Plan Asset Regulations............................115
PMBS...............................................24
PMBS pooling and servicing agreement...............24
PMBS servicer......................................24
PMBS trustee.......................................24
PO Securities.....................................105
pre-funding accounts...............................27
Pre-Funding Limit.................................121
Prepayable Obligations.............................88
Prepayment Assumption..............................88
primary insurance policy...........................15
primary insurer....................................64
Principal Prepayments..............................37
privately issued mortgage-backed securities........14
Protected Account..................................58
PTCE 83-1.........................................116
PTCE 84-14........................................120
PTCE 95-60........................................119
PTCE 96-23........................................120
PTE 2000-58.......................................117
PTE 2002-41.......................................117
QPAM..............................................120
QSI................................................89
qualified intermediary..............................1
qualified plan investor...........................120
Qualifying REIT Interest..........................103
rating agency.....................................117
ratings dependent Swaps...........................120
Ratio Securities..................................105
RCRA...............................................84
Refinance Loan.....................................17
REITs..............................................86
related............................................39
Relief Act.........................................83
REMIC Residual Certificates........................87
REMICs.............................................36
Responsible Party..................................33
Restricted Group..................................117
Retained Interest..................................34
revolving credit line mortgage loans...............14
RHS............................................15, 51
RHS Loans..........................................20
RICs...............................................86
Rules..............................................42
Securities Account.................................60
Securityholder.....................................41
single family loans................................14
Single Rate VRDI...................................91
single-class REMICs................................88
SMMEA.............................................124
Strip Securities..................................105
Stripping Regulations.............................107
Swap..............................................119
Swap Agreement....................................119
Tax Administrator..................................87
Tax Counsel........................................87
TIN................................................98
TMP................................................98
U.S. Government Securities.........................26
U.S. person.........................................1
U.S. withholding agent..............................1
UBTI...............................................99
UCC................................................74
United States Housing Act..........................48
USDA...............................................51
VA.............................................15, 50
VA Entitlement Percentage..........................50
VA Loans...........................................20
VRDI...............................................91
WAM................................................89
Weighted Average Certificates......................91


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

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. PERSON") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "NON-U.S. HOLDER") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. WITHHOLDING AGENT") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Security is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Security):

     (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)5(ii) of the U.S. Treasury Regulations (a "QUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)---

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding a statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441(e)(3)(ii), or 1.1441-1(e)(5)(v) of the U.S. Treasury
                     Regulations; or

     (b) if the intermediary is not a qualified intermediary (a "NONQUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)---

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                     Regulations: or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Security either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status to the beneficial owner changes, to a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder ---

               (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

               (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

               (iii) can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

================================================================================

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE. WE ARE NOT OFFERING THE SECURITIES IN ANY STATES WHERE IT IS NOT PERMITTED.

                                   ----------

                        GSR MORTGAGE LOAN TRUST 2006-AR2
                                 ISSUING ENTITY

                          GS MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                         GOLDMAN SACHS MORTGAGE COMPANY
                                     SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                 CITIBANK, N.A.
                                     TRUSTEE

                     AMERICAN HOME MORTGAGE SERVICING, INC.
                       COUNTRYWIDE HOME LOANS SERVICING LP
                            GMAC MORTGAGE CORPORATION
                               LYDIAN PRIVATE BANK
                           NATIONAL CITY MORTGAGE CO.
                         RESIDENTIAL FUNDING CORPORATION
                                    SERVICERS

                                   ----------

DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL 90 DAYS AFTER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $951,361,300
                                GSR MORTGAGE LOAN
                                 TRUST 2006-AR2

                              $50,673,000 CLASS 1A1
                           VARIABLE RATE CERTIFICATES
                             $104,564,000 CLASS 2A1
                           VARIABLE RATE CERTIFICATES
                              $19,982,000 CLASS 2A2
                           VARIABLE RATE CERTIFICATES
                              $6,159,000 CLASS 2A3
                           VARIABLE RATE CERTIFICATES
                             $222,647,000 CLASS 3A1
                           VARIABLE RATE CERTIFICATES
                              $11,011,000 CLASS 3A2
                           VARIABLE RATE CERTIFICATES
                             $190,796,000 CLASS 4A1
                           VARIABLE RATE CERTIFICATES
                              $9,435,000 CLASS 4A2
                           VARIABLE RATE CERTIFICATES
                             $287,215,000 CLASS 5A1
                           VARIABLE RATE CERTIFICATES
                              $14,204,000 CLASS 5A2
                           VARIABLE RATE CERTIFICATES
                              $55,685,666 CLASS 1X
                           INTEREST ONLY CERTIFICATES
                              $2,284,000 CLASS 1B1
                           VARIABLE RATE CERTIFICATES
                              $1,002,000 CLASS 1B2
                           VARIABLE RATE CERTIFICATES
                               $557,000 CLASS 1B3
                           VARIABLE RATE CERTIFICATES
                              $19,044,000 CLASS 2B1
                           VARIABLE RATE CERTIFICATES
                              $7,254,000 CLASS 2B2
                           VARIABLE RATE CERTIFICATES
                              $4,534,000 CLASS 2B3
                           VARIABLE RATE CERTIFICATES
                                  $100 CLASS R
                              RESIDUAL CERTIFICATES
                                 $100 CLASS 1RC
                              RESIDUAL CERTIFICATES
                                 $100 CLASS 2RC
                              RESIDUAL CERTIFICATES

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                              GOLDMAN, SACHS & CO.

================================================================================